   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1996

                                                      REGISTRATION NO. 333-12319
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             SERVICE EXPERTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                             7623                            62-1639453
 (State or Other Jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)          Identification Number)

                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 391-4600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ALAN R. SIELBECK
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                             SERVICE EXPERTS, INC.
                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 391-4600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                             ---------------------

                                    COPY TO:

                              J. CHASE COLE, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2100 NASHVILLE CITY CENTER
                                511 UNION STREET
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
                                  $50,000,000

                              SERVICE EXPERTS LOGO
            COMMON STOCK, COMMON STOCK WARRANTS AND DEBT SECURITIES
                             ---------------------

     This Prospectus relates to the offer by Service Experts, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), warrants to purchase Common Stock ("Common Stock Warrants") and the shares of Common Stock issued thereunder upon the exercise of such Common Stock Warrants, or debt securities ("Debt Securities"), and the shares of Common Stock issued thereunder upon the conversion thereof, with a collective aggregate offering price of up to $50,000,000 on terms to be determined at the time of any such offering. The Company may offer Common Stock, Common Stock Warrants or Debt Securities (collectively, "Securities") from time to time in connection with the acquisitions of the assets or stock of heating, ventilating and air conditioning ("HVAC") service and replacement businesses. The consideration for the acquisition of the assets or stock of such entities may consist of cash, the assumption of liabilities, Securities, or any combination thereof, as determined pursuant to arms-length negotiations between the Company and the sellers of the assets or stock to be acquired. The Securities may be offered in such amounts, at such prices and on such terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement") or post-effective amendment (a "Post-Effective Amendment"), and will include, where applicable: (i) in the case of Common Stock, the specific number of shares and issuance price per share, (ii) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability, and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, form, authorized denomination, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for any sinking fund payments and terms, if any for conversion into Common Stock.

     Common Stock issued pursuant to this Prospectus and any applicable Prospectus Supplement or Post-Effective Amendment to acquire the assets or stock of individual HVAC service and replacement businesses, as described above, may be reoffered pursuant hereto by the holders thereof (the "Selling Stockholders") from time to time in transactions on the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), in negotiated transactions, through the writing of options on Securities, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or negotiated prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares from whom such broker-dealer may act as agent or to whom they may sell as principal or both. See "Selling Stockholders."

     The Company will not receive any part of the proceeds from the resale by the Selling Stockholders of any Common Stock thereof pursuant hereto. The Company will bear all expenses (other than selling discounts and commissions and fees and expenses of the Selling Stockholders) in connection with the registration of the Common Stock being reoffered by the Selling Stockholders. The terms for the issuance of Securities may include provisions for the indemnification of the Selling Stockholders for certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                             ---------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
              SEE "RISK FACTORS" APPEARING ON PAGES 11 THROUGH 14.

                             ---------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
              COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                ACCURACY AND ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is November 18, 1996

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4, including amendments thereto, if any, with respect to the Securities (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus and any accompanying Prospectus Supplement concerning the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the following Commission Regional Offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Simultaneously with the closing of its initial public offering, which occurred on August 21, 1996 (the "IPO"), the Company acquired, in separate transactions, 12 HVAC service and replacement businesses and Contractor Success Group, Inc. ("CSG") (collectively, the "Subsidiaries") in exchange for shares of Common Stock and cash (the "Combination"). Unless the context otherwise requires, all references herein to the "Company" or "Service Experts" shall mean Service Experts, Inc., a Delaware corporation, and the Subsidiaries. The term "Service Centers" refers to HVAC service and replacement businesses owned and operated by the Company.

                                  THE COMPANY

     Simultaneously with the completion of its IPO, the Company purchased all of the outstanding capital stock of the Subsidiaries. Management believes that the Company is one of the leading providers of residential HVAC services and replacement equipment in the United States. The Company's 1995 pro forma net revenues, assuming the Subsidiaries were acquired at the beginning of the year, were approximately $59.7 million and 1995 pro forma cost of goods sold was approximately $36.1 million resulting in a gross margin of approximately $23.6 million. The Subsidiaries have experienced compounded annual revenue growth of approximately 31.6% from 1991 to 1995. Prior to the Combination, each of the Subsidiaries operated independently and was not under common control or management; accordingly, such results may not be comparable to or indicative of the Company's future performance. See "Selected Combined Financial Data."

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. Management estimates that in 1995 over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     The market for HVAC services and replacement equipment is large and growing. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased in size as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning.

     The residential HVAC industry is highly fragmented, and management believes that this creates an opportunity for further acquisitions of HVAC businesses. Management believes these businesses are typically closely held, single-center operations that serve a limited geographic area. The businesses are heavily dependent upon referrals to generate businesses. In many cases, these businesses are operated by service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry and CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG.

     The Company's principal executive offices are located at 1134 Murfreesboro Road, Nashville, Tennessee 37217, and its telephone number is (615) 391-4600.

                            THE PENDING ACQUISITIONS

     The Company has entered into definitive agreements to acquire 22 HVAC service and replacement businesses (the "Combining Companies") (the "Pending Acquisitions"). The Company has entered into an Agreement and Plan of Merger (the "Merger Agreements") with 18 of the Combining Companies pursuant to which such Combining Companies will be merged with wholly-owned subsidiaries of the Company. The Company has entered into Combination Agreements (the "Combination Agreements") with four of the Combining Companies pursuant to which the Company will acquire all of the issued and outstanding capital stock of such Combining Companies (the Merger Agreements and the Combination Agreements are hereinafter referred to collectively as the "Agreements").

     Pursuant to the terms of the Merger Agreements, the shares of capital stock of the Combining Companies outstanding immediately prior to the closing, other than treasury shares and shares held by dissenting stockholders, will be converted into the right to receive shares of Common Stock and cash. Pursuant to the terms of the Combination Agreements, the Company will acquire all of the issued and outstanding capital stock of the Combining Companies in exchange for shares of Common Stock, except for one Combining Company which will receive cash.

     The aggregate consideration to be paid by the Company in connection with the Pending Acquisitions is estimated to be approximately 2,929,000 shares of Common Stock and $10.3 million in cash. In general, the purchase price to be paid to each of the Combining Companies is based on the Combining Company's after tax net income for its most recent fiscal year or such other 12 month period as agreed to by the parties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Service Experts,
Inc. -- Liquidity and Capital Resources," "The Pending Acquisitions," and the Pro Forma Combining Financial Statements of the Company and Notes thereto appearing elsewhere in this Prospectus.

                             SUMMARY FINANCIAL DATA

     The following table presents summary financial and operating data of the Company and the Combining Companies. The Company was incorporated on March 27, 1996. On August 21, 1996, and simultaneously with the closing of the IPO, the Company acquired the Subsidiaries in the Combination. The Subsidiaries are AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. (collectively, the "Acquiring Company"); Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating & Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; Arrow Heating & Air Conditioning, Inc.; Air Experts, a United Services Co., Inc.; Gilley's Heating & Cooling, Inc.; and Service Experts of Palm Springs, Inc. In accordance with the provisions of Commission Staff Accounting Bulletin No. 97 ("SAB 97"), the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of the Acquiring Company. The operations of the Subsidiaries have been included in the Company's financial statements from the date of acquisition. The above mentioned acquisitions have been accounted for using the historical cost basis of the Subsidiaries in accordance with Commission Staff Accounting Bulletin No. 48 ("SAB 48"). The following should be read with the historical financial statements, the Pro Forma Combining Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                             SERVICE EXPERTS, INC.

                                           YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED SEPTEMBER 30,
                            ------------------------------------------------------   ---------------------------------------
                                                                       PRO FORMA                                 PRO FORMA
                               1993          1994          1995        1995(1)(2)       1995          1996       1996(1)(2)
                            -----------   -----------   -----------   ------------   -----------   -----------  ------------
INCOME STATEMENT DATA:
  Net revenue.............. $10,292,295   $14,298,906   $16,452,622   $127,772,128   $12,500,548   $18,325,043  $105,229,654
  Cost of goods sold.......   7,280,075    10,245,039    11,122,350     82,584,302     8,674,991    11,942,161    67,562,175
  Gross margin.............   3,012,220     4,053,867     5,330,272     45,187,826     3,825,557     6,382,882    37,667,479
  Selling, general and
    administrative
    expenses...............   2,908,741     3,786,221     4,591,636     33,141,768     3,434,471     5,389,188    26,005,632
  Income (loss) from
    operations.............     103,479       267,646       738,636     12,046,058       391,086       993,694    11,661,847
  Interest (expense)
    income, net............     (69,637)      (64,541)      (53,963)       480,174       (26,637)       20,284       292,410
  Pro forma net income
    (loss)(3)..............      88,746       162,129       423,354      8,098,661       242,187       635,108     7,257,604
  Pro forma net income per
    share(4)...............                                           $       0.70                              $       0.65
  Pro forma weighted
    average shares
    outstanding(4).........                                             11,501,350                                11,501,350

                                                                                             SEPTEMBER 30,
                                                                                       --------------------------
                                                                                                       PRO FORMA
                                                                                          1996          1996(5)
                                                                                       -----------    -----------
BALANCE SHEET DATA:
  Working capital...................................................................   $13,404,390    $ 4,576,553
  Total assets......................................................................    27,641,227     81,526,110
  Total debt........................................................................       324,490        324,490
  Stockholders' equity..............................................................    18,688,545     63,475,416

---------------

(1) The Combination was accounted for using the historical cost basis of the combined Subsidiaries, in accordance with SAB 48.
(2) Pro forma gives effect to the Combination and the Pending Acquisitions as if such Combination and the Pending Acquisitions had occurred as of January 1, 1995. In addition, the pro forma information is based on certain assumptions and adjustments. See Notes to the Pro Forma Combining Financial Statements.
(3) Historical net income and income tax expense have been omitted because these amounts are not meaningful as a result of the different tax status of the Subsidiaries. Pro forma net income represents the effect of taxing the entities under Subchapter C of the Internal Revenue Code.
(4) The computation of pro forma net income per share is based upon 11,501,350 weighted average shares of Common Stock outstanding, which includes (i) 4,522,636 shares distributed to the stockholders of the Subsidiaries, (ii) 1,462,100 shares held by existing stockholders of the Company, (iii) 2,587,500 shares sold in the IPO and (iv) 2,929,114 shares to be issued in connection with the acquisition of the Combining Companies.
(5) The Pro Forma Balance Sheet Data gives effect to the Pending Acquisitions. In addition, the pro forma information is based on certain assumptions and adjustments. See Notes to the Pro Forma Combining Financial Statements.

                        CERTAIN INDIVIDUAL SUBSIDIARIES

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
FALSO HEATING AND SHEET METAL CO., INC.
Net revenue................................................  $6,687,694   $8,213,510   $8,223,966   $5,652,907   $7,296,387
Cost of goods sold.........................................   5,066,431    6,209,046    5,993,600    4,166,619    5,286,970
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................   1,621,263    2,004,464    2,230,366    1,486,288    2,009,417
Selling, general and administrative expenses(1)............   1,485,688    1,749,296    2,011,970    1,344,396    1,836,567
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................     135,575      255,168      218,396      141,892      172,850
Interest (expense) income, net.............................     (28,991)     (31,721)     (12,663)     (15,103)      (3,848)
Pro forma net income(2)....................................      60,099      152,669      122,822       81,737      121,929

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED NOVEMBER 30,                AUGUST 31,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
COMBINED PARDEE'S REFRIGERATION COMPANY INCORPORATED,
  ISLAND AIR CONDITIONING, INC., SANDERS INDOOR COMFORT,
  INC., AND SOUTHERN STATES COMFORT CORPORATION(3)
Net revenue................................................  $4,109,632   $4,929,808   $6,385,477   $4,589,179   $5,625,751
Cost of goods sold.........................................   3,130,771    3,754,505    4,465,504    3,098,051    3,854,156
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     978,861    1,175,303    1,919,973    1,491,128    1,771,595
Selling, general and administrative expenses(1)............     853,005    1,145,187    1,741,749    1,279,788    1,629,896
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................     125,856       30,116      178,224      211,340      141,699
Interest (expense) income, net.............................       2,176      (10,087)      (1,089)         404       (1,628)
Net income.................................................     118,872       48,844      146,099      119,949      113,227

                                                                                         YEAR ENDED SEPTEMBER 30,
                                                                                   ------------------------------------
                                                                                      1994         1995         1996
                                                                                   ----------   ----------   ----------
FREES SERVICE EXPERTS, INC.
Net revenue......................................................................  $5,081,939   $5,769,098   $5,409,547
Cost of goods sold...............................................................   3,729,137    3,904,284    3,588,717
                                                                                   ----------   ----------   ----------
Gross margin.....................................................................   1,352,802    1,864,814    1,820,830
Selling, general and administrative expenses(1)..................................   1,291,921    1,766,381    1,391,314
                                                                                   ----------   ----------   ----------
Income from operations...........................................................      60,881       98,433      429,516
Interest (expense) income, net...................................................     (17,540)      (6,652)     (61,165)
Net income.......................................................................      16,220      236,348      204,639

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
CUSTOM AIR CONDITIONING, INC.
Net revenue................................................  $3,472,491   $4,638,254   $5,168,461   $4,181,302   $4,295,566
Cost of goods sold.........................................   2,486,568    3,309,300    3,571,102    2,863,532    2,939,851
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     985,923    1,328,954    1,597,359    1,317,770    1,355,715
Selling, general and administrative expenses(1)............     967,783    1,070,717    1,428,206      837,375    1,106,059
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      18,140      258,237      169,153      480,395      249,656
Interest (expense) income, net.............................     (11,695)      (4,526)        (427)         653      (13,259)
Pro forma net income(2)....................................      14,212      143,821      108,830      296,658      150,357

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
GORDON'S SPECIALTY COMPANY, INC.
Net revenue................................................  $5,093,279   $4,604,132   $4,952,159   $3,777,426   $3,546,598
Cost of goods sold.........................................   3,891,576    3,289,148    3,386,183    2,648,620    2,449,422
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................   1,201,703    1,314,984    1,565,976    1,128,806    1,097,176
Selling, general and administrative expenses(1)............   1,237,341    1,295,799    1,363,705      993,445      699,101
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............................     (35,638)      19,185      202,271      135,361      398,075
Interest (expense) income, net.............................      35,430       31,394       42,401       19,201       24,756
Net income (loss)..........................................      (2,951)      55,047      148,135      102,805      285,811

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
DIAL ONE SERVICE CHAMPIONS, ET AL.(3)
Net revenue................................................  $5,810,849   $5,338,173   $4,887,446   $3,720,947   $4,097,290
Cost of goods sold.........................................   4,019,582    3,596,556    3,317,584    2,488,342    2,608,479
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................   1,791,267    1,741,617    1,569,862    1,232,605    1,488,811
Selling, general and administrative expenses(1)............   1,515,191    1,546,566    1,424,697    1,032,358    1,176,728
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................     276,076      195,051      145,165      200,247      312,083
Interest (expense) income, net.............................     (73,264)     (32,678)      19,362       16,856      (23,561)
Pro forma net income(2)....................................      82,579       87,362       56,703      152,131      186,225

                                                                                                       SIX MONTHS ENDED
                                                                     YEAR ENDED MARCH 31,                SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1994         1995         1996         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
COMFORTECH, INC.
Net revenue................................................  $4,325,415   $4,362,501   $4,538,263   $2,682,047   $3,072,811
Cost of goods sold.........................................   3,092,738    3,108,993    3,200,252    1,821,374    2,067,852
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................   1,232,677    1,253,508    1,338,011      860,673    1,004,959
Selling, general and administrative expenses(1)............   1,097,587    1,156,072    1,212,079      583,587      583,417
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................     135,090       97,436      125,932      277,086      421,542
Interest (expense) income, net.............................      33,676)     (32,285)     (27,097)     (15,886)     (12,099)
Net income.................................................      92,105       59,811       69,792      166,384      258,703

                                                                                       YEAR ENDED SEPTEMBER 30,
                                                                               ----------------------------------------
                                                                                  1994           1995           1996
                                                                               ----------     ----------     ----------
AIR-CONDITIONING AND HEATING UNLIMITED, INC.
Net revenue..................................................................  $3,500,213     $3,780,200     $4,333,010
Cost of goods sold...........................................................   2,681,908      2,759,778      3,056,918
                                                                               ----------     ----------     ----------
Gross margin.................................................................     818,305      1,020,422      1,276,092
Selling, general and administrative expenses(1)..............................     655,187        979,119      1,223,132
                                                                               ----------     ----------     ----------
Income from operations.......................................................     163,118         41,303         52,960
Interest (expense) income, net...............................................       1,382          5,887          3,440
Net income...................................................................     101,352         37,738         49,265

                                                                                          YEAR ENDED AUGUST 31,
                                                                                   ------------------------------------
                                                                                      1994         1995         1996
                                                                                   ----------   ----------   ----------
THE 1589 NIAGARA STREET CORPORATION
Net revenue......................................................................  $2,462,955   $2,913,881   $3,785,399
Cost of goods sold...............................................................   1,758,003    2,058,467    2,301,244
                                                                                   ----------   ----------   ----------
Gross margin.....................................................................     704,952      855,414    1,484,155
Selling, general and administrative expenses(1)..................................     703,017      773,653    1,272,756
                                                                                   ----------   ----------   ----------
Income (loss) from operations....................................................       1,935       81,761      211,399
Interest (expense) income, net...................................................      (3,291)      (1,037)       6,039
Net income (loss)................................................................         (51)      48,236      139,523

                                                                                                       SIX MONTHS ENDED
                                                                     YEAR ENDED MARCH 31,                SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1994         1995         1996         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
HVAC DIVISION OF PAUL E. SMITH CO., INC.
Net revenue................................................  $2,536,110   $2,604,559   $3,584,158   $1,919,861   $1,693,759
Cost of goods sold.........................................   2,237,426    2,186,744    3,088,877    1,619,046    1,444,374
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     298,684      417,815      495,281      300,815      249,385
Selling, general and administrative expenses(1)............     354,888      368,125      489,320      253,843      213,966
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............................     (56,204)      49,690        5,961       46,972       35,419
Interest (expense) income, net.............................         362          291          800          330        1,476
Net income (loss)..........................................     (41,985)      40,752        7,656       38,001       29,178

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
FRESCHI AIR SYSTEMS, INC.
Net revenue................................................  $2,574,930   $3,256,328   $3,254,462   $2,431,991   $3,336,481
Cost of goods sold.........................................   1,949,658    2,444,587    2,222,997    1,687,967    2,024,587
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     625,272      811,741    1,031,465      774,024    1,311,894
Selling, general and administrative expenses(1)............     707,314      866,644    1,142,142      810,520      912,523
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............................     (82,042)     (54,903)    (110,677)     (66,496)     399,371
Interest (expense) income, net.............................       6,082        5,136         (973)      (6,191)      (3,653)
Pro forma net income (loss)(2).............................     (25,063)     (24,387)     (56,157)     (29,453)     229,912

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
PARKER HEATING & AIR CONDITIONING, INCORPORATED
Net revenue................................................  $2,207,450   $2,789,553   $2,904,779   $2,255,388   $2,334,106
Cost of goods sold.........................................   1,248,494    1,508,385    1,635,236    1,229,658    1,299,566
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     958,956    1,281,168    1,269,543    1,025,730    1,034,540
Selling, general and administrative expenses(1)............     892,079    1,100,879    1,215,126      864,436      899,400
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      66,877      180,289       54,417      161,294      135,140
Interest (expense) income, net.............................      (5,335)     (10,584)      (1,030)      (9,070)      (9,195)
Net income.................................................      36,137       92,364       13,090       99,394       89,357

                                                                                                      EIGHT MONTHS ENDED
                                                                    YEAR ENDED JANUARY 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1994         1995         1996         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
B.W. HEATING & COOLING, INC.
Net revenue................................................  $1,410,587   $2,170,302   $2,795,817   $1,617,781   $2,471,140
Cost of goods sold.........................................     897,489    1,407,005    1,771,363      973,550    1,461,554
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     513,098      763,297    1,024,454      644,231    1,009,586
Selling, general and administrative expenses(1)............     468,181      700,986      974,630      577,133      694,495
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      44,917       62,311       49,824       67,098      315,091
Interest (expense) income, net.............................     (11,397)     (10,444)      (9,128)      (8,081)      (4,688)
Net income.................................................      24,817       33,621       26,004       42,243      182,330

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
B & B AIR CONDITIONING, INC.
Net revenue................................................  $2,056,083   $2,160,418   $2,557,058   $1,948,547   $1,928,090
Cost of goods sold.........................................   1,278,359    1,257,942    1,531,687    1,362,538    1,173,943
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     777,724      902,476    1,025,371      586,009      754,147
Selling, general and administrative expenses(1)............     685,841      818,975      947,818      559,668      736,138
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      91,883       83,501       77,553       26,341       18,009
Interest (expense) income, net.............................      (6,074)      (3,248)      (2,259)      (1,876)      (3,614)
Net income.................................................      63,564       52,701       59,280       16,494       10,436

                                                                                                       SIX MONTHS ENDED
                                                                     YEAR ENDED MARCH 31,                SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1994         1995         1996         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
SYLVESTER'S CORP.
Net revenue................................................  $1,762,946   $2,400,104   $2,487,668   $1,270,474   $1,187,033
Cost of goods sold.........................................   1,367,126    1,415,771    1,631,608      833,655      746,468
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     395,820      984,333      856,060      436,819      440,565
Selling, general and administrative expenses(1)............     291,678      769,327      684,210      300,406      294,628
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................     104,142      215,006      171,850      136,413      145,937
Interest (expense) income, net.............................     (24,877)     (14,862)        (268)        (589)        (584)
Pro forma net income.......................................      45,127      138,812      118,172      106,942      158,217

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
COMBINED AUTOMATED AIR, INC. AND BAUER HEATING & AIR
  CONDITIONING, INC.(3)
Net revenue................................................  $1,735,202   $1,732,246   $2,472,360   $1,865,965   $2,059,517
Cost of goods sold.........................................     842,188      895,576    1,298,021      975,758    1,095,868
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     893,014      836,670    1,174,339      890,207      963,649
Selling, general and administrative expenses(1)............     863,666      820,430    1,041,707      818,254      932,172
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      29,348       16,240      132,632       71,953       31,477
Interest (expense) income, net.............................      (5,795)      (7,941)      (9,592)      (7,968)     (10,525)
Pro forma net income(2)....................................      21,551        9,793       58,577       50,902       10,190

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
GADDIS CO.
Net revenue................................................  $1,230,274   $1,374,176   $1,576,798   $1,372,196   $1,255,643
Cost of goods sold.........................................     949,543    1,016,801    1,100,679      945,248      833,316
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     280,731      357,375      476,119      426,948      422,327
Selling, general and administrative expenses(1)............     272,070      286,478      397,029      281,192      305,830
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................       8,661       70,897       79,090      145,756      116,497
Interest (expense) income, net.............................     (11,032)      (7,891)         264      (11,299)      (4,410)
Pro forma net income (loss)(2).............................      (1,969)      40,333       45,523       97,865       83,350

                                                                                       YEAR ENDED SEPTEMBER 30,
                                                                               ----------------------------------------
                                                                                  1994           1995           1996
                                                                               ----------     ----------     ----------
EISENBACH ENTERPRISES, INC.
Net revenue..................................................................  $1,280,438     $1,291,687     $1,436,870
Cost of goods sold...........................................................     792,268        895,101        899,890
                                                                               ----------     ----------     ----------
Gross margin.................................................................     488,170        396,586        536,980
Selling, general and administrative expenses(1)..............................     443,810        480,442        588,809
                                                                               ----------     ----------     ----------
Income (loss) from operations................................................      44,360        (83,856)       (51,829)
Interest (expense) income, net...............................................      (2,038)         1,741         (8,343)
Net income (loss)............................................................      46,660        (79,025)       (57,753)

                                                                                                       NINE MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.
Net revenue................................................  $  824,714   $1,173,338   $1,383,530   $1,117,262   $1,059,751
Cost of goods sold.........................................     605,105      868,359      959,365      734,533      724,761
                                                             ----------   ----------   ----------   ----------   ----------
Gross margin...............................................     219,609      304,979      424,165      382,729      334,990
Selling, general and administrative expenses(1)............     193,864      301,865      321,122      214,441      257,180
                                                             ----------   ----------   ----------   ----------   ----------
Income from operations.....................................      25,745        3,114      103,043      168,288       77,810
Interest (expense) income, net.............................         532       (7,572)      (7,475)      (4,855)      (4,988)
Pro forma net income (loss)(2).............................      25,836       (1,624)      77,337      133,198       48,577

---------------

(1) Includes bad debt expense.
(2) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(3) The entities have been combined because of common control, ownership and management.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby and any accompanying Prospectus Supplement or Post-Effective Amendment, as applicable. This discussion also identifies important cautionary factors that could cause the Company's actual results to differ materially from those projected in forward looking statements of the Company made by, or on behalf of the Company. In particular, the Company's forward looking statements, including those regarding the successful integration of the businesses of the Subsidiaries, the effective implementation of the Company's operating strategy, the availability of additional HVAC businesses for acquisition, the adequacy of the Company's capital resources and other statements regarding trends relating to various revenue and expense items, could be affected by a number of risks and uncertainties including those described below.

ABSENCE OF COMBINED OPERATING HISTORY; PRIOR SUBSIDIARY OPERATING LOSSES AND DEFICITS

     The Company was incorporated in March 1996 in connection with its IPO. Simultaneously with the closing of the IPO, the Company consummated the acquisition of the Subsidiaries. The Company did not conduct any operations of the Subsidiaries as a combined entity until the Combination was consummated. Accordingly, there can be no assurance that the Company will be able to integrate successfully the businesses of the Subsidiaries or to operate profitably. There can be no assurance that the Company's management group will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Subsidiaries and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings. See "The Company -- Strategy." In addition, certain Subsidiaries have experienced operating losses and working capital deficits. For the nine months ended September 30, 1996, Comerford's Heating and Air Conditioning, Inc. and Service Experts of Palm Springs, Inc. had operating losses of $11,391 and $1,747, respectively. At September 30, 1996 and December 31, 1995, Air Experts, a United Services Co., Inc., had working capital deficits of $221,683 and $245,381, respectively. There can be no assurance that such operating losses and working capital deficits will not continue.

RISKS ASSOCIATED WITH EXPANSION AND THE PENDING ACQUISITIONS

     The success of the Company's acquisition strategy will depend on a number of factors, including (i) the Company's ability to locate existing HVAC service and replacement businesses for acquisitions and to successfully integrate the operations of companies acquired in the future into the Company's operations and
(ii) the availability of adequate financing to develop or acquire additional HVAC service and replacement businesses. The Company plans to incur indebtedness and to issue, from time to time, additional debt or equity securities, including the issuance of Securities in connection with the types of transactions identified on the cover page of this Prospectus. There can be no assurance that the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required, that the Company will be able to effectively manage and enhance the profitability of additional Service Centers or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses. See "The
Company -- Strategy." In addition, the closing of the Pending Acquisitions is subject to customary conditions, and there can be no assurance that the Company will be able to consummate all of the Pending Acquisitions or to successfully integrate the businesses of the acquired Combining Companies.

COMPETITION

     The HVAC service and replacement industry is highly competitive. The Company's Service Centers compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In certain markets, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources. There can be no assurance that the Company will be able to compete successfully with such competitors.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company is dependent upon the continued services of the Company's senior management, particularly upon its Chairman of the Board and Chief Executive Officer, Alan R. Sielbeck, and its President and Chief Operating Officer, James D. Abrams. The loss of the services of Messrs. Sielbeck, Abrams or any of the Company's senior management would have a material adverse effect upon the Company's business and prospects. See "Management."

LABOR AVAILABILITY

     The timely provision of high-quality service by the Service Centers requires an adequate supply of skilled labor. In addition, the operating costs of each Service Center may be adversely affected by high turnover in skilled positions. Accordingly, the Company's ability to increase productivity and net earnings is limited to a degree by its ability to employ the skilled laborers necessary to meet the Company's service requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to efficiently operate its Services Centers or that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled workers.

SEASONAL AND CYCLICAL NATURE OF THE INDUSTRY

     The HVAC service industry generally experiences increased demand during the summer and winter months. The Company may, in certain periods, be affected by these seasonal trends. The residential HVAC service and replacement industry historically has been highly cyclical and is influenced by many of the same national and regional economic and demographic factors which affect demand for durable consumer goods, including consumer confidence, interest rates, availability of financing, regional population and employment trends, and general economic conditions. There can be no assurance that the HVAC service and replacement industry will not experience future declines or that such declines will not have a material adverse affect on the Company. See "The Company -- HVAC Service and Replacement Industry."

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     Directors, officers and 5% stockholders of the Company beneficially own approximately 41.4% of the outstanding Common Stock. See "Principal Stockholders." Accordingly, these persons will have substantial influence over the affairs of the Company, including the ability to influence the election of directors and other matters requiring stockholder approval.

CONFLICTS OF INTEREST

     Certain executive officers of the Company are owners of HVAC companies that are not affiliated with the Company. While such executive officers have agreed to devote their full time efforts to the operations of the Company, there can be no assurance that they will not periodically devote time and attention to the operations of HVAC companies that are not affiliated with the Company. Currently none of the unaffiliated companies owned by such executive officers are located in geographic areas served by the Company. There can be no assurance that the Company will not enter the markets served by these companies in the future. See "Management" and "Certain Transactions."

ABSENCE OF INTEGRATED OPERATING SYSTEMS

     The Company is implementing and integrating certain information and operating systems of the Subsidiaries. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's operations, net revenue and earnings. See "The Company -- Services and Operations."

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet future standards.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of such state.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and Delaware law may make a change in the control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. Section 203 of the Delaware General Corporation Law would prevent an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date such person became an interested stockholder unless certain conditions, including approval by the Company's Board of Directors, are met. The Company's Restated Certificate of Incorporation and Bylaws include certain super-majority voting requirements and, in addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the preferred stock which may be issued by the Company without approval of the holders of the Common Stock. The ability of the Company to issue preferred stock in such manner could enable the Board to prevent changes in management and control of the Company. The Board of the Company is divided into three classes of directors, with directors being elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to change control of the Company. See "Description of Capital Stock -- Anti-Takeover Provisions." In addition, certain provisions of the employment agreements between the Company and the executive officers of the Company may make a change of control more difficult. Pursuant to these employment agreements, upon a change in control of the Company, each executive officer shall be paid as severance pay such officer's base salary for the remaining term of the employment agreement. See "Management -- Employment Agreements."

VOLATILITY OF MARKET PRICE

     From time to time, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Common Stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act and lock-up agreements under which the holders of such shares have agreed not to sell or otherwise dispose of any of their shares for a period of 180 days after August 16, 1996 without the prior written consent of Equitable Securities Corporation on behalf of the underwriters of the IPO. On the date of this Prospectus, no shares other than the 2,587,500 shares sold in the IPO are eligible for sale. A total of 3,502,158 additional shares are subject to lock-up agreements and will be eligible for sale subject to the volume and holding period limitations of Rule 144 beginning two years after August 16, 1996.

                                DIVIDEND POLICY

     As a newly formed corporation, the Company has never declared or paid dividends on its Common Stock. The Company expects that future earnings, if any, will be retained to finance the growth and development of the Company's business and, accordingly, does not intend to declare or pay any dividends on the Common Stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be subject to the discretion of the Company's Board of Directors and will depend upon the future earnings, results of operations, financial condition and capital requirements of the Company, among other factors. Under Delaware law, the Company is prohibited from paying any dividends unless it has capital surplus or net profits available for this purpose. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Service Experts, Inc. -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1996 (i) on a historical basis and (ii) on a pro forma basis to reflect the acquisition of the Combining Companies and to give effect to the elimination of debt balances upon the closing of the Pending Acquisitions. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Combining Companies and the related Notes thereto included elsewhere in this Prospectus.

                                                                         SEPTEMBER 30, 1996
                                                                      -------------------------
                                                                      HISTORICAL     PRO FORMA
                                                                      -----------   -----------
Short-term debt, including current portion of long-term debt,
  capital lease obligations and notes payable to related parties....  $   149,811   $   149,811
                                                                       ==========    ==========
Long-term debt and capital lease obligations, less current
  portion...........................................................      174,879       174,879
Stockholders' equity:
  Preferred Stock, $.01 par value per share; 10,000,000 shares
     authorized, no shares outstanding..............................           --            --
  Common Stock, $.01 par value per share; 30,000,000 shares
     authorized; 8,572,236 shares outstanding; 11,501,350 shares
     outstanding, pro forma.........................................       85,722       115,013
Additional paid-in capital..........................................   16,049,932    60,446,772
Retained Earnings...................................................    2,552,891     2,913,631
                                                                       ----------    ----------
          Total stockholders' equity................................   18,688,545    63,475,416
                                                                       ----------    ----------
          Total capitalization......................................  $18,863,424   $63,650,295
                                                                       ==========    ==========

                        SELECTED COMBINED FINANCIAL DATA

     The Company was incorporated on March 27, 1996. On August 21, 1996, and simultaneous with the closing of the IPO, the Company acquired the Subsidiaries in the Combination. In accordance with the provisions of SAB 97, the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of the Acquiring Company. The operations of the Subsidiaries have been included in the Company's financial statements from the date of acquisition. The above mentioned acquisitions have been accounted for using the historical cost basis of the Subsidiaries in accordance with SAB 48. The Subsidiaries are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating & Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; Arrow Heating & Air Conditioning, Inc.; Air Experts, a United Services Co., Inc.; Gilley's Heating & Cooling, Inc.; and Service Experts of Palm Springs, Inc.

     The Selected Financial Data for the fiscal years ended December 31, 1993, 1994 and 1995 (except for pro forma amounts) have been derived from the financial statements of Service Experts, Inc. (formerly AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc.). The Selected Financial Data of the Company for the nine months ended September 30, 1995 and 1996 have been derived from unaudited financial statements that appear elsewhere in this Prospectus. The Selected Financial Data of the Company for the fiscal years ended December 31, 1991 and 1992 have been derived from unaudited financial statements not included elsewhere in this Prospectus. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the combined financial position and combined results of operations for the periods presented. The pro forma income statement data gives effect to the Combination and the Pending Acquisitions, as if each transaction had occurred at the beginning of the periods presented. The pro forma balance sheet data gives effect to the issuance of the shares of Common Stock and cash to the owners of the Combining Companies, as if each transaction had occurred at the beginning of the periods presented. In addition, the pro forma information is based on available information and certain assumptions and adjustments. See Notes to the Pro Forma Combining Financial Statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Company and the Combining Companies, including the related notes thereto, that appear elsewhere in this Prospectus.

     The selected financial data presented for each of the Combining Companies for their three most recent fiscal years, have been derived from the financial statements of each of these companies. The unaudited financial statements have been prepared on the same basis as the audited financial statements, when applicable, and in the opinion of the Combining Companies' management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The selected financial data of the Combining Companies have been presented as follows:

     - Falso Heating and Sheet Metal Co., Inc.
     - Combined Pardee's Refrigeration Company Incorporated, Island Air Conditioning, Inc., Sanders Indoor Comfort, Inc., and Southern States Comfort Corporation
     - Frees Service Experts, Inc.
     - Custom Air Conditioning, Inc.
     - Gordon's Specialty Company, Inc.
     - Dial One Service Champions, ET AL.
     - Comfortech, Inc.
     - Air-Conditioning and Heating Unlimited, Inc.
     - The 1589 Niagara Street Corporation
     - HVAC Division of Paul E. Smith Co., Inc.
     - Freschi Air Systems, Inc.
     - Parker Heating & Air Conditioning, Incorporated
     - B. W. Heating & Cooling, Inc.
     - B & B Air Conditioning, Inc.
     - Sylvester's Corp.
     - Combined Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc.
     - Gaddis Co.
     - Eisenbach Enterprises, Inc.
     - Quality Air Conditioning & Heating of West Monroe, Inc.

                            SERVICE EXPERTS, INC.(1)

                                                                                                              NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                                        SEPTEMBER 30,
                  -------------------------------------------------------------------------------------   -------------------------
                                                                                        PRO FORMA(2)(3)
                     1991          1992          1993          1994          1995            1995            1995          1996
                  -----------   -----------   -----------   -----------   -----------   ---------------   -----------   -----------
INCOME STATEMENT
  DATA:
Net revenue.....  $ 5,781,768   $ 8,197,690   $10,292,295   $14,298,906   $16,452,622    $ 127,772,128    $12,500,548   $18,325,043
Cost of goods
  sold..........    3,977,827     5,991,098     7,280,075    10,245,039    11,122,350       82,584,302      8,674,991    11,942,161
                  -----------   -----------   -----------   -----------   -----------   ---------------   -----------   -----------
Gross margin....    1,803,941     2,206,592     3,012,220     4,053,867     5,330,272       45,187,826      3,825,557     6,382,882
Selling, general
  and
  administrative
  expenses......    1,602,061     2,163,084     2,908,741     3,786,221     4,591,636       33,141,768      3,434,471     5,389,188
                  -----------   -----------   -----------   -----------   -----------   ---------------   -----------   -----------
Income (loss)
  from
  operations....      201,880        43,508       103,479       267,646       738,636       12,046,058        391,086       993,694
Other income
  (expense):
  Interest
    expense.....      (21,917)      (36,026)      (74,631)      (71,600)      (77,149)              --        (48,632)      (56,364)
  Interest
    income......        7,846        16,613         4,994         7,059        23,186          480,174         21,995        76,648
  Other income
    (expense)...      (51,751)       26,662        68,450        17,065        25,569          586,790         26,176        10,389
                  -----------   -----------   -----------   -----------   -----------   ---------------   -----------   -----------
                      (65,822)        7,249        (1,187)      (47,476)      (28,394)       1,066,964           (461)       30,673
Income (loss)
  before tax....      136,058        50,757       102,292       220,170       710,242       13,113,022        390,625     1,024,367
Pro forma income
  tax expense
 (benefit)(4)...       34,681        17,845        13,546        58,041       286,888        5,014,361        148,438       389,259
                  -----------   -----------   -----------   -----------   -----------   ---------------   -----------   -----------
Pro forma net
  income
  (loss)(4).....  $   101,377   $    32,912   $    88,746   $   162,129   $   423,354    $   8,098,661    $   242,187   $   635,108
                   ==========    ==========    ==========    ==========    ==========   ==============     ==========    ==========
Pro forma net
  income per
  share(5)......                                                                         $        0.70
                                                                                        ==============
Pro forma
  weighted
  average shares
outstanding(5)..                                                                            11,501,350
                                                                                        ==============

                  NINE MONTHS ENDED
                  SEPTEMBER 30,
                  -----------------
                  PRO FORMA(2)(3)
                       1996
                  ---------------
INCOME STATEMENT
  DATA:
Net revenue.....   $ 105,229,654
Cost of goods
  sold..........      67,562,175
                  ---------------
Gross margin....      37,667,479
Selling, general
  and
  administrative
  expenses......      26,005,632
                  ---------------
Income (loss)
  from
  operations....      11,661,847
Other income
  (expense):
  Interest
    expense.....         (60,339)
  Interest
    income......         352,749
  Other income
    (expense)...         187,039
                  ---------------
                         479,449
Income (loss)
  before tax....      12,141,296
Pro forma income
  tax expense
 (benefit)(4)...       4,613,692
                  ---------------
Pro forma net
  income
  (loss)(4).....   $   7,527,604
                  ==============
Pro forma net
  income per
  share(5)......   $        0.65
                  ==============
Pro forma
  weighted
  average shares
outstanding(5)..      11,501,350
                  ==============

                                                                                                              SEPTEMBER 30,
                                         DECEMBER 31,                                                   -------------------------
                  ----------------------------------------------------------                                         PRO FORMA(6)
                     1991        1992        1993        1994        1995                                  1996          1996
                  ----------  ----------  ----------  ----------  ----------                            -----------  ------------
BALANCE SHEET
 DATA:
 Working
   capital....... $  527,905  $  870,155  $  758,049  $  614,770  $1,182,653                            $13,404,390  $ 4,576,553
 Total assets....  1,507,497   2,796,279   3,313,115   3,931,581   4,569,910                             27,641,227   85,052,131
 Total debt......    356,982   1,163,006   1,141,709   1,070,812   1,289,602                                324,490      324,490
 Stockholders'
   equity........    471,858     940,514     921,060   1,100,104   1,728,658                             18,688,545   63,475,416

---------------

(1) The selected financial data above includes AC Service & Installation Co., Inc., from the period January 1, 1991 and Donelson Air Conditioning Company, Inc. from the period beginning December 2, 1991.
(2) The Combination was accounted for using historical cost basis of the Subsidiaries in accordance with SAB 48. Accordingly, the Company recorded the net assets acquired at the Subsidiaries' historical cost basis.
(3) Pro forma information gives effect to the Combination and the Pending Acquisitions as if such Combination and Pending Acquisitions had occurred as of January 1, 1995. In addition, the pro forma information is based on certain assumptions and adjustments. See the Notes to the Pro Forma Combining Financial Statements.
(4) Historical net income and income tax expense have been omitted because these amounts are not meaningful due to the different tax status of the Subsidiaries. Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(5) The computation of pro forma net income per share is based upon 11,501,350 weighted average shares of Common Stock outstanding, which includes (i) 4,522,636 shares distributed to the stockholders of the Subsidiaries, (ii) 1,462,100 shares outstanding held by existing stockholders of the Company,
    (iii) 2,587,500 shares sold in the IPO and (iv) 2,929,114 shares to be issued in connection with the Pending Acquisitions.
(6) The Pro Forma Balance Sheet Data gives effect to the Pending Acquisitions. In addition, the pro forma information is based on certain assumptions and adjustments. See Notes to the Pro Forma Combining Financial Statements.

                    FALSO HEATING AND SHEET METAL CO., INC.

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $5,524,106   $5,644,910   $6,687,694   $8,213,510   $8,223,966   $5,652,907   $7,296,387
  Cost of goods sold.................   4,357,987    4,240,689    5,066,431    6,209,046    5,993,600    4,166,619    5,286,970
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................   1,166,121    1,404,221    1,621,263    2,004,464    2,230,366    1,486,288    2,009,417
  Selling, general and administrative
    expenses.........................   1,081,347    1,298,939    1,485,688    1,749,296    2,011,970    1,344,396    1,836,567
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income from operations.............      84,774      105,282      135,575      255,168      218,396      141,892      172,850
  Interest (expense) income,
    net..............................     (47,044)     (44,656)     (28,991)     (31,721)     (12,663)     (15,103)      (3,848)
  Net income.........................      37,306       60,350       60,099      152,669      122,822       81,737      121,929

                                                                DECEMBER 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $  658,075   $  577,368   $  590,060   $  583,916   $  666,484                  $733,690
  Total assets.......................   1,597,798    1,591,994    1,549,251    2,039,862    2,097,208                 2,446,416
  Total debt.........................     668,148      565,493      493,036      287,429      165,123                   137,210
  Stockholders' equity...............     473,723      534,073      594,172      746,841      869,723                   991,652

             COMBINED PARDEE'S REFRIGERATION COMPANY INCORPORATED,
          ISLAND AIR CONDITIONING, INC., SANDERS INDOOR COMFORT, INC.,
                   AND SOUTHERN STATES COMFORT CORPORATION(1)

                                                                                                           NINE MONTHS ENDED
                                                              YEAR ENDED NOVEMBER 30,                          AUGUST 31,
                                             ----------------------------------------------------------  ----------------------
                                                1991        1992        1993        1994        1995        1995        1996
                                             ----------  ----------  ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA:
  Net revenue..............................  $1,708,446  $2,637,572  $4,109,632  $4,929,808  $6,385,477  $4,589,179  $5,625,751
  Cost of goods sold.......................   1,154,958   1,861,670   3,130,771   3,754,505   4,465,504   3,098,051   3,854,156
                                             ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Gross margin.............................     553,488     775,902     978,861   1,175,303   1,919,973   1,491,128   1,771,595
  Selling, general and administrative
    expenses...............................     627,066     759,972     853,005   1,145,187   1,741,749   1,279,788   1,629,896
                                             ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Income (loss) from operations............     (73,578)     15,930     125,856      30,116     178,224     211,340     141,699
  Interest (expense) income, net...........       1,668      (3,972)      2,176     (10,087)     (1,089)        404      (1,628)
  Pro forma net income (loss)(2)...........    (108,871)    127,936     118,872      48,844     146,099     119,949     113,227

                                                             NOVEMBER 30,
                                    --------------------------------------------------------------          AUGUST 31,
                                       1991         1992         1993         1994         1995                1996
                                    ----------   ----------   ----------   ----------   ----------   -------------------------
BALANCE SHEET DATA:
  Working capital.................  $  178,340   $  107,204   $  265,818   $  108,993   $  150,000                   $ 201,791
  Total assets....................     494,779      641,307      948,656    1,159,338    1,792,554                   1,784,489
  Total debt......................     186,496      151,252      256,582      245,573      344,164                     292,212
  Stockholders' equity............      98,166      133,936      118,420      290,605      462,496                     549,696

---------------

(1) The selected financial data above has been combined for the period from December 1, 1990 through August 31, 1996 except the following which are included from the date operations commenced as follows: Island Air Conditioning, Inc. -- September 1, 1994, Sanders Indoor Comfort,
    Inc. -- August 23, 1995 and Southern States Comfort Corporation -- August 14, 1995.
(2) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                          FREES SERVICE EXPERTS, INC.

                                                                              YEAR ENDED SEPTEMBER 30,
                                                         ------------------------------------------------------------------
                                                            1992          1993          1994          1995          1996
                                                         ----------    ----------    ----------    ----------    ----------
INCOME STATEMENT DATA:
  Net revenue..........................................  $3,519,825    $4,750,473    $5,081,939    $5,769,098    $5,409,547
  Cost of goods sold...................................   2,055,758     3,213,376     3,729,137     3,904,284     3,588,717
                                                         ----------    ----------    ----------    ----------    ----------
  Gross margin.........................................   1,464,067     1,537,097     1,352,802     1,864,814     1,820,830
  Selling, general and administrative expenses.........   1,437,137     1,387,226     1,291,921     1,766,381     1,391,314
                                                         ----------    ----------    ----------    ----------    ----------
  Income from operations...............................      26,930       149,871        60,881        98,433       429,516
  Interest (expense) income, net.......................      (4,505)      (19,367)      (17,540)       (6,652)      (61,165)
  Net income...........................................      42,409        91,215        16,220       236,348       204,639

                                                                                   SEPTEMBER 30,
                                                         ------------------------------------------------------------------
                                                            1992          1993          1994          1995          1996
                                                         ----------    ----------    ----------    ----------    ----------
BALANCE SHEET DATA:
  Working capital......................................  $  244,275    $  242,004    $  213,732    $  282,725    $  208,690
  Total assets.........................................   1,201,698     1,280,904     1,681,732     2,177,510     2,344,779
  Total debt...........................................     216,415       153,272       125,965       865,261       783,483
  Stockholders' equity.................................     482,043       573,258       589,478       325,826       530,465

                         CUSTOM AIR CONDITIONING, INC.

                                                                                                          NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                   --------------------------------------------------------------     -------------------------
                                      1991         1992         1993         1994         1995           1995           1996
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
INCOME STATEMENT DATA:
  Net revenue....................  $3,674,132   $3,705,811   $3,472,491   $4,638,254   $5,168,461     $4,181,302     $4,295,566
  Cost of goods sold.............   2,560,406    2,555,389    2,486,568    3,309,300    3,571,102      2,863,532      2,939,851
                                   ----------   ----------   ----------   ----------   ----------           ----           ----
  Gross margin...................   1,113,726    1,150,422      985,923    1,328,954    1,597,359      1,317,770      1,355,715
  Selling, general and
    administrative expenses......   1,104,420    1,125,274      967,783    1,070,717    1,428,206        837,375      1,106,059
                                   ----------   ----------   ----------   ----------   ----------           ----           ----
  Income from operations.........       9,306       25,148       18,140      258,237      169,153        480,395        249,656
  Interest (expense) income,
    net..........................      (7,808)     (12,155)     (11,695)      (4,526)        (427)           653        (13,259)
  Pro forma net income(1)........       1,498        8,593       14,212      143,821      108,830        296,658        150,357

                                                                     DECEMBER 31,
                                               --------------------------------------------------------       SEPTEMBER 30,
                                                 1991        1992        1993        1994        1995             1996
                                               --------    --------    --------    --------    --------       -------------
BALANCE SHEET DATA:
  Working capital............................  $ 44,296    $183,787    $233,005    $(50,639)   $(31,983)       $   218,552
  Total assets...............................   709,771     547,926     620,774     669,714     661,740          1,117,279
  Total debt.................................   164,725     120,450     104,624      90,346     118,778            166,076
  Stockholders' equity.......................   114,061     122,654     136,866      97,278      83,359            361,740

---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                        GORDON'S SPECIALTY COMPANY, INC.

                                                                                                          NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                   --------------------------------------------------------------     -------------------------
                                      1991         1992         1993         1994         1995           1995           1996
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
INCOME STATEMENT DATA:
  Net revenue....................  $4,016,802   $3,838,105   $5,093,279   $4,604,132   $4,952,159     $3,777,426     $3,546,598
  Cost of goods sold.............   3,081,321    3,039,553    3,891,576    3,289,148    3,386,183      2,648,620      2,449,422
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Gross margin...................     935,481      798,552    1,201,703    1,314,984    1,565,976      1,128,806      1,097,176
  Selling, general and
    administrative expenses......     916,400      757,674    1,237,341    1,295,799    1,363,705        993,445        699,101
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Income (loss) from
    operations...................      19,081       40,878      (35,638)      19,185      202,271        135,361        398,075
  Interest (expense) income,
    net..........................      38,343       38,604       35,430       31,394       42,401         19,201         24,756
  Net income (loss)..............      42,160       72,404       (2,951)      55,047      148,135        102,805        285,811

                                                             DECEMBER 31,
                                  ------------------------------------------------------------------         SEPTEMBER 30,
                                     1991          1992          1993          1994          1995                1996
                                  ----------    ----------    ----------    ----------    ----------     ---------------------
BALANCE SHEET DATA:
  Working capital...............  $  653,561    $  682,124    $  278,263    $  511,121    $  429,194                 $ 398,531
  Total assets..................   1,485,892     1,551,294     1,680,960     1,711,395     1,954,012                 2,284,067
  Total debt....................      68,201            --            --            --            --                        --
  Stockholders' equity..........   1,053,842     1,126,246     1,123,295     1,178,342     1,326,477                 1,612,288

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                                                                                                          NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                   --------------------------------------------------------------     -------------------------
                                      1991         1992         1993         1994         1995           1995           1996
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
INCOME STATEMENT DATA:
  Net revenue....................  $3,409,595   $5,166,543   $5,810,849   $5,338,173   $4,887,446     $3,720,947     $4,097,290
  Cost of goods sold.............   1,821,186    2,560,042    4,019,582    3,596,556    3,317,584      2,488,342      2,608,479
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Gross margin...................   1,588,409    2,606,501    1,791,267    1,741,617    1,569,862      1,232,605      1,488,811
  Selling, general and
    administrative expenses......   1,567,063    2,357,343    1,515,191    1,546,566    1,424,697      1,032,358      1,176,728
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Income from operations.........      21,346      249,158      276,076      195,051      145,165        200,247        312,083
  Interest (expense) income,
    net..........................      78,703       20,344      (73,264)     (32,678)      19,362         16,856        (23,561)
  Pro forma net income(1)........      62,030      167,091       82,579       87,362       56,703        152,131        186,225

                                                            DECEMBER 31,
                                   --------------------------------------------------------------           SEPTEMBER 30,
                                      1991         1992         1993         1994         1995                  1996
                                   ----------   ----------   ----------   ----------   ----------     -------------------------
BALANCE SHEET DATA:
  Working capital................  $ (139,962)  $  392,429   $  203,879   $  245,921   $    5,308                     $ 527,749
  Total assets...................     815,276    1,023,475    1,311,834    1,471,097    1,335,236                     1,687,312
  Total debt.....................     464,902      373,814      426,274      340,697      384,552                        94,090
  Stockholders' equity...........      23,572      286,779      448,734      554,741      344,718                       888,111

---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                                COMFORTECH, INC.

                                                                                                          SIX MONTHS ENDED
                                                        YEAR ENDED MARCH 31,                                SEPTEMBER 30,
                                   --------------------------------------------------------------     -------------------------
                                      1992         1993         1994         1995         1996           1995           1996
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
INCOME STATEMENT DATA:
  Net revenue....................  $3,294,343   $3,607,022   $4,325,415   $4,362,501   $4,538,263     $2,682,047     $3,072,811
  Cost of goods sold.............   2,432,572    2,610,112    3,092,738    3,108,993    3,200,252      1,821,374      2,067,852
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Gross margin...................     861,771      996,910    1,232,677    1,253,508    1,338,011        860,673      1,004,959
  Selling, general and
    administrative expenses......     835,361      879,405    1,097,587    1,156,072    1,212,079        583,587        583,417
                                   ----------   ----------   ----------   ----------   ----------     ----------     ----------
  Income from operations.........      26,410      117,505      135,090       97,436      125,932        277,086        421,542
  Interest (expense) income,
    net..........................     (53,285)     (42,526)     (33,676)     (32,285)     (27,097)       (15,886)       (12,099)
  Net income.....................       9,045       69,253       92,105       59,811       69,792        166,384        258,703

                                                            MARCH 31,
                                  --------------------------------------------------------------                  SEPTEMBER 30,
                                    1992         1993          1994          1995         1996                         1996
                                  --------    ----------    ----------    ----------    --------                  -------------
BALANCE SHEET DATA:
  Working capital...............  $241,264    $  213,107    $  234,148    $  214,257    $228,390                    $  472,711
  Total assets..................   935,728     1,081,181     1,137,331     1,049,991     957,597                     1,486,314
  Total debt....................   432,172       452,415       361,307       358,698     254,204                       324,537
  Stockholders' equity..........    98,872       168,125       260,230       320,041     389,833                       648,536

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                                                                                YEAR ENDED SEPTEMBER 30,
                                                             --------------------------------------------------------------
                                                                1992         1993         1994         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue..............................................  $2,420,524   $2,967,054   $3,500,213   $3,780,200   $4,333,010
  Cost of goods sold.......................................   1,869,766    2,216,182    2,681,908    2,759,778    3,056,918
                                                             ----------   ----------   ----------   ----------   ----------
  Gross margin.............................................     550,758      750,872      818,305    1,020,422    1,276,092
  Selling, general and administrative expenses.............     523,256      639,420      655,187      979,119    1,223,132
                                                             ----------   ----------   ----------   ----------   ----------
  Income from operations...................................      27,502      111,452      163,118       41,303       52,960
  Interest (expense) income, net...........................      (5,838)      (5,666)       1,382        5,887        3,440
  Net income...............................................      28,520       74,848      101,352       37,738       49,265

                                                                                      SEPTEMBER 30,
                                                                ----------------------------------------------------------
                                                                  1992       1993        1994         1995         1996
                                                                --------   --------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Working capital.............................................  $ 96,848   $163,863   $  426,881   $  308,483   $  371,124
  Total assets................................................   682,418    910,132    1,065,478    1,173,974    1,137,557
  Total debt..................................................   126,675    110,619       79,240       72,638       49,385
  Stockholders' equity........................................   294,347    369,195      470,547      508,285      557,550

                      THE 1589 NIAGARA STREET CORPORATION

                                                                                 YEAR ENDED AUGUST 31,
                                                             --------------------------------------------------------------
                                                                1992         1993         1994         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue..............................................  $1,520,530   $1,877,065   $2,462,955   $2,913,881   $3,785,399
  Cost of goods sold.......................................     657,356      828,544    1,758,003    2,058,467    2,301,244
                                                             ----------   ----------   ----------   ----------   ----------
  Gross margin.............................................     863,174    1,048,521      704,952      855,414    1,484,155
  Selling, general and administrative expenses.............     844,165      996,940      703,017      773,653    1,272,756
                                                             ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations............................      19,009       51,581        1,935       81,761      211,399
  Interest (expense) income, net...........................        (862)      (5,906)      (3,291)      (1,037)       6,039
  Net income (loss)........................................      18,147       45,675          (51)      48,236      139,523

                                                                                       AUGUST 31,
                                                             --------------------------------------------------------------
                                                                1992         1993         1994         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Working capital (deficit)................................  $   25,615   $   37,866   $  (38,383)  $   26,928   $   42,055
  Total assets.............................................     236,056      273,962      407,604      533,871      810,719
  Total debt...............................................      47,899       27,353           --       95,211      104,891
  Stockholders' equity.....................................      39,920       60,470       60,419      105,455      240,178

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                                                                                                           SIX MONTHS ENDED
                                                            YEAR ENDED MARCH 31,                             SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1992         1993         1994         1995         1996         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,894,716   $2,850,541   $2,536,110   $2,604,559   $3,584,158   $1,919,861   $1,693,759
  Cost of goods sold.................   1,740,513    2,656,307    2,237,426    2,186,744    3,088,877    1,619,046    1,444,374
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     154,203      194,234      298,684      417,815      495,281      300,815      249,385
  Selling, general and administrative
    expenses.........................     254,158      294,416      354,888      368,125      489,320      253,843      213,966
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......     (99,955)    (100,182)     (56,204)      49,690        5,961       46,972       35,419
  Interest (expense) income, net.....         671          461          362          291          800          330        1,476
  Net income (loss)..................     (99,284)     (99,721)     (41,985)      40,752        7,656       38,001       29,178

                                                            YEAR ENDED MARCH 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1992         1993         1994         1995         1996               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $  348,638   $  361,710   $  160,302   $   47,387   $   59,332                 $(31,414)
  Total assets.......................     532,334      568,756      370,596      310,227      405,444                   313,221
  Total debt.........................          --           --           --           --           --                        --
  Stockholders' equity...............     306,074      306,816      264,831      182,352      225,679                   105,381

                           FRESCHI AIR SYSTEMS, INC.

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $2,841,759   $2,604,021   $2,574,930   $3,256,328   $3,254,462   $2,431,991   $3,336,481
  Cost of goods sold.................   1,696,245    1,548,993    1,949,658    2,444,587    2,222,997    1,687,967    2,024,587
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................   1,145,514    1,055,028      625,272      811,741    1,031,465      774,024    1,311,894
  Selling, general and administrative
    expenses.........................   1,118,441      953,059      707,314      866,644    1,142,142      810,520      912,523
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......      27,073      101,969      (82,042)     (54,903)    (110,677)     (66,496)     399,371
  Interest (expense) income, net.....      (4,110)         (91)       6,082        5,136         (973)      (6,191)      (3,653)
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Pro forma net income (loss)(1).....      40,072       75,386      (25,063)     (24,387)     (56,157)     (29,453)     229,912

                                                                DECEMBER 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   ------------------------
BALANCE SHEET DATA:
  Working capital....................    $179,480     $177,134     $234,715     $286,023     $185,167                $  585,125
  Total assets.......................     543,878      590,447      670,614      829,895      788,193                 1,348,743
  Total debt.........................     103,336      106,280      127,416      155,945      120,740                   142,373
  Stockholders' equity...............     326,531      460,431      393,845      353,104      252,356                   669,953

---------------

(1) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,657,681   $2,003,233   $2,207,450   $2,789,553   $2,904,779   $2,255,388   $2,334,106
  Cost of goods sold.................     813,950    1,086,326    1,248,494    1,508,385    1,635,236    1,229,658    1,299,566
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     843,731      916,907      958,956    1,281,168    1,269,543    1,025,730    1,034,540
  Selling, general and administrative
    expenses.........................     815,773      859,319      892,079    1,100,879    1,215,126      864,436      899,400
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income from operations.............      27,958       57,588       66,877      180,289       54,417      161,294      135,140
  Interest (expense) income, net.....     (20,320)     (21,806)      (5,335)     (10,584)      (1,030)      (9,070)      (9,195)
  Net income.........................       1,425       25,670       36,137       92,364       13,090       99,394       89,357

                                                                DECEMBER 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................    $(48,081)    $(29,090)    $ 77,168     $(54,555)    $(74,978)         $(15,223)
  Total assets.......................     565,680      521,874      567,560      839,261      766,286           832,196
  Total debt.........................     226,864      250,637      209,904      299,032      233,195           187,172
  Stockholders' equity...............     114,984      155,654      191,791      284,155      297,245           386,602

                          B.W. HEATING & COOLING, INC.

                                                                                                          EIGHT MONTHS ENDED
                                                           YEAR ENDED JANUARY 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1992         1993         1994         1995         1996         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,061,648   $1,038,957   $1,410,587   $2,170,302   $2,795,817   $1,617,781   $2,471,140
  Cost of goods sold.................     722,405      744,237      897,489    1,407,005    1,771,363      973,550    1,461,554
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     339,243      294,720      513,098      763,297    1,024,454      644,231    1,009,586
  Selling, general and administrative
    expenses.........................     352,150      272,505      468,181      700,986      974,630      577,133      694,495
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......     (12,907)      22,215       44,917       62,311       49,824       67,098      315,091
  Interest (expense) income,
    net..............................      (8,054)     (10,904)     (11,397)     (10,444)      (9,128)      (8,081)      (4,688)
  Net income (loss)..................     (18,772)       6,951       24,817       33,621       26,004       42,243      182,330

                                                                JANUARY 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1992         1993         1994         1995         1996               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $   99,057   $   78,877   $   69,152   $   60,745   $   97,887                  $246,522
  Total assets.......................     318,141      426,159      371,731      570,114      749,111                   988,399
  Total debt.........................     110,417      209,163       89,073      102,004       73,659                    56,317
  Stockholders' equity...............     106,094      121,391      146,208      179,829      205,833                   388,163

                          B & B AIR CONDITIONING, INC.

                                                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,472,551   $1,729,548   $2,056,083   $2,160,418   $2,557,058   $1,948,547   $1,928,090
  Cost of goods sold.................     987,335    1,120,224    1,278,359    1,257,942    1,531,687    1,362,538    1,173,943
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     485,216      609,324      777,724      902,476    1,025,371      586,009      754,147
  Selling, general and administrative
    expenses.........................     468,110      633,984      685,841      818,975      947,818      559,668      736,138
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......      17,106      (24,660)      91,883       83,501       77,553       26,341       18,009
  Interest (expense) income, net.....       4,839       (2,376)      (6,074)      (3,248)      (2,259)      (1,876)      (3,614)
  Net income (loss)..................       8,343      (30,835)      63,564       52,701       59,280       16,494       10,436

                                                                DECEMBER 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $  124,962   $  101,819   $  135,090   $  157,116   $  189,822          $190,884
  Total assets.......................     277,381      323,642      349,519      424,453      488,284           566,308
  Total debt.........................      17,701       53,216       43,167       26,373       12,206            75,269
  Stockholders' equity...............     139,196      127,334      186,238      246,754      312,927           327,893

                               SYLVESTER'S CORP.

                                                                                                          SIX MONTHS ENDED
                                                          YEAR ENDED MARCH 31,                              SEPTEMBER 30,
                                     --------------------------------------------------------------   -------------------------
                                        1992         1993         1994         1995         1996         1995          1996
                                     ----------   ----------   ----------   ----------   ----------   ----------   ------------
INCOME STATEMENT DATA:
  Net revenue......................  $1,616,758   $1,593,847   $1,762,946   $2,400,104   $2,487,668   $1,270,474   $  1,187,033
  Cost of goods sold...............   1,402,855    1,356,889    1,367,126    1,415,771    1,631,608      833,655        746,468
                                     ----------   ----------   ----------   ----------   ----------   ----------   ------------
  Gross margin.....................     213,903      236,958      395,820      984,333      856,060      436,819        440,565
  Selling, general and
    administrative expenses........     153,182      147,030      291,678      769,327      684,210      300,406        294,628
                                     ----------   ----------   ----------   ----------   ----------   ----------   ------------
  Income from operations...........      60,721       89,928      104,142      215,006      171,850      136,413        145,937
  Interest (expense) income,
    net............................     (33,058)     (29,640)     (24,877)     (14,862)        (268)        (589)          (584)
  Pro forma net income(1)..........      28,392       88,405       45,127      138,812      118,172      106,942        112,694

                                                                 MARCH 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1992         1993         1994         1995         1996               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $    9,726   $   31,599   $  113,900   $   82,598   $  118,314                  $185,139
  Total assets.......................     406,785      595,003      630,227      593,622      792,493                   819,619
  Total debt.........................     422,906      518,710      487,596       89,008       57,718                    41,822
  Stockholders' equity...............     (16,121)      72,287      117,412      256,226      374,398                   451,802

---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

   COMBINED AUTOMATED AIR, INC. AND BAUER HEATING & AIR CONDITIONING, INC.(1)

                                                                                                         NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                     --------------------------------------------------------------   -----------------------
                                        1991         1992         1993         1994         1995         1995         1996
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue......................  $1,285,045   $1,551,162   $1,735,202   $1,732,246   $2,472,360   $1,865,965   $2,059,517
  Cost of goods sold...............     634,237      732,465      842,188      895,576    1,298,021      975,758    1,095,868
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.....................     650,808      818,697      893,014      836,670    1,174,339      890,207      963,649
  Selling, general and
    administrative expenses........     604,463      770,332      863,666      820,430    1,041,707      818,254      932,172
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income from operations...........      46,345       48,365       29,348       16,240      132,632       71,953       31,477
  Interest (expense) income,
    net............................      20,613        5,797       (5,795)      (7,941)      (9,592)      (7,968)     (10,525)
  Pro forma net income(2)..........      25,732       42,568       21,551        9,793       58,577       50,902       10,190

                                                           DECEMBER 31,
                                     ---------------------------------------------------------         SEPTEMBER 30,
                                       1991       1992       1993         1994         1995                1996
                                     --------   --------   ---------   ----------   ----------   -------------------------
BALANCE SHEET DATA:
  Working capital..................  $175,750   $132,143   $172,845     $ 86,683     $ 31,057            $ 64,596
  Total assets.....................    35,026    455,677    447,412      610,945      612,725             633,993
  Total debt.......................   190,393    264,970    235,155      226,391      184,569             215,368
  Stockholders' equity.............   160,633    190,706    162,257      172,929      120,075             131,474

---------------

(1) The selected financial data above has been combined for the period from January 1, 1991 through September 30, 1996 except for Bauer Heating & Air Conditioning, Inc. from September 20, 1994 (date operations commenced).
(2) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                                   GADDIS CO.

                                                                                                           NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                             SEPTEMBER 30,
                                     ----------------------------------------------------------------   -----------------------
                                        1991         1992         1993         1994          1995          1995         1996
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue......................  $1,594,822   $1,899,783   $1,230,274   $ 1,374,176   $ 1,576,798   $1,372,196   $1,255,643
  Cost of goods sold...............     823,003    1,550,624      949,543     1,016,801     1,100,679      945,248      833,316
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Gross margin.....................     771,819      349,159      280,731       357,375       476,119      426,948      422,327
  Selling, general and
    administrative expenses........     708,712      365,873      272,070       286,478       397,029      281,192      305,830
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Income (loss) from operations....      63,107      (16,714)       8,661        70,897        79,090      145,756      116,497
  Interest (expense) income,
    net............................      (8,078)     (12,335)     (11,032)       (7,891)          264      (11,299)      (4,410)
  Pro forma net income (loss)(1)...      48,019      (21,724)      (1,969)       40,333        45,523       97,865       83,350

                                                                DECEMBER 31,
                                       --------------------------------------------------------------        SEPTEMBER 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital....................  $   50,874   $   18,777   $  (27,521)  $  (15,220)  $   53,907         $   90,512
  Total assets.......................     210,545      254,145      169,000      267,424      274,016            360,537
  Total debt.........................      95,782       99,900       75,548       75,007       30,174             17,901
  Stockholders' equity...............      30,604          556       (1,274)      54,331      113,429            160,059

---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                          EISENBACH ENTERPRISES, INC.

                                                                                  YEAR ENDED SEPTEMBER 30,
                                                                 ----------------------------------------------------------
                                                                    1992        1993        1994        1995        1996
                                                                 ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA:
  Net revenue................................................... $1,271,540  $1,384,185  $1,280,438  $1,291,687  $1,436,870
  Cost of goods sold............................................    881,731     948,650     792,268     895,101     899,890
                                                                 ----------  ----------  ----------  ----------  ----------
  Gross margin..................................................    389,809     435,535     488,170     396,586     536,980
  Selling, general and administrative expenses..................    356,494     425,985     443,810     480,442     588,809
                                                                 ----------  ----------  ----------  ----------  ----------
  Income from operations........................................     33,315       9,550      44,360     (83,856)    (51,829)
  Interest (expense) income,
    net.........................................................    (14,189)     (1,920)     (2,038)      1,741      (8,343)
  Net income....................................................     16,257       6,454      46,660     (79,025)    (57,753)

                                                                                       SEPTEMBER 30,
                                                                 ----------------------------------------------------------
                                                                    1992        1993        1994        1995        1996
                                                                 ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
  Working capital............................................... $   87,333  $     (484) $  114,834  $    6,364  $  (44,880)
  Total assets..................................................    389,394     333,358     384,764     375,801     349,693
  Total debt....................................................     62,837      68,497      52,628      42,559      48,676
  Stockholders' equity..........................................    166,683     161,015     217,675     138,650      80,897

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                                                                                                          NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                            --------------------------------------------------------   -----------------------
                                              1991       1992       1993        1994         1995         1995         1996
                                            --------   --------   --------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.............................  $585,099   $652,129   $824,714   $1,173,338   $1,383,530   $1,117,262   $1,059,751
  Cost of goods sold......................   465,117    495,316    605,105      868,359      959,365      734,533      724,761
                                            --------   --------   --------   ----------   ----------   ----------   ----------
  Gross margin............................   119,982    156,813    219,609      304,979      424,165      382,729      334,990
  Selling, general and administrative
    expenses..............................   106,371    143,552    193,864      301,865      321,122      214,441      257,180
                                            --------   --------   --------   ----------   ----------   ----------   ----------
  Income from operations..................    13,611     13,261     25,745        3,114      103,043      168,288       77,810
  Interest (expense) income, net..........    (1,960)      (622)       532       (7,572)      (7,475)      (4,855)      (4,988)
  Pro Forma net income (loss)(1)..........    20,412     14,416     25,836       (1,624)      77,337      133,198       48,577

                                                                  DECEMBER 31,
                                            --------------------------------------------------------        SEPTEMBER 30,
                                              1991       1992       1993        1994         1995               1996
                                            --------   --------   --------   ----------   ----------   -----------------------
BALANCE SHEET DATA:
  Working capital.........................  $ 64,081   $104,430   $110,006   $  132,503   $  193,839                  $256,152
  Total assets............................   165,770    175,903    223,556      367,376      415,898                   490,214
  Total debt..............................    14,827      8,813         --      135,855      108,419                   106,722
  Stockholders' equity....................   117,198    136,777    169,395      151,009      224,018                   296,840

---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the information contained in the Company's and the Combining Companies' combined Financial Statements and Pro Forma Combining Financial Information, including the Notes thereto, and the other financial information appearing elsewhere in this Prospectus.

THE COMPANY

Overview

     The Company was incorporated on March 27, 1996. On August 21, 1996, and simultaneous with the closing of the IPO, the Company acquired the Subsidiaries in the Combination. In accordance with the provisions of SAB 97, the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of the Acquiring Company. The operations of the Subsidiaries have been included in the Company's financial statements from the date of acquisition. The above mentioned acquisitions have been accounted for using the historical cost basis of the Subsidiaries in accordance with SAB 48. The Subsidiaries are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating & Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; Arrow Heating & Air Conditioning, Inc.; Air Experts, a United Services Co., Inc.; Gilley's Heating & Cooling, Inc.; and Service Experts of Palm Springs, Inc.

     Management believes that the Subsidiaries and the Combining Companies, on an individual basis, generally have been successful by implementing the strategies and recommendations of CSG. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures. There can be no assurance that the Company will be able to integrate successfully the businesses of the Subsidiaries or the Combining Companies or to operate them profitably. In addition, there can be no assurance that management will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Subsidiaries or the Combining Companies and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings.

     Both the Subsidiaries and the Combining Companies, historically, have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect different tax structures which have influenced, among other things, their historical levels of owner's compensation. These owners and certain key employees have agreed to certain reductions in their compensation in connection with the Pending Acquisitions. These reductions equaled approximately $7.2 million based upon 1995 and 1996 actual compensation expense.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members that have strong management, and are within a desirable geographic area, financially stable, experienced in the industry and familiar with CSG operating methods. The Company also plans to increase its market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and who present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG. There can be no assurance the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses.

Components of Income

     Net revenue of the Combining Companies has been derived primarily from the following sources (i) the installation of central air conditioners, furnaces and heat pumps primarily in existing homes and (ii) the service and maintenance of central air conditioners, furnaces and heat pumps primarily in existing homes. Net revenue and associated income from operations are subject to seasonal fluctuations resulting from increased demand for the Company's services during warmer weather in the summer months and during colder weather in winter months, particularly in the beginning of each season. Cost of goods sold primarily consists of purchased materials such as replacement air conditioning units and heat pumps and the labor associated with both installations and repair orders. The main components of selling, general and administrative expenses include administrative salaries, insurance expense and promotion and advertising expenses.

                             SERVICE EXPERTS, INC.

RESULTS OF OPERATIONS

     Management believes that the increases in the components of revenues and expenses discussed for the nine months ended September 30, 1996 compared to September 30, 1995 are primarily a result of the Combination effected on August 21, 1996.

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                          NINE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                         ----------------------------------------------------     ----------------------------------
                              1993               1994               1995               1995               1996
                         --------------     --------------     --------------     --------------     ---------------
Net revenue............. $10,292  100.0%    $14,299  100.0%    $16,453  100.0%    $12,501  100.0%    $18,325   100.0%
Cost of goods sold......   7,280   70.7      10,245   71.6      11,122   67.6       8,675   69.4      11,942    65.2
                         -------  -----     -------  -----     -------  -----     -------  -----     -------  ------
Gross margin............   3,012   29.3       4,054   28.4       5,331   32.4       3,826   30.6       6,393    34.8
Selling, general and
  administrative
  expenses..............   2,909   28.3       3,786   26.5       4,592   27.9       3,434   27.5       5,389    29.4
                         -------  -----     -------  -----     -------  -----     -------  -----     -------  ------
Income from
  operations............ $   103    1.0%    $   268    1.9%    $   739    4.5%    $   391    3.1%    $   994     5.4
                         ======== =====     ======== =====     ======== =====     ======== =====     ======== ======

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased from $12.5 million for the nine months ended September 30, 1995 to $18.3 million for the nine months ended September 30, 1996, an increase of $5.8 million or 46.6%.

     Cost of Goods Sold. Cost of goods sold increased from $8.7 million for the nine months ended September 30, 1995 to $11.9 million for the nine months ended September 30, 1996, an increase of $3.2 million or 37.7%. As a percentage of net revenue, cost of goods sold decreased from 69.4% for the nine months ended September 30, 1995 to 65.2% for the nine months ended September 30, 1996.

     Gross Margin. Gross margin increased from $3.8 million for the nine months ended September 30, 1995 to $6.4 million for the nine months ended September 30, 1996, an increase of $2.6 million or 66.8%. As a percentage of net revenue, gross margin increased from 30.6% for the nine months ended September 30, 1995 to 34.8% for the nine months ended September 30, 1996.

     General and Administrative Expenses. General and administrative expenses increased $2.0 million or 56.9% from $3.4 million for the nine months ended September 30, 1995 to $5.4 million for the nine months ended September 30, 1996. As a percentage of net revenue, general and administrative expenses increased from 27.5% for the nine months ended September 30, 1995 to 29.4% for the nine months ended September 30, 1996.

     Income from Operations. Income from operations increased from $391,000 for the nine months ended September 30, 1995 to $994,000 for the nine months ended September 30, 1996, an increase of $603,000 or

154.1%. Income from operations as a percent of net revenue increased from 3.1% in the 1995 period to 5.4% in the 1996 period.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $2.2 million, or 15.1%, from $14.3 million in 1994 to $16.5 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $877,000, or 8.6%, from $10.2 million in 1994 to $11.1 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.6% in 1994 to 67.6% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on more profitable products, improved employee training and volume purchasing discounts.

     Gross Margin/Profit. Gross margin increased $1.3 million, or 31.5%, from $4.0 million for the twelve months ended December 31, 1994 to $5.3 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 4.0% from 28.4% for the twelve months ended December 31, 1994 to 32.4% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to the emphasis on more profitable products, improved employee training and volume purchasing discounts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $805,000, or 21.3%, from $3.8 million in 1994 to $4.6 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 26.5% in 1994 to 27.9% in 1995. The increase as a percentage of net revenue was primarily attributable to increased management personnel added to support recent growth.

     Income from Operations. Income from operations increased $471,000, or 176.0%, from $268,000 in 1994 to $739,000 in 1995. As a percentage of net revenue, income from operations increased from 1.9% in 1994 to 4.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $4.0 million, or 38.9%, from $10.3 million in 1993 to $14.3 million in 1994. The increase in net revenue was primarily attributable to the implementation of a 24-hour service policy, promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $2.9 million, or 40.7%, from $7.3 million in 1993 to $10.2 million in 1994. As a percentage of net revenue, cost of goods sold increased slightly from 70.7% in 1993 to 71.6% in 1994.

     Gross Margin/Profit. Gross margin increased $1.0 million, or 34.6%, from $3.0 million for the twelve months ended December 31, 1993 to $4.0 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin decreased .9% from 29.3% for the twelve months ended December 31, 1993 to 28.4% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $877,000, or 30.2%, from $2.9 million in 1993 to $3.8 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 28.3% in 1993 to 26.5% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $165,000, or 158.6%, from $103,000 in 1993 to $268,000 in 1994. As a percentage of net revenue, income from operations increased from 1.0% in 1993 to 1.9% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of the Company (dollar amounts in thousands):

                                                                               NINE MONTHS
                                                      YEAR ENDED DECEMBER         ENDED
                                                              31,             SEPTEMBER 30,
                                                     ---------------------   ----------------
                                                     1993    1994    1995     1995     1996
                                                     -----   -----   -----   ------   -------
    Net cash flow provided by operating
      activities...................................  $ 548   $ 264   $ 579   $1,255   $ 2,222
    Net cash used in investing activities..........   (242)   (504)   (613)    (538)  (16,673)
    Net cash provided by (used in) financing
      activities...................................   (221)     63     219       64    27,080
                                                     -----   -----   -----   ------   -------
    Increase (decrease) in cash and cash
      equivalents..................................  $  85   $(177)  $ 185   $  781   $12,629
                                                     =====   =====   =====   ======   =======

     From 1993 through the nine months ended September 30, 1996, the Company generated $3.6 million in net cash from operating activities. During this period, $2.6 million was generated from net income plus noncash charges, and working capital did not require any net cash. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of payments on long-term debt and the proceeds from notes payable to stockholders.

     On August 21, 1996, the Company completed the IPO at $13.00 per share. The proceeds to the Company, net of expenses and underwriting discounts and commissions, were approximately $28,173,859. Of the net proceeds, $18,533,241 was used to pay the cash portion of the consideration for the Subsidiaries, including $1,025,770 which was used to repay certain indebtedness arising from the Combination. The Company plans to use the remaining proceeds for working capital and capital expenditures, including the acquisition of additional HVAC service and replacement businesses. The Company's ability to acquire new service centers will depend on a number of factors, including the ability of management of the Company to identify favorable target businesses and to negotiate favorable acquisition terms, the availability of adequate financing and other factors, many of which are beyond the control of the Company. Thus far, the Company has been very active in acquiring service centers. Management does not expect, however, to continue to acquire service centers at its current rate. In addition, there can be no assurance that the Company will be successful in identifying and acquiring service centers, that the Company can integrate such new service centers into the Company's operations or that the Company's new service centers will generate sales revenue or profit margins consistent with those of the Company's existing service centers.

     Working capital at September 30, 1996 was $13,404,390 and cash, cash equivalents and short term investments were $12,904,442. Net cash generated from operations during the first period of operations was $2,221,651.

     The Company's principal capital needs arise from the acquisition of new HVAC businesses and the costs associated with such expansion. During the first nine months of 1996, the Company's capital expenditures were $55,440. The Company repaid of $1,093,558 of debt. At September 30, 1996 the Company had $324,490 of outstanding notes payable.

     The Company has a commitment from a bank to borrow up to $20 million to be used for acquisitions, working capital and capital expenditures. Management believes that its existing cash balances, cash generated from operations and additional borrowings will be sufficient to fund the Company's planned capital expenditures through the remainder of 1996 and 1997. Should the Company's actual results of operations fall short of, or its rate of expansion significantly exceed its plans, or should its costs or capital expenditures exceed expectations, the Company may need to seek additional financing in the future. In negotiating such financing, there can be no assurance that the Company will be able to raise additional capital on terms satisfactory to the Company.

     Between October 24, 1996 and November 14, 1996, the Company entered into definitive agreements to acquire 22 HVAC service centers throughout the United States. Pursuant to the Agreements, the Company will merge with or acquire the stock of the 22 companies for an aggregate of approximately $10.3 million cash and approximately 2,929,000 shares of Common Stock. Closing of the transactions is subject to customary conditions and is expected to take place prior to year end.

                    FALSO HEATING AND SHEET METAL CO., INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                   YEAR ENDED DECEMBER 31,                  NINE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------------------------    --------------------------------
                                           1993              1994              1995              1995              1996
                                      --------------    --------------    --------------    --------------    --------------
    Net Revenue.....................  $6,688   100.0%   $8,214   100.0%   $8,224   100.0%   $5,653   100.0%   $7,296   100.0%
    Cost of Goods Sold..............   5,066    75.8     6,209    75.6     5,994    72.9     4,167    73.7     5,287    72.5
                                      ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
    Gross Margin....................   1,621    24.2     2,004    24.4     2,230    27.1     1,486    26.3     2,009    27.5
    Selling, general and
      administrative expenses.......   1,486    22.2     1,749    21.3     2,012    24.5     1,344    23.8     1,837    25.2
                                      ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
    Income from operations..........  $  136     2.0%   $  255     3.1%   $  218     2.7%   $  142     2.5%   $  173     2.4%
                                      ======   =====    ======   =====    ======   =====    ======   =====    ======   =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased $1.6 million, or 29.1%, from $5.7 million for the nine months ended September 30, 1995 to $7.3 million for the nine months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $1.1 million, or 26.9%, from $4.2 million for the nine months ended September 30, 1995 to $5.3 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 73.7% for the nine months ended September 30, 1995 to 72.5% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $523,000, or 35.2%, from $1.5 million for the nine months ended September 30, 1995 to $2.0 million for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 26.3% for the nine months ended September 30, 1995 to 27.5% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $492,000, or 36.6%, from $1.3 million for the nine months ended September 30, 1995 to $1.8 million for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 23.8% for the nine months ended September 30, 1995 to 25.2% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $31,000, or 21.8%, from $142,000 for the nine months ended September 30, 1995 to $173,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 2.5% for the nine months ended September 30, 1995 to 2.4% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue remained relatively even at $8.2 million in 1994 and 1995.

     Cost of Goods Sold. Cost of goods sold decreased $215,000, or 3.5%, from $6.2 million in 1994 to $6.0 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 75.6% in 1994 to 72.9% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $226,000, or 11.3%, from $2.0 million in 1994 to $2.2 million in 1995. As a percentage of net revenue, gross margin increased from 24.4% in 1994 to 27.1% in 1995.

The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $263,000, or 15.0%, from $1.8 million in 1994 to $2.0 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 21.3% in 1994 to 24.5% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $37,000, or 14.4%, from $255,000 in 1994 to $218,000 in 1995. As a percentage of net revenue, income from operations decreased from 3.1% in 1994 to 2.7% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $1.5 million, or 22.8%, from $6.7 million in 1993 to $8.2 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $1.1 million, or 22.6%, from $5.1 million in 1993 to $6.2 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 75.8% in 1993 to 75.6% in 1994.

     Gross Margin/Profit. Gross margin increased $383,000, or 23.6%, from $1.6 million in 1993 to $2.0 million in 1994. As a percentage of net revenue, gross margin increased from 24.2% in 1993 to 24.4% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $264,000, or 17.7%, from $1.5 million in 1993 to $1.8 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 22.2% in 1993 to 21.3% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $120,000, or 88.2%, from $136,000 in 1993 to $255,000 in 1994. As a percentage of net revenue, income from operations increased from 2.0% in 1993 to 3.1% in 1994.

  Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Falso Heating and Sheet Metal Co., Inc.:

                                                                                NINE MONTHS
                                                                                   ENDED
                                                    YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                                    -----------------------    -------------
                                                    1993     1994     1995     1995     1996
                                                    -----    -----    -----    -----    ----
    Net cash flow provided by operating
      activities..................................  $ 183    $ 285    $ 465    $ 596    $500
    Net cash used in investing activities.........   (119)    (183)     (81)     (50)    (83)
    Net cash used in financing activities.........    (72)    (105)    (223)    (204)    (28)
                                                    -----    -----    -----    -----    ----
    Increase (decrease) in cash and cash
      equivalents.................................  $  (8)   $  (3)   $ 161    $ 342    $389
                                                    =====    =====    =====    =====    ====

     From 1993 through the nine months ended September 30, 1996, Falso Heating and Sheet Metal Co., Inc. generated $1,433,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

             COMBINED PARDEE'S REFRIGERATION COMPANY INCORPORATED,
          ISLAND AIR CONDITIONING, INC., SANDERS INDOOR COMFORT, INC.,
                    AND SOUTHERN STATES COMFORT CORPORATION

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                   YEAR ENDED NOVEMBER 30,                   NINE MONTHS ENDED AUGUST 31,
                                     ---------------------------------------------------   ---------------------------------
                                          1993              1994              1995              1995              1996
                                     ---------------   ---------------   ---------------   ---------------   ---------------
    Net Revenue....................  $4,110    100.0%  $4,930    100.0%  $6,385    100.0%  $4,589    100.0%  $5,626    100.0%
    Cost of Goods Sold.............   3,131     76.2    3,755     76.2    4,466     69.9    3,098     67.5    3,854     68.5
                                     ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
    Gross Margin...................     979     23.8    1,175     23.8    1,920     30.1    1,491     32.5    1,772     31.5
    Selling, general and
      administrative...............     853     20.8    1,145     23.2    1,742     27.3    1,280     27.9    1,630     29.0
                                     ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
    Income from operations.........  $  126      3.1%  $   30      0.6%  $  178      2.8%  $  211      4.6%  $  142      2.5%
                                     ======   ======   ======   ======   ======   ======   ======   ======   ======   ======

  Nine Months Ended August 31, 1996 Compared to Nine Months Ended August 31,
1995

     Net Revenue. Net revenue increased $1.0 million, or 22.6%, from $4.6 million for the nine months ended August 31, 1995 to $5.6 million for the nine months ended August 31, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $756,000, or 24.4%, from $3.1 million for the nine months ended August 31, 1995 to $3.9 million for the nine months ended August 31, 1996. As a percentage of net revenue, cost of goods sold increased from 67.5% for the nine months ended August 31, 1995 to 68.5% for the nine months ended August 31, 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $280,000, or 18.8%, from $1.5 million for the nine months ended August 31, 1995 to $1.8 million for the nine months ended August 31, 1996. As a percentage of net revenue, gross margin decreased from 32.5% for the nine months ended August 31, 1995 to 31.5% for the nine months ended August 31, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $350,000, or 27.4%, from $1.3 million for the nine months ended August 31, 1995 to $1.6 million for the nine months ended August 31, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 27.9% for the nine months ended August 31, 1995 to 29.0% for the nine months ended August 31, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $70,000, or 33.0%, from $211,000 for the nine months ended August 31, 1995 to $142,000 for the nine months ended August 31, 1996. As a percentage of net revenue, income from operations decreased from 4.6% for the nine months ended August 31, 1995 to 2.5% for the nine months ended August 31, 1996.

  Year Ended November 30, 1995 Compared to November 30, 1994

     Net Revenue. Net revenue increased $1.5 million, or 29.5%, from $4.9 million in 1994 to $6.4 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $711,000, or 18.9%, from $3.8 million in 1994 to $4.5 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 76.2% in 1994 to 69.9% in

1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $745,000, or 63.4%, from $1.2 million in 1994 to $1.9 million in 1995. As a percentage of net revenue, gross margin increased from 23.8% in 1994 to 30.1% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $597,000, or 52.1%, from $1.2 million in 1994 to $1.7 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 23.2% in 1994 to 27.3% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $148,000, or 491.8%, from $30,000 in 1994 to $178,000 in 1995. As a percentage of net revenue, income from operations increased from .6% in 1994 to 2.8% in 1995.

  Year Ended November 30, 1994 Compared to November 30, 1993

     Net Revenue. Net revenue increased $820,000, or 20.0%, from $4.1 million in 1993 to $4.9 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $624,000, or 19.9%, from $3.1 million in 1993 to $3.8 million in 1994. As a percentage of net revenue, cost of goods sold remained even at 76.2% in 1993 and in 1994.

     Gross Margin/Profit. Gross margin increased $196,000, or 20.1%, from $1.0 million in 1993 to $1.2 million in 1994. As a percentage of net revenue, gross margin remained even at 23.8% in 1993 and in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $292,000, or 34.3%, from $853,000 in 1993 to $1.1 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 20.8% in 1993 to 23.2% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $96,000, or 76.1%, from $126,000 in 1993 to $30,000 in 1994. As a percentage of net revenue, income from operations decreased from 3.1% in 1993 to .6% in 1994.

  Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Combined Pardee's Refrigeration Company Incorporated, Island Air Conditioning, Inc., Sanders Indoor Comfort, Inc., and Southern States Comfort
Corporation:

                                                                                 NINE MONTHS
                                                                YEAR ENDED          ENDED
                                                               NOVEMBER 30,      AUGUST 31,
                                                            ------------------   -----------
                                                            1993   1994   1995   1995   1996
                                                            ----   ----   ----   ----   ----
    Net cash flow provided by operating activities........  $246   $361   $524   $445   $237
    Net cash used in investing activities.................  (223)  (280)  (257)  (190)  (177)
    Net cash provided by (used in) financing activities...    88      7    100     89    (87)
                                                            ----   ----   ----   ----   ----
    Increase (decrease) in cash and cash equivalents......  $111   $ 88   $367   $344   $(27)
                                                            ====   ====   ====   ====   ====

     From 1993 through the nine months ended August 31, 1996, Combined Pardee's Refrigeration Company Incorporated, Island Air Conditioning, Inc., Sanders Indoor Comfort, Inc., and Southern States Comfort Corporation generated $1,368,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          FREES SERVICE EXPERTS, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                          YEAR ENDED SEPTEMBER 30,
                                            ----------------------------------------------------
                                                 1994               1995               1996
                                            --------------     --------------     --------------
    Net Revenue...........................  $5,082   100.0%    $5,769   100.0%    $5,410   100.0%
    Cost of Goods Sold....................   3,729    73.4      3,904    67.7      3,589    66.3
                                            ------   -----     ------   -----     ------   -----
    Gross Margin..........................   1,353    26.6      1,865    32.3      1,821    33.7
    Selling, general and administrative
      expenses............................   1,292    25.4      1,766    30.6      1,391    25.7
                                            ------   -----     ------   -----     ------   -----
    Income from operations................  $   61     1.2%    $   98     1.7%    $  430     7.9%
                                            ======   =====     ======   =====     ======   =====

  Year Ended September 30, 1996 Compared to September 30, 1995

     Net Revenue. Net revenue decreased $360,000, or 6.2%, from $5.8 million in 1995 to $5.4 million in 1996.

     Cost of Goods Sold. Cost of goods sold decreased $316,000, or 8.1%, from $3.9 million in 1995 to $3.6 million in 1996. As a percentage of net revenue, cost of goods sold decreased from 67.7% in 1995 to 66.3% in 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin decreased $44,000, or 2.4%, from $1.9 million in 1995 to $1.8 million in 1996. As a percentage of net revenue, gross margin increased from 32.3% in 1995 to 33.7% in 1996. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $375,000, or 21.2%, from $1.8 million in 1995 to $1.4 million in 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 30.6% in 1995 to 25.7% in 1996.

     Income from Operations. Income from operations increased $331,000, or 336.4%, from $98,000 in 1995 to $430,000 in 1996. As a percentage of net revenue, income from operations increased from 1.7% in 1995 to 7.9% in 1996.

  Year Ended September 30, 1995 Compared to September 30, 1994

     Net Revenue. Net revenue increased $687,000, or 13.5%, from $5.1 million in 1994 to $5.8 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $175,000, or 4.7%, from $3.7 million in 1994 to $3.9 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 73.4% in 1994 to 67.7% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $512,000, or 37.8%, from $1.4 million in 1994 to $1.9 million in 1995. As a percentage of net revenue, gross margin increased from 26.6% in 1994 to 32.3% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $474,000, or 36.7%, from $1.3 million in 1994 to $1.8 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 25.4% in 1994 to 30.6% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $38,000, or 61.7%, from $61,000 in 1994 to $98,000 in 1995. As a percentage of net revenue, income from operations increased from 1.2% in 1994 to 1.7% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Frees Service Experts, Inc.:

                                                                            YEAR ENDED
                                                                          SEPTEMBER 30,
                                                                        ------------------
                                                                        1994   1995   1996
                                                                        ----   ----   ----
    Net cash flow provided by operating activities....................  $203   $384   $390
    Net cash used in investing activities.............................   (61)  (475)  (313)
    Net cash provided by (used in) financing activities...............   (83)   150   (166)
                                                                        ----   ----   ----
    Increase (decrease) in cash and cash equivalents..................  $ 59   $ 59   $(89)
                                                                        ====   ====   ====

     From 1994 through the year ended September 30, 1996, Frees Service Experts, Inc. generated $977,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                         CUSTOM AIR CONDITIONING, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                                                        NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                              ------------------------------------------------   -------------------------------
                                   1993             1994             1995             1995             1996
                              --------------   --------------   --------------   --------------   --------------
    Net Revenue.............  $3,472   100.0%  $4,638   100.0%  $5,168   100.0%  $4,181   100.0%  $4,296   100.0%
    Cost of Goods Sold......   2,487    71.6    3,309    71.3    3,571    69.1    2,864    68.5    2,940    68.4
                              ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Gross Margin............     986    28.4    1,329    28.7    1,597    30.9    1,318    31.5    1,356    31.6
    Selling, general and
      administrative
      expenses..............     968    27.9    1,071    23.1    1,428    27.6      837    20.0    1,106    25.7
                              ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Income from
      operations............  $   18     0.5%  $  258     5.6%  $  169     3.3%  $  480    11.5%  $  250     5.8%
                              ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased $114,000, or 2.7%, from $4.2 million for the nine months ended September 30, 1995 to $4.3 million for the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold remained relatively even at $2.9 million for the nine months ended September 30, 1995 and for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 68.5% for the nine months ended September 30, 1995 to 68.4% for the nine months ended September 30, 1996.

     Gross Margin/Profit. Gross margin increased $38,000, or 2.9%, from $1.3 million for the nine months ended September 30, 1995 to $1.4 million for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 31.5% for the nine months ended September 30, 1995 to 31.6% for the nine months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $269,000, or 32.1%, from $837,000 for the nine months ended September 30, 1995 to $1.1 million for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 20.0% for the nine months ended September 30, 1995 to 25.7% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $231,000, or 48.0%, from $480,000 for the nine months ended September 30, 1995 to $250,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 11.5% for the nine months ended September 30, 1995 to 5.8% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $530,000, or 11.4%, from $4.6 million in 1994 to $5.2 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $262,000, or 7.9%, from $3.3 million in 1994 to $3.6 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.3% in 1994 to 69.1% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $268,000, or 20.2%, from $1.3 million in 1994 to $1.6 million in 1995. As a percentage of net revenue, gross margin increased from 28.7% in 1994 to 30.9% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $357,000, or 33.4%, from $1.1 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 23.1% in 1994 to 27.6% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $89,000, or 34.5%, from $258,000 in 1994 to $169,000 in 1995. As a percentage of net revenue, income from operations decreased from 5.6% in 1994 to 3.3% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $1.2 million, or 33.6%, from $3.5 million in 1993 to $4.6 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $823,000, or 33.1%, from $2.5 million in 1993 to $3.3 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 71.6% in 1993 to 71.3% in 1994.

     Gross Margin/Profit. Gross margin increased $343,000, or 34.8%, from $986,000 in 1993 to $1.3 million in 1994. As a percentage of net revenue, gross margin increased from 28.4% in 1993 to 28.7% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $103,000, or 10.6%, from $968,000 in 1993 to $1.1 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.9% in 1993 to 23.1% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $240,000, or 1,323.6%, from $18,000 in 1993 to $258,000 in 1994. As a percentage of net revenue, income from operations increased from .5% in 1993 to 5.6% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Custom Air Conditioning, Inc.:

                                                                                  NINE MONTHS
                                                                                     ENDED
                                                    YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                                     ---------------------      ---------------
                                                     1993    1994    1995       1995      1996
                                                     -----   -----   -----      -----     -----
    Net cash flow provided by operating
      activities...................................  $ 179   $ 460   $ 279      $ 693     $ 345
    Net cash used in investing activities..........    (81)   (209)   (190)       (68)     (151)
    Net cash provided by (used in) financing
      activities...................................    (16)   (299)   (172)        23        47
                                                     -----   -----   -----      -----     -----
    Increase (decrease) in cash and cash
      equivalents..................................  $  82   $ (48)  $ (83)     $ 648     $ 241
                                                     =====   =====   =====      =====     =====

     From 1993 through the nine months ended September 30, 1996, Custom Air Conditioning, Inc.: generated $1,262,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                        GORDON'S SPECIALTY COMPANY, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                    YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                        ------------------------------------------------   ---------------------------------
                                             1993             1994             1995             1995              1996
                                        --------------   --------------   --------------   --------------   ----------------
    Net Revenue.......................  $5,093   100.0%  $4,604   100.0%  $4,952   100.0%  $3,777   100.0%  $3,547     100.0%
    Cost of Goods Sold................   3,892    76.4%   3,289    71.4%   3,386    68.4%   2,649    70.1    2,449      69.1
                                        ------   -----   ------   -----   ------   -----   ------   -----   ------     -----
    Gross Margin......................   1,202    23.6%   1,315    28.6%   1,566    31.6%   1,129    29.9    1,097      30.9
    Selling, general and
      administrative expenses.........   1,237    24.3%   1,296    28.1%   1,364    27.5%     993    26.3      699      19.7
                                        ------   -----   ------   -----   ------   -----   ------   -----   ------     -----
    Income (loss) from operations.....  $  (36)   (0.7)% $   19     0.4%  $  202     4.1%  $  135     3.6%  $  398      11.2%
                                        ======   =====   ======   =====   ======   =====   ======   =====   ======     =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue decreased $231,000, or 6.1%, from $3.8 million for the nine months ended September 30, 1995 to $3.5 million for the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $199,000, or 7.5%, from $2.6 million for the nine months ended September 30, 1995 to $2.4 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 70.1% for the nine months ended September 30, 1995 to 69.1% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin remained relatively even at $1.1 million for the nine months ended September 30, 1995 and September 30, 1996. As a percentage of net revenue, gross margin increased from 29.9% for the nine months ended September 30, 1995 to 30.9% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $294,000, or 29.6%, from $993,000 for the nine months ended September 30, 1995 to $699,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 26.3% for the nine months ended September 30, 1995 to 19.7% for the nine months ended September 30, 1996.

     Income (Loss) from Operations. Income from operations increased $263,000, or 194.1%, from $135,000 for the nine months ended September 30, 1995 to $398,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations increased from 3.6% for the nine months ended September 30, 1995 to 11.2% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $348,000, or 7.6%, from $4.6 million in 1994 to $5.0 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $97,000, or 3.0%, from $3.3 million in 1994 to $3.4 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.4% in 1994 to 68.4% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $251,000, or 19.1%, from $1.3 million in 1994 to $1.6 in 1995. As a percentage of net revenue, gross margin increased from 28.6% in 1994 to 31.6% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $68,000, or 5.2%, from $1.3 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 28.1% in 1994 to 27.5% in 1995.

     Income from Operations. Income from operations increased $183,000 from $19,000 in 1994 to $202,000 in 1995. As a percentage of net revenue, income from operations increased from .4% in 1994 to 4.1% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue decreased $489,000, or 9.6%, from $5.1 million in 1993 to $4.6 million in 1994.

     Cost of Goods Sold. Cost of goods sold decreased $602,000, or 15.5%, from $3.9 million, in 1993 to $3.3 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 76.4% in 1993 to 71.4% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $113,000, or 9.4%, from $1.2 million in 1993 to $1.3 million in 1994. As a percentage of net revenue, gross margin increased from 23.6% in 1993 to 28.6% in 1994. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $58,000, or 4.7%, from $1.2 million in 1993 to $1.3 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 24.3% in 1993 to 28.1% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $55,000, or 153.8%, from $(36,000) in 1993 to $19,000 in 1994. As a percentage of net revenue, income from operations increased from (.7%) in 1993 to .4% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Gordon's Specialty Company, Inc.:

                                                                                   NINE MONTHS
                                                                                      ENDED
                                                    YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                    ----------------------       ---------------
                                                     1993    1994    1995        1995      1996
                                                     -----   -----   -----       -----     -----
    Net cash flow provided by (used in) operating
      activities...................................  $ (90)  $ 435   $ 178       $ 634       599
    Net cash used in investing activities..........   (388)    (12)   (578)       (575)     (142
    Net cash provided by (used in) financing
      activities...................................     --      --      --          --        --
                                                     -----   -----   -----       -----     -----
    Increase (decrease) in cash and cash
      equivalents..................................  $(478)  $ 423   $(400)      $  59       457
                                                     =====   =====   =====       =====     =====

     From 1993 through the nine months ended September 30, 1996, Gordon's Specialty Company, Inc. generated $1,122,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                                                                  NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                          ------------------------------------------------   -------------------------------
                                               1993             1994             1995             1995             1996
                                          --------------   --------------   --------------   --------------   --------------
    Net Revenue.........................  $5,811   100.0%  $5,338   100.0%  $4,887   100.0%  $3,721   100.0%  $4,097   100.0%
    Cost of Goods Sold..................   4,020    69.2    3,597    67.4    3,318    67.9    2,488    66.9    2,608    63.7
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Gross Margin........................   1,791    30.8    1,742    32.6    1,570    32.1    1,233    33.1    1,489    36.3
    Selling, general and
      administrative....................   1,515    26.1    1,547    29.0    1,425    29.2    1,032    27.7    1,177    28.7
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Income from operations..............  $  276     4.8%  $  195     3.7%  $  145     3.0%  $  200     5.4%  $  312     7.6%
                                          ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased $376,000, or 10.1%, from $3.7 million for the nine months ended September 30, 1995 to $4.1 million for the nine months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $120,000, or 4.8%, from $2.5 million for the nine months ended September 30, 1995 to $2.6 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 66.9% for the nine months ended September 30, 1995 to 63.7% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $256,000, or 20.8%, from $1.2 million for the nine months ended September 30, 1995 to $1.5 million for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 33.1% for the nine months ended September 30, 1995 to 36.3% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $144,000, or 14.0%, from $1.0 million for the nine months ended September 30, 1995 to $1.2 million for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 27.7% for the nine months ended September 30, 1995 to 28.7% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $112,000, or 55.8%, from $200,000 for the nine months ended September 30, 1995 to $312,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations increased from 5.4% for the nine months ended September 30, 1995 to 7.6% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue decreased $451,000, or 8.4%, from $5.3 million in 1994 to $4.9 million in 1995.

     Cost of Goods Sold. Cost of goods sold decreased $279,000, or 7.8%, from $3.6 million in 1994 to $3.3 million in 1995. As a percentage of net revenue, cost of goods sold increased from 67.4% in 1994 to 67.9% in 1995

     Gross Margin/Profit. Gross margin decreased $172,000, or 9.9%, from $1.7 million in 1994 to $1.5 million in 1995. As a percentage of net revenue, gross margin decreased from 32.6% in 1994 to 32.1% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $122,000, or 7.9%, from $1.5 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 29.0% in 1994 to 29.2% in 1995.

     Income from Operations. Income from operations decreased $50,000, or 25.6%, from $195,000 in 1994 to $145,000 in 1995. As a percentage of net revenue, income from operations decreased from 3.7% in 1994 to 3.0% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue decreased $473,000, or 8.1%, from $5.8 million in 1993 to $5.3 million in 1994.

     Cost of Goods Sold. Cost of goods sold decreased $423,000, or 10.5%, from $4.0 million in 1993 to $3.6 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 69.2% in 1993 to 67.4% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin decreased $50,000, or 2.8%, from $1.8 million in 1993 to $1.7 million in 1994. As a percentage of net revenue, gross margin increased from 30.8% in 1993 to 32.6% in 1994. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses remained relatively even at $1.5 million 1993 and 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 26.1% in 1993 to 29.0% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $81,000, or 29.3%, from $276,000 in 1993 to $195,000 in 1994. As a percentage of net revenue, income from operations decreased from 4.8% in 1993 to 3.7% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Dial One Service Champions, ET AL.:

                                                                                   NINE MONTHS
                                                                                      ENDED
                                                      YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                                       ---------------------      -------------
                                                       1993    1994    1995       1995    1996
                                                       -----   -----   -----      -----   -----
    Net cash flow provided by operating
      activities.....................................  $ 339   $ 401   $ 405      $ 326   $ 293
    Net cash provided by (used in) investing
      activities.....................................   (210)   (474)    135       (159)   (174)
    Net cash provided by (used in) financing
      activities.....................................     40     (90)   (386)       (27)    (18)
                                                       -----   -----   -----      -----   -----
    Increase (decrease) in cash and cash
      equivalents....................................  $ 169   $(163)  $ 154      $ 140   $ 101
                                                       =====   =====   =====      =====   =====

     From 1993 through the nine months ended September 30, 1996, Dial One Service Champions, ET AL. generated $1,438,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                                COMFORTECH, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                                                                   SIX MONTHS ENDED SEPTEMBER
                                                            YEAR ENDED MARCH 31,                                30,
                                              ------------------------------------------------   -------------------------------
                                                   1994             1995             1996             1995             1996
                                              --------------   --------------   --------------   --------------   --------------
Net Revenue.................................  $4,325   100.0%  $4,363   100.0%  $4,538   100.0%  $2,682   100.0%  $3,073   100.0%
Cost of Goods Sold..........................   3,093    71.5    3,109    71.3    3,200    70.5    1,821    67.9    2,068    67.3
                                              ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Gross Margin................................   1,233    28.5    1,254    28.7    1,338    29.5      861    32.1    1,005    32.7
Selling, general and administrative
  expenses..................................   1,098    25.4    1,156    26.5    1,212    26.7      584    21.8      583    19.0
                                              ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
Income from operations......................  $  135     3.1%  $   97     2.2%  $  126     2.8%  $  277    10.3%  $  422    13.7%
                                              ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

  Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Net Revenue. Net revenue increased $391,000, or 14.6%, from $2.7 million for the six months ended September 30, 1995 to $3.1 million for the six months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $246,000, or 13.5%, from $1.8 million for the six months ended September 30, 1995 to $2.1 million for the six months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 67.9% for the six months ended September 30, 1995 to 67.3% for the six months ended September 30, 1996.

     Gross Margin/Profit. Gross margin increased $144,000, or 16.8%, from $861,000 for the six months ended September 30, 1995 to $1.0 million for the six months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 32.1% for the six months ended September 30, 1995 to 32.7% for the six months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses remained even at $583,000 for the six months ended September 30, 1995 and for the six months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 21.8% for the six months ended September 30, 1995 to 19.0% for the six months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $144,000, or 52.1%, from $277,000 for the six months ended September 30, 1995 to $422,000 for the six months ended September 30, 1996. As a percentage of net revenue, income from operations increased from 10.3% for the six months ended September 30, 1995 to 13.7% for the six months ended September 30, 1996.

  Year Ended March 31, 1996 Compared to March 31, 1995

     Net Revenue. Net revenue increased $176,000, or 4.0%, from $4.4 million in 1995 to $4.5 million in 1996. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $91,000, or 2.9%, from $3.1 million in 1995 to $3.2 million in 1996. As a percentage of net revenue, cost of goods sold decreased from 71.3% in 1995 to 70.5% in 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $85,000, or 6.7%, from $1.3 million in 1995 to $1.3 million in 1996. As a percentage of net revenue, gross margin increased from 28.7% in 1995 to 29.5% in 1996.

The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $56,000, or 4.8%, from $1.1 million in 1995 to $1.2 million in 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 26.5% in 1995 to 26.7% in 1996.

     Income from Operations. Income from operations increased $28,000, or 29.2%, from $97,000 in 1995 to $126,000 in 1996. As a percentage of net revenue, income from operations increased from 2.2% in 1995 to 2.8% in 1996.

  Year Ended March 31, 1995 Compared to March 31, 1994

     Net Revenue. Net revenue increased $37,000, or .9%, from $4.3 million in 1994 to $4.4 million in 1995.

     Cost of Goods Sold. Cost of goods sold was relatively even at $3.1 million in 1994 and in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.5% in 1994 to 71.3% in 1995.

     Gross Margin/Profit. Gross margin was relatively even at $1.2 million in 1994 and in 1995. As a percentage of net revenue, gross margin increased from 28.5% in 1994 to 28.7% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $58,000, or 5.3%, from $1.1 million in 1994 to $1.2 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 25.4% in 1994 to 26.5% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $38,000, or 27.9%, from $135,000 in 1994 to $97,000 in 1995. As a percentage of net revenue, income from operations decreased from 3.1% in 1994 to 2.2% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Comfortech, Inc.:

                                                                                   SIX MONTHS
                                                                                     ENDED
                                                        YEAR ENDED DECEMBER 31,    SEPTEMBER 30,
                                                        ----------------------    --------------
                                                         1994   1995    1996        1995   1996
                                                         ----   -----   -----       ----   -----
    Net cash flow provided by operating activities.....  $104   $  25   $ 193       $335   $ 197
    Net cash used in investing activities..............   (77)   (124)   (124)       (89)   (145)
    Net cash provided by (used in) financing
      activities.......................................   (91)     (2)   (105)       (60)     70
                                                         ----   -----   -----       ----   -----
    Increase (decrease) in cash and cash equivalents...  $(64)  $(101)  $ (36)      $186   $ 122
                                                         ====   =====   =====       ====   =====

     From 1994 through the six months ended September 30, 1996, Comfortech, Inc. generated $519,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                         YEAR ENDED SEPTEMBER 30,
                                           -----------------------------------------------------
                                                1994               1995               1996
                                           ---------------    ---------------    ---------------
    Net Revenue..........................  $3,500    100.0%   $3,780    100.0%   $4,333    100.0%
    Cost of Goods Sold...................   2,682     76.6     2,760     73.0     3,057     70.5
                                           ------   ------    ------   ------    ------   ------
    Gross Margin.........................     818     23.4     1,020     27.0     1,276     29.5
    Selling, general and administrative
      expenses...........................     655     18.7       979     25.9     1,223     28.2
                                           ------   ------    ------   ------    ------   ------
    Income from operations...............  $  163      4.7%   $   41      1.1%   $   53      1.2%
                                           ======   ======    ======   ======    ======   ======

  Year Ended September 30, 1996 Compared to September 30, 1995

     Net Revenue. Net revenue increased $553,000, or 14.6%, from $3.8 million in 1995 to $4.3 million in 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $297,000, or 10.8%, from $2.8 million in 1995 to $3.1 million in 1996. As a percentage of net revenue, cost of goods sold decreased from 73.0% in 1995 to 70.5% in 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $256,000, or 25.1%, from $1.0 million in 1995 to $1.3 million in 1996. As a percentage of net revenue, gross margin increased from 27.0% in 1995 to 29.5% in 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $244,000, or 24.9%, from $1.0 million in 1995 to $1.2 million in 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 25.9% in 1995 to 28.2% in 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $12,000, or 28.2%, from $41,000 in 1995 to $53,000 in 1996. As a percentage of net revenue, income from operations increased from 1.1% in 1995 to 1.2% in 1996.

YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO SEPTEMBER 30, 1994

     Net Revenue. Net revenue increased $280,000, or 8.0%, from $3.5 million in 1994 to $3.8 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $78,000, or 2.9%, from $2.7 million in 1994 to $2.8 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 76.6% in 1994 to 73.0% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $202,000, or 24.7%, from $818,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, gross margin increased from 23.4% in 1994 to 27.0% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $324,000, or 49.4%, from $655,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 18.7% in 1994 to 25.9% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $122,000, or 74.7%, from $163,000 in 1994 to $41,000 in 1995. As a percentage of net revenue, income from operations decreased from 4.7% in 1994 to 1.1% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Air-Conditioning and Heating Unlimited, Inc.:

                                                               YEAR ENDED SEPTEMBER 30,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
    Net cash flow provided by (used in) operating
      activities..........................................  $   188     $   105     $   (33)
    Net cash used in investing activities.................      (61)        (36)       (141)
    Net cash used in financing activities.................      (18)        (39)        (23)
                                                            -------     -------     -------
    Increase (decrease) in cash and cash equivalents......  $   109     $    30     $  (197)
                                                            =======     =======     =======

     From 1994 through the year ended September 30, 1996, Air-Conditioning and Heating Unlimited, Inc. generated $260,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                      THE 1589 NIAGARA STREET CORPORATION

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                           YEAR ENDED AUGUST 31,
                                            ----------------------------------------------------
                                                 1994               1995               1996
                                            --------------     --------------     --------------
    Net Revenue...........................  $2,463   100.0%    $2,914   100.0%    $3,785   100.0%
    Cost of Goods Sold....................   1,758    71.4      2,058    70.6      2,301    60.8
                                            ------   -----     ------   -----     ------   -----
    Gross Margin..........................     705    28.6        855    29.4      1,484    39.2
    Selling, general and administrative
      expenses............................     703    28.5        774    26.6      1,273    33.6
                                            ------   -----     ------   -----     ------   -----
    Income from operations................  $    2     0.1%    $   82     2.8%    $  211     5.6%
                                            ======   =====     ======   =====     ======   =====

  Year Ended August 31, 1996 Compared to August 31, 1995

     Net Revenue. Net revenue increased $872,000, or 29.9%, from $2.9 million in 1995 to $3.8 million in 1996. Management believes that the increase in net revenues was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $243,000, or 11.8%, from $2.1 million in 1995 to $2.3 million in 1996. As a percentage of net revenue, cost of goods sold decreased from 70.6% in 1995 to 60.8% in 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $629,000, or 73.5%, from $855,000 in 1995 to $1.5 million in 1996. As a percentage of net revenue, gross margin increased from 29.4% in 1995 to 39.2% in 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $499,000, or 64.5%, from $774,000 in 1995 to $1.3 million in 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 26.6% in 1995 to 33.6% in 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $130,000, or 158.6%, from $82,000 in 1995 to $211,000 in 1996. As a percentage of net revenue, income from operations increased from 2.8% in 1995 to 5.6% in 1996.

  Year Ended August 31, 1995 Compared to August 31, 1994

     Net Revenue. Net revenue increased $451,000, or 18.3%, from $2.5 million in 1994 to $2.9 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $300,000, or 17.1%, from $1.8 million in 1994 to $2.1 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.4% in 1994 to 70.6% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $150,000, or 21.3%, from $705,000 in 1994 to $855,000 in 1995. As a percentage of net revenue, gross margin increased from 28.6% in 1994 to 29.4% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $71,000, or 10.0%, from $703,000 in 1994 to $774,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 28.5% in 1994 to 26.6% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $80,000, or 4,125.4%, from $2,000 in 1994 to $82,000 in 1995. As a percentage of net revenue, income from operations increased from .1% in 1994 to 2.8% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of The 1589 Niagara Street Corporation:

                                                                     YEAR ENDED AUGUST 31,
                                                                     ---------------------
                                                                     1994    1995    1996
                                                                     -----   -----   -----
    Net cash flow provided by (used in) operating activities.......  $ 212   $ 111   $ 240
    Net cash used in investing activities..........................    (72)   (196)   (205)
    Net cash provided by (used in) financing activities............    (91)     71      28
                                                                     -----   -----   -----
    Increase (decrease) in cash and cash equivalents...............  $  49   $ (14)  $  63
                                                                     =====   =====   =====

     For the three years ended August 31, 1996, The 1589 Niagara Street Corporation generated $563,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                        YEAR ENDED MARCH 31,                 SIX MONTHS ENDED SEPTEMBER 30,
                                          ------------------------------------------------   -------------------------------
                                               1994             1995             1996             1995             1996
                                          --------------   --------------   --------------   --------------   --------------
    Net Revenue.........................  $2,536   100.0%  $2,605   100.0%  $3,584   100.0%  $1,920   100.0%  $1,694   100.0%
    Cost of Goods Sold..................   2,237    88.2    2,187    84.0    3,089    86.2    1,619    84.3    1,444    85.3
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Gross Margin........................     299    11.8      418    16.0      495    13.8      301    15.7      249    14.7
    Selling, general and administrative
      expenses..........................     355    14.0      368    14.1      489    13.7      254    13.2      214    12.6
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Income (loss) from operations.......  $  (56)  (2.2)%  $   50     1.9%  $    6     0.2%  $   47     2.4%  $   35     2.1%
                                          ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

  Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Net Revenue. Net revenue decreased $226,000, or 11.8%, from $1.9 million for the six months ended September 30, 1995 to $1.7 million for the six months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $175,000, or 10.8%, from $1.6 million for the six months ended September 30, 1995 to $1.4 million for the six months ended September 30, 1996. As a percentage of net revenue, cost of goods sold increased from 84.3% for the six months ended September 30, 1995 to 85.3% for the six months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin decreased $51,000, or 17.1%, from $301,000 for the six months ended September 30, 1995 to $249,000 for the six months ended September 30, 1996. As a percentage of net revenue, gross margin decreased from 15.7% for the six months ended September 30, 1995 to 14.7% for the six months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $40,000, or 15.7%, from $254,000 for the six months ended September 30, 1995 to $214,000 for the six months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 13.2% for the six months ended September 30, 1995 to 12.6% for the six months ended September 30, 1996.

     Income (Loss) from Operations. Income from operations decreased $12,000, or 24.6%, from $47,000 for the six months ended September 30, 1995 to $35,000 for the six months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 2.4% for the six months ended September 30, 1995 to 2.1% for the six months ended September 30, 1996.

  Year Ended March 31, 1996 Compared to March 31, 1995

     Net Revenue. Net revenue increased $980,000, or 37.6%, from $2.6 million in 1995 to $3.6 million in 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $902,000, or 41.3%, from $2.2 million in 1995 to $3.1 million in 1996. As a percentage of net revenue, cost of goods sold increased from 84.0% in 1995 to 86.2% in 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $77,000, or 18.5%, from $418,000 in 1995 to $495,000 in 1996. As a percentage of net revenue, gross margin decreased from 16.0% in 1995 to 13.8% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $121,000, or 32.9%, from $368,000 in 1995 to $489,000 in 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 14.1% in 1995 to 13.7% in 1996. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations decreased $44,000, or 88.0%, from $50,000 in 1995 to $6,000 in 1996. As a percentage of net revenue, income from operations decreased from 1.9% in 1995 to .2% in 1996.

  Year Ended March 31, 1995 Compared to March 31, 1994

     Net Revenue. Net revenue increased $68,000, or 2.7%, from $2.5 million in 1994 to $2.6 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold remained relatively even at $2.2 million in 1994 and in 1995. As a percentage of net revenue, cost of goods sold decreased from 88.2% in 1994 to 84.0% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $119,000, or 39.9%, from $299,000 in 1994 to $418,000 in 1995. As a percentage of net revenue, gross margin increased from 11.8% in 1994 to 16.0% in 1995. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $13,000, or 3.7%, from $355,000 in 1994 to $368,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 14.0% in 1994 to 14.1% in 1995.

     Income from Operations. Income from operations increased $106,000 from ($56,000) in 1994 to $50,000 in 1995. As a percentage of net revenue, income from operations increased from (2.2)% in 1994 to 1.9% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of HVAC Division of Paul E. Smith Co., Inc.:


                                                                            SIX MONTHS ENDED
                                                     YEAR ENDED MARCH 31,     SEPTEMBER 30,
                                                     ---------------------   ---------------
                                                     1994    1995    1996    1995      1996
                                                     -----   -----   -----   -----     -----
    Net cash flow provided by operating
      activities...................................  $ 214   $ 215   $  57   $  80     $ 149
    Net cash used in investing activities..........    (28)    (92)    (93)    (37)
    Net cash provided by (used in) financing
      activities...................................   (186)   (123)     36     (43)     (149)
                                                     -----   -----   -----   -----     -----
    Increase (decrease) in cash and cash
      equivalents..................................  $  --   $  --   $  --   $  --     $  --
                                                     =====   =====   =====   =====     =====

     From 1994 through the six months ended September 30, 1996, HVAC Division of Paul E. Smith Co., Inc. generated $635,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                           FRESCHI AIR SYSTEMS, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                   YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                       ------------------------------------------------   ----------------------------------
                                            1993             1994             1995             1995               1996
                                       --------------   --------------   --------------   --------------    ----------------
    Net Revenue......................  $2,575   100.0%  $3,256   100.0%  $3,254   100.0%  $2,432   100.0%   $3,336     100.0%
    Cost of Goods Sold...............   1,950    75.7    2,445    75.1    2,223    68.3    1,688    69.4     2,025      60.7
                                       ------   -----   ------   -----   ------   -----   ------   -----    ------     -----
    Gross Margin.....................     625    24.3      812    24.9    1,031    31.7      744    30.6     1,312      39.3
    Selling, general and
      administrative
      expenses.......................     707    27.5      867    26.6    1,142    35.1      811    33.3       913      27.3
                                       ------   -----   ------   -----   ------   -----   ------   -----    ------     -----
    Income (loss) from operations....  $  (82)   (3.2)% $  (55)   (1.7)% $ (111)   (3.4)% $  (66)   (2.7)%  $  399      12.0%
                                       ======   =====   ======   =====   ======   =====   ======   =====    ======     =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased $904,000, or 37.2%, from $2.4 million for the nine months ended September 30, 1995 to $3.3 million for the nine months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $337,000, or 19.9%, from $1.7 million for the nine months ended September 30, 1995 to $2.0 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 69.4% for the nine months ended September 30, 1995 to 60.7% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $568,000, or 76.3%, from $744,000 for the nine months ended September 30, 1995 to $1.3 million for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 30.6% for the nine months ended September 30, 1995 to 39.3% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $102,000, or 12.6%, from $811,000 for the nine months ended September 30, 1995 to $913,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 33.3% for the nine months ended September 30, 1995 to 27.3% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income (Loss) from Operations. Income from operations increased $466,000, or 700.6%, from $(66,000) for the nine months ended September 30, 1995 to $399,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations increased from (2.7)% for the nine months ended September 30, 1995 to 12.0% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue remained relatively even at $3.3 million in 1994 and in 1995.

     Cost of Goods Sold. Cost of goods sold decreased $222,000, or 9.1%, from $2.4 million in 1994 to $2.2 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 75.1% in 1994 to 68.3% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $220,000, or 27.1%, from $812,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, gross margin increased from 24.9% in 1994 to 31.7% in 1995. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $275,000, or 31.8%, from $867,000 in 1994 to $1.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 26.6% in 1994 to 35.1% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income (Loss) from Operations. Income from operations decreased $(56,000), or 101.6%, from $(55,000) in 1994 to $(111,000) in 1995. As a percentage of net revenue, income from operations decreased from (1.7)% in 1994 to (3.4)% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $681,000, or 26.5%, from $2.6 million in 1993 to $3.3 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $495,000, or 25.4%, from $2.0 million in 1993 to $2.4 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 75.7% in 1993 to 75.1% in 1994.

     Gross Margin/Profit. Gross margin increased $186,000, or 29.8%, from $625,000 in 1993 to $812,000 in 1994. As a percentage of net revenue, gross margin increased from 24.3% in 1993 to 24.9% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $159,000, or 22.5%, from $707,000 in 1993 to $867,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.5% in 1993 to 26.6% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income (Loss) from Operations. Income from operations increased $27,000 from $(82,000) in 1993 to $(55,000) in 1994. As a percentage of net revenue, income from operations increased from (3.2)% in 1993 to (1.7)% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Freschi Air Systems, Inc.:

                                                                                 NINE MONTHS
                                                                                    ENDED
                                                                YEAR ENDED       SEPTEMBER 30,
                                                               DECEMBER 31,         1996
                                                            ------------------   -------------
                                                            1993   1994   1995    1995   1996
                                                            ----   ----   ----    ----   ----
    Net cash flow provided by (used in) operating
      activities..........................................  $ 50   $(5 )  $ 54    $ 42   $420
    Net cash used in investing activities.................   (34)   (5 )   (30)     (3)   (99)
    Net cash provided by (used in) financing activities...    15    10     (42)    (27)    21
                                                            ----   ---    ----    ----   ----
    Increase (decrease) in cash and cash equivalents......  $ 31   $--    $(18)   $ 12   $342
                                                            ====   ===    ====    ====   ====

     From 1993 through the nine months ended September 30, 1996, Freschi Air Systems, Inc. generated $519,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                YEAR ENDED DECEMBER 31,                     NINE MONTHS ENDED SEPTEMBER 30,
                                  ----------------------------------------------------     ---------------------------------
                                       1993               1994               1995               1995               1996
                                  --------------     --------------     --------------     --------------     --------------
    Net Revenue.................  $2,207   100.0%    $2,790   100.0%    $2,905   100.0%    $2,255   100.0%    $2,334   100.0%
    Cost of Goods Sold..........   1,248    56.6      1,508    54.1      1,635    56.3      1,230    54.5      1,300    55.7
                                  ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
    Gross Margin................     959    43.4      1,281    45.9      1,270    43.7      1,026    45.5      1,035    44.3
    Selling, general and
      administrative expenses...     892    40.4      1,101    39.5      1,215    41.8        864    38.3        899    38.5
                                  ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
    Income from operations......  $   67     3.0%    $  180     6.5%    $   54     1.9%    $  161     7.2%    $  135     5.8%
                                  ======   =====     ======   =====     ======   =====     ======   =====     ======   =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue remained relatively unchanged at $2.3 million for the nine months ended September 30, 1995 and for the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold increased $70,000, or 5.7%, from $1.2 million for the nine months ended September 30, 1995 to $1.3 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold increased from 54.5% for the nine months ended September 30, 1995 to 55.7% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin remained relatively unchanged at $1.0 million for the nine months ended September 30, 1995 and for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin decreased from 45.5% for the nine months ended September 30, 1995 to 44.3% for the nine months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $35,000, or 4.0%, from $864,000 for the nine months ended September 30, 1995 to $899,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 38.3% for the nine months ended September 30, 1995 to 38.5% for the nine months ended September 30, 1996.

     Income from Operations. Income from operations decreased $26,000, or 16.2%, from $161,000 for the nine months ended September 30, 1995 to $135,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 7.2% for the nine months ended September 30, 1995 to 5.8% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $115,000, or 4.1%, from $2.8 million in 1994 to $2.9 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $127,000, or 8.4%, from $1.5 million in 1994 to $1.6 million in 1995. As a percentage of net revenue, cost of goods sold increased from 54.1% in 1994 to 56.3% in 1995. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin remained relatively unchanged at $1.3 million in 1994 and in 1995. As a percentage of net revenue, gross margin decreased from 45.9% in 1994 to 43.7% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $114,000, or 10.4%, from $1.1 million in 1994 to $1.2 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 39.5% in 1994 to 41.8% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $126,000, or 69.8%, from $180,000 in 1994 to $54,000 in 1995. As a percentage of net revenue, income from operations decreased from 6.5% in 1994 to 1.9% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $582,000, or 26.4%, from $2.2 million in 1993 to $2.8 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $260,000, or 20.8%, from $1.2 million in 1993 to $1.5 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 56.6% in 1993 to 54.1% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $322,000, or 33.6%, from $1.0 million in 1993 to $1.3 million in 1994. As a percentage of net revenue, gross margin increased from 43.4% in 1993 to 45.9% in 1994. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $209,000, or 23.4%, from $892,000 in 1993 to $1.1 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 40.4% in 1993 to 39.5% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $113,000, or 169.6%, from $67,000 in 1993 to $180,000 in 1994. As a percentage of net revenue, income from operations increased from 3.0% in 1993 to 6.5% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Parker Heating & Air Conditioning, Incorporated:

                                                                                  NINE MONTHS
                                                                                     ENDED
                                                    YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                    ------------------------   ------------------
                                                     1993     1994     1995       1995     1996
                                                    ------   ------   ------     ------   ------
    Net cash flow provided by operating
      activities..................................  $   58   $  159   $   53     $   53   $  111
    Net cash used in investing activities.........      (3)     (39)     (22)       (25)      --
    Net cash provided by (used in) financing
      activities..................................     (61)     (75)     (81)       (65)      84
                                                    ------   ------   ------     ------   ------
    Increase (decrease) in cash and cash
      equivalents.................................  $   (6)  $   45   $  (50)    $  (37)  $   27
                                                    ======   ======   ======     ======   ======

     From 1993 through the nine months ended September 30, 1996, Parker Heating & Air Conditioning, Incorporated generated $381,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          B.W. HEATING & COOLING, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                                                                  EIGHT MONTHS ENDED
                                                       YEAR ENDED JANUARY 31,                        SEPTEMBER 30,
                                          ------------------------------------------------   -------------------------------
                                               1994             1995             1996             1995             1996
                                          --------------   --------------   --------------   --------------   --------------
    Net Revenue.........................  $1,411   100.0%  $2,170   100.0%  $2,796   100.0%  $1,618   100.0%  $2,471   100.0%
    Cost of Goods Sold..................     897    63.6    1,407    64.8    1,772    63.4      974    60.2    1,462    59.1
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Gross Margin........................     513    36.4      763    35.2    1,024    36.6      644    39.8    1,010    40.9
    Selling, general and
      administrative....................     468    33.2      701    32.3      975    34.9      577    35.7      694    28.1
                                          ------   -----   ------   -----   ------   -----   ------   -----   ------   -----
    Income from operations..............  $   45     3.2%  $   62     2.9%  $   50     1.8%  $   67     4.1%  $  315    12.8%
                                          ======   =====   ======   =====   ======   =====   ======   =====   ======   =====

  Eight Months Ended September 30, 1996 Compared to Eight Months Ended September 30, 1995

     Net Revenue. Net revenue increased $853,000, or 52.7%, from $1.7 million for the eight months ended September 30, 1995 to $2.5 million for the eight months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $488,000, or 50.1%, from $1.0 million for the eight months ended September 30, 1995 to $1.5 million for the eight months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 60.2% for the eight months ended September 30, 1995 to 59.1% for the eight months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $365,000, or 56.7%, from $644,000 for the eight months ended September 30, 1995 to $1.0 million for the eight months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 39.8% for the eight months ended September 30, 1995 to 40.9% for the eight months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $117,000, or 20.3%, from $577,000 for the eight months ended September 30, 1995 to $694,000 for the eight months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 35.7% for the eight months ended September 30, 1995 to 28.1% for the eight months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $248,000, or 369.6%, from $67,000 for the eight months ended September 30, 1995 to $315,000 for the eight months ended September 30, 1996. As a percentage of net revenue, income from operations increased from 4.1% for the eight months ended September 30, 1995 to 12.8% for the eight months ended September 30, 1996.

  Year Ended January 31, 1996 Compared to January 31, 1995

     Net Revenue. Net revenue increased $626,000, or 28.8%, from $2.2 million in 1995 to $2.8 million in 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $364,000, or 25.9%, from $1.4 million in 1995 to $1.8 million in 1996. As a percentage of net revenue, cost of goods sold decreased from 64.8% in 1995 to 63.4% in

1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $261,000, or 34.2%, from $763,000 in 1995 to $1.0 million in 1996. As a percentage of net revenue, gross margin increased from 35.2% in 1995 to 36.6% in 1996. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $274,000, or 39.0%, from $701,000 in 1995 to $975,000 in 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 32.3% in 1995 to 34.9% in 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $12,000, or 20.0%, from $62,000 in 1995 to $50,000 in 1996. As a percentage of net revenue, income from operations decreased from 2.9% in 1995 to 1.8% in 1996.

  Year Ended January 31, 1995 Compared to January 31, 1994

     Net Revenue. Net revenue increased $760,000, or 53.9%, from $1.4 million in 1994 to $2.2 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $510,000, or 56.8%, from $897,000 in 1994 to $1.4 million in 1995. As a percentage of net revenue, cost of goods sold increased from 63.6% in 1994 to 64.8% in 1995. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $250,000, or 48.8%, from $513,000 in 1994 to $763,000 in 1995. As a percentage of net revenue, gross margin decreased from 36.4% in 1994 to 35.2% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $233,000, or 49.7%, from $468,000 in 1994 to $701,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 33.2% in 1994 to 32.3% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $17,000, or 38.7%, from $45,000 in 1994 to $62,000 in 1995. As a percentage of net revenue, income from operations decreased from 3.2% in 1994 to 2.9% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of B.W. Heating & Cooling, Inc.:

                                                                               EIGHT MONTHS
                                                        YEAR ENDED JANUARY         ENDED
                                                                31,            SEPTEMBER 30,
                                                       ---------------------   -------------
                                                       1994    1995    1996    1995    1996
                                                       -----   -----   -----   -----   -----
    Net cash flow provided by operating activities...  $ 148   $ 148   $ 172   $  65   $ 239
    Net cash used in investing activities............    (12)    (26)    (18)     (2)    (63)
    Net cash used in financing activities............   (120)    (69)    (43)     (5)    (42)
                                                       -----   -----   -----   -----   -----
    Increase (decrease) in cash and cash
      equivalents....................................  $  16   $  53   $ 111   $  58   $ 134
                                                       =====   =====   =====   =====   =====

     From 1994 through the eight months ended September 30, 1996, B.W. Heating & Cooling, Inc. generated $707,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          B & B AIR CONDITIONING, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                    YEAR ENDED DECEMBER 31,                 NINE MONTHS ENDED SEPTEMBER 30,
                                        ------------------------------------------------   ---------------------------------
                                             1993             1994             1995             1995              1996
                                        --------------   --------------   --------------   --------------   ----------------
    Net Revenue.......................  $2,056   100.0%  $2,160   100.0%  $2,557   100.0%  $1,949   100.0%  $1,928     100.0%
    Cost of Goods Sold................   1,278    62.2    1,258    58.2    1,532    59.9    1,363    69.9    1,174      60.9
                                        ------   -----   ------   -----   ------   -----   ------   -----   ------     -----
    Gross Margin......................     778    37.8      902    41.8    1,025    40.1      586    30.1      754      39.1
    Selling, general and
      administrative expenses.........     686    33.4      819    37.9      948    37.1      560    28.7      736      38.2
                                        ------   -----   ------   -----   ------   -----   ------   -----   ------     -----
    Income from operations............  $   92     4.5%  $   84     3.9%  $   78     3.0%  $   26     1.4%  $   18       0.9%
                                        ======   =====   ======   =====   ======   =====   ======   =====   ======     =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue remained relatively even at $1.9 million for the nine months ended September 30, 1995 and for the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $189,000, or 13.8%, from $1.4 million for the nine months ended September 30, 1995 to $1.2 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 69.9% for the nine months ended September 30, 1995 to 60.9% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $168,000, or 28.7%, from $586,000 for the nine months ended September 30, 1995 to $754,000 for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 30.1% for the nine months ended September 30, 1995 to 39.1% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $176,000, or 31.5%, from $560,000 for the nine months ended September 30, 1995 to $736,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 28.7% for the nine months ended September 30, 1995 to 38.2% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $8,000, or 31.6%, from $26,000 for the nine months ended September 30, 1995 to $18,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 1.4% for the nine months ended September 30, 1995 to .9% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $397,000, or 18.4%, from $2.2 million in 1994 to $2.6 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $274,000, or 21.8%, from $1.3 million in 1994 to $1.5 million in 1995. As a percentage of net revenue, cost of goods sold increased from 58.2% in 1994 to 59.9% in 1995. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $123,000, or 13.6%, from $902,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, gross margin decreased from 41.8% in 1994 to 40.1% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $129,000, or 15.7%, from $819,000 in 1994 to $948,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 37.9% in 1994 to 37.1% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations decreased $6,000, or 7.1%, from $84,000 in 1994 to $78,000 in 1995. As a percentage of net revenue, income from operations decreased from 3.9% in 1994 to 3.0% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $104,000, or 5.1%, from $2.1 million in 1993 to $2.2 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold remained relatively even at $1.3 million in 1993 and in 1994. As a percentage of net revenue, cost of goods sold decreased from 62.2% in 1993 to 58.2% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $125,000, or 16.0%, from $778,000 in 1993 to $902,000 in 1994. As a percentage of net revenue, gross margin increased from 37.8% in 1993 to 41.8% in 1994. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $133,000, or 19.4%, from $686,000 in 1993 to $819,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 33.4% in 1993 to 37.9% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $8,000, or 9.1%, from $92,000 in 1993 to $84,000 in 1994. As a percentage of net revenue, income from operations decreased from 4.5% in 1993 to 3.9% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of B & B Air Conditioning, Inc.:


                                                                                     NINE MONTHS
                                                                    YEAR ENDED          ENDED
                                                                   DECEMBER 31,      SEPTEMBER 30,
                                                                ------------------   ------------
                                                                1993   1994   1995    1995   1996
                                                                ----   ----   ----    ----   ----
Net cash flow provided by operating activities................  $ 41   $ 59   $109    $ 42   $ 20
Net cash used in investing activities.........................   (30)   (65)   (48)    (48)   (89)
Net cash used in financing activities.........................   (10)   (17)   (14)    (12)    63
                                                                ----   ----   ----    ----   ----
Increase (decrease) in cash and cash equivalents..............  $  1   $(23)  $(47)   $(18)  $ (6)
                                                                ====   ====   ====    ====   ====

     From 1993 through the nine months ended September 30, 1996, B & B Air Conditioning, Inc. generated $229,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                               SYLVESTER'S CORP.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                                                                       SIX MONTHS ENDED
                                                      YEAR ENDED MARCH 31,                               SEPTEMBER 30,
                                      ----------------------------------------------------     ---------------------------------
                                           1994               1995               1996               1995               1996
                                      --------------     --------------     --------------     --------------     --------------
                                                 %                  %                  %                  %                  %
Net Revenue.........................  $1,763   100.0%    $2,400   100.0%    $2,488   100.0%    $1,270   100.0%    $1,187   100.0%
Cost of Goods Sold..................   1,367    77.5      1,416    59.0      1,632    65.6        834    65.7        746    62.9
                                      ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
Gross Margin........................     396    22.5        984    41.0        856    34.4        436    34.3        441    37.1
Selling, general and administrative
  expenses..........................     292    16.6        769    32.0        684    27.5        300    23.6        295    24.8
                                      ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
Income from operations..............  $  104     5.9%    $  215     9.0%    $  172     6.9%    $  136    10.7%    $  146    12.3%
                                      ======   =====     ======   =====     ======   =====     ======   =====     ======   =====

  Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Net Revenue. Net revenue decreased $83,000, or 6.6%, from $1.3 million for the six months ended September 30, 1995 to $1.2 million for the six months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $87,000, or 10.5%, from $834,000 for the six months ended September 30, 1995 to $746,000 for the six months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 65.7% for the six months ended September 30, 1995 to 62.9% for the six months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $4,000, or .9%, from $436,000 for the six months ended September 30, 1995 to $441,000 for the six months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 34.3% for the six months ended September 30, 1995 to 37.1% for the six months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $6,000, or 1.9%, from $300,000 for the six months ended September 30, 1995 to $295,000 for the six months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 23.6% for the six months ended September 30, 1995 to 24.8% for the six months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $10,000, or 7.0%, from $136,000 for the six months ended September 30, 1995 to $146,000 for the six months ended September 30, 1996. As a percentage of net revenue, income from operations increased from 10.7% for the six months ended September 30, 1995 to 12.3% for the six months ended September 30, 1996.

  Year Ended March 31, 1996 Compared to March 31, 1995

     Net Revenue. Net revenue increased $88,000, or 3.6%, from $2.4 million in 1995 to $2.5 million in 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $216,000, or 15.2%, from $1.4 million in 1995 to $1.6 million in 1996. As a percentage of net revenue, cost of goods sold increased from 59.0% in 1995 to 65.6% in 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin decreased $128,000, or 13.0%, from $1.0 million in 1995 to $856,000 in 1996. As a percentage of net revenue, gross margin decreased from 41.0% in 1995 to 34.4% in 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $85,000, or 11.1%, from $769,000 in 1995 to $684,000 in 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 32.0% in 1995 to 27.5% in 1996. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations decreased $43,000, or 20.1%, from $215,000 in 1995 to $172,000 in 1996. As a percentage of net revenue, income from operations decreased from 9.0% in 1995 to 6.9% in 1996.

  Year Ended March 31, 1995 Compared to March 31, 1994

     Net Revenue. Net revenue increased $637,000, or 36.1%, from $1.8 million in 1994 to $2.4 million in 1995. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $49,000, or 3.6%, from $1.4 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 77.5% in 1994 to 59.0% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $589,000, or 148.7%, from $396,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, gross margin increased from 22.5% in 1994 to 41.0% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $477,000, or 163.8%, from $292,000 in 1994 to $769,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 16.6% in 1994 to 32.0% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $111,000, or 106.5%, from $104,000 in 1994 to $215,000 in 1995. As a percentage of net revenue, income from operations increased from 5.9% in 1994 to 9.0% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Sylvester's Corp.:


                                                                                  SIX MONTHS
                                                                                     ENDED
                                                          YEAR ENDED MARCH 31,   SEPTEMBER 30,
                                                          --------------------   -------------
                                                          1994   1995    1996    1995   1996
                                                          ----   -----   -----   ----   ----
    Net cash flow provided by operating activities......  $112   $ 213   $ 191   $136   $123
    Net cash provided by (used in) investing
      activities........................................   (66)   (108)   (137)     2      7
    Net cash provided by (used in) financing
      activities........................................    12    (102)    (31)   (15)   (39)
                                                          ----   -----   -----   ----   ----
    Increase in cash and cash equivalents...............  $ 58   $   3   $  23   $123   $ 91
                                                          ====   =====   =====   ====   ====

     From 1994 through the six months ended September 30, 1996, Sylvester's Corp. generated $639,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

    COMBINED AUTOMATED AIR, INC. AND BAUER HEATING & AIR CONDITIONING, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                           YEAR ENDED DECEMBER 31,                        NINE MONTHS ENDED SEPTEMBER 30,
                          ----------------------------------------------------------    ------------------------------------
                               1993                1994                  1995                  1995                1996
                          --------------    ------------------    ------------------    ------------------    --------------
    Net Revenue.......... $1,735   100.0%   $1,732         100%   $2,472       100.0%   $1,866       100.0%   $2,060     100%
    Cost of Goods Sold...    842    48.5       896        51.7     1,298        52.5       976        52.3     1,096    53.2
                          ------   -----    ------       -----    ------       -----    ------       -----    ------   -----
    Gross Margin.........    893    51.5       837        48.3     1,174        47.5       890        47.7       964    46.8
    Selling, general and
      administrative
      expenses...........    864    49.8       820        47.4     1,042        42.1       818        43.9       932    45.3
                          ------   -----    ------       -----    ------       -----    ------       -----    ------   -----
    Income from
      operations......... $   29     1.7%   $   16          .9%   $  133         5.4%   $   72         3.9%   $   31     1.5%
                          ======   =====    ======       =====    ======       =====    ======       =====    ======   =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue increased $194,000, or 10.4%, from $1.9 million for the nine months ended September 30, 1995 to $2.1 million for the nine months ended September 30, 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $120,000, or 12.3%, from $1.0 million for the nine months ended September 30, 1995 to $1.1 million for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold increased from 52.3% for the nine months ended September 30, 1995 to 53.2% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $73,000, or 8.2%, from $890,000 for the nine months ended September 30, 1995 to $1.0 million for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin decreased from 47.7% for the nine months ended September 30, 1995 to 46.8% for the nine months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $114,000, or 13.9%, from $818,000 for the nine months ended September 30, 1995 to $932,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 43.9% for the nine months ended September 30, 1995 to 45.3% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $40,000, or 56.3%, from $72,000 for the nine months ended September 30, 1995 to $31,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 3.9% for the nine months ended September 30, 1995 to 1.5% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $740,000, or 42.7%, from $1.7 million in 1994 to $2.5 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $402,000, or 44.9%, from $896,000 in 1994 to $1.3 million in 1995. As a percentage of net revenue, cost of goods sold increased from 51.7% in 1994 to 52.5% in 1995. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin increased $338,000, or 40.4%, from $837,000 in 1994 to $1.2 million in 1995. As a percentage of net revenue, gross margin decreased from 48.3% in 1994 to 47.5% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $221,000, or 27.0%, from $820,000 in 1994 to $1.0 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 47.4% in 1994 to 42.1% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $116,000, or 716.7%, from $16,000 in 1994 to $133,000 in 1995. As a percentage of net revenue, income from operations increased from .9% in 1994 to 5.4% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue remained unchanged at $1.7 million in 1993 and in 1994.

     Cost of Goods Sold. Cost of goods sold increased $53,000, or 6.3%, from $842,000 in 1993 to $896,000 in 1994. As a percentage of net revenue, cost of goods sold increased from 48.5% in 1993 to 51.7% in 1994. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin decreased $56,000, or 6.3%, from $893,000 in 1993 to $837,000 in 1994. As a percentage of net revenue, gross margin decreased from 51.5% in 1993 to 48.3% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $43,000, or 5.0%, from $864,000 in 1993 to $820,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 49.8% in 1993 to 47.4% in 1994.

     Income from Operations. Income from operations decreased $13,000, or 44.7%, from $29,000 in 1993 to $16,000 in 1994. As a percentage of net revenue, income from operations decreased from 1.7% in 1993 to .9% in 1994.

  Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Combined Automated Air, Inc. and Bauer Heating & Air Conditioning,
Inc.:

                                                                                    NINE MONTHS
                                                                                       ENDED
                                                         YEAR ENDED DECEMBER 31,   SEPTEMBER 30,
                                                          ----------------------    -----------
                                                          1993   1994    1995       1995   1996
                                                          ----   -----   -----      ----   ----
    Net cash flow provided by operating activities......  $ 77   $  21   $ 212      $ 86   $ 19
    Net cash used in investing activities...............   (16)   (128)    (43)      (14)   (44)
    Net cash provided by financing activities...........   (24)    108    (158)      (39)    41
                                                          ----   -----   -----      ----   ----
    Increase in cash and cash equivalents...............  $ 37   $   1   $  11      $ 33   $ 16
                                                          ====   =====   =====      ====   ====

     From 1993 through the nine months ended September 30, 1996, Combined Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc. generated $329,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                                   GADDIS CO.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                 YEAR ENDED DECEMBER 31,                   NINE MONTHS ENDED SEPTEMBER 30,
                                    --------------------------------------------------    ----------------------------------
                                         1993              1994              1995              1995               1996
                                    --------------    --------------    --------------    --------------    ----------------
    Net Revenue...................  $1,230   100.0%   $1,374   100.0%   $1,577   100.0%   $1,372   100.0%   $1,256     100.0%
    Cost of Goods Sold............     950    77.2     1,017    74.0     1,101    69.8       945    68.9       833      66.4
                                    ------   -----    ------   -----    ------   -----    ------   -----    ------     -----
    Gross Margin..................     281    22.8       357    26.0       476    30.2       427    31.1       422      33.6
    Selling, general and
      administrative expenses.....     272    22.1       286    20.8       397    25.2       281    20.5       306      24.4
                                    ------   -----    ------   -----    ------   -----    ------   -----    ------     -----
    Income from operations........  $    9      .7%   $   71     5.2%   $   79     5.0%   $  146    10.6%   $  116       9.3%
                                    ======   =====    ======   =====    ======   =====    ======   =====    ======     =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue decreased $117,000, or 8.5%, from $1.4 million for the nine months ended September 30, 1995 to $1.3 million for the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $112,000, or 11.8%, from $945,000 for the nine months ended September 30, 1995 to $833,000 for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 68.9% for the nine months ended September 30, 1995 to 66.4% for the nine months ended September 30, 1996. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin decreased $5,000, or 1.1%, from $427,000 for the nine months ended September 30, 1995 to $422,000 for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin increased from 31.1% for the nine months ended September 30, 1995 to 33.6% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $25,000, or 8.8%, from $281,000 for the nine months ended September 30, 1995 to $306,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 20.5% for the nine months ended September 30, 1995 to 24.4% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $29,000, or 20.1%, from $146,000 for the nine months ended September 30, 1995 to $116,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 10.6% for the nine months ended September 30, 1995 to 9.3% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $203,000, or 14.7%, from $1.4 million in 1994 to $1.6 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $84,000, or 8.2%, from $1.0 million in 1994 to $1.1 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 74.0% in 1994 to 69.8% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $119,000, or 33.2%, from $357,000 in 1994 to $476,000 in 1995. As a percentage of net revenue, gross margin increased from 26.0% in 1994 to 30.2% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $111,000, or 38.6%, from $286,000 in 1994 to $397,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 20.8% in 1994 to 25.2% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $8,000, or 11.6%, from $71,000 in 1994 to $79,000 in 1995. As a percentage of net revenue, income from operations decreased from 5.2% in 1994 to 5.0% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $144,000, or 11.7%, from $1.2 million in 1993 to $1.4 million in 1994. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $67,000 to $1.0 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 77.2% in 1993 to 74.0% in 1994. The decrease as a percentage of net revenue was primarily attributable to a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $77,000, or 73.7%, from $281,000 in 1993 to $357,000 in 1994. As a percentage of net revenue, gross margin increased from 22.8% in 1993 to 26.0% in 1994. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $14,000, or 5.3%, from $272,000 in 1993 to $286,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 22.1% in 1993 to 20.8% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $62,000, or 718.6%, from $9,000 in 1993 to $71,000 in 1994. As a percentage of net revenue, income from operations increased from .7% in 1993 to 5.2% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Gaddis Co.:

                                                                            NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                          ------------------------------   -------------------
                                            1993       1994       1995       1995       1996
                                          --------   --------   --------   --------   --------
    Net cash flow provided by (used in)
      operating activities..............  $     12   $     61   $     74   $    149   $     77
    Net cash used in investing
      activities........................        (8)       (50)       (11)        (6)       (18)
    Net cash provided by (used in)
      financing
      activities........................       (24)        (1)       (45)       (45)       (76)
                                          --------   --------   --------   --------   --------
    Increase (decrease) in cash and cash
      equivalents.......................  $    (20)  $     10   $     18   $     98   $    (17)
                                          ========   ========   ========   ========   ========

          From 1993 through the nine months ended September 30, 1996, Gaddis Co. generated $224,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          EISENBACH ENTERPRISES, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                          YEAR ENDED SEPTEMBER 30,
                                            ----------------------------------------------------
                                                 1994               1995               1996
                                            --------------     --------------     --------------
    Net Revenue...........................  $1,280   100.0%    $1,292   100.0%    $1,437   100.0%
    Cost of Goods Sold....................     792    61.9        895    69.3        900    62.6
                                            -------  ------    -------  -----     ------   -----
                                                 -      --          -
    Gross Margin..........................     488    38.1        397    30.7        537    37.4
    Selling, general and administrative
      expenses............................     444    34.7        480    37.2        589    41.0
                                            -------  ------    -------  -----     ------   -----
                                                 -      --          -
    Income (loss) from operations.........  $   44     3.5%    $  (84)   (6.5)%   $  (52)   (3.6)%
                                            ======== ========  ======== ======    =======  ======

  Year Ended September 30, 1996 Compared to September 30, 1995

     Net Revenue. Net revenue increased $145,000, or 11.2%, from $1.3 million in 1995 to $1.4 million in 1996. Management believes that the increase in net revenue was primarily attributable to continued focus on the promotion of service contracts, continued implementation of CSG programs and techniques, and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $5,000, or .5%, from $895,000 in 1995 to $900,000 in 1996. As a percentage of net revenue, cost of goods sold decreased from 69.3% in 1995 to 62.6% in 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $140,000, or 35.4%, from $397,000 in 1995 to $537,000 in 1996. As a percentage of net revenue, gross margin increased from 30.7% in 1994 to 37.4% in 1995. The increase as a percentage of net revenue was primarily attributable to a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $108,000, or 22.6%, from $480,000 in 1995 to $589,000 in 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 37.2% in 1995 to 41.0% in 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $32,000, or 38.2%, from $(84,000) in 1995 to $(52,000) in 1996. As a percentage of net revenue, income from operations increased from (6.5)% in 1995 to (3.6)% in 1996.

  Year Ended September 30, 1995 Compared to September 30, 1994

     Net Revenue. Net revenue remained unchanged at $1.3 million in 1994 and in 1995.

     Cost of Goods Sold. Cost of goods sold increased $103,000, or 13.0%, from $792,000 in 1994 to $895,000 in 1995. As a percentage of net revenue, cost of goods sold increased from 61.9% in 1994 to 69.3% in 1995. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin decreased $92,000, or 18.8%, from $488,000 in 1994 to $397,000 million in 1995. As a percentage of net revenue, gross margin decreased from 38.1% in 1994 to 30.7% in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $37,000, or 8.3%, from $444,000 in 1994 to $480,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 34.7% in 1994 to 37.2% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $128,000, or 289.0%, from $44,000 in 1994 to $(84,000) in 1995. As a percentage of net revenue, income from operations decreased from 3.5% in 1994 to (6.5)% in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Eisenbach Enterprises, Inc.:

                                                                            YEAR ENDED
                                                                          SEPTEMBER 30,
                                                                        ------------------
                                                                        1994   1995   1996
                                                                        ----   ----   ----
    Net cash flow provided by (used in) operating activities..........  $ 68   $ 52   $(1 )
    Net cash used in investing activities.............................   (63)   (35)   --
    Net cash provided by (used in) financing activities...............   (16)   (10)    6
                                                                        ----   ----   ----
    Increase (decrease) in cash and cash equivalents..................  $(11)  $  7   $ 5
                                                                        ====   ====   ====

     For the three years ended August 31, 1996, Eisenbach Enterprises, Inc. generated $121,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial data and data as a percentage of net revenue for periods indicated (dollar amounts in thousands):

                                                      YEAR ENDED DECEMBER 31,                  NINE MONTHS ENDED SEPTEMBER 30,
                                          ------------------------------------------------    ----------------------------------
                                              1993             1994              1995              1995               1996
                                          ------------    --------------    --------------    --------------    ----------------
    Net Revenue.........................  $825   100.0%   $1,173   100.0%   $1,384   100.0%   $1,117   100.0%   $1,060     100.0%
    Cost of Goods Sold..................   605    73.4       868    74.0       959    69.3       735    65.7       725      68.4
                                          -----  -----    ------   -----    ------   -----    ------   -----    ------     -----
    Gross Margin........................   220    26.6       305    26.0       424    30.7       383    34.3       335      31.6
    Selling, general and administrative
      expenses..........................   194    23.5       302    25.7       321    23.2       214    19.2       257      24.3
                                          -----  -----    ------   -----    ------   -----    ------   -----    ------     -----
    Income from operations..............  $ 26     3.1%   $    3      .3%   $  103     7.4%   $  168    15.1%   $   78       7.3%
                                          ====== =====    ======   =====    ======   =====    ======   =====    ======     =====

  Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995

     Net Revenue. Net revenue remained relatively unchanged at $1.1 million for the nine months ended September 30, 1995 and the nine months ended September 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $10,000, or 1.3%, from $735,000 for the nine months ended September 30, 1995 to $725,000 for the nine months ended September 30, 1996. As a percentage of net revenue, cost of goods sold increased from 65.7% for the nine months ended September 30, 1995 to 68.4% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to product mix.

     Gross Margin/Profit. Gross margin decreased $48,000, or 12.5%, from $383,000 for the nine months ended September 30, 1995 to $335,000 for the nine months ended September 30, 1996. As a percentage of net revenue, gross margin decreased from 34.3% for the nine months ended September 30, 1995 to 31.6% for the nine months ended September 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $43,000, or 19.9%, from $214,000 for the nine months ended September 30, 1995 to $257,000 for the nine months ended September 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 19.2% for the nine months ended September 30, 1995 to 24.3% for the nine months ended September 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $90,000, or 53.8%, from $168,000 for the nine months ended September 30, 1995 to $78,000 for the nine months ended September 30, 1996. As a percentage of net revenue, income from operations decreased from 15.1% for the nine months ended September 30, 1995 to 7.3% for the nine months ended September 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $210,000, or 17.9%, from $1.2 million in 1994 to $1.4 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $91,000, or 10.5%, from $868,000 in 1994 to $959,000 in 1995. As a percentage of net revenue, cost of goods sold decreased from 74.0% in 1994 to 69.3% in 1995. The decrease as a percentage of net revenue was primarily attributable to a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $119,000, or 39.1%, from $305,000 in 1994 to $424,000 in 1995. As a percentage of net revenue, gross margin increased from 26.0% in 1994 to 30.7% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $19,000, or 6.4%, from $302,000 in 1994 to $321,000 in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 25.7% in 1994 to 23.2% in 1995. The decrease as a percentage of net revenue was primarily attributable to increased net revenue.

     Income from Operations. Income from operations increased $100,000, or 3,209.0%, from $3,000 in 1994 to $103,000 in 1995. As a percentage of net revenue, income from operations increased from .3% in 1994 to 7.4% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $349,000, or 42.3%, from $825,000 in 1993 to $1.2 million in 1994. The increase in net revenue is primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $263,000, or 43.5%, from $605,000 in 1993 to $868,000 in 1994. As a percentage of net revenue, cost of goods sold increased from 73.4% in 1993 to 74.0% in 1994.

     Gross Margin/Profit. Gross margin increased $85,000, or 38.9%, from $220,000 in 1993 to $305,000 in 1994. As a percentage of net revenue, gross margin decreased from 26.6% in 1993 to 26.0% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $108,000, or 55.7%, from $194,000 in 1993 to $302,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 23.5% in 1993 to 25.7% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $23,000, or 87.9%, from $26,000 in 1993 to $3,000 in 1994. As a percentage of net revenue, income from operations decreased from 3.1% in 1993 to .3% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Quality Air Conditioning & Heating of West Monroe, Inc.:


                                                                                  NINE MONTHS
                                                              YEAR ENDED             ENDED
                                                              DECEMBER 31,       SEPTEMBER 30,
                                                           -------------------   ------------
                                                           1993   1994    1995   1995   1996
                                                           ----   -----   ----   ----   ----
    Net cash flow provided by (used in) operating
      activities.........................................  $ 29   $   5   $162   $109   $  8
    Net cash used in investing activities................   (42)   (104)   (23)    (5)   (31)
    Net cash provided by (used in) financing
      activities.........................................    (9)    119    (57)   (19)    (2)
                                                           ----   -----   ----   ----   ----
    Increase (decrease) in cash and cash equivalents.....  $(22)  $  20   $ 82   $ 85   $(25)
                                                           ====   =====   ====   ====   ====

     From 1993 through the nine months ended September 30, 1996, Quality Air Conditioning & Heating of West Monroe, Inc. generated $204,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                                  THE COMPANY

GENERAL

     Simultaneously with the completion of the IPO, the Company acquired all of the outstanding capital stock of the Subsidiaries. Management believes that the Company is one of the leading providers of residential HVAC services and replacement equipment in the United States.

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. In 1995, management estimates that over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry, familiar with CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the policies and procedures developed by CSG.

HVAC SERVICE AND REPLACEMENT INDUSTRY

     The HVAC industry consists of (i) the installation, replacement, maintenance, service and repair of HVAC systems at existing residences and commercial businesses and (ii) the installation of HVAC systems at newly constructed homes and businesses. The Company primarily provides installation and replacement services to existing homes and small to medium-sized businesses.

     According to Air Conditioning, Heating and Refrigeration News, there are approximately 43 million central air conditioners, 54 million furnaces and 9 million heat pumps in operation in homes in the United States. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased in size as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning. According to the Air Conditioning and Refrigeration Institute, over 61 million central air conditioners have been installed in the United States since 1975. Many of the units installed from the mid-1970s to the mid-1980s are reaching the end of their useful lives, thus providing a growing replacement market. In addition, in recent years, increased governmental regulation restricting the use of ozone depleting refrigerants in HVAC systems has contributed to the growing replacement market. See "Regulation."

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

     Management believes that HVAC businesses are typically closely held, single-center operations that serve a limited geographic area and are heavily dependent upon referrals to generate business. Management believes that, in many cases, these businesses are operated by former service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators. Management believes that larger companies are able to operate more efficiently, offer customers a broader array of products and services and provide a higher level of customer service than smaller operators. These competitive advantages are the result of greater managerial and financial resources as well as economies of scale in purchasing and marketing expenses. Management believes that these factors will continue to promote a trend toward consolidation in the industry and present an opportunity for well-capitalized operators to acquire additional businesses on favorable terms.

STRATEGY

     The Company's goal is to become the leading provider of residential HVAC services and replacement equipment in the United States through the acquisition of CSG members in new markets, the integration of other HVAC business in existing markets and the continued revenue and profit growth of its Service Centers.

  Acquisition Strategy

     The Company is implementing an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into new geographic areas and further penetration into existing markets. The U.S. residential HVAC service industry is currently highly fragmented. Management believes that many HVAC businesses, which lack the capital necessary to expand operations and the ability to exit their business profitably, will desire to affiliate with the Company because the Company will provide (i) business and marketing systems that enable a company to operate more profitably, (ii) the opportunity to increase the operator's focus on customer service rather than administration, (iii) the potential for national name recognition and (iv) the opportunity for the owner to gain liquidity while, in some cases, continuing to manage the operations of the business. By expanding geographically, management believes the Company will be able to offset certain seasonal and economic trends that affect different regions of the country periodically. See "Risk Factors -- Seasonal and Cyclical Nature of the Industry."

     Expanding Geographic Presence through Hub Acquisitions of CSG Members. The Company plans to make "hub" acquisitions of existing HVAC businesses in new markets that are not being served by the Company. Management plans to target for acquisition HVAC businesses that are members of CSG and familiar with the Company's policies and procedures. See the map appearing on page two indicating the location of the current members of CSG. Typically, these businesses have annual net revenue ranging from $2.0 million to $5.0 million. In evaluating such acquisitions, the Company will consider candidates that are in attractive markets, financially stable, experienced in the industry, familiar with CSG's operating methods and characterized by strong management.

     Expanding Market Penetration through the Acquisition of Other HVAC Businesses. The Company expects to increase market share through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and that present opportunities to reduce overhead or dispose of fixed assets to improve profitability. When acquired, the operations of such businesses will be integrated into the operations of existing hubs, enabling the Company to reduce overhead costs, sell redundant assets and consolidate operations within existing areas served by the Company. The Company does not intend to acquire non-CSG members in territories currently served by a CSG member unless and until that CSG member is acquired by the Company.

  Operating Strategy

     The Company's operating strategy incorporates the successful methods developed by CSG and capitalizes on the operating efficiencies resulting from the integration of the operations of the Subsidiaries. The key elements of the Company's operating strategy are as follows:

     Providing Superior, High Quality Service in a Professional Manner. The Service Centers provide superior, high quality service at a competitive price and in a friendly, professional manner. In order to provide such service, the Company requires that all service technicians, maintenance technicians and installers employed by the Company complete comprehensive training programs designed to teach employees the Company's operating procedures. Such procedures are described in CSG's training manuals which provide detailed instructions in areas such as residential replacement sales, residential installation, preventive maintenance agreements, service and routine maintenance. The Company has standard policies and operating procedures intended to result in a uniform level of professional, high quality service, including installation and maintenance procedures, random drug-testing of all employees, the technician's appearance and the use of "Carpet Saver" shoe coverings when inside a customer's home. The Service Centers utilize a flat rate billing system that advises the customer of the cost of service before work begins and charges the quoted price regardless of the actual time necessary to repair the system. The Service Centers are generally open for business from 8:00 a.m. to 8:00 p.m. on weekdays, and most are open on Saturday from 8:00 a.m. to 4:00 p.m. Management believes that by providing evening and Saturday service, in addition to 24 hour emergency service, the Service Centers are able to better accommodate customers than most of its competitors. In addition, the Company guarantees complete customer satisfaction and plans to offer a toll-free "Customer Can't Lose" phone line to address customer complaints and questions.

     Increasing Revenue at Service Centers. The Company actively promotes its maintenance agreements to both new and existing customers. See "Service
Centers -- Maintenance and Service Agreements." The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. The Company offers a wide assortment of financing packages designed to enable customers to purchase equipment and services from the Company in the most convenient and cost-effective manner possible. The Company also offers its customers a Professional Courtesy(TM) credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

     The Service Centers utilize local print advertising and targeted marketing promotions designed by CSG, including maintenance technician referrals, service technician referrals, yellow page advertising and direct mail campaigns followed up by telemarketing. During the off-peak spring and fall months, the Service Centers aggressively market products and services which generate revenue during such months and help to offset increased demand historically experienced in the summer and winter months. Management believes that such marketing efforts will result in increased business for its Service Centers. In 1995, advertising and marketing expenditures were 1.6% as a percentage of the Company's pro forma net revenue.

     The Company offers a number of services and products that are not available from most HVAC contractors. Indoor air quality ("IAQ") has become an increasingly popular and profitable segment of the industry. According to industry sources, the market for IAQ products and services in the United States was estimated to be $1.8 billion in 1994 and is expected to double by the year 2000 as public awareness of indoor air pollution, which the U.S. Environmental Protection Agency now ranks as one of the top five environmental health threats, continues to grow. As technology has improved, HVAC businesses have begun to utilize equipment that monitors the levels of certain harmful substances in the air of a customer's home. The Company's technicians are trained to educate customers on the harmful effects of these substances, which can cause fatigue, inattentiveness, allergies, asthma, hyper-sensitivity and respiratory diseases. The Company offers and actively promotes a variety of IAQ services designed to detect and correct unhealthy air quality.

Among these services are duct cleaning, fresh air ventilation and heat recovery systems, ultraviolet light processes and the sale and installation of ozonators.

     Achieving Operating Efficiencies. Manufacturers of HVAC equipment have historically offered more favorable prices and rebates to high volume purchasers. Management believes that the Company will be able to increase the discounts and rebates available to the Service Centers prior to acquisition by the Company. In addition, the Company expects to achieve increased operating efficiencies by consolidating certain functions at the corporate level, including negotiating purchase terms for HVAC equipment, sales management, purchasing and leasing of service vehicles and accounting, insurance, financial management, marketing and legal support. A portion of any operating efficiencies will be offset by increased general and administrative expenses at the Company's corporate headquarters.

     The Company is implementing a uniform system of budgets, forecasts, reports and financial controls for its Service Centers. In addition, each of the Service Centers generates and provides to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company uses such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which enable each Service Center to track and compare its performance with the other Service Centers.

     Attracting and Retaining Quality Employees. Management believes the Service Centers attract and retain quality employees by providing (i) an environment that emphasizes professionalism and customer satisfaction, (ii) extensive training that allows employees to advance to higher-earning positions and (iii) stability of income because the Service Centers do not experience the cyclical lay-offs typically found in the HVAC industry. The Company has a cash bonus program for each Service Center pursuant to which managers may earn bonuses based on the performance of the Service Center and the Company relative to established goals set by the Service Center's president and the Company. The Service Centers are operated by managers who are trained in the CSG operating methods and procedures and who management believes are better educated than a typical HVAC service business operator.

     Potential employees must pass extensive interviews and background checks, where permitted, as well as technical tests prior to being hired. All service technicians, maintenance technicians and installers employed by the Company are required to complete comprehensive training programs designed to teach employees the Company's operating procedures. Such training programs are conducted both at the Service Centers and at CSG sponsored seminars. Management believes that its policies have resulted in a low rate of employee turnover. See "Contractor Success Group."

     Developing a National Reputation. Management believes that successful implementation of the Company's operating strategy will enable it to establish a national reputation for superior, high quality service. By developing a national reputation, management believes the Company will appeal to a large number of customers who are familiar with and rely upon a large, stable company with a national reputation for providing high quality service.

CONTRACTOR SUCCESS GROUP

     CSG, a wholly-owned subsidiary of the Company, was formed in 1991 to offer HVAC companies proprietary products and marketing, management, educational and advisory services not available from industry trade associations. Currently, there are over 270 members of CSG serving distinct market areas in the United States and Canada defined primarily by zip codes. CSG offers its members a competitive edge over other contractors in the market by providing useful management and technical skills, training programs and proprietary products. In exchange, CSG members pay an initial fee upon joining CSG and a quarterly fee thereafter. In 1995, CSG collected fees totaling approximately $3.1 million. CSG members are granted exclusive rights to the territory in which they operate. The Company intends to continue to build and expand the membership of CSG.

     CSG licenses to its members copyrighted training manuals that cover in specific detail every aspect of owning and operating an HVAC service and replacement company, including residential replacement sales, residential maintenance, service contracts, residential installation, business planning and service dispatch. In addition, CSG members receive materials containing, and attend conferences discussing, methods and procedures to operate an efficient, profitable company, including (i) daily report forms designed to provide accurate and timely sales and cost information essential to determining the performance of an HVAC business, (ii) "Scorecard," a monthly report distributed to CSG members comparing top producers among members, (iii) contracts and forms, including non-competition agreements for employees, sales and service contracts, (iv) marketing promotions that are tested and proven with specific instructions on how to tailor advertising for the member's market and
(v) quarterly projects introducing to CSG members new products and services designed to increase productivity.

  Seminars and Services

     Potential CSG subscribers are invited to attend an informational seminar at CSG's facility in St. Louis, Missouri where they are introduced to the CSG concept and are invited to join the organization. Upon paying the initial fee, CSG subscribers attend "Boot Camp" which is an intensive four-day workshop conducted by CSG three times each year. At Boot Camp, HVAC contractors are educated on all aspects of operating an HVAC service and replacement business. Attendees receive presentations and materials that explain in specific detail the methods and procedures successfully utilized by CSG members. Topics covered include administration, sales, service, advertising, direct marketing, maintenance, service contracts, acquisitions and accounting. CSG members may also attend "Success Convention," which is a quarterly two-day convention of CSG members designed to allow the members to compare ideas and projects and at which quarterly projects are presented, and "Sales Extravaganza," which is an annual convention designed to encourage and motivate a member's salespeople, selling technicians and telemarketers.

  Future University

     In connection with the Combination, the Company acquired approximately 37% of the issued and outstanding Common Stock of Future University, Inc. ("Future University(R)"). Future University is a corporation formed in 1991 that offers to CSG members for an additional enrollment fee technical and operational educational programs designed to improve the profitability of the CSG member's business. The technical programs offer installers and technicians a combination of classroom and on-the-job-training during one and two week sessions. Technicians receive skills training that will enable them to effectively analyze customer problems and offer efficient solutions. In the maintenance training classes, for example, technicians are trained to maximize the operating efficiency of HVAC systems, assure safe operation of systems and reduce the chances of future breakdowns. In the sales training classes, technicians are trained to deal with customer expectations, use and promote various products and services, develop leads, explain financing programs and improve on various customer relations skills. In sending technicians to the Future University program, CSG members are able to develop a high level of commitment in their employees. The technical programs are held in Little Rock, Arkansas under an exclusive licensing arrangement with Hardwick Air Masters, Inc., one of the Service Centers. Pursuant to the current licensing arrangement, Hardwick Air Masters, Inc. receives 70% of the revenue from the technical programs and Future University receives 30% of such revenue. The operational programs offer to general managers and salespeople a variety of classes covering residential sales training, replacement sales, marketing and promotions, telemarketing and general operations. These programs are held in Houston, Texas.

     Management believes that Future University is the only comprehensive training school for management, salespeople, installers and technicians in the residential HVAC industry. Since 1994, over 1,000 students per year have completed Future University's technical and operational training programs.

SERVICE CENTERS

  General

     Management estimates that during 1995 the Service Centers' service and maintenance technicians responded to over 120,000 maintenance, repair and service calls. The services offered by each Service Center include (i) the sale of replacement central air conditioners, furnaces and heat pumps, (ii) the maintenance and repair of HVAC units, (iii) diagnostic analysis of the condition of existing unit and (iv) the sale of ancillary products such as IAQ devices and monitors. Most of the Service Centers employ an in-house sales force that sells replacement units, installation technicians who install replacement equipment in existing homes, service technicians who service and maintain the equipment, and an administrative staff to perform dispatching, purchasing and other administrative functions. In addition, some of the Service Centers offer plumbing services. Management believes that in 1995 the installation and servicing of plumbing systems represented less than 5% of the Company's pro forma net revenue. The Company anticipates that such Service Centers will continue to offer plumbing services, but currently does not intend to expand such business.

     All of the Service Centers' technicians are trained to promote the Company's preventive maintenance agreements and to cross-market IAQ equipment and other ancillary services and products offered by the Company. Service technicians are trained to perform service and maintenance in a professional manner, to identify problems with existing HVAC systems and to offer customers the most practical, cost-effective solution to their problem, whether that involves repairing the existing system or suggesting a replacement system or part. Often this involves providing customers with information on products to upgrade their system and improve efficiency as well as informing them about the advantages and disadvantages of a particular product or service. Maintenance technicians perform routine maintenance examinations of HVAC systems in an effort to keep the systems in working order and to identify potential problems before they become too costly to correct.

     Management believes that most HVAC contractors charge the cost of the materials and the hourly rate for the actual time it takes to install or repair the system. In contrast, the Company utilizes a flat rate pricing system that advises the customer of the cost of service for the particular job before work begins and charges the quoted price regardless of the time necessary to repair the system. While this may result in parts, labor and other costs incurred in repairing a customer's system exceeding the quoted price from time to time, the Company is able to alter its pricing on a per job basis. The Company's experience is that customers generally prefer this pricing method because it eliminates surprise or hidden costs. This pricing method also creates an incentive for the Company to hire quality technicians and to provide them with the training necessary to service customer needs efficiently.

  Sale of Replacement Units

     The replacement market for residential HVAC equipment is dependent upon the installed base of units, the mechanical life and usage of the equipment and technological advances in the efficiency of newer units. The Company believes the replacement market for HVAC units offers the potential for high growth and profitability in the future given the potential number of HVAC systems that will need replacement in the coming years and the Company's ability to effectively service that need. The market for replacement units is highly fragmented, with no single manufacturer dominating the market. In order to service the replacement market, the Company intends to establish relationships with several national, regional and local manufacturers of replacement units in order to offer a wide variety of products to its customers. The Company is not dependent on any manufacturers or distributors of replacement units, but rather has access to products from all over the country allowing the Company to offer products that its competition may be unable to provide.

     At the time of sale, a customer is offered a wide assortment of financing packages by the Service Center. A Service Center's installers and technicians, in addition to the salespeople, are trained to educate customers as to the financing options available, assist the customer in completing the credit application forms and determine whether the customer's financing is approved. The Company also offers its customers a Professional Courtesy credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

  Maintenance and Service Agreements

     The Company currently has approximately 27,600 maintenance agreements with customers. These agreements are for a term of one to three years and provide for two diagnostic and precision maintenance visits during the year at an average cost to the customer of approximately $135 per year. The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. Management believes that customers with maintenance agreements are the Company's most satisfied customers because of the many benefits offered by such agreements, including (i) energy savings resulting from a more efficient HVAC system, (ii) fewer and less costly emergency repairs,
(iii) longer useful life for the HVAC system, (iv) discounted rates for service and (v) guaranteed same-day service in the event of an emergency repair. Maintenance agreements also allow the Company to more fully utilize its technicians during the historically slower spring and fall months by scheduling maintenance appointments during such time. Because systems under maintenance agreements are less likely to require emergency repairs, the Service Centers are able to provide more prompt service to emergency and new service calls.

     The Company's service agreements are generally for a term of one year and provide for the repair of any problem with the customer's system at no additional cost to the customer. Pursuant to the terms of such service agreements, if the cost of repair exceeds the value of the customer's HVAC system, the Company is not required to repair the system and the customer receives a $300 discount if he purchases a replacement unit from the Company. In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state. In such states, the Company insures its service agreements through licensed insurers. Management believes that the Company has made adequate provision for potential claims under these agreements. See "Regulation."

  Locations

     The Company currently operates 12 Service Centers in nine states. The following table sets forth certain information regarding these Service Centers:

                                                                       AREA OF       YEAR
                     SERVICE CENTER                       STATE       OPERATION     FOUNDED
    -------------------------------------------------  -----------  -------------  ---------
    Norrell Heating and Air Conditioning Company,
      Inc............................................  Alabama      Birmingham          1953
    Hardwick Air Masters, Inc........................  Arkansas     Little Rock         1970
    Service Experts of Palm Springs, Inc.............  California   Palm Springs        1993
    Comerford's Heating and Air Conditioning, Inc....  California   Pleasanton          1974
    Coastal Air Conditioning Service, Inc............  Georgia      Savannah            1976
    Rolf Coal and Fuel Corp..........................  Indiana      Fort Wayne          1904
    Brand Heating & Air Conditioning, Inc............  Indiana      Lafayette           1991
    Gilley's Heating & Cooling, Inc..................  Louisiana    Monroe              1980
    Vision Holding Company, Inc......................  Missouri     Kansas City         1982
    Air Experts, a United Services Co., Inc..........  Missouri     St. Louis           1981
    AC Service & Installation Co., Inc./
        Donelson Air Conditioning Company, Inc.......  Tennessee    Nashville      1974/1968
    Arrow Heating & Air Conditioning, Inc............  Wisconsin    Racine              1992

  Commercial Service and Replacement

     Some of the Service Centers offer HVAC services to small and medium-sized businesses. In 1995, revenues generated from the provision of services and sale of products to commercial customers represented less than 20% of the Company's pro forma net revenue. The Service Centers target restaurants, small office buildings, warehouses and theaters as potential prospects for its commercial services. The Company's commercial sales representatives receive extensive training designed to enable the representatives to promote the Company's services and products effectively. The services offered to commercial customers are generally the same as services offered to residential customers, including the analysis, maintenance and repair of existing HVAC systems, the sale of replacement systems and the sale of ancillary products, including IAQ devices and services. While management does not plan to further develop its plumbing and commercial HVAC businesses beyond existing operations given the potential for growth in the residential service and replacement market, the Company intends to continue to provide plumbing and commercial HVAC services.

SERVICES AND OPERATIONS

     The Company provides management, financial and accounting services for all of the Service Centers' operations. Management provides certain financial control support, including budgets, forecasts and reports, while allowing each general manager of a Service Center to manage its day-to-day operations. The Company provides the following services:

  Purchasing

     Because of the number of Service Centers operated by the Company, management believes the Company will be able to negotiate at a lower cost (i) the purchase of HVAC units, parts and supplies, (ii) the purchase and lease of service vehicles and (iii) the provision of accounting, insurance, financial management, marketing and legal support. The principal manufacturers of the products sold by the Company include The Trane Company, Carrier Air Conditioning, Inc., Lennox Industries, Inc. and Rheem Manufacturing Company. The Service Centers generally order equipment only upon receipt of a contract for purchase from a customer, enabling them to maintain low inventory.

  Management Information Systems

     The Service Centers currently utilize various compatible management and financial information systems. The Company intends to convert the Service Centers' current systems to an integrated system within the next 12 months. The implementation of an integrated system will allow the Company to maintain greater control over the operations of its Service Centers. The Company intends to track important data related to the Service Centers' operations and financial performance and to monitor all advertising expenditures. In addition, the Service Centers will generate and provide to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company will use such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which will enable each Service Center to track and compare its performance with the other Service Centers.

  Employee Screening and Training

     Prior to employment, potential employees of the Company must take comprehensive tests to determine their technical expertise. In addition, all employees of the Company are required to pass a drug test prior to employment and are thereafter subject to random drug testing. Failure to take or pass a drug test results in immediate termination of employment. Once hired, employees of the Company are required to complete various training programs covering technical skills and communication and sales techniques. In addition, employees periodically attend educational seminars and conventions conducted by CSG. See "Contractor Success Group."

  Advertising and Marketing

     The Company's advertising and marketing programs are designed to attract new customers and to stimulate increased demand from existing customers. Each Service Center, utilizing materials produced by CSG, develops customized marketing programs tailored to meet the needs of its local customer base. Emphasizing superior, high quality service, the Service Centers market directly to prospective and existing customers through local print advertising, yellow page advertising and direct mail campaigns followed up by telemarketing. In 1995, advertising and marketing expenditures were 1.8% as a percentage of the Company's pro forma net revenue.

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations. Although, there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future, to date compliance with such regulatory requirements has not had a material effect on the Company.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet stricter future standards. In addition, installers must comply with local building codes when installing HVAC units in residences and commercial buildings.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state.

TRADEMARKS

     "Service Experts" is registered as a federal trademark with the United States Patent and Trademark Office. The Company currently licenses the Service Experts name and logo to two companies that are members of CSG. The Company owns and licenses numerous proprietary products used by the Service Centers and other CSG members. See "Contractor Success Group." In addition, the Company owns approximately 37% of the issued and outstanding common stock of "Future University," which is registered as a federal trademark with the United States Patent and Trademark Office. See "Contractor Success Group -- Future University." The Company regards its trademarks as having significant value and being an important factor in the development and marketing of its operations. The Company's policy is to pursue registration of its trademarks whenever possible and to oppose vigorously any infringement of its trademarks.

COMPETITION

     The HVAC service and replacement industry is highly competitive in each of the markets in which the Company operates. The Company's Service Centers compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In one of its markets, Kansas City, Missouri, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relative low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources.

EMPLOYEES

     Management estimates that the Company has approximately 600 employees. None of the Company's employees is represented by a collective bargaining agreement.

PROPERTIES

     The Company currently leases the building and underlying real estate on which all of its Service Centers are located pursuant to leases with terms generally ranging from five to ten years on terms the Company believes to be commercially reasonable. Total rental expense for the Company's leased centers in 1995 was approximately $400,000. In the future, the Company plans to lease rather than purchase space for the Service Centers to maximize the Company's available capital.

     The Company utilizes for its corporate headquarters in Nashville, Tennessee office space leased by the Acquiring Company. The remaining term of the lease on this office space is approximately 10 years, and the Company pays annual rent of $140,000. The Company also maintains an office in approximately 3,600 square feet of office space leased in Chesterfield, Missouri. The remaining term of the lease on this office space is approximately 15 months, and the Company pays annual rent of approximately $60,000.

INSURANCE

     The Company maintains general liability and property insurance. The costs of insurance coverage varies, and the availability of certain coverage has fluctuated in recent years. The Company intends to consolidate the purchase of insurance for its operations, which management believes will result in savings from the amounts paid by the Subsidiaries prior to the Combination. While management believes, based upon its claims experience, that the Company's present insurance coverage is adequate for its current operations, there can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

LEGAL PROCEEDINGS

     The Company does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the Company. The Company and its Service Centers may, from time to time, be a party to litigation or administrative proceedings which arise in the normal course of its business.

                            THE PENDING ACQUISITIONS

OVERVIEW

     The Company has entered into definitive agreements to acquire the Combining Companies. The Company has entered into Merger Agreements with 18 of the Combining Companies pursuant to which such Combining Companies will be merged with wholly-owned subsidiaries of the Company. The Company has entered into Combination Agreements with four of the Combining Companies pursuant to which the Company will acquire all of the issued and outstanding capital stock of such Combining Companies.

     Pursuant to the terms of the Merger Agreements, the shares of capital stock of the Combining Companies outstanding immediately prior to the closing, other than treasury shares and shares held by dissenting stockholders, will be converted into the right to receive shares of Common Stock and cash. Pursuant to the terms of the Combination Agreements, the Company will acquire all of the issued and outstanding capital stock of the Combining Companies in exchange for shares of Common Stock.

     The aggregate consideration to be paid by the Company in connection with the Pending Acquisitions is estimated to be approximately 2,929,000 shares of Common Stock and $10.3 million cash. In general, the purchase price to be paid to each of the Combining Companies is based on the Combining Company's after tax net income for its most recent fiscal year or such other 12 month period as agreed to by the parties (the "Valuation Period"), adjusted to exclude all nonrecurring income and expense and to include (i) all adjustments necessary to present rents at market, (ii) such adjustments to salary as are agreed to by the parties, (iii) all adjustments necessary to give effect to federal and state income taxes as if a Combining Company that is not a C corporation had been a C corporation during the year, and (iv) certain other adjustments agreed to by the parties.

     Prior to the closing of a Pending Acquisition, the Company will make an initial adjustment to the purchase price based on the difference between the Combining Company's net income for the Valuation Period, as presented in the Combining Company's financial statements for such period, with such adjustments as set forth above, and the Combining Company's net income for the Valuation Period, as presented in the Final Valuation Statement (as defined in the Agreements) to be prepared by the Company's independent certified public accountants. Promptly following the closing of a Pending Acquisition, final adjustments to the purchase price for each Combining Company will be made based on a Closing Balance Sheet (as defined in the Agreements) to be prepared by the Company's independent certified public accountants. In the event a Combining Company's stockholders' equity as a percentage of net revenue is less than 10% (based on the Final Valuation Statement and Closing Balance Sheet), the consideration to be paid by the Company will be reduced by an amount equal to the capital contribution required to result in stockholders' equity as a percentage of net revenue equaling 10%. The consideration to be paid by the Company also will be reduced by (i) the amount of outstanding indebtedness of a Combining Company at the time of the closing of a Pending Acquisition, other than indebtedness incurred subsequent to the Valuation Period for the purchase of fixed assets, and (ii) in the case of any stockholder, the amount of any indebtedness of such stockholder payable to the Combining Company at the time of closing.

     The following table sets forth the consideration to be paid by the Company to the stockholders of each of the Combining Companies in connection with the Pending Acquisitions:

                                                                                   PURCHASE
                                COMBINING COMPANY                                  PRICE(1)
--------------------------------------------------------------------------------- -----------
Air-Conditioning and Heating Unlimited, Inc.(2).................................. $ 4,200,000
Automated Air, Inc.(2)...........................................................   1,405,050
B & B Air Conditioning, Inc.(2)..................................................   1,805,000
B. W. Heating & Cooling, Inc.(2).................................................   2,176,440
Bauer Heating & Air Conditioning, Inc.(2)........................................     999,310
Comfortech, Inc.(2)..............................................................   2,398,750
Custom Air Conditioning, Inc.(2) ................................................   4,023,520
Dial One Service Champions, ET AL.(2)............................................   3,448,290
Eisenbach Enterprises, Inc.(3)...................................................     435,610
Falso Heating and Sheet Metal Co., Inc.(2).......................................   7,505,620
Frees Service Experts, Inc.(3)...................................................   2,584,350
Freschi Air Systems, Inc.(2).....................................................   2,933,120
Gaddis Co.(2)....................................................................   1,371,140
Gordon's Specialty Company, Inc.(2)..............................................   3,536,320
Island Air Conditioning, Inc.(2).................................................     820,854
Pardee Refrigeration Company Incorporated(2).....................................   5,500,000
Parker Heating & Air Conditioning, Incorporated(2)...............................   3,417,740
Paul E. Smith Co., Inc.(3).......................................................   2,000,000
Quality Air Conditioning & Heating of West Monroe, Inc.(2)(4)....................     490,000
Sanders Indoor Comfort, Inc.(2)..................................................     682,884
Sylvester's Corp.(3).............................................................   2,422,250
The 1589 Niagara Street Corporation(2)...........................................   4,867,770
                                                                                   ----------
          Total.................................................................. $59,024,018
                                                                                   ==========

---------------

(1) Assumes that there is no adjustment (as described above) to the consideration to be paid by the Company. The shares of Common Stock to be issued to the stockholders of the Combining Companies will be valued at per share prices ranging from $15.50 to $20.00.
(2) The stockholders of this Combining Company will receive consideration consisting of shares of Common Stock and, at such stockholder's election, cash of up to 25% of the purchase price.
(3) The stockholders of this Combining Company will receive only shares of Common Stock.
(4) Purchase price is estimated because it is based on the fair market value of tangible assets as of closing.

     The consideration to be paid to each Combining Company was determined through arm's length negotiations between the parties. The terms of the Agreements entered into by each of the Combining Companies are substantially the same, including the procedures used to determine the consideration to be paid to each Combining Company, other than Quality Air Conditioning & Heating of West Monroe, Inc. ("Quality") and Paul E. Smith Co., Inc. ("Smith"), based on the adjusted net income of the Combining Company. With respect to Quality and Smith, the purchase price was based on a determination of the value of their respective assets. The factors considered by the Company in determining the consideration to be paid included, among others, the historical operating results, the net worth, the levels and type of indebtedness and the future prospects of each of the Combining Companies.

     Upon consummation of the Pending Acquisitions, each of the Combining Companies will become a wholly-owned subsidiary of the Company.

THE AGREEMENTS

  Representations and Warranties of the Combining Companies

     Each of the Agreements contains customary representations and warranties relating to, among other things, due organization and good standing of the Combining Company, good and marketable title to the shares of capital stock of the Combining Company, the absence of preemptive rights, the absence of any options, warrants or other rights to acquire the stock of the Combining Company, good and marketable title to all of the Combining Company's assets, adequate insurance, the accuracy of the Combining Company's financial statements, the absence of litigation and compliance with applicable laws.

  Common Stock Issued to Affiliates

     Certain stockholders of the Combining Companies may be deemed to be "affiliates" for purposes of Rule 145 of the Securities Act. Pursuant to the Agreements, the Combining Companies acknowledge and agree with respect to each person who is deemed to be an affiliate that (i) the Common Stock issuable to such person will be held pursuant to the provisions of the Securities Act and the rules and regulations thereunder, (ii) no sale or disposition of such shares of Common Stock will be made except pursuant to the terms of the Registration Statement, the Securities Act and Rule 145(d) thereunder, and (iii) the certificates representing the Common Stock issued to such person will bear a restrictive legend setting forth the restrictions on transfer referred to above.

     In addition, persons deemed affiliates of certain Combining Companies the acquisition of which will be accounted for as poolings of interests will be subject to further limitations. See "Accounting Treatment." Each such person will be required to deliver to the Company a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of Common Stock received in the Pending Acquisition, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least 30 days of combined operations of the respective Combining Company and the Company have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

  Indemnification

     Pursuant to the terms of the Agreements, each Combining Company agrees to indemnify and hold harmless the Company and its officers, directors, employees or agents thereof against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, suffered because of (i) the untruth, inaccuracy, misrepresentation, omission, or breach or nonfulfillment by the Combining Company of any representation, warranty, covenant or other agreement contained in the Agreement or (ii) any untrue statement of a material fact relating to the Combining Company that is contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any omission to state therein a material fact relating to the Combining Company required to be stated therein or necessary to make such statements therein not misleading.

     Pursuant to indemnification agreements ("Indemnification Agreements") to be entered into between the stockholders of the Combining Companies and the Company on or prior to closing, the stockholders of the Combining Companies will agree to indemnify and hold harmless the Company and its officers, directors, employees and agents thereof against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, suffered because of (i) the untruth, inaccuracy, misrepresentation, omission, or breach or nonfulfillment by the Combining Company of any representation, warranty, covenant or other agreement contained in the Agreement, (ii) any untrue statement of a material fact relating to the Combining Company that is contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any omission to state therein a material fact relating to the Combining Company required to be stated therein or necessary to make such statements therein not misleading, (iii) any and all amounts of federal, state and/or local income, franchise, property and/or sales and use taxes that may be assessed against the Company with respect to any taxable period ending on or before the date of the Agreement, for which adequate provisions therefor have not been made through the date of closing, and the amount of any interest and/or penalties relating to such tax assessments or (iv) any claim or demand by any person asserting any interest in any share of capital stock of the Combining Company. Each Combining Company and its stockholders have indemnification obligations only to the extent that the aggregate of all indemnifiable claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, for such Combining Company or stockholder exceeds $25,000.

     The Company agrees to indemnify, defend and hold harmless each of the stockholders of the Combining Companies against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, suffered because of (i) the untruth, inaccuracy, misrepresentation, omission, breach or nonfulfillment by the Company of any representation, warranty, covenant or other agreement contained in the Agreements or (ii) any untrue statement of a material fact relating to the Company that is contained in the preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based on any omission or alleged omission to state therein a material fact relating to the Company required to be stated therein or necessary to make the statements therein not misleading.

  Employment Agreements and Covenants Not to Compete

     In connection with the Pending Acquisitions, the president and/or general manager of each Combining Company will enter into an employment agreement with the Company. The annual salaries pursuant to such agreements will range from $52,000 to $175,000 based upon the size of the market served by such service center and the duties of the president/general manager. In addition, each president/general manager will be eligible for cash bonuses based on the performance of his service center and the Company relative to established goals set by the president/general manager and the Company. Most employment agreements will have a term of three years and generally provide, among other things, that such employee will not compete with the Company during the term of such employment and for a period of two years thereafter within 50 miles of any Service Center.

  Escrow Agreement

     Pursuant to the terms of the Agreements, each of the stockholders of the Combining Companies is required to enter into an escrow agreement (the "Escrow Agreement") with the Company and an escrow agent to be selected by the Company (the "Escrow Agent"). Each Escrow Agreement provides that the stockholders of a Combining Company will deliver to the Escrow Agent stock certificates (the "Escrow Stock") representing 10% of the shares of Common Stock issued to such stockholders in the Pending Acquisition. Under the terms of the Escrow Agreement, the Escrow Agent will hold the Escrow Stock for a period of one year commencing upon consummation of the Pending Acquisition, and during such period, the Company will be entitled to receive reimbursement and recovery from the Escrow Stock for any loss, liability, damage or expense for which the Company is indemnified under the Agreement or for any reduction in purchase price after the closing. The Escrow Stock will not be the Company's exclusive remedy in the event of such loss, liability, damage, expense or reduction. During the period the Escrow Stock is held by the Escrow Agent, the stockholders of the Combining Companies will be entitled to receive any dividends paid on the Escrow Stock and have the right to vote the Escrow Stock.

  Lockup Agreement

     Pursuant to the terms of the Agreements, certain stockholders of the Combining Companies will be required to enter into a lockup agreement (the "Lockup Agreement") with the Company. The Lockup Agreements generally provide that the stockholders of a Combining Company will not sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock, any options, rights or warrants to purchase any shares of Common Stock, or any other securities convertible into or exchangeable for shares of Common Stock owned directly by such stockholder or with respect to which he has the power of disposition, for a period of six months following the effective time of the Pending Acquisition, without the prior written consent of the Company. Beginning six months after the closing of the Pending Acquisition, the stockholders of the Combining Company will be entitled to sell or otherwise dispose of up to 25% of the shares of Common Stock held by such stockholder, and an additional 25% of the shares of Common Stock held by such stockholder during each of the three successive six month periods until the twenty-fourth month following the closing of the Pending Acquisition, at which time such stockholder will be entitled to sell all shares of Common Stock held by such stockholder.

  Conditions Precedent to Closing of the Agreements

     The obligation of the Company to consummate each Pending Acquisition is subject to certain conditions, including a satisfactory due diligence review of the operations and financial condition of the Combining Company, delivery of the schedules to the Agreement and a satisfactory review thereof, the stockholders of the Combining Company having good and marketable title, free and clear of any material liens, encumbrances or restrictions, to the capital stock of such Combining Company, the Combining Company's audited financial statements complying in all material respects with all applicable accounting requirements and being fairly presented in conformity with generally accepted accounting principles, delivery of a favorable opinion of counsel to the stockholders of the Combining Company, the receipt of all necessary consents, the execution of Lockup Agreements, Indemnification Agreements and Escrow Agreements by the stockholders of the Combining Company, the approval of the transaction by the Company's board of directors and the effectiveness of the Registration Statement. The obligation of a Combining Company and its stockholders to consummate a Pending Acquisition is subject to certain conditions, including the approval of the transaction by the stockholders of the Combining Company, the accuracy of the representations and warranties of the Company contained in the Agreement and delivery of a favorable opinion of counsel to the Company.

  Expenses

     Each of the Agreements provides that each of the parties shall bear its respective expenses incurred in connection with the preparation, execution and performance of the Agreement and the transactions contemplated therein, provided that the Company will reimburse each of the Combining Companies for fees paid by it for professional accounting services upon closing.

ACCOUNTING TREATMENT

     The Company expects to account for 20 of the Pending Acquisitions pursuant to the purchase method of accounting. One effect of such accounting treatment is that the earnings of such Combining Companies will be combined with the earnings of the Company only from and after the closing of such Pending Acquisitions. Furthermore, the earnings of such Combining Companies will, for purposes of the earnings or losses of the Company, be reduced by certain depreciation and amortization changes arising out of purchase accounting adjustments.

     The Company expects to account for two of the Pending Acquisitions as poolings of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of such Combining Companies and the Company will be carried forward at their previously recorded amounts. For information concerning certain restrictions to be imposed on the transferability of the shares of Common Stock received by the affiliates of such Combining Companies in the Pending Acquisitions in order, among other things, to assure the availability of pooling of interests accounting treatment, see "Common Stock Issued to Affiliates."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth certain information concerning each of the executive officers and directors of the Company.

                   NAME                      AGE                    POSITION
-------------------------------------------  ----  -------------------------------------------
Alan R. Sielbeck...........................   43   Chairman of the Board and Chief Executive
                                                     Officer
James D. Abrams............................   49   President, Chief Operating Officer and
                                                     Director
Anthony M. Schofield.......................   42   Chief Financial Officer, Secretary and
 M                                                   Treasurer
Raymond J. De Riggi(1).....................   48   Director
Timothy G. Wallace(1)(2)...................   38   Director
William G. Roth(2).........................   58   Director
Norman T. Rolf, Jr.........................   50   Director

---------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     The Company's Board of Directors is divided into three classes, each consisting of two members. At each annual stockholders meeting, directors of one class are elected to three year terms. The terms of Messrs. De Riggi and Rolf expire in 1997, Messrs. Abrams and Roth in 1998 and Messrs. Sielbeck and Wallace in 1999. See "Description of Capital Stock -- Anti-Takeover Provisions".

     Alan R. Sielbeck has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co., Inc. and Donelson Air Conditioning Company, Inc., each a Subsidiary, since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate developing company.

     James D. Abrams has served as President, Chief Operating Officer and as a director of the Company since its inception in March 1996. Mr. Abrams has served as President of CSG, one of the Subsidiaries, since 1996. From 1990 to 1996, Mr. Abrams served as Chief Executive Officer and a director of CSG. Mr. Abrams has served as President of Air Experts and Service Experts of Palm Springs, Inc., each a Subsidiary, since 1993. Mr. Abrams has served as President and sole director of Air Comfort Services, Inc., an HVAC service and replacement business located in Sarasota, Florida, since 1988. Mr. Abrams served, from 1992 to 1996, as Chairman and President of Service Now, Inc. ("Service Now"), a holding company that owns several HVAC businesses, and prior to the Combination owned Air Experts and Service Experts of Palm Springs, Inc. He resigned from his positions with Service Now prior to the closing of the Combination and the IPO. Mr. Abrams previously served as Chief Executive Officer and a director of Future University from 1991 to 1995. Mr. Abrams currently serves on the Advisory Board of Boatmen's National Bank (Southern Region).

     Anthony M. Schofield has served as Chief Financial Officer, Secretary and Treasurer of the Company since June 1996. From 1982 to 1996, Mr. Schofield served as Cost Manager, Vice-President-Controller, Senior Vice-President of Finance, and Division Controller for Perrigo Company of Tennessee, formerly Cumberland-Swan, Inc., a manufacturer of personal care health and beauty aid products. Mr. Schofield is certified by the American Institute of Certified Public Accountants as well as the Institute of Management Accountants holding both CPA and CMA designations.

     Raymond J. De Riggi has served as a director of the Company since June 1996. Mr. De Riggi has served as President of United Specialty Food Ingredients Companies, a subsidiary of ConAgra Food Products, a diversified food processing company, since November 1995. From 1992 to 1995, Mr. De Riggi served as Executive Vice President of Pet, Incorporated, a diversified food processing company, and from 1990 to 1992, he served as its Vice President of Operations. From 1987 to 1990, Mr. De Riggi served as President of Whitman's Chocolates, a division of Pet, Incorporated.

     Timothy G. Wallace has served as a director of the Company since June 1996. Mr. Wallace has served as Vice President of Finance and Chief Financial Officer of Healthcare Realty Trust Incorporated, a company operating as a real estate investment trust, since January 1993. Mr. Wallace was a Senior Manager with responsibility for healthcare and real estate in the Nashville, Tennessee office of Ernst & Young LLP from June 1989 to January 1993. Prior to joining Ernst & Young LLP, he was employed by Arthur Andersen & Co. from September 1980 to June 1989.

     William G. Roth has served as a director of the Company since July 1996. Mr. Roth served as Chairman of the Board of Directors of Dravo Corporation, a natural resources company that is the largest producer of lime in the United States, from 1989 to 1994. Mr. Roth also served as Chief Executive of Dravo Corporation from 1987 to 1989. Prior to that time, Mr. Roth served as President, Chief Operating Officer and a director of American Standard, Inc., a worldwide manufacturer of air conditioning, plumbing and transportation system products, from 1985 to 1987. From 1978 to 1985, Mr. Roth served as Chairman and Chief Executive Officer of The Trane Company, an international manufacturer and marketer of HVAC systems. Mr. Roth currently serves as a director of Amcast Industrial Corporation and Teknowledge Corporation.

     Norman T. Rolf, Jr. has served as a director of the Company since July 1996. Since 1988, Mr. Rolf has served as President of Rolf Coal and Fuel Corp., a Subsidiary, where he also has previously served as a director and has been employed in various positions since 1966.

     The Compensation Committee of the Board of Directors is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and administering stock option and other employee benefit plans of the Company. The Audit Committee is responsible for the annual appointment of the Company's auditors and reviewing the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures with the Company's auditors.

EXECUTIVE COMPENSATION

     The Company has granted to its executive officers options to purchase 120,000 shares of Common Stock under the 1996 Incentive Stock Plan (the "Incentive Plan"). These options are exercisable at various prices ranging from $13.00 to $17.25 per share and vest one-third per year commencing on the second anniversary of the date of grant. The Company has not awarded any stock appreciation rights to its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Commission regulations, covering employees of the Company.

EMPLOYMENT AGREEMENTS

     Pursuant to employment agreements, effective as of August 21, 1996, Messrs. Sielbeck, Abrams and Schofield (the "executive officers") are employed as executive officers of the Company. The employment agreements of Messrs. Sielbeck, Abrams and Schofield provide for annual base salaries of $250,000, $250,000 and $110,000, respectively, which salaries are subject to annual review by the Compensation Committee, and bonuses, which amounts will be determined by the Compensation Committee. The term of each employment agreement is three years.

     Each of the executive officers may terminate his respective employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of his respective employment agreement, each executive officer has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of two years thereafter.

     In the event the executive officer is terminated upon a "change-in-control" (as defined in the employment agreement), each of the executive officers will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, each executive officer will receive as severance pay his base salary in monthly installments through the remaining term of the agreement, or at his election, a lump sum severance payment equal to the present value of the flow of severance payments that would otherwise be paid to him. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

     Each executive officer is entitled to receive his accrued base salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination in the event that the Company terminates his employment without cause. In addition, he will receive as severance compensation his base salary for the greater of two years or the remaining term of his employment agreement.

     In the event the executive officer is terminated for cause (as defined in the agreement), he is entitled to receive all accrued base salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each executive officer's employment agreements may also be terminated if he dies, in which event his estate will receive these same payments and severance payments equal to three months' salary.

     In the event the executive officer becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties hereunder. In the event he is unable to perform his duties hereunder after the expiration of the six-month period, his employment agreement will terminate.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors of the Company are entitled to receive a fee of $10,000 per year. All directors are also entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, each of the non-employee directors of the Company is entitled to participate in the Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan (the "Director Plan").

COMPENSATION PURSUANT TO PLANS

     Incentive Stock Plan. In June 1996, the Company adopted the Incentive Plan. The Company has reserved 700,000 of the authorized shares of Common Stock for issuance pursuant to stock options and stock appreciation rights ("SARs") to be granted under the Incentive Plan. Under the Incentive Plan and pursuant to action of the Board, the Compensation Committee appointed by the Board of Directors will administer the Incentive Plan and may grant to officers and key employees (i) non-transferable options to purchase shares of Common Stock and
(ii) SARs. The options are for terms not longer than ten years (five years in the case of incentive stock options granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company), at prices to be determined by the Board of Directors or the Compensation Committee. Such prices may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of grant of incentive stock options, owns more than 10% of the total combined voting power of all classes of stock of the Company) in the case of incentive stock options under Section 422 of the Code. Incentive stock options may be granted only to employees and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of non-qualified stock options. Options granted under the Incentive Plan may be exercisable in installments. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan. Unless terminated earlier, the Incentive Plan will terminate in 2006. The aggregate fair market value of Common Stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The Company has granted options to purchase 517,811 shares of Common Stock under the

Incentive Plan. These options are exercisable at prices ranging from $13.00 to $17.25 per share and vest one-third per year commencing on the second anniversary of the date of grant.

     SARs will entitle the holder to receive an amount equal to the excess of the fair market value of a specified number of shares of Common Stock as of the date such right is exercised over a specified price which shall not be less than 85% of the fair market value of the Common Stock at the time the SAR is granted. SARs may be granted separately or in connection with a non-qualified stock option. No SAR is exercisable more than ten years after it is granted.

     Non-Employee Director Stock Option Plan. In June 1996, the Company adopted the Director Plan. The Company has reserved for issuance under the Director Plan 100,000 shares of Common Stock. The Director Plan provides for the granting of nonqualified stock options to each director of the Company who is not also an employee or officer of the Company ("Non-Employee Directors") at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. The Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events. The Board shall have no authority, discretion or power to select the participants who will receive options pursuant to the Director Plan, to set the number of shares of Common Stock to be covered by each option, to set the exercise price or the period within which the options may be exercised or to alter other terms or conditions specified in the options.

     Pursuant to the Director Plan, each Non-Employee Director on the effective date of the IPO was granted options to purchase 5,000 shares of Common Stock at an exercise price equal to $13.00 per share. Each Non-Employee Director elected in the future will be granted options to purchase 5,000 shares of Common Stock on the date of such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. In addition, the Director Plan provides for the grant to each Non-Employee Director of options to purchase 1,000 shares of Common Stock on each January 1 (each date of grant being referred to as the "Grant Date"). The Board of Directors may revoke, on or prior to each January 1, the next automatic grant of options otherwise provided for by the Director Plan if no options have been granted to employees since the preceding January 1 under the Incentive Plan or any other employee stock option plan that the Company might adopt. Each option shall be exercisable in full upon receipt and shall expire ten years after the Grant Date (the "Option Period"), unless cancelled sooner due to termination of service or death, or unless the option is fully exercised prior to the end of the Option Period.

     Employee Stock Purchase Plan. The Service Experts, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted in June 1996 and became effective simultaneously with the IPO. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, which is intended to qualify under Section 423 of the Code. The Purchase Plan allows participants to purchase shares of Common Stock in connection with option periods commencing on the first trading date of each year and ending the following December 31 (except the first option period which will commence the date of the Offering and end December 31, 1996).

     The Purchase Plan permits eligible employees of the Company and certain of its subsidiaries to purchase Common Stock through payroll deductions, which may not exceed 10% of the employee's base compensation, at a price equal to 85% of the fair market value of the Common Stock at the beginning of the option period or at the end of the option period, whichever is lower (subject to a minimum price specified in the Purchase Plan). Employees are eligible to participate in the Purchase Plan if they are employed by the Company or a participating subsidiary for at least 20 hours a week and more than five months in any calendar year and have been employed for at least six months since their last date of hire.

     In the event of a change of control of the Company (as defined in the Purchase Plan), each option under the Purchase Plan will (if the Company is the surviving corporation) pertain to and apply to the securities to which a holder of the number of shares of the Company subject to such option would have been entitled in such transaction. If the Company is not the surviving corporation in such change in control, then all options under the Purchase Plan will terminate provided that the Compensation Committee may determine that such options shall be exercisable on the day prior to such change in control transaction.

     401(k) Plan. In 1996, the Company adopted a Savings and Profit Sharing Plan (the "Savings Plan") which is intended to be qualified under Sections 401(a) and 401(k) of the Code. To be eligible, an employee must have been employed by the Company for at least one year. The Savings Plan permits employees who have completed one year of service to defer from 1% to 15% of their compensation into the Savings Plan up to specified limits per year ($9,500 during 1996). Additional annual contributions may be made at the discretion of the Company which will vest according to a schedule set forth in the Savings Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of directors who are not employees of the Company. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and losses suffered and reasonable expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is obligated to pay the reasonable expenses of the directors or officers incurred in defending such proceedings if the indemnified party agrees to repay all amounts advanced by the Company if it is ultimately determined that such indemnified party is not entitled to indemnification. See "Description of Capital Stock -- Limitations on Liability of Officers and Directors."

                              CERTAIN TRANSACTIONS

     Prior to the IPO, Mr. Abrams, Mr. Sielbeck, John R. Young, a principal stockholder of CSG, and R. Edward Hutton, Jr., a principal stockholder of the Acquiring Company, received 500,695, 243,706, 473,992 and 243,707 shares of Common Stock, respectively, as founders of the Company for their services in forming the Company, developing its business plans and procedures and in acquiring the Subsidiaries. These shares do not include the shares of Common Stock received in exchange for their interests in the Subsidiaries. Following the issuance of such shares, Messrs. Abrams and Young transferred 103,407 and 97,891 shares, respectively, to the other shareholders of Service Now.

     Pursuant to the Combination, and as consideration for their interests in the Subsidiaries, certain officers, directors and holders of 5% or more of the outstanding Common Stock received cash and shares of Common Stock as follows:
Mr. Sielbeck -- $2,513,959 and 576,549 shares; Mr. Abrams -- $2,000,505 and
390,612 shares; Mr. Young -- $2,000,505 and 390,612 shares; Mr.
Hutton -- $2,513,959 and 576,549 shares; and Norman T. Rolf, Jr. -- $636,217 and 133,661 shares. Such amounts were determined on the basis of the evaluation by the Company and the representatives of the underwriters of the IPO of the following factors: the financial and operational history and trends of the Subsidiaries, the experience of the Company's management, the position of the Company in the HVAC service and replacement industry, the Company's prospects and financial results, the status of the securities markets, market conditions for new offerings of securities and the prices of similar securities of comparable companies.

     In connection with the Combination, the Company acquired approximately 37% of the issued and outstanding common stock of Future University in exchange for $2,000 per share in cash, an aggregate of $592,000. The consideration paid was determined by arms length negotiations between the Company and the stockholders of Future University who agreed to sell their shares to the Company. Mr. Abrams and Mr. Young, who were principal stockholders of Future University, each received $248,000 in the transaction. The Company intends to continue to send its employees to Future University for training after the Combination. See "The Company -- Contractor Success Group."

     Service Now, of which Mr. Abrams and Mr. Young are principal shareholders, is a 48% shareholder of SuccessWare, a corporation that provides management and financial information systems software to certain of the Subsidiaries. See "The Company -- Services and Operations -- Management Information Systems." In connection with the Combination, the Company acquired all of the capital stock of Air Experts, a United Services Co., Inc. and Service Experts of Palm Springs, Inc., both of which were wholly owned subsidiaries of Service Now. Service Now continues to own and operate other HVAC companies, none of which are located in geographic areas served by existing Service Centers. In addition, the Company purchased from Service Now the exclusive rights to the name "Service Experts" in exchange for $60,000.

     Mr. Abrams and Mr. Young are the sole shareholders of Fusion Filters, Inc. ("Fusion"), which licenses air filters and other products from manufacturers and sublicenses them to HVAC contractors, including certain of the Subsidiaries. The Company has not entered into any definitive agreements with Fusion, but may purchase filters from Fusion in the future.

     At March 31, 1996, Mr. Sielbeck had outstanding indebtedness payable to the Acquiring Company in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800. At March 31, 1996, Mr. Hutton had outstanding indebtedness payable to the Acquiring Company in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800. All of this indebtedness has been repaid.

     Prior to the Combination, Messrs. Sielbeck and Hutton purchased from the Acquiring Company the building and underlying real estate on which its main facility is located and certain residential property for approximately $826,000 and $61,000, respectively. The Acquiring Company purchased the building and real estate for its main facility in 1992 for approximately $729,000 and made certain improvements to such property costing approximately $78,000. The Acquiring Company purchased the residential property in 1994 for approximately $61,000. The sale price for such properties was determined by the board of directors of the Acquiring Company. The Acquiring Company has entered into a lease with Messrs. Sielbeck and Hutton whereby the Acquiring Company will make annual rental payments of approximately $140,000 to Messrs. Sielbeck and Hutton. Management of the Company believes such transactions are on terms that are commercially reasonable and no less favorable to the Acquiring Company than those which could be obtained from unaffiliated third parties.

     On June 20, 1996, the Board of Directors adopted a policy that any transactions between the Company and any of its officers, directors or principal stockholders or affiliates thereof, must be on terms no less favorable than those which could be obtained from unaffiliated parties and must be approved by a majority of the disinterested members of the Board of Directors. The Audit Committee of the Board of Directors will be responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth information regarding the beneficial ownership of the Common Stock, as of the date hereof, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                       SHARES BENEFICIALLY OWNED
                                                                       -------------------------
                          BENEFICIAL OWNER                              NUMBER           PERCENT
---------------------------------------------------------------------  ---------         -------
James D. Abrams(1)...................................................    991,914(4)       11.57%
Alan R. Sielbeck(2)..................................................    820,255           9.57
John R. Young(3).....................................................    970,727(4)       11.32
R. Edward Hutton, Jr.(2).............................................    820,256           9.57
Anthony M. Schofield.................................................      3,000              *
Raymond J. De Riggi..................................................      5,000(5)           *
Timothy G. Wallace...................................................      5,000(5)           *
William G. Roth......................................................      5,000(5)           *
Norman T. Rolf, Jr...................................................    138,958           1.62
All executive officers and directors as a group (seven persons)......  1,969,127(4)(5)    22.93

---------------

  * Represents less than 1%.
(1) Mr. Abrams's address is c/o Contractor Success Group, Inc., 16141 North Outer Forty Drive, Suite 310, Chesterfield, Missouri 63017.
(2) The indicated person's address is c/o Service Experts, Inc., 1134 Murfreesboro Road, Nashville, Tennessee 37217.
(3) Mr. Young's address is c/o John Young & Associates, 13950 Switzer, Overland Park, Kansas 66221.
(4) Includes 204,014 shares issued to Service Now, the sole stockholder of two of the Subsidiaries, in connection with the Combination. Messrs. Abrams and Young are principal shareholders of Service Now.
(5) Includes 5,000 shares subject to outstanding options held by such individuals.

                     RATIO OF EARNINGS TO FIXED CHARGES(1)

     Set forth below is the ratio of earnings to fixed charges for the Company for the periods indicated:

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                                                      SEPTEMBER
                                                      YEAR ENDED DECEMBER 31,            30,
                                                  --------------------------------   ------------
                                                  1991   1992   1993   1994   1995   1995   1996
                                                  ----   ----   ----   ----   ----   ----   -----
    Ratio of earnings to fixed charges..........  7.21   2.41   2.37   4.08   10.21  9.03   12.21

---------------

(1) Because the Company has no shares of Preferred Stock outstanding, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each period listed above.

                        MARKET AND DIVIDEND INFORMATION

     The Company completed its IPO on August 21, 1996 at a price per share of $13.00. Since such time, the Common Stock has traded on the Nasdaq National Market under the symbol "SERX." The following table sets forth the range of high and low sales prices for the Common Stock for the periods indicated, as reported by the Nasdaq National Market. The price quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

                                    1996                                    HIGH     LOW
    ---------------------------------------------------------------------  ------   ------
    Third Quarter (beginning August 21, 1996)............................  $20.75   $13.75
    Fourth Quarter (through November 15, 1996)...........................  $28.50   $18.50

     On November 15, 1996, the last reported sale price for the Common Stock on the Nasdaq National Market was $28.50 per share. As of November 15, 1996, there were approximately 94 holders of record of the Common Stock.

     The Company has not paid any cash dividends on its Common Stock. The Company intends to retain its earnings to finance the growth and development of its business and does not expect to declare or pay any cash dividends in the foreseeable future. The declaration of dividends is within the discretion of the Company's Board of Directors.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of October 31, 1996, the Company had 8,572,236 shares of Common Stock and no shares of Preferred Stock outstanding. The following description of capital stock of the Company is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. An additional 900,000 shares of Common Stock are reserved for issuance upon exercise of employee and director stock options, of which options to purchase 532,811 shares have been granted as of the date hereof. As of November 15, 1996, there were approximately 94 holders of Common Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Stockholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, including all distributions to holders of Preferred Stock having a liquidation preference over the Common Stock. The Company's Restated Certificate of Incorporation gives the holders of Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely effected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors has the authority, without any further vote or action of the stockholders of the Company, to issue shares of the Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the fullest extent now or hereafter permitted by Delaware law. The Company has no present intention to issue any series of Preferred Stock.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law. The Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. The Company believes that these provisions are essential to attracting and retaining qualified persons as officers and directors.

     There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ANTI-TAKEOVER PROVISIONS

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws may make a change in the control of the Company difficult to effect, even if a change in control were in the stockholders' interest. These include certain super-majority vote requirements to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws, including provisions relating to the election of a staggered Board of Directors and the limitation that directors be removed only for cause by a majority of the outstanding voting stock. The Company's Restated Certificate of Incorporation eliminates the right of stockholders to take action by written consent. In addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the Preferred Stock which may be issued by the Company without approval of the holders of the Company's Common Stock. The ability of the Company to issue Preferred Stock in such manner could enable the Board of Directors to prevent changes in management and control of the Company. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company first to negotiate with the Company. Management believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Management believes that negotiations of such proposals, among other things, could result in an improvement of their terms.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Boatmen's Trust Company.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with any other Securities pursuant to any Prospectus Supplement or Post-Effective Amendment, as applicable, and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the Prospectus Supplement or Post-Effective Amendment, as applicable (the "Warrant Agent"). The Warrant Agent, if engaged, will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. Further terms of the Common Stock Warrants and the applicable Warrant Agreements will be set forth in the Prospectus Supplement or Post-Effective Amendment, as applicable.

     The Prospectus Supplement or Post-Effective Amendment, as applicable, will describe the terms of any Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (a) the title of such Common Stock Warrants; (b) the aggregate number of such Common Stock Warrants; (c) the price or prices at which such Common Stock Warrants will be issued; (d) the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock Warrants; (e) the designation and terms of the other Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such offered Security; (f) the date, if any, on and after which such Common Stock Warrants and the related Common Stock will be separately transferable; (g) the price at which each share of Common Stock purchasable upon exercise of such Common Stock Warrants may be purchased; (h) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of certain federal income tax considerations; and (l) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

     As of the date of this Prospectus, no Common Stock Warrants are outstanding.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may issue Debt Securities under one or more trust indentures (each an "Indenture") to be executed by the Company and a specified trustee. The terms of Securities will include those stated in an Indenture and those made a part of an Indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture will be qualified under the TIA.

     The following description sets forth certain anticipated general terms and provisions of the Debt Securities to which any Prospectus Supplement or Post-Effective Amendment, as applicable, may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement or Post-Effective Amendment, as applicable (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement or Post-Effective Amendment, as applicable, relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto and the following description. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The indebtedness represented by Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt (as such term is defined in the Indenture) of the Company. The Debt Securities will be issued pursuant to an Indenture between the Company and a trustee.

     Except as set forth in an Indenture and described in a Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in an Indenture. All Debt Securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     The Prospectus Supplement or Post-Effective Amendment, as applicable, relating to any series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

          (a) the title of such Debt Securities;

          (b) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (c) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock, or the method by which any such portion shall be determined;

          (d) if convertible, any applicable limitations on the ownership or transferability of the Common Stock into which such Debt Securities are convertible;

          (e) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

          (f) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          (g) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (h) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and an Indenture may be served;

          (i) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

          (j) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (k) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (l) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          (m) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default (as defined in an Indenture) or covenants set forth in an Indenture;

          (n) any provisions for collateral security for repayment of such Debt Securities;

          (o) whether such Debt Securities will be issued in certificated and/or book-entry form;

          (p) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (q) the applicability, if any, of defeasance and covenant defeasance provisions of an Indenture;

          (r) the terms, if any, upon which such Debt Securities may be convertible into Common Stock of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          (s) whether and under what circumstances the Company will pay additional amounts as contemplated in an Indenture on such Debt Securities in respect of any tax assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

          (t) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement or Post-Effective Amendment, as applicable.

     Except as set forth in an Indenture, an Indenture will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement or Post-Effective Amendment, as applicable, for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

MERGER, CONSOLIDATION OR SALE

     It is expected that an Indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in an Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the trustee.

COVENANTS

     An Indenture will contain covenants requiring the Company to take certain actions and prohibiting the Company from taking certain actions. The covenants with respect to any series of Debt Securities will be described in the Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     An Indenture will describe specific "Events of Defaults" with respect to any series of Debt Securities issued thereunder. Such "Events of Defaults" are likely to include (with grace and cure periods): (i) default in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any required sinking fund payment, if any, for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series) that is continued for a specified period of days after written notice as provided in the Indenture; (v) default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary or the property of either.

     If an Event of Default under an Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case, subject to the rights of the holder of Senior Debt, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amounts as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee and (b) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be) have been cured or waived as provided in such Indenture. An Indenture also will provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in an Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under an Indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

     An Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the cases of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in an Indenture relating to its duties in case of default, the trustee will not be under any obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or an Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under an Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF AN INDENTURE

     It is anticipated that modifications and amendments of an Indenture may be made by the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of the outstanding Debt Securities issued under an Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such Debt Securities affected thereby, (a) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Debt Security; (b) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (c) change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such Debt Security; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security; (e) reduce the above stated percentage of holders of Debt Securities necessary to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. A record date may be set for any act of the holders with respect to consenting to any amendment.

     The holders of not less than a majority in principal amount of outstanding Debt Securities of each series affected thereby will have the right to waive compliance by the Company with certain covenants in an Indenture.

     An Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series to take permitted action.

CONVERSION OF SECURITIES

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock will be set forth in the applicable Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company or such conversion will be automatic, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Debt Securities will be subordinated to the extent provided in an Indenture in right of payment to the prior payment in full of all Senior Debt. No payment of principal or interest will be permitted to be made on Debt Securities at any time if a default in Senior Debt exists that permits the holders of such Senior Debt to accelerate their maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Debt Securities are paid in full, holders of Debt Securities will be subrogated to the right of holders of Senior Debt to the extent that distributions otherwise payable to holders of Debt Securities have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of Debt Securities. If this Prospectus is being delivered in connection with a series of Debt Securities, the accompanying Prospectus Supplement or Post-Effective Amendment, as applicable, or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

                        SHARES ELIGIBLE FOR FUTURE SALE

     No precise predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale in the public market will have on the market prices prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

     As of October 31, 1996, the Company had outstanding 8,572,236 shares of Common Stock of which the 2,587,500 shares sold in the IPO are freely tradeable without restrictions or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144").

     All the remaining shares were issued and sold by the Company in private transactions in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and are restricted securities under Rule 144. These shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, pursuant to Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after August 16, 1996 a person who has beneficially owned these shares for at least two years, including "affiliates" of the Company, would be entitled to sell in broker's transactions or to market makers within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. A person (or person whose shares are aggregated) who is not an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned such shares for at least three years, is currently entitled to sell such shares under Rule 144(k) without regard to the availability of current public information, volume limitations, manner of sale provisions or notice requirements. The above is a summary of Rule 144 and is not intended to be a complete description thereof. Notwithstanding the eligibility of certain shares to be sold after the expiration of the 90 day period, such shares are subject to certain lockup agreements described below.

     The Company, its officers and directors and certain of its present stockholders have agreed that they will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable therefor or other capital stock of the Company or any right to purchase or acquire Common Stock or other capital stock of the Company for a period of 180 days after August 16, 1996 without the prior written consent of Equitable Securities Corporation on behalf of the underwriters of the IPO.

                              SELLING STOCKHOLDERS

     The Company intends to offer Securities, from time to time, pursuant to this Prospectus in connection with its acquisition of the assets or stock of HVAC service and replacement businesses, as described herein. The recipients of the Securities issued in connection with such transactions may determine to reoffer the Common Stock issued in such transactions, the Common Stock issued upon the exercise of the Common Stock Warrants or Common Stock issued upon the conversion of the Debt Securities from time to time. Specific information regarding the resale transactions by Selling Stockholders who may be deemed to be "underwriters" as defined in the Securities Act, the identity of the Selling Stockholders, and the number of shares of Common Stock to be reoffered shall be provided at the time of such acquisition by means of a Post-Effective Amendment or Prospectus Supplement, as applicable. See "The Pending
Acquisitions -- Overview" and "The Pending Acquisitions -- The
Agreements -- Common Stock Issued to Affiliates."

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Securities offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS
Basis of Presentation................................................................    F-5
Unaudited Pro Forma Combining Balance Sheet as of September 30, 1996.................    F-7
Unaudited Pro Forma Combining Statement of Income for the Twelve Months ended
  December 31, 1995..................................................................    F-8
Unaudited Pro Forma Combining Statement of Income for the Six Months ended September
  30, 1996...........................................................................    F-9
Notes to Unaudited Pro Forma Combining Financial Statements..........................   F-10
SERVICE EXPERTS, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED SEPTEMBER 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-12
Balance Sheets.......................................................................   F-13
Statements of Income.................................................................   F-14
Statements of Stockholders' Equity...................................................   F-15
Statements of Cash Flows.............................................................   F-16
Notes to Financial Statements........................................................   F-17
FALSO HEATING AND SHEET METAL CO., INC. -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED), AND 1995 AND PERIOD
  ENDED SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-24
Balance Sheets.......................................................................   F-25
Statements of Income.................................................................   F-26
Statements of Stockholders' Equity...................................................   F-27
Statement of Cash Flows..............................................................   F-28
Notes to Financial Statements........................................................   F-29
COMBINED PARDEE REFRIGERATION COMPANY INCORPORATED, ISLAND AIR CONDITIONING, INC. AND
  SANDERS INDOOR COMFORT, INC. -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED NOVEMBER 30, 1993 (UNAUDITED), 1994 AND 1995 AND PERIOD ENDED AUGUST 31,
  1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-35
Combined Balance Sheets..............................................................   F-36
Combined Statements of Income........................................................   F-37
Combined Statements of Stockholders' Equity..........................................   F-38
Combined Statements of Cash Flows....................................................   F-39
Notes to Combined Financial Statements...............................................   F-40
FREES SERVICE EXPERTS, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1994 (UNAUDITED), 1995 (UNAUDITED), AND 1996
Report of Independent Auditors.......................................................   F-46
Balance Sheets.......................................................................   F-47
Statements of Income.................................................................   F-48
Statements of Stockholders' Equity...................................................   F-49
Statements of Cash Flows.............................................................   F-50
Notes to Financial Statements........................................................   F-51

                                                                                       PAGE
                                                                                       -----
CUSTOM AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED SEPTEMBER 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-57
Balance Sheets.......................................................................   F-58
Statements of Income.................................................................   F-59
Statements of Stockholders' Equity...................................................   F-60
Statements of Cash Flows.............................................................   F-61
Notes to Financial Statements........................................................   F-62
GORDON'S SPECIALTY COMPANY, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-67
Balance Sheets.......................................................................   F-68
Statements of Operations.............................................................   F-69
Statements of Stockholders' Equity...................................................   F-70
Statements of Cash Flows.............................................................   F-71
Notes to Financial Statements........................................................   F-72
DIAL ONE SERVICE CHAMPIONS, ET AL. -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-77
Combined Balance Sheets..............................................................   F-78
Combined Statements of Income........................................................   F-79
Combined Statements of Stockholders' Equity..........................................   F-80
Combined Statements of Cash Flows....................................................   F-81
Notes to Combined Financial Statements...............................................   F-82
COMFORTECH, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-88
Balance Sheets.......................................................................   F-89
Statements of Income.................................................................   F-90
Statements of Stockholders' Equity...................................................   F-91
Statements of Cash Flows.............................................................   F-92
Notes to Financial Statements........................................................   F-93
AIR-CONDITIONING AND HEATING UNLIMITED, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996
Report of Independent Auditors.......................................................   F-98
Balance Sheets.......................................................................   F-99
Statements of Income.................................................................  F-100
Statements of Stockholder's Equity...................................................  F-101
Statements of Cash Flows.............................................................  F-102
Notes to Financial Statements........................................................  F-103
THE 1589 NIAGARA STREET CORPORATION --
YEARS ENDED AUGUST 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996
Report of Independent Auditors.......................................................  F-108
Combined Balance Sheets..............................................................  F-109
Combined Statements of Operations....................................................  F-110
Combined Statements of Stockholders' Equity..........................................  F-111
Combined Statements of Cash Flows....................................................  F-112
Notes to Combined Financial Statements...............................................  F-113

                                                                                       PAGE
                                                                                       -----
HVAC DIVISION OF PAUL E. SMITH CO., INC. -- UNAUDITED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996 (UNAUDITED) AND
  PERIOD ENDED SEPTEMBER 30, 1996 (UNAUDITED)
Balance Sheets.......................................................................  F-118
Statements of Operations.............................................................  F-119
Statements of Division Equity........................................................  F-120
Statements of Cash Flows.............................................................  F-121
Notes to Financial Statements........................................................  F-122
FRESCHI AIR SYSTEMS, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-126
Balance Sheets.......................................................................  F-127
Statements of Operations.............................................................  F-128
Statements of Stockholder's Equity...................................................  F-129
Statements of Cash Flows.............................................................  F-130
Notes to Financial Statements........................................................  F-131
PARKER HEATING & AIR CONDITIONING, INCORPORATED -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-136
Balance Sheets.......................................................................  F-137
Statements of Income.................................................................  F-138
Statements of Stockholders' Equity...................................................  F-139
Statements of Cash Flows.............................................................  F-140
Notes to Financial Statements........................................................  F-141
B.W. HEATING & COOLING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-147
Balance Sheets.......................................................................  F-148
Statements of Income.................................................................  F-149
Statements of Stockholders' Equity...................................................  F-150
Statements of Cash Flows.............................................................  F-151
Notes to Financial Statements........................................................  F-152
B & B AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-157
Balance Sheets.......................................................................  F-158
Statements of Income.................................................................  F-159
Statements of Stockholders' Equity...................................................  F-160
Statements of Cash Flows.............................................................  F-161
Notes to Financial Statements........................................................  F-162

                                                                                       PAGE
                                                                                       -----
SYLVESTER'S CORP. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED))
Report of Independent Auditors.......................................................  F-167
Balance Sheets.......................................................................  F-168
Statements of Income.................................................................  F-169
Statements of Stockholders' Equity (Deficit).........................................  F-170
Statements of Cash Flows.............................................................  F-171
Notes to Financial Statements........................................................  F-172
COMBINED AUTOMATED AIR, INC. AND BAUER HEATING & AIR CONDITIONING, INC. -- AUDITED
  COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-179
Combined Balance Sheets..............................................................  F-180
Combined Statements of Income........................................................  F-181
Combined Statements of Stockholders' Equity..........................................  F-182
Combined Statements of Cash Flows....................................................  F-183
Notes to Financial Combined Statements...............................................  F-184
GADDIS CO. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-190
Balance Sheets.......................................................................  F-191
Statements of Operations.............................................................  F-192
Statements of Stockholders' Equity (Deficit).........................................  F-193
Statements of Cash Flows.............................................................  F-194
Notes to Financial Statements........................................................  F-195
EISENBACH ENTERPRISES, INC. -- UNAUDITED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996 (UNAUDITED)
Balance Sheets.......................................................................  F-200
Statements of Operations.............................................................  F-201
Statements of Stockholders' Equity...................................................  F-202
Statements of Cash Flows.............................................................  F-203
Notes to Financial Statements........................................................  F-204
QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC. -- AUDITED FINANCIAL
  STATEMENTS
YEARS ENDED DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND PERIOD ENDED
  SEPTEMBER 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-209
Balance Sheets.......................................................................  F-210
Statements of Operations.............................................................  F-211
Statements of Stockholders' Equity...................................................  F-212
Statements of Cash Flows.............................................................  F-213
Notes to Financial Statements........................................................  F-214

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

     The Company was incorporated on March 27, 1996. On August 21, 1996, and simultaneous with the closing of the IPO, the Company acquired the Subsidiaries in the Combination. In accordance with the provisions of SAB 97, the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of the Acquiring Company. The operations of the Subsidiaries have been included in the Company's financial statements from the date of acquisition. The above mentioned acquisitions have been accounted for using the historical cost basis of the Subsidiaries in accordance with SAB 48. The Subsidiaries are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating & Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; Arrow Heating & Air Conditioning, Inc.; Air Experts, a United Services Co., Inc.; Gilley's Heating & Cooling, Inc.; and Service Experts of Palm Springs, Inc.

     The following unaudited pro forma combining financial statements give effect to the acquisition by the Company of the following Combining Companies in exchange for shares of the Company's Common Stock, cash, and the assumption of certain debt:

     - Falso Heating and Sheet Metal Co., Inc.
     - Combined Pardee's Refrigeration Company Incorporated, Island Air Conditioning, Inc., Sanders Indoor Comfort, Inc., and Southern States Comfort Corporation
     - Frees Service Experts, Inc.
     - Custom Air Conditioning, Inc.
     - Gordon's Specialty Company, Inc.
     - Dial One Service Champions, ET AL.
     - Comfortech, Inc.
     - Air-Conditioning and Heating Unlimited, Inc.
     - The 1589 Niagara Street Corporation
     - HVAC Division of Paul E. Smith Co., Inc.
     - Freschi Air Systems, Inc.
     - Parker Heating & Air Conditioning, Incorporated
     - B.W. Heating & Cooling, Inc.
     - B & B Air Conditioning, Inc.
     - Sylvester's Corp.
     - Combined Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc.
     - Gaddis Co.
     - Eisenbach Enterprises, Inc.
     - Quality Air Conditioning & Heating of West Monroe, Inc.

     The unaudited pro forma combining financial statements have been prepared by the Company based on the historical financial statements of the Company, the Subsidiaries, and the Combining Companies included elsewhere in this Prospectus, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma combining financial statements may not be indicative of actual results as if the Combination and the Pending Acquisitions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the acquisitions of the Subsidiaries and the Combining Companies have been reflected in such pro forma combining financial statements. The pro forma combining balance sheet as of September 30, 1996, gives effect to the acquisition of the Combining Companies as if such transactions had occurred on September 30, 1996. The pro forma combining statements of income for the nine months ended September 30, 1996 and year ended December 31, 1995, assume the acquisitions of the Subsidiaries and the Combining Companies were completed on January 1, 1995.

     The pro forma combining financial statements should be read in conjunction with the historical financial statements of the Company and the Combining Companies, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

           PRO FORMA COMBINING BALANCE SHEET OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1996

                                                        SERVICE       COMBINING     PRO FORMA         COMBINED
                                                     EXPERTS, INC.    COMPANIES    ADJUSTMENTS        PRO FORMA
                                                     -------------   -----------   ------------      -----------
                                                     ASSETS
Current Assets:
  Cash and cash equivalents.........................  $ 12,904,442   $ 4,483,509   $ (3,680,272)(b)  $ 3,367,339
                                                                                    (10,340,340)(c)
Receivables:
  Trade, net........................................     5,289,164     5,506,002             --       10,795,166
  Related Party.....................................        46,989       596,349       (596,349)(a)       46,989
  Employee..........................................        88,791        58,943             --          147,734
  Other.............................................       256,075       169,513             --          425,588
                                                       -----------   -----------   ------------      -----------
                                                         5,681,019     6,330,807       (596,349)      11,415,477
Inventories.........................................     1,883,501     2,140,233             --        4,023,734
Cost and estimated earnings in excess of billings...       199,395       149,466             --          348,861
Investments.........................................            --     1,244,713             --        1,244,713
Prepaid expenses and other current assets...........       437,291       227,210             --          664,501
Current portion of notes receivable, net............       277,604            --             --          277,604
Deferred income taxes...............................       567,484       181,578             --          749,062
                                                       -----------   -----------   ------------      -----------
         Total Current Assets.......................    21,950,736    14,757,516    (14,616,961)      22,091,291
Property, buildings and equipment, net..............     3,320,458     4,747,330             --        8,067,788
Notes receivable -- related parties, net............       393,609       745,494       (745,494)(a)      393,609
Notes receivable -- other, net......................       287,919       267,836             --          555,755
Equity investment in Future University, Inc.........       592,775            --             --          592,775
Deferred income taxes...............................            --         6,248             --            6,248
Goodwill, net.......................................       821,548        57,105     48,246,911(c)    49,125,564
Other assets........................................       274,182       418,898             --          693,080
                                                       -----------   -----------   ------------      -----------
         Total assets...............................  $ 27,641,227   $21,000,427   $ 32,884,456      $81,526,110
                                                       ===========   ===========   ============      ===========
                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Short-term debt...................................  $         --   $        --   $         --      $        --
  Trade accounts payable and accrued liabilities....     3,034,801     2,923,443             --        5,958,244
  Accrued compensation..............................     1,499,604     1,989,848             --        3,489,452
  Accrued taxes, other than income..................       161,436       236,109             --          397,545
  Accrued warranties................................       473,352       678,417             --        1,151,769
  Income taxes payable..............................       949,638       866,212             --        1,815,850
  Deferred revenue..................................     1,895,578     1,923,145             --        3,818,723
  Billings in excess of costs and estimated
    earnings........................................       287,777       144,268             --          432,045
  Liability to Company benefit plan.................        94,349       126,051             --          220,400
  Notes payable to related parties -- current.......            --       205,615       (205,615)(a)           --
  Current portion of long-term debt.................       149,811     1,098,203     (1,098,203)(a)      149,811
                                                       -----------   -----------   ------------      -----------
         Total current liabilities..................     8,546,346    10,191,311     (1,303,818)      17,433,839
Long-term debt......................................       174,679       964,634       (964,634)(a)      174,679
Notes payable to related parties, net...............            --       534,233       (534,233)(a)           --
Deferred compensation...............................       112,557            --             --          112,557
Deferred income taxes...............................       119,100       210,519             --          329,619
Stockholders' equity................................
Common Stock........................................        85,722                       29,291(c)       115,013
Additional paid-in capital..........................    16,049,932     9,099,730      1,460,842(a)    60,446,772
                                                                                     (3,680,272)(b)
                                                                                     44,339,427(c)
                                                                                     (6,822,887)(c)
Retained earnings...................................     2,552,891                      360,740(c)     2,913,631
                                                       -----------   -----------   ------------      -----------
                                                      $ 27,641,227   $21,000,427   $ 32,884,456      $81,526,110
                                                       ===========   ===========   ============      ===========

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                 PRO FORMA
                                                 COMBINED                    PRO FORMA
                                                  SERVICE     PRO FORMA       SERVICE                  COMBINING
                       SERVICE      ACQUIRED     EXPERTS,     COMBINED       EXPERTS,     COMBINING    PRO FORMA
                    EXPERTS, INC.   COMPANIES      INC.      ADJUSTMENTS       INC.       COMPANIES   ADJUSTMENTS     PRO FORMA
                    -------------  -----------  -----------  -----------    -----------  -----------  -----------    ------------
Net revenues.......  $16,452,622   $43,198,541  $59,651,163                 $59,651,163  $68,120,965  $       --     $127,772,128
Cost of goods
  sold.............   11,122,350    25,093,693   36,216,043    (120,333 )(d) 36,095,710   46,642,669    (154,077 )(i)  82,584,302
                     -----------   -----------  -----------  -----------    -----------  -----------  -----------    ------------
Gross margin.......    5,330,272    18,104,848   23,435,120     120,333      23,555,453   21,478,296     154,077       45,187,826
Selling, general
  and
  administrative
  expenses.........    4,591,636    14,114,960   18,706,596  (3,035,621 )(e) 15,670,975   19,845,834  (2,375,041 )(j)  33,141,768
                     -----------   -----------  -----------  -----------    -----------   -----------  -----------    ------------
Income from
  operations.......      738,636     3,989,888    4,728,524   3,155,954       7,884,478    1,632,462   2,529,118       12,046,058
Other income
  (expense):
  Interest
    expense........      (77,149)     (281,753)    (358,902)    358,902 (f)          --     (234,070)    234,070 (k)           --
  Interest
    income.........       23,186       233,020      256,206                     256,206      223,968          --          480,174
  Other income.....       25,569       182,161      207,730      91,006 (g)     298,736      290,054          --          586,790
                     -----------   -----------  -----------  -----------    -----------  -----------  -----------    ------------
                         (28,394)      133,428      105,034     449,908         554,942      279,952     234,070        1,066,964
                     -----------   -----------  -----------  -----------    -----------  -----------  -----------    ------------
Income before
  taxes............      710,242     4,123,316    4,833,558   3,605,862       8,439,420    1,912,414   2,763,188       13,113,022
Provision for
  income taxes.....       81,688       532,224      613,912   2,623,721 (h)   3,237,633      724,533   1,052,195 (l)    5,014,361
                     -----------   -----------  -----------  -----------    -----------  -----------  -----------    ------------
Net income.........  $   628,554   $ 3,591,092  $ 4,219,646  $  982,141     $ 5,201,787  $ 1,187,881  $1,710,993     $  8,098,661
                     ===========   ===========  ===========  ===========    ===========  ===========  ===========    ============
Pro forma net
  income per
  share............                                                         $      0.61                              $       0.70
                                                                            ===========                              ============
Pro forma weighted
  average shares
  outstanding......                                                           8,572,236                                11,501,350
                                                                            ===========                              ============

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                             PRO FORMA
                                             COMBINED
                                              SERVICE     PRO FORMA        PRO FORMA                  COMBINING
                   SERVICE      ACQUIRED     EXPERTS,     COMBINED          SERVICE      COMBINING    PRO FORMA
                EXPERTS, INC.   COMPANIES      INC.      ADJUSTMENTS     EXPERTS, INC.   COMPANIES   ADJUSTMENTS      PRO FORMA
                -------------  -----------  -----------  -----------     -------------  -----------  -----------     ------------
Net revenues...  $ 18,325,043  $30,127,938  $48,452,981  $                $ 48,452,981  $56,776,673  $               $105,229,654
Cost of goods
  sold.........    11,942,161   17,879,821   29,821,982                     29,821,982   37,855,751     (115,558)(i)   67,562,175
                  -----------  -----------  -----------  -----------       -----------  -----------  -----------     ------------
Gross margin...     6,382,882   12,248,117   18,630,999                     18,630,999   18,920,922      115,558       37,667,479
Selling,
  general and
 administrative
  expenses.....     5,389,188    9,841,628   15,230,816   (2,445,207)(e)    12,785,609   16,001,304   (2,781,281)(j)   26,005,632
                  -----------  -----------  -----------  -----------       -----------  -----------  -----------     ------------
Income from
  operations...       993,694    2,406,489    3,400,183    2,445,207         5,845,390    2,919,618    2,896,839       11,661,847
Other income
  (expense):
  Interest
    expense....       (56,364)    (215,654)    (272,018)     211,679(f)        (60,339)    (221,563)     221,563(k)       (60,339)
  Interest
    income.....        76,648      178,710      255,358           --           255,358       97,391                       352,749
  Other
    income.....        10,389       16,883       27,272       39,820(g)         67,092      119,947           --          187,039
                  -----------  -----------  -----------  -----------       -----------  -----------  -----------     ------------
                       30,673      (20,061)      10,612      251,499           262,111       (4,225)     221,563          479,449
                  -----------  -----------  -----------  -----------       -----------  -----------  -----------     ------------
Income before
  taxes........     1,024,367    2,386,428    3,410,795    2,696,706         6,107,501    2,915,393    3,118,402       12,141,296
Provision for
  income
  taxes........       153,259      869,364    1,022,623    1,472,790(h)      2,495,413      300,183    1,816,096(l)     4,613,692
                  -----------  -----------  -----------  -----------       -----------  -----------  -----------     ------------
Net income.....  $    871,108  $ 1,517,064  $ 2,388,172  $ 1,223,916      $  3,612,088  $ 2,615,210  $ 1,300,306     $  7,527,604
                  ===========  ===========  ===========  ===========       ===========  ===========  ===========     ============
Pro forma net
  income per
  share........                                                           $       0.42                               $        .65
                                                                           ===========                               ============
Pro forma
  weighted
  average
  shares
 outstanding...                                                              8,572,236                                 11,501,350
                                                                           ===========                               ============

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS
          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

(a) Reflects the elimination of all debt assumed to be paid by sellers prior to closing

(b) Reflects the distribution of equity in excess of minimum required per merger agreements

(c) Reflects the payments to owners of the Subsidiaries of $10,340,340 in cash and 2,929,114 shares of common stock

PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS -- SERVICE EXPERTS

                                                                                          NINE MONTHS
                                                                           YEAR ENDED        ENDED
                                                                          DECEMBER 31,   SEPTEMBER 30,
                                                                              1995           1996
                                                                          ------------   -------------
 (d)         REFLECTS THE FOLLOWING ADJUSTMENTS TO COST OF GOODS SOLD:
         (i) Elimination of discretionary employee bonuses..............  $   (120,333)   $         --
                                                                           -----------     -----------
 (e)         REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
             ADMINISTRATIVE:
         (i) Elimination of historical owner's compensation.............  $ (5,990,468)   $ (3,954,214)
        (ii) Additional compensation relating to new agreements with
             previous owners............................................     1,773,006         886,503
       (iii) Additional lease expense on real estate sold by AC Service
             & Installation Co., Inc. and Vision Holding Company,
             Inc........................................................       178,690          89,346
        (iv) Elimination of depreciation expense on real estate sold by
             AC Service & Installation Co., Inc. and Vision Holding
             Company, Inc...............................................       (48,239)        (24,120)
         (v) Elimination of non-competition fees resulting from buyout
             of non-compensation agreements.............................       (85,723)        (42,862)
        (vi) Elimination of discretionary employee bonuses..............       (60,167)             --
       (vii) Corporate office overhead expenses.........................       540,000         270,000
      (viii) Corporate office compensation..............................       729,000         366,000
        (ix) Elimination of management fees paid by Air Experts, a
             United Services Co., Inc. and Service Experts of Palm
             Springs, Inc. to parent companies or affiliates such are
             part of the corporate office adjustments...................       (71,720)        (35,860)
                                                                           -----------     -----------
                                                                          $ (3,035,621)   $ (2,445,207)
                                                                           ===========     ===========
 (f)         REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE
             RELATED TO:
         (i) Elimination of debt distributed to shareholder of Vision
             Holding Company, Inc.......................................        72,830          44,678
        (ii) Elimination of interest on debt distributed to shareholders
             of AC Service & Installation Co., Inc......................        33,499          14,722
       (iii) Elimination of all other debt assumed in the transaction to
             be paid at closing.........................................       252,573         152,279
                                                                           -----------     -----------
                                                                          $    358,902    $    211,679
                                                                           ===========     ===========
 (g)         REFLECTS THE FOLLOWING ADJUSTMENT TO OTHER INCOME:
         (i) The addition of income from its 37% investment in Future
             University.................................................  $     91,006    $     39,820
                                                                           ===========     ===========

                                                                                          NINE MONTHS
                                                                           YEAR ENDED        ENDED
                                                                          DECEMBER 31,   SEPTEMBER 30,
                                                                              1995           1996
                                                                          -----------     -----------
 (h)         REFLECTS THE FOLLOWING ADJUSTMENT TO INCOME TAXES:
         (i) Additional income tax provision for state and federal taxes at a combined effective rate of 38% as certain Predecessor
             Companies previously were taxed as Subchapter S
             corporations...............................................  $  1,253,493    $    448,042
        (ii) Additional income taxes on adjustments (d) thru (g)........     1,370,228       1,024,748
                                                                           -----------     -----------
                                                                          $  2,623,721    $  1,472,790
                                                                           ===========     ===========

PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS -- ACQUISITIONS

 (i)         REFLECTS THE FOLLOWING ADJUSTMENTS TO COST OF GOODS SOLD:
         (i) Adjust rent expense per new leases.........................  $   (132,647)   $    (99,485)
        (ii) Elimination of real estate depreciation....................       (21,430)        (16,073)
                                                                          ------------   -------------
                                                                          $   (154,077)   $   (115,558)
                                                                            ==========      ==========
 (j)         REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
             ADMINISTRATIVE:
         (i) Elimination of historical owner's compensation.............  $ (6,262,052)   $ (5,696,540)
        (ii) Additional compensation relating to new agreements with
             previous owners............................................     1,911,170    $  1,433,378
       (iii) Three regional vp's and one MIS director...................       682,000         511,500
        (iv) Goodwill amortization......................................     1,293,841         970,381
                                                                          ------------   -------------
                                                                          $ (2,375,041)   $ (2,781,281)
                                                                          ------------   -------------
 (k)         REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE:
         (i) Elimination of interest expense on debt retired............  $    234,070    $    221,563
                                                                            ==========      ==========
 (l)         REFLECTS THE FOLLOWING ADJUSTMENT TO INCOME TAXES:
         (i) Additional income tax provision for state and federal taxes at a combined effective rate of 38% as certain Acquisition
             Companies previously were taxed as Subchapter S
             corporations...............................................  $      2,184    $    807,666
        (ii) Additional income taxes on adjustments (i) thru (k)........  $  1,050,011    $  1,010,430
                                                                          ------------   -------------
                                                                          $  1,052,195    $  1,818,096
                                                                            ==========      ==========

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Service Experts, Inc.

     We have audited the accompanying balance sheets of Service Experts, Inc. (formerly AC Service & Installation Co., Inc. and Donelson Air Conditioning Company -- see Note 1) as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Service Experts, Inc. (formerly AC Service & Installation Co., Inc. and Donelson Air Conditioning Company -- see Note 1) at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 5, 1996,
except for the first paragraph
of Note 1, and the second and
third paragraphs of Note 11,
as to which the date is
November 14, 1996

                             SERVICE EXPERTS, INC.

                                 BALANCE SHEETS

                                                                         DECEMBER 31,
                                                                   ------------------------    SEPTEMBER 30,
                                                                      1994          1995           1996
                                                                   ----------    ----------    -------------
                                                                                                (UNAUDITED)
                                                   ASSETS
Current assets:
  Cash and cash equivalents......................................  $   91,096    $  275,720     $12,904,442
  Receivables:
    Trade, net of allowance for doubtful accounts of $135,786 in
      1994 and $135,000 in 1995..................................   1,944,403     1,975,449       5,289,164
    Related party................................................          --       207,259          46,989
    Employee.....................................................      13,411        63,092          88,791
    Other........................................................     140,593        77,473         256,075
                                                                   ----------    ----------    -------------
                                                                    2,098,407     2,323,273       5,681,019
  Inventories....................................................     209,340       234,439       1,883,501
  Costs and estimated earnings in excess of billings.............      55,936        30,740         199,395
  Prepaid expenses and other current assets......................      12,264         9,143         437,291
  Current portion of notes receivable, net.......................          --            --         277,604
  Deferred income taxes..........................................          --        16,817         567,484
                                                                   ----------    ----------    -------------
         Total current assets....................................   2,467,043     2,890,132      21,950,736
Property, buildings and equipment:
  Land...........................................................     105,000       105,000              --
  Buildings......................................................     707,999       766,677              --
  Furniture and fixtures.........................................     182,516       396,278       1,050,579
  Machinery and equipment........................................     121,500       162,883       1,837,051
  Vehicles.......................................................   1,047,710     1,300,369       4,676,919
  Leasehold improvements.........................................      77,451        67,224         442,330
                                                                   ----------    ----------    -------------
                                                                    2,242,176     2,798,431       8,006,879
  Less accumulated depreciation and amortization.................    (872,184)   (1,183,066)     (4,686,421)
                                                                   ----------    ----------    -------------
                                                                    1,369,992     1,615,365       3,320,458
Notes receivable -- related parties, net of current portion......          --            --         393,609
Notes receivable -- other, net of current portion................          --            --         287,919
Investments......................................................          --            --         592,775
Goodwill.........................................................          --            --         821,548
Other assets.....................................................      94,546        64,413         274,182
                                                                   ----------    ----------    -------------
         Total assets............................................  $3,931,581    $4,569,910     $27,641,227
                                                                   ==========    ==========    ============
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.................  $  665,209    $  403,442     $ 3,034,801
  Accrued compensation...........................................     463,995       487,900       1,499,604
  Accrued taxes, other than income...............................      39,293        12,728         161,436
  Accrued warranties.............................................      54,174        98,379         473,352
  Income taxes payable...........................................      25,641        66,793         949,638
  Deferred revenue...............................................     215,585       189,108       1,895,578
  Billings in excess of costs and estimated earnings.............     235,450       228,283         287,777
  Liability to Company benefit plan..............................      46,332        56,581          94,349
  Current portion of long-term debt..............................     106,594       164,265         149,811
                                                                   ----------    ----------    -------------
         Total current liabilities...............................   1,852,273     1,707,479       8,546,346
Long-term debt, net of current portion...........................     516,010       463,529         174,679
Notes payable to stockholders....................................     448,208       661,808              --
Deferred compensation............................................          --            --         112,557
Deferred income taxes............................................      14,986         8,436         119,100
Stockholders' equity:
  Preferred stock, $.01 par value; 10,000,000 shares authorized,
    no shares issued and outstanding.............................          --            --          85,722
  Additional paid-in-capital.....................................          --            --      16,049,932
  Retained earnings..............................................          --            --       2,552,891
                                                                   ----------    ----------    -------------
         Total stockholders' equity..............................   1,100,104     1,728,658      18,688,545
                                                                   ----------    ----------    -------------
         Total liabilities and stockholders' equity..............  $3,931,581    $4,569,910     $27,641,227
                                                                   ==========    ==========    ============

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                              STATEMENTS OF INCOME

                                                                                NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)   (UNAUDITED)
Net revenues....................  $10,292,295   $14,298,906   $16,452,622   $12,500,548   $18,325,043
Cost of goods sold..............    7,280,075    10,245,039    11,122,350     8,674,991    11,942,161
                                  -----------   -----------   -----------   -----------   -----------
Gross margin....................    3,012,220     4,053,867     5,330,272     3,825,557     6,382,882
Selling, general and
  administrative expenses.......    2,865,476     3,701,883     4,563,134     3,414,471     5,317,278
Bad debt expense................       43,265        84,338        28,502        20,000        71,910
                                  -----------   -----------   -----------   -----------   -----------
Income (loss) from operations...      103,479       267,646       738,636       391,086       993,694
Other income (expense):
  Interest expense..............      (74,631)      (71,600)      (77,149)      (48,632)      (56,364)
  Interest income...............        4,994         7,059        23,186        21,995        76,648
  Other income..................       68,450        17,065        25,569        26,176        10,389
                                  -----------   -----------   -----------   -----------   -----------
                                       (1,187)      (47,476)      (28,394)         (461)       30,673
                                  -----------   -----------   -----------   -----------   -----------
Income (loss) before federal and
  state income taxes............      102,292       220,170       710,242       390,625     1,024,367
Provision (benefit) for income
  taxes:
  Current.......................       19,505        48,525       105,055        72,374       443,119
  Deferred......................        2,241        (7,399)      (23,367)      (37,804)     (242,985)
                                  -----------   -----------   -----------   -----------   -----------
                                       21,746        41,126        81,688        34,570       200,134
                                  -----------   -----------   -----------   -----------   -----------
Net income......................  $    80,546   $   179,044   $   628,554   $   356,055   $   824,233
                                   ==========    ==========    ==========    ==========    ==========

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 31, 1992...................................................  $    940,514
  Retirement of stock..........................................................      (100,000)
  Net income...................................................................        80,546
                                                                                 ------------
Balance at December 31, 1993...................................................       921,060
  Net income...................................................................       179,044
                                                                                 ------------
Balance at December 31, 1994...................................................     1,100,104
  Net income...................................................................       628,554
                                                                                 ------------
Balance at December 31, 1995...................................................     1,728,658
  Issuance of common stock in public offering, net of underwriting discounts
     and commissions...........................................................    31,007,875
  Initial public offering costs................................................    (2,834,016)
  Issuance of stock portion of consideration to Predecessor Companies and
     Promoters.................................................................            --
  Cash distributions paid to Predecessor Companies.............................   (18,533,241)
  Equity acquired in connection with combination...............................     6,495,036
  Net income (unaudited).......................................................       824,233
                                                                                 ------------
Balance at September 30, 1996 (unaudited)......................................  $ 18,688,545
                                                                                  ===========

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                        ---------------------------------   -------------------------
                                                          1993        1994        1995         1995          1996
                                                        ---------   ---------   ---------   ----------   ------------
                                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income............................................  $  80,546   $ 179,044   $ 628,554   $  356,055   $    824,233
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.......................    214,789     286,988     411,438      272,779        153,544
  Provision (benefit) for deferred income taxes.......      2,241      (7,399)    (23,367)     (37,804)      (242,985)
  Provisions for loss on accounts receivable..........     43,265      84,338      28,502       52,701             --
  Gain on asset disposals.............................    (53,455)     (3,711)    (14,018)     (14,335)            --
  Changes in assets and liabilities:
    Receivables.......................................   (260,964)   (731,644)   (253,368)    (475,327)       420,185
    Inventories.......................................    (44,848)    (76,656)    (25,099)      15,618        219,237
    Prepaid expenses and other current
      assets..........................................      8,026      27,581       3,121        1,528        749,921
    Trade accounts payable and accrued liabilities....    (83,156)    193,280    (261,767)      17,890       (140,070)
    Accrued compensation..............................    458,326      24,734      34,154      679,846         97,305
    Accrued taxes, other than income..................      6,184       9,272     (26,565)      (5,656)        (5,352)
    Accrued warranties................................     20,516      28,439      44,205       (7,759)          (637)
    Deferred revenue..................................     12,767     187,768     (26,477)      54,922             --
    Income taxes payable..............................    (10,779)      3,604      41,152       34,921        162,188
    Costs and estimated earnings in excess of billings
      and billings in excess of costs and estimated
      earnings........................................    155,052      58,864      18,029      309,989        (15,918)
                                                        ---------   ---------   ---------   ----------   ------------
Net cash flow provided by operating activities........    548,510     264,502     578,494    1,255,368      2,221,651
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment........   (283,278)   (508,769)   (642,470)    (580,541)       (55,440)
Proceeds from sale of property, buildings, and
  equipment...........................................    165,685       4,491      29,810       19,441             --
Purchase of investments...............................         --          --          --           --       (590,000)
Cash acquired through purchase of business............         --          --          --           --      2,499,509
Payment of cash portion of consideration to
  predecessor companies...............................         --          --          --           --    (18,533,241)
Decrease (increase) in other assets...................   (124,162)         --          --       22,623          5,942
                                                        ---------   ---------   ---------   ----------   ------------
Net cash used in investing activities.................   (241,755)   (504,278)   (612,660)    (538,477)   (16,673,230)
FINANCING ACTIVITIES
Retirement of stock...................................   (100,000)         --          --           --             --
Issuance of stock, net of issuance costs..............                                              --     28,173,859
Proceeds of long-term debt and capital leases.........    205,845     119,000     266,139      266,139             --
Payments of long-term debt and capital leases.........   (336,545)   (192,922)   (260,949)    (257,387)      (481,710)
Proceeds on notes payable to stockholders.............      9,403     220,378     280,000           --             --
Payments on notes payable to stockholders.............         --     (83,248)    (66,400)          --             --
Proceeds on notes payable to related parties..........         --          --          --      159,990             --
Payments on notes payable to related parties..........         --          --          --     (105,013)      (611,848)
                                                        ---------   ---------   ---------   ----------   ------------
Net cash provided by (used in) financing activities...   (221,297)     63,208     218,790       63,729     27,080,301
                                                        ---------   ---------   ---------   ----------   ------------
Increase (decrease) in cash and cash equivalents......     85,458    (176,568)    184,624      780,620     12,628,722
Cash and cash equivalents at beginning of period......    182,206     267,664      91,096       91,096        275,720
                                                        ---------   ---------   ---------   ----------   ------------
Cash and cash equivalents at end of period............  $ 267,664   $  91,096   $ 275,720   $  871,716   $ 12,904,442
                                                        ==========  ==========  ==========  ==========   =============
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.........................................  $  62,053   $  84,178   $  77,054   $   48,632   $     56,364
                                                        ==========  ==========  ==========  ==========   =============
Income tax paid.......................................  $   9,490   $  49,460   $  67,003   $   38,032   $         --
                                                        ==========  ==========  ==========  ==========   =============
DISTRIBUTION OF ASSETS TO STOCKHOLDERS
Book value of assets distributed......................  $      --   $      --   $      --   $       --   $  1,095,548
                                                        ==========  ==========  ==========  ==========   =============
Long-term debt assumed by stockholders................  $      --   $      --   $      --   $       --   $    488,110
                                                        ==========  ==========  ==========  ==========   =============
Notes payable to stockholders retired.................  $      --   $      --   $      --   $       --   $    343,395
                                                        ==========  ==========  ==========  ==========   =============

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     The Company was incorporated on March 27, 1996. On August 21, 1996, and simultaneously with the closing of the IPO, the Company acquired the Subsidiaries in the Combination. The Subsidiaries are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating & Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; Arrow Heating & Air Conditioning, Inc.; Air Experts, a United Services Co., Inc.; Gilley's Heating & Cooling, Inc.; and Service Experts of Palm Springs, Inc. In accordance with the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 97 ("SAB 97"), the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of the Acquiring Company. The operations of the Subsidiaries have been included in the Company's financial statements from the date of acquisition. The above mentioned acquisitions have been accounted for using the historical cost basis of the Subsidiaries in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 48 ("SAB 48").

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage of completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $124,298 and $75,504 at December 31, 1994 and 1995, respectively. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

                             SERVICE EXPERTS, INC.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Buildings....................................................................   31.5
    Furniture and fixtures.......................................................    5-7
    Machinery and equipment......................................................      5
    Vehicles.....................................................................      5

WARRANTIES

     The Company provides the retail customer with a two-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Donelson Air Conditioning Company, Inc. used the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The former stockholders of AC Service & Installation Co., Inc. elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax

                             SERVICE EXPERTS, INC.

purposes. Accordingly, AC Service & Installation Co., Inc. is not subject to federal income taxes. This election is not available for Tennessee state income tax reporting; accordingly, AC Service & Installation Co., Inc. used the liability method of accounting for Tennessee state income taxes.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Company expensed $235,360, $304,417 and $207,802, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $43,265, $84,338 and $28,502, respectively and accounts written off, net of recoveries were $22,057, $(77) and $29,288, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts........................  $1,264,339   $  911,195
      Estimated earnings..........................................     420,053      486,693
                                                                    ----------   ----------
                                                                     1,684,392    1,397,888
    Less applicable billings......................................   1,863,906    1,595,431
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts....................................  $   55,936   $   30,740
      Billings in excess of costs and estimated earnings on
         uncompleted contracts....................................    (235,450)    (228,283)
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                             SERVICE EXPERTS, INC.

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Mortgage note payable.........................................  $  582,350   $  516,010
    Notes payable -- stockholders.................................     482,313      695,913
    Installment note -- SunTrust Bank.............................          --       68,884
    Installment note -- Bank of Nashville.........................      28,921       19,158
    Other.........................................................      11,333       23,742
                                                                    ----------   ----------
                                                                     1,104,917    1,323,707
    Less current portion..........................................     106,594      164,265
                                                                    ----------   ----------
                                                                    $  998,323   $1,159,442
                                                                     =========    =========

     The Company has a mortgage note payable to Free Will Baptist, Inc. that is secured by the Company's office building and related land. The loan requires monthly installments of $8,400, including fixed principal and imputed interest (6.1% at December 31, 1995), through July 15, 1997, at which time the remaining balance of $403,160 is due.

     The Company has an installment note payable to SunTrust Bank that expires April 15, 1997. The loan is secured by vehicles and requires monthly payments of $4,593, including principal and interest at the SunTrust Bank base rate plus
 .25% (8.75% at December 31, 1995).

     The Company has an installment note payable to the Bank of Nashville that expires March 16, 1996. The loan is secured by vehicles and requires monthly payments of $6,458, including principal and interest at 8.50%.

     The notes payable to stockholders represents amounts loaned to the Company for working capital needs. The Company has signed unsecured promissory notes payable to the stockholders for $482,313 and $695,913 at December 31, 1994 and 1995, respectively, all due December 31, 1997. The notes bear interest of 4.8% per year.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996.............................................................  $  164,265
        1997.............................................................   1,159,442
                                                                           ----------
                                                                           $1,323,707
                                                                            =========

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Employees of the Company must have one year of service and work 500 hours during the plan year to be eligible. Under the plan's provisions, a plan member may make contributions, on a tax-deferred basis, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 1/3 of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Company's accrued matching contributions totaled $16,160, $30,340 and $45,678 as of December 31, 1993, 1994 and 1995, respectively.

                             SERVICE EXPERTS, INC.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $1,402,085, $1,674,280 and $2,093,240 in 1993, 1994 and 1995, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
    Current:
      Federal................................................  $12,675   $39,913   $ 64,582
      State..................................................    6,830     8,612     40,473
    Deferred.................................................    2,241    (7,399)   (23,367)
                                                               -------   -------   --------
                                                               $21,746   $41,126   $ 81,688
                                                               =======   =======   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Contract billings..............................................  $34,068     $21,918
                                                                       -------     -------
    Deferred tax liabilities.........................................   34,068      21,918
    Deferred tax assets:
      Depreciation and amortization..................................    2,307       1,901
      Bad debts......................................................   12,375      17,754
      Warranty reserves..............................................    4,400      10,644
                                                                       -------     -------
    Total gross deferred tax assets..................................   19,082      30,299
    Valuation allowance..............................................       --          --
                                                                       -------     -------
    Net deferred tax assets..........................................   19,082      30,299
                                                                       -------     -------
    Net deferred tax liabilities (assets)............................  $14,986     $(8,381)
                                                                       =======     =======

                             SERVICE EXPERTS, INC.

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized. Accordingly, no valuation allowance has been recognized.

                                                                       DECEMBER 31,
                                                            -----------------------------------
                                                              1993         1994         1995
                                                            --------     --------     ---------
Tax provision at statutory rate...........................  $ 34,689     $ 74,858     $ 241,482
State income tax less applicable federal tax benefit......     4,508        5,684        26,712
Less benefit of graduated tax notes and adjustments to
  eliminate S corporation.................................   (17,451)     (39,416)     (186,506)
                                                            --------     --------     ---------
                                                            $ 21,746     $ 41,126     $  81,688
                                                            ========     ========     =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, AC Service & Installation Co., Inc. operated under Subchapter S of the Internal Revenue Code and was not subject to corporate federal income tax. In connection with the initial public offering (See Note 9), the Subchapter S election was terminated. As a result, the Company is subject to corporate income taxes subsequent to the termination of S corporation status. AC Service and Installation Co., Inc. had net operating income (loss) for income tax purposes of $74,800, $(142,000), $521,000 and $1,024,367 for 1993, 1994, 1995 and the nine months ended September 30, 1996, respectively. Had AC Service & Installation Co., Inc. filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the nine months ended September 30, 1996, income tax expense (benefit) under the provisions of Financial Accounting Standard No. 109 would have been $(8,200), $16,915, $205,200 and $388,850, respectively.

     At the date of termination of S corporation status, AC Service & Installation Co., Inc. was required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes was based on the cumulative temporary differences at the date of termination of S corporation status.

     The effect of recognizing the deferred taxes was included in income from continuing operations. The termination of S corporation status occurred on August 21, 1996, and a deferred tax asset of $331,800 was recorded.

8. RELATED PARTY TRANSACTIONS

     The Company has two outstanding notes receivable of $100,000 each from the two stockholders of the Company as of December 31, 1995. The notes are payable upon demand and bear annual interest of 5%.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Acquiring Company exchanged shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, in exchange for shares of its common stock and cash. The combination was effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by

                             SERVICE EXPERTS, INC.

management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

11. SUBSEQUENT EVENT

     At June 30, 1996, the Company distributed land, buildings, accounts receivable and other assets with a net book value of $1,095,548 in satisfaction of mortgage notes payable of $488,110, shareholder notes payable of $343,395, and accrued compensation of $364,846.

     Between October 24, 1996 and November 14, 1996, the Company entered into definitive agreements to acquire 22 heating, ventilation and air conditioning
(HVAC) service centers throughout the United States. Pursuant to these agreements, the Company will merge with or acquire the stock of the 22 companies for an aggregate of approximately $10.3 million cash and approximately 2,929,000 shares of Common Stock. Closing of the transactions is subject to customary conditions and is expected to take place prior to year end.

     The Company has a commitment from a bank to borrow up to $20 million to be used for acquisitions, working capital and capital expenditures. Management believes that its existing cash balances and cash generated from operations will be sufficient to fund the Company's planned capital expenditures through the remainder of 1996.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Falso Heating and Sheet Metal Co., Inc.

     We have audited the accompanying balance sheets of Falso Heating and Sheet Metal Co., Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falso Heating and Sheet Metal Co., Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 8, 1996

                    FALSO HEATING AND SHEET METAL CO., INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,         SEPTEMBER 30,
                                                            ------------------------   -------------
                                                               1994          1995          1996
                                                            -----------   ----------   -------------
                                                            (UNAUDITED)                 (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents...............................  $    58,450   $  219,579    $   608,657
  Receivables:
     Trade................................................    1,243,304    1,208,319      1,292,713
     Related party........................................           --        3,931          1,931
     Employee.............................................           --          192             --
     Other................................................           --           --         40,000
                                                            -----------   ----------     ----------
                                                              1,243,304    1,212,442      1,334,644
  Inventories.............................................      179,098      117,639         59,083
  Costs and estimated earnings in excess of billings......      152,899      166,329         78,100
  Prepaid income taxes....................................           --       16,291          8,710
  Prepaid expenses and other current assets...............       20,608       40,327         26,527
  Deferred income taxes...................................        1,400        1,399             --
                                                            -----------   ----------     ----------
          Total current assets............................    1,655,759    1,774,006      2,115,721
Property, buildings and equipment:
  Furniture and fixtures..................................      212,205      238,733        276,251
  Machinery and equipment.................................      260,962      268,240        274,292
  Vehicles................................................      425,806      450,044        477,625
  Leasehold improvements..................................      186,189      186,189        195,898
                                                            -----------   ----------     ----------
                                                              1,085,162    1,143,206      1,224,066
  Less accumulated depreciation and amortization..........     (705,119)    (828,279)      (900,956)
                                                            -----------   ----------     ----------
                                                                380,043      314,927        323,110
Other assets..............................................        4,060        8,275          7,585
                                                            -----------   ----------     ----------
          Total assets....................................  $ 2,039,862   $2,097,208    $ 2,446,416
                                                            ===========   ==========     ==========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.........................................  $   100,000   $       --    $        --
  Trade accounts payable and accrued liabilities..........      626,962      691,984        208,712
  Accrued compensation....................................      110,689      144,215        864,875
  Accrued taxes, other than income........................       10,675       14,426         37,152
  Accrued warranties......................................       17,871       93,750         84,720
  Income taxes payable....................................       61,612        9,759             --
  Billings in excess of costs and estimated earnings......       23,462       30,521         57,400
  Liability to Companies' benefit plans...................       43,921       57,373         42,250
  Current portion of long-term debt and capital lease
     obligations..........................................       76,651       65,494         67,103
                                                            -----------   ----------     ----------
          Total current liabilities.......................    1,071,843    1,107,522      1,362,212
Long-term debt, net of current portion....................      110,778       80,535         56,945
Note payable -- stockholder...............................      100,000       19,094         13,162
Deferred income taxes.....................................       10,400       20,334         22,445
Stockholders' equity:
  Common stock (A), no par value, voting, 10 shares
     authorized, issued and outstanding...................        3,450        3,450          3,450
  Common stock (B), no par value, non-voting, 990 shares
     authorized, issued and outstanding...................      273,240      273,240        273,240
  Retained earnings.......................................      470,151      593,033        714,962
                                                            -----------   ----------     ----------
          Total stockholders' equity......................      746,841      869,723        991,652
                                                            -----------   ----------     ----------
          Total liabilities and stockholders' equity......  $ 2,039,862   $2,097,208    $ 2,446,416
                                                            ===========   ==========     ==========

                            See accompanying notes.

                    FALSO HEATING AND SHEET METAL CO., INC.

                              STATEMENTS OF INCOME

                                                                                 NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                       (UNAUDITED)  (UNAUDITED)               (UNAUDITED)  (UNAUDITED)
Net revenues.........................  $6,687,694   $8,213,510   $8,223,966   $5,652,907   $7,296,387
Cost of goods sold...................   5,066,431    6,209,046    5,993,600    4,166,619    5,286,970
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,621,263    2,004,464    2,230,366    1,486,288    2,009,417
Selling, general and administrative
  expenses...........................   1,461,382    1,637,052    2,005,800    1,343,122    1,836,567
Bad debt expense.....................      24,306      112,244        6,170        1,274           --
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     135,575      255,168      218,396      141,892      172,850
Other income (expense):
  Interest expense...................     (29,044)     (32,097)     (21,924)     (18,233)      (9,987)
  Interest income....................          53          376        9,261        3,130        6,139
  Other income (expense).............      (8,366)       1,804        5,772        5,772        3,507
                                       ----------   ----------   ----------   ----------   ----------
                                          (37,357)     (29,917)      (6,891)      (9,331)        (341)
                                       ----------   ----------   ----------   ----------   ----------
Income before taxes..................      98,218      225,251      211,505      132,561      172,509
Provision (benefit) for income taxes:
  Current............................      27,219       74,482       78,688       40,888       47,071
  Deferred...........................      10,900       (1,900)       9,935        9,936        3,509
                                       ----------   ----------   ----------   ----------   ----------
                                           38,119       72,582       88,623       50,824       50,580
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $   60,099   $  152,669   $  122,882   $   81,737   $  121,929
                                       ==========   ==========   ==========   ==========   ==========

                            See accompanying notes.

                    FALSO HEATING AND SHEET METAL CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK(A)
                                                                 COMMON STOCK(B)
                                               NO PAR VALUE       NO PAR VALUE
                                              ---------------   -----------------   RETAINED
                                              SHARES   AMOUNT   SHARES    AMOUNT    EARNINGS     TOTAL
                                              ------   ------   ------   --------   ---------   --------
Balance at December 31, 1992 (unaudited)....    10     $3,450     990    $273,240   $ 257,383   $534,073
Net income (unaudited)......................                                           60,099     60,099
                                                --      -----     ---    --------    --------   --------
Balance at December 31, 1993 (unaudited)....    10      3,450     990     273,240     317,482    594,172
Net income (unaudited)......................                                          152,669    152,669
                                                --      -----     ---    --------    --------   --------
Balance at December 31, 1994 (unaudited)....    10      3,450     990     273,240     470,151    746,841
Net income..................................                                          122,882    122,882
                                                --      -----     ---    --------    --------   --------
Balance at December 31, 1995................    10      3,450     990     273,240     593,033    869,723
Net income (unaudited)......................                                          121,929    121,929
                                                --      -----     ---    --------    --------   --------
Balance at September 30, 1996 (unaudited)...    10     $3,450     990    $273,240   $ 714,962   $991,652
                                                ==      =====     ===    ========    ========   ========

                            See accompanying notes.

                    FALSO HEATING AND SHEET METAL CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                                                          NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                         -----------------------------------------    --------------------------
                                            1993           1994           1995           1995           1996
                                         -----------    -----------    -----------    -----------    -----------
                                         (UNAUDITED)    (UNAUDITED)                   (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income.............................   $  60,099      $ 152,669      $ 122,882      $  81,737      $ 121,929
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
    Depreciation and amortization......      91,294        120,261        142,333        101,310         79,179
    Provision (benefit) for deferred
      income taxes.....................      10,900         (1,900)         9,935          9,936          3,509
    (Gain) loss on asset disposals.....       8,366         (1,804)          (107)          (107)        (3,507)
    Changes in assets and liabilities:
         Receivables...................     113,279       (317,835)        30,862        164,179       (122,202)
         Inventories...................     (29,665)       (42,871)        61,459        129,147         58,556
         Prepaid expenses and other
           current
           assets......................      (7,463)         8,119        (19,719)       (33,361)        13,800
         Trade accounts payable and
           accrued liabilities.........    (108,339)       367,097         78,474       (303,353)      (498,395)
         Accrued compensation..........      27,269         28,704         33,526        304,611        720,660
         Accrued taxes, other than
           income......................      (5,334)        (9,000)        20,968        149,190        310,187
         Accrued warranties............      (1,834)        16,714         75,879         60,849         (9,030)
         Income taxes payable..........      19,600         49,470        (85,361)      (210,557)      (289,638)
         Costs and estimated earnings
           in excess of billings and
           billings in excess of costs
           and estimated earnings......       5,237        (84,131)        (6,371)       142,837        115,108
                                         -----------    -----------    ----------     -----------    -----------
Net cash flow provided by operating
  activities...........................     183,409        285,493        464,760        596,424        500,156
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment............................    (153,379)      (188,572)       (77,893)       (46,534)       (90,230)
Proceeds from sale of property,
  buildings, and equipment.............      34,251          2,250            783            783          6,375
(Increase) decrease in other assets....          --          3,217         (4,215)        (4,215)           690
                                         -----------    -----------    -----------    -----------    -----------
Net cash used in investing
  activities...........................    (119,128)      (183,105)       (81,325)       (49,966)       (83,165)
FINANCING ACTIVITIES
Payments on short-term debt............     (40,000)       (40,000)      (100,000)      (100,000)            --
Proceeds from long-term debt...........      86,285        113,194         39,753         39,753         34,200
Payments of long-term debt.............     (65,826)       (67,878)       (81,153)       (66,272)       (56,181)
Payments on notes payable officers.....     (52,916)      (110,923)       (80,906)       (77,608)        (5,932)
                                         -----------    -----------    -----------    -----------    -----------
Net cash used in financing
  activities...........................     (72,457)      (105,607)      (222,306)      (204,127)       (27,913)
                                         -----------    -----------    -----------    -----------    -----------
Increase (decrease) in cash and cash
  equivalents..........................      (8,176)        (3,219)       161,129        342,331        389,078
Cash and cash equivalents at beginning
  of period............................      69,845         61,669         58,450         58,450        219,579
                                         -----------    -----------    -----------    -----------    -----------
Cash and cash equivalents at end of
  period...............................   $  61,669      $  58,450      $ 219,579      $ 400,781      $ 608,657
                                         ===========    ===========    ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW
  INFORMATION
Interest paid..........................   $  30,344      $  32,097      $  21,924      $  18,233      $   9,987
                                         ===========    ===========    ===========    ===========    ===========
Income taxes paid......................   $      --      $  41,919      $ 146,833      $ 113,833      $  49,248
                                         ===========    ===========    ===========    ===========    ===========

                            See accompanying notes.

                    FALSO HEATING AND SHEET METAL CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Falso Heating and Sheet Metal Co., Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in upstate New York.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $137,796 and $206,424 at December 31, 1994 (unaudited) and 1995, respectively. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

                    FALSO HEATING AND SHEET METAL CO., INC.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                  YEARS
                                                                                 --------
    Furniture and fixtures.....................................................    5-7
    Machinery and equipment....................................................    5-7
    Vehicles...................................................................     5
    Leasehold improvements.....................................................  31.5-39

WARRANTIES

     The Company provides the retail customer with a one year warranty or five year extended warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for five years. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                    FALSO HEATING AND SHEET METAL CO., INC.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995 amounts charged to bad debt expense totaled $24,306, $115,644 and $10,166, respectively, and accounts written off, net of recoveries, were $24,306, $112,244 and $6,170, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $54,157, $50,075 and $72,357, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                    1994          1995
                                                                 -----------   -----------
                                                                 (UNAUDITED)
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts.....................  $1,070,514    $ 1,491,708
      Estimated earnings.......................................     460,538        467,790
                                                                 ----------     ----------
                                                                  1,531,052      1,959,498
    Less applicable billings...................................  (1,401,615 )   (1,823,690)
                                                                 ----------     ----------
                                                                 $  129,437    $   135,808
                                                                 ==========     ==========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts.................................  $  152,899    $   166,329
      Billings in excess of costs and estimated earnings on
         uncompleted contracts.................................     (23,462 )      (30,521)
                                                                 ----------     ----------
                                                                 $  129,437    $   135,808
                                                                 ==========     ==========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                    FALSO HEATING AND SHEET METAL CO., INC.

3. DEBT

     Debt consists of:

                                                                        DECEMBER 31,
                                                                   ----------------------
                                                                      1994         1995
                                                                   -----------   --------
                                                                   (UNAUDITED)
    Lines of credit..............................................   $ 190,577    $ 39,129
    Installment and equipment notes..............................      96,852     106,900
                                                                     --------    --------
                                                                      287,429     146,029
    Less current portion.........................................    (176,651)    (65,494)
                                                                     --------    --------
                                                                    $ 110,778    $ 80,535
                                                                     ========    ========

     The Company has two lines of credit with a bank, one for operational purposes with a total borrowing limit of $400,000. Borrowings under this line were $100,000 and $-0-at December 31, 1994 (unaudited) and 1995, respectively. The Company's second line of credit is for equipment purchases and has a total borrowing limit of $150,000. Borrowings under this line were $90,578 and $39,129 at December 31, 1994 (unaudited) and 1995, respectively and are collateralized by the equipment purchased. Monthly principal payments can fluctuate based on the amount of equipment financed and interest rates and were $2,917 as of December 31, 1995. These lines of credit bear interest at a function of the prime rate, ranging from prime plus .25% to prime plus .75% and the terms of the lines of credit are renegotiated on an annual basis.

     The Company has installment loans with various lenders which are secured by vehicles. These loans bear interest at fixed rates ranging from 6.5% to 10.75% per annum. These loans require monthly payments ranging from $267 to $4,662 and are due through March, 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1996...........................................................  $ 65,494
          1997...........................................................    51,721
          1998...........................................................    27,411
          1999...........................................................     1,403
                                                                           --------
                                                                           $146,029
                                                                           ========

4. LEASES

     Total rental expense for all operating leases was $100,718, $116,091 and $117,609 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases certain vehicles and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through June, 2001. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                                           OPERATING
                                                                            LEASES
                                                                           ---------
          1996...........................................................  $ 114,559
          1997...........................................................    103,334
          1998...........................................................    102,120
          1999...........................................................    102,120
          2000...........................................................    102,120
                                                                            --------
                                                                           $ 524,253
                                                                            ========

                    FALSO HEATING AND SHEET METAL CO., INC.

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). During 1995 the Company combined the 401(k) plan with their profit sharing plan. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, up to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 25% of the total contributions by a plan member, not to exceed 6% of the employee's total calendar year compensation. In addition, the Company can contribute a discretionary portion approved by the Board of Directors. The Company's matching and profit sharing contributions totaled $50,780, $66,107 and $76,924 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $479,674, $500,200 and $685,100 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1993            1994          1995
                                                        -----------     -----------     -------
                                                        (UNAUDITED)     (UNAUDITED)
    Current:
      Federal.........................................    $18,772         $56,749       $60,138
      State...........................................      8,447          17,733        18,550
    Deferred..........................................     10,900          (1,900)        9,935
                                                          -------         -------       -------
                                                          $38,119         $72,582       $88,623
                                                          =======         =======       =======

                    FALSO HEATING AND SHEET METAL CO., INC.

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                         1994        1995
                                                                      -----------   -------
                                                                      (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization.................................    $10,400     $20,334
                                                                        -------     -------
    Deferred tax liabilities........................................     10,400      20,334
    Deferred tax assets:
      Accrued expenses..............................................      1,400       1,399
                                                                        -------     -------
    Total gross deferred tax assets.................................      1,400       1,399
                                                                        -------     -------
    Valuation allowance.............................................         --          --
                                                                        -------     -------
    Net deferred tax liabilities....................................    $ 9,000     $18,935
                                                                        =======     =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                               1993          1994        1995
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate.......................   $  33,394      $76,585     $71,912
    State income tax less applicable federal tax
      benefit.............................................       7,276       11,407      13,794
    Effects of graduated tax rates........................      (2,551)     (15,410)         --
    Other, net............................................          --           --       2,917
                                                              --------      -------     -------
                                                             $  38,119      $72,582     $88,623
                                                              ========      =======     =======

9. RELATED PARTY TRANSACTIONS

  Notes Payable to Related Parties

     The Company has a note payable to a shareholder which bears annual interest at the prime rate. There is no maturity date stated and has been classified as long-term on the balance sheet.

  Other Related Party Transaction

     The Company leases facility space from a stockholder of the Company. Rental expense on this related party operating lease amount to $93,320, $102,120 and $102,120 for the years 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

10. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Combined Pardee Refrigeration Company, Incorporated, Island Air Conditioning, Inc., and Sanders Indoor Comfort, Inc.

     We have audited the accompanying combined balance sheets of Pardee Refrigeration Company, Incorporated, Island Air Conditioning, Inc., and Sanders Indoor Comfort, Inc. as of November 30, 1994 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Pardee Refrigeration Company, Incorporated, Island Air Conditioning, Inc., and Sanders Indoor Comfort, Inc. at November 30, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
October 11, 1996

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

                            COMBINED BALANCE SHEETS

                                                                  NOVEMBER 30,
                                                             -----------------------   AUGUST 31,
                                                                1994         1995         1996
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents................................  $  344,168   $  710,766   $   683,988
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $41,356 and $23,257 in 1995 and 1994,
       respectively........................................     186,481      328,677       348,868
     Related party.........................................      48,980       36,247        19,450
     Employee..............................................       1,409        2,158         5,778
     Other.................................................         856        4,717         1,999
                                                             ----------   ----------    ----------
                                                                237,726      371,799       376,095
  Inventories..............................................      97,029      100,332        79,009
  Investments..............................................      98,402       78,460       117,383
  Prepaid expenses and other current assets................       2,330        3,033         8,870
  Deferred income taxes....................................      44,373       36,140        21,186
                                                             ----------   ----------    ----------
          Total current assets.............................     824,028    1,300,530     1,286,531
Property and equipment, at cost:
  Furniture and fixtures...................................     146,222      180,568       200,532
  Machinery and equipment..................................      37,526       67,088        73,093
  Vehicles.................................................     441,459      604,773       716,867
                                                             ----------   ----------    ----------
                                                                625,207      852,429       990,492
  Less accumulated depreciation and amortization...........    (309,988)    (418,293)     (550,422)
                                                             ----------   ----------    ----------
                                                                315,219      434,136       440,070
Other assets...............................................      20,091       51,114        51,114
Intangible assets, net of accumulated amortization of $726
  in 1995..................................................          --        6,774         6,774
                                                             ----------   ----------    ----------
          Total assets.....................................  $1,159,338   $1,792,554   $ 1,784,489
                                                             ==========   ==========    ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  199,702   $  330,794   $   273,029
  Accrued compensation.....................................     102,925      316,296       348,942
  Accrued warranties.......................................     111,061       91,169        56,798
  Income taxes payable.....................................      43,486       28,642        10,622
  Deferred revenue.........................................     160,176      209,202       243,399
  Current portion of long-term debt and capital lease
     obligations...........................................      97,685      174,427       151,950
                                                             ----------   ----------    ----------
          Total current liabilities........................     715,035    1,150,530     1,084,740
Long-term debt and capital lease obligations, net of
  current portion..........................................     118,888      169,737       140,262
Notes payable to related parties...........................      29,000           --            --
Deferred income taxes......................................       5,810        9,791         9,791
          Total Stockholders' equity.......................     290,605      462,496       549,696
                                                             ----------   ----------    ----------
          Total liabilities and stockholders' equity.......  $1,159,338   $1,792,554   $ 1,784,489
                                                             ==========   ==========    ==========

                            See accompanying notes.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

                         COMBINED STATEMENTS OF INCOME

                                                                                     NINE MONTHS ENDED
                                               YEAR ENDED NOVEMBER 30,                  AUGUST 31,
                                       ---------------------------------------   -------------------------
                                          1993          1994          1995          1995          1996
                                       -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)                               (UNAUDITED)   (UNAUDITED)
Net revenues.........................  $ 4,109,632   $ 4,929,808   $ 6,385,477   $ 4,589,179   $ 5,625,751
Cost of goods sold...................    3,130,771     3,754,505     4,465,504     3,098,051     3,854,156
                                         ---------     ---------     ---------     ---------     ---------
Gross margin.........................      978,861     1,175,303     1,919,973     1,491,128     1,771,595
Selling, general and administrative
  expenses...........................      853,005     1,145,187     1,741,749     1,279,788     1,629,896
                                         ---------     ---------     ---------     ---------     ---------
Income from operations...............      125,856        30,116       178,224       211,340       141,699
Other income (expense):
  Interest expense...................      (16,888)      (17,635)      (24,169)      (15,381)      (19,866)
  Interest income....................       19,064         7,548        23,080        15,785        18,238
  Other income.......................        4,992        31,170        37,413        26,172         9,994
                                         ---------     ---------     ---------     ---------     ---------
                                             7,168        21,083        36,324        26,576         8,366
                                         ---------     ---------     ---------     ---------     ---------
Income before income taxes...........      133,024        51,199       214,548       237,916       150,065
Provision (benefit) for income taxes:
  Current............................       29,672        11,203        31,793        87,422        13,347
  Deferred...........................      (15,520)      (12,317)       12,214        12,214        14,954
                                         ---------     ---------     ---------     ---------     ---------
                                            14,152        (1,114)       44,007        99,636        28,301
                                         ---------     ---------     ---------     ---------     ---------
Net income...........................  $   118,872   $    52,313   $   170,541   $   138,280   $   121,764
                                         =========     =========     =========     =========     =========

                            See accompanying notes.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 1, 1992 (unaudited)...........................................  $118,420
  Net income (unaudited)..........................................................   118,872
                                                                                    --------
Balance at November 30, 1993 (unaudited)..........................................   237,292
  Issuance of stock...............................................................     1,000
  Net income......................................................................    52,313
                                                                                    --------
Balance at November 30, 1994......................................................   290,605
  Issuance of stock...............................................................     1,350
  Net income......................................................................   170,541
                                                                                    --------
Balance at November 30, 1995......................................................   462,496
  Capital distributions (unaudited)...............................................   (34,564)
  Net income (unaudited)..........................................................   121,764
                                                                                    --------
Balance at August 31, 1996 (unaudited)............................................  $549,696
                                                                                    ========

                            See accompanying notes.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                     NINE MONTHS ENDED
                                                                 YEAR ENDED NOVEMBER 30,                AUGUST 31,
                                                           -----------------------------------   -------------------------
                                                              1993         1994        1995         1995          1996
                                                           -----------   ---------   ---------   -----------   -----------
                                                           (UNAUDITED)                           (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................   $ 118,872    $  52,313   $ 170,541    $ 138,280     $ 121,764
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization..........................      86,175       89,000     126,265       91,670       132,129
  Provision (benefit) for deferred income taxes..........     (15,520)     (12,317)     12,214       12,214        14,954
  Provisions for loss on accounts receivable.............      23,573        4,636      37,232        4,636        13,937
  (Gain) loss on asset disposals.........................      (4,516)         422      (5,802)      (5,802)           --
Changes in assets and liabilities:
  Receivables............................................      (7,693)      54,564    (171,305)    (245,539)      (18,233)
  Inventories............................................     (38,203)      23,096      (3,303)        (512)       21,323
  Prepaid expenses and other current assets..............          32       (2,330)       (702)      (1,049)       (5,837)
  Trade accounts payable and accrued liabilities.........     (42,673)      62,079     131,090       93,981       (57,765)
  Accrued compensation...................................      60,684       16,925     213,371      293,329        32,646
  Accrued warranties.....................................      41,456       25,807     (19,892)     (11,950)      (34,371)
  Deferred revenue.......................................      (5,683)      54,231      49,026       37,110        34,197
  Income taxes payable...................................      29,868       (7,205)    (14,844)      38,203       (18,020)
                                                            ---------    ---------   ---------    ---------     ---------
Net cash flow provided by operating activities...........     246,372      361,221     523,891      444,571       236,724
INVESTING ACTIVITIES
Purchase of property and equipment.......................    (229,313)    (161,069)   (248,654)    (194,292)     (157,499)
Proceeds from sale of property and equipment.............       6,000           --      10,000       10,000        19,436
Purchase of intangibles..................................          --           --      (7,500)      (7,500)           --
Purchase of investments..................................          --      (98,402)    (24,811)     (14,358)      (38,923)
Proceeds from sale of investments........................          --           --      44,754       44,754            --
(Increase) in other assets...............................          --      (20,091)    (31,023)     (28,267)           --
                                                            ---------    ---------   ---------    ---------     ---------
Net cash used in investing activities....................    (223,313)    (279,562)   (257,234)    (189,663)     (176,986)
FINANCING ACTIVITIES
Issuance of common stock.................................          --        1,000       1,350        1,350            --
Distributions to stockholders............................          --           --          --           --       (34,564)
Proceeds of long-term debt and capital lease
  obligations............................................     153,042      119,460     293,400      236,591        45,000
Payments on long-term debt and capital lease
  obligations............................................     (65,057)    (106,750)   (165,809)    (134,051)      (96,952)
Proceeds of notes payable to related parties.............          --       29,000          --           --            --
Payments on notes payable to related parties.............          --      (35,874)    (29,000)     (15,000)           --
                                                            ---------    ---------   ---------    ---------     ---------
Net cash provided by (used in) financing activities......      87,985        6,836      99,941       88,890       (86,516)
                                                            ---------    ---------   ---------    ---------     ---------
Increase (decrease) in cash and cash equivalents.........     111,044       88,495     366,598      343,798       (26,778)
Cash and cash equivalents at beginning of period.........     144,629      255,673     344,168      344,168       710,766
                                                            ---------    ---------   ---------    ---------     ---------
Cash and cash equivalents at end of period...............   $ 255,673    $ 344,168   $ 710,766    $ 687,966     $ 683,988
                                                            =========    =========   =========    =========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................................   $  16,888    $  17,635   $  24,169    $  15,381     $  19,866
                                                            =========    =========   =========    =========     =========
Income taxes paid........................................   $   5,259    $  19,946   $  12,540    $   9,405     $  14,895
                                                            =========    =========   =========    =========     =========

                            See accompanying notes.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
           NOVEMBER 30, 1994 AND 1995 AND AUGUST 31, 1996 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Pardee Refrigeration Company, Incorporated, Island Air Conditioning, Inc., and Sanders Indoor Comfort, Inc., hereafter referred to as the "Combined Company," are under common ownership. These companies operate in one industry segment and are primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the greater Charleston, South Carolina area.

PRINCIPLES OF COMBINATION

     The combined financial statements of the Combined Company include the accounts of Pardee Refrigeration Company Incorporated for the three years ended November 30, 1995; Island Air Conditioning, Inc. for the period from September 1, 1994 (first day of operations) through December 31, 1994 and the year ended December 31, 1995; and Sanders Indoor Comfort, Inc. for the period from August 23, 1995 (first day of operations) through December 31, 1995. The two latter companies report on a calendar year. All significant intercompany accounts and transactions have been eliminated in consolidation.

UNAUDITED FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income, stockholders' equity and cash flows for the year ended November 30, 1993 has been prepared by the Company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The combined balance sheet of August 31, 1996 and the related combined statements of income and cash flows for the nine months ended August 31, 1995 and 1996 (interim financial statements) have been prepared by the Combined Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the November 30, 1995 audited consolidated financial statements appearing herein. The results of the nine months ended August 31, 1995 and 1996 may not be indicative of operating results for the full respective years.

CASH EQUIVALENTS

     The Combined Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

RECOGNITION OF INCOME

     Revenues on all of the Combined Company's heating and air conditioning installation, service and maintenance for residential and commercial buildings are recognized upon completion of services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Combined Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  5-7
    Machinery and equipment.......................................................   5
    Vehicles......................................................................   5

WARRANTIES

     The Combined Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Combined Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Pardee Refrigeration Company, Incorporated uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The stockholders of Island Air Conditioning, Inc. and Sanders Indoor Comfort, Inc. have elected under Subchapter S of the Internal Revenue Code to include each respective company's income in their own income for federal and state income tax purposes. Accordingly, these companies are not subject to federal and state income taxes.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ADVERTISING COSTS

     The Combined Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 and 1995, the Combined Company expensed $74,858, $119,530 and $164,706, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Combined Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Combined Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Short-term investments include investments in mutual funds and equity securities. These investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Combined Company's intent not to hold these investments to maturity.

     The Combined Company's investment securities are classified as available for sale under SFAS No. 115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The cost of available-for-sale securities was $98,402 and $78,460 at November 30, 1994 and 1995, respectively. The adoption of SFAS No. 115 did not have a significant impact on the Combined Company's financial statements.

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                         NOVEMBER 30,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Vehicle and equipment notes....................................  $202,183     $283,463
    Line of credit.................................................        --       50,000
                                                                     --------     --------
    Total long-term debt...........................................   202,183      333,463
    Less current portion...........................................    93,994      170,124
                                                                     --------     --------
                                                                     $108,189     $163,339
                                                                     ========     ========

     The Combined Company has various vehicle and equipment notes which require monthly payments ranging from $129 to $620 including principle and interest at fixed rates ranging from 6.5% to 10.5% through 1999.

     The Combined Company has an outstanding line of credit with a bank which allows a maximum borrowing of $100,000. Interest is payable monthly at the bank's prime rate plus 0.75% (9.25% at November 30, 1995) and expires June 29, 1997.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of November 30, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $170,124
        1997..............................................................    88,690
        1998..............................................................    55,858
        1999..............................................................    18,521
                                                                            --------
                                                                            $333,193
                                                                            ========

     In 1996, the Combined Company paid in full all of its outstanding long-term debt and capital lease obligations.

4. LEASES

     Total rental expense for all leases was $36,000, $47,483 and $57,892 for 1993 (unaudited), 1994 and 1995, respectively. The Combined Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancellable operating and capital lease agreements which expire at various dates through 1999. Minimum rental commitments at November 30, 1995, under capital and operating leases having an initial noncancellable term of one year or more, are as follows:

                                                                      CAPITAL     OPERATING
                                                                      LEASES       LEASES
                                                                      -------     ---------
    1997............................................................  $ 5,659      $30,897
    1998............................................................    5,659       17,325
    1999............................................................    1,415           --
                                                                      -------      -------
                                                                      $12,733      $48,222
                                                                                   =======
    Amounts representing interest...................................    2,032
                                                                      -------
    Present value of net minimum rentals (including $4,303
      classified as current)........................................  $10,701
                                                                      =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                         NOVEMBER 30,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Machinery and equipment........................................  $  7,777     $     --
    Furniture and fixtures.........................................    16,748       16,748
    Less accumulated amortization..................................   (13,085)     (11,925)
                                                                     --------     --------
    Net equipment under capital leases.............................  $ 11,440     $  4,823
                                                                     ========     ========

     Amortization of the assets under capital leases is included in depreciation expense.

5. RELATED PARTY TRANSACTIONS

     The Combined Company leases office and warehouse facilities as well as certain equipment under a capitalized lease obligation from a company owned by the stockholders and officers. Lease payments of $38,604, $38,841 and $38,368 were paid for the years ended November 30, 1993 (unaudited), 1994 and 1995, respectively.

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                                 YEAR ENDED NOVEMBER 30,
                                                             --------------------------------
                                                                1993         1994      1995
                                                             -----------   --------   -------
                                                             (UNAUDITED)
    Current:
      Federal..............................................   $  24,152    $  8,385   $26,021
      State................................................       5,520       2,818     5,772
    Deferred...............................................     (15,520)    (12,317)   12,214
                                                               --------    --------   -------
                                                              $  14,152    $ (1,114)  $44,007
                                                               ========    ========   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                           NOVEMBER 30,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Deferred tax liabilities:
      Depreciation and amortization....................................  $ 5,810   $ 9,791
    Deferred tax assets:
      Accrued warranties...............................................   41,426    34,006
      Deferred revenue and other.......................................    2,947     2,134
                                                                         -------   -------
    Total deferred tax assets..........................................   44,373    36,140
    Valuation allowance................................................       --        --
                                                                         -------   -------
    Net deferred tax assets............................................  $38,563   $26,349
                                                                         =======   =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                YEAR ENDED NOVEMBER 30,
                                                           ----------------------------------
                                                              1993         1994        1995
                                                           -----------    -------    --------
                                                           (UNAUDITED)
    Tax provision at statutory rate......................   $  45,228     $17,408    $ 72,946
    State income tax less applicable federal tax
      benefit............................................       3,643         770       4,890
    Income taxes of S Corporations.......................          --      (3,469)    (24,442)
    Effect of graduated tax rates and other, net.........     (34,719)    (15,823)     (9,387)
                                                           -----------    -------    ---------
                                                            $  14,152     $(1,114)   $ 44,007
                                                           ===========    =======    =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Island Air Conditioning, Inc. and Sanders Indoor Comfort, Inc. operate under Subchapter S of the Internal Revenue Code and are not subject to corporate federal and state income tax. In connection with the contemplated merger (see
Note 10), the Subchapter S election will be terminated. As a result, these companies will be subject to corporate income taxes subsequent to the termination of S Corporation status. These companies had net operating income
(loss) for income tax purposes of $(6,344), $68,397, and $72,169 for 1994, 1995, and the nine months ended August 31, 1996, respectively. Had these companies filed federal

                  PARDEE REFRIGERATION COMPANY, INCORPORATED,
        ISLAND AIR CONDITIONING, INC., AND SANDERS INDOOR COMFORT, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and state income tax returns as a regular corporation for 1994, 1995 and the nine months ended August 31, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $3,469, $24,442, and $8,537, respectively.

     At the date of termination of S corporation status, these companies will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at August 31, 1996, the deferred tax liability would have been approximately $6,928.

7. 401(K) SAVINGS PLAN

     Substantially all employees of the Company with one year of service and 21 years of age or older are eligible for participation in the Pardee Heating and Air Conditioning 401(k) and Profit Sharing Plan (the "Plan") which became effective December 1, 1993. Participation in the Plan is on a voluntary basis and employee contributions to the Plan are made through payroll deduction.

     Combined Company contributions to the Plan are discretionary and established by the Board of Directors on a yearly basis. For the years ended November 30, 1994 and 1995, the Combined Company made matching contributions of $6,986 and $25,000, respectively.

8. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Company maintains general liability insurance coverage and umbrella policies to ensure itself against any liabilities occurring in the normal course of business. The Combined Company believes that its insurance coverage is adequate.

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Combined Company.

9. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $209,054, $384,370 and $636,778 in 1993 (unaudited), 1994 and 1995, respectively.

10. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Frees Service Experts, Inc.

     We have audited the accompanying balance sheet of Frees Service Experts, Inc. as of September 30, 1995 and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frees Service Experts, Inc. at September 30, 1996, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 8, 1996

                          FREES SERVICE EXPERTS, INC.

                                 BALANCE SHEETS

                                                                                                 SEPTEMBER 30,
                                                                                          ---------------------------
                                                                                             1995            1996
                                                                                          -----------     -----------
                                                                                          (UNAUDITED)
                                                       ASSETS
Current assets:
  Cash and cash equivalents.............................................................  $  194,122      $   104,731
  Receivables:
    Trade, net of allowance for doubtful accounts of $12,520 in 1995 and $64,913 in
     1996...............................................................................     828,299          736,381
    Related party.......................................................................      75,504           89,407
    Employee............................................................................       4,743           22,435
    Other...............................................................................          --           14,676
                                                                                          -----------     -----------
                                                                                             908,546          862,899
  Inventories...........................................................................     197,515          201,874
  Costs and estimated earnings in excess of billings....................................      27,494           71,366
  Investments...........................................................................     300,000          305,716
  Prepaid expenses and other current assets.............................................       9,185            2,995
                                                                                          -----------     -----------
        Total current assets............................................................   1,636,862        1,549,581
Property, buildings and equipment:
  Land..................................................................................      37,418           37,418
  Buildings and improvements............................................................     234,302          246,856
  Furniture and fixtures................................................................     357,821          405,575
  Machinery and equipment...............................................................     300,312          327,192
  Vehicles..............................................................................     475,872          732,990
  Leasehold improvements................................................................      36,586           36,586
                                                                                          -----------     -----------
                                                                                           1,442,311        1,786,617
  Less accumulated depreciation and amortization........................................    (923,459)      (1,010,967)
                                                                                          -----------     -----------
                                                                                             518,852          775,650
Goodwill, net...........................................................................       6,643            6,449
Other assets............................................................................      15,153           13,099
                                                                                          -----------     -----------
        Total assets....................................................................  $2,177,510      $ 2,344,779
                                                                                          ===========      ==========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities........................................  $  352,794      $   314,664
  Accrued compensation..................................................................      44,503          233,130
  Accrued taxes, other than income......................................................     163,470           36,513
  Accrued warranties....................................................................      13,397           14,765
  Income taxes payable..................................................................      22,688          222,888
  Deferred revenue......................................................................      56,998           65,430
  Billings in excess of costs and estimated earnings....................................     164,407           82,268
  Liability to Companies' benefit plans.................................................      25,000               --
  Deferred income taxes.................................................................     110,564           16,873
  Notes payable to related parties -- current portion...................................     355,055          156,851
  Current portion of long-term debt.....................................................      45,261          197,509
                                                                                          -----------     -----------
        Total current liabilities.......................................................   1,354,137        1,340,891
Notes payable to related parties, net of current portion................................     464,945          429,123
Deferred income taxes...................................................................      32,602           44,300
Stockholders' equity
  Common stock, $100 par value, authorized 300 shares; issued 201 shares; outstanding 72
    shares..............................................................................      20,100           20,100
  Additional paid-in capital............................................................      12,814           12,814
  Retained earnings.....................................................................     828,254        1,032,893
  Treasury stock........................................................................    (535,342)        (535,342)
                                                                                          -----------     -----------
        Total Stockholders' equity......................................................     325,826          530,465
                                                                                          -----------     -----------
        Total liabilities and stockholders' equity......................................  $2,177,510      $ 2,344,779
                                                                                          ===========      ==========

                            See accompanying notes.

                          FREES SERVICE EXPERTS, INC.

                              STATEMENTS OF INCOME

                                                                 YEAR ENDED SEPTEMBER 30
                                                         ----------------------------------------
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
                                                         (UNAUDITED)    (UNAUDITED)
Net revenues...........................................  $5,081,939     $5,769,098     $5,409,547
Cost of goods sold.....................................   3,729,137      3,904,284      3,588,717
                                                         ----------     ----------     ----------
Gross margin...........................................   1,352,802      1,864,814      1,820,830
Selling, general and administrative expenses...........   1,291,921      1,766,381      1,391,314
                                                         ----------     ----------     ----------
Income from operations.................................      60,881         98,433        429,516
Other income (expense):
     Interest expense..................................     (17,540)       (11,920)       (65,116)
     Interest income...................................           0          5,268          3,951
     Other income (expense)............................     (26,417)       292,963          2,189
                                                         ----------     ----------     ----------
                                                            (43,957)       286,311        (58,976)
                                                         ----------     ----------     ----------
Income before taxes....................................      16,924        384,744        370,540
Provision (benefit) for income taxes:
     Current...........................................       2,581         26,039        247,894
     Deferred..........................................      (1,877)       122,357        (81,993)
                                                         ----------     ----------     ----------
                                                                704        148,396        165,901
                                                         ----------     ----------     ----------
Net income.............................................  $   16,220     $  236,348     $  204,639
                                                          =========      =========      =========

                            See accompanying notes.

                          FREES SERVICE EXPERTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON STOCK
                                       $100 PAR VALUE    ADDITIONAL
                                      ----------------    PAID-IN      RETAINED    TREASURY
                                      SHARES   AMOUNT     CAPITAL      EARNINGS      STOCK      TOTAL
                                      ------   -------   ----------   ----------   ---------   --------
Balance at September 30, 1993
  (unaudited).......................    201    $20,100    $ 12,814    $  575,686   $ (35,342)  $573,258
     Net income (unaudited).........     --         --          --        16,220          --     16,220
                                        ---    -------     -------    ----------   ---------   --------
Balance at September 30, 1994
  (unaudited).......................    201     20,100      12,814       591,906     (35,342)   589,478
     Net income (unaudited).........     --         --          --       236,348          --    236,348
     Purchase of treasury shares....     --         --          --            --    (500,000)  (500,000)
                                        ---    -------     -------    ----------   ---------   --------
Balance at September 30, 1995
  (unaudited).......................    201     20,100      12,814       828,254    (535,342)   325,826
     Net income.....................     --         --          --       204,639          --    204,639
                                        ---    -------     -------    ----------   ---------   --------
Balance at September 30, 1996.......    201    $20,100    $ 12,814    $1,032,893   $(535,342)  $530,465
                                        ===    =======     =======    ==========   =========   ========

                            See accompanying notes.

                          FREES SERVICE EXPERTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                     YEAR ENDED SEPTEMBER 30,
                                                               ------------------------------------
                                                                  1994         1995         1996
                                                               -----------  -----------   ---------
                                                               (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES
Net income....................................................  $  16,220    $ 236,348    $ 204,639
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization............................    100,838      107,806      133,297
     Provision for deferred income taxes (benefit)............     (1,877)     122,357      (81,993)
     Provisions for loss on accounts receivable...............      1,595       22,349       64,532
     (Gain) loss on asset disposals...........................     (1,170)      (6,599)      (4,100)
     Equity in income of limited partnership..................         --           --       (5,716)
     Changes in assets and liabilities:
          Receivables.........................................   (245,421)    (103,752)      (4,982)
          Inventories.........................................    (46,300)      54,407       (4,359)
          Prepaid expenses and other current assets...........      1,167       (6,297)       6,190
          Trade accounts payable and accrued liabilities......    428,828     (327,261)     (38,130)
          Accrued compensation................................    (81,451)      49,964      163,627
          Accrued taxes, other than income....................    (57,459)     117,811     (126,957)
          Accrued warranties..................................        426        1,679        1,368
          Deferred revenue....................................     (7,551)      11,682        8,432
          Income taxes payable................................    (17,072)      19,986      200,200
          Costs and estimated earnings in excess of billings
            and billings in excess of costs and estimated
            earnings..........................................    111,783       83,239     (126,011)
                                                                 --------     --------     --------
Net cash flow provided by operating activities................    202,556      383,719      390,037
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment................  $ (73,601)   $(184,972)   $(313,956)
Proceeds from sale of property, buildings, and equipment......      1,170        4,767        4,100
Purchase of investments.......................................         --     (300,000)          --
(Increase) decrease in other assets...........................     11,214        4,746       (2,946)
                                                                 --------     --------     --------
Net cash used in investing activities.........................    (61,217)    (475,459)    (312,802)
FINANCING ACTIVITIES
Proceeds from short-term debt.................................         --           --      125,000
Payments on short-term debt...................................    (26,734)     (68,163)     (43,696)
Payments of long-term debt....................................    (13,120)          --           --
Proceeds on notes payable to related parties..................                 320,000           --
Payments on notes payable to related parties..................    (31,858)     (58,248)    (234,027)
Accounts receivable and accounts payable to related parties...    (10,956)     (43,284)     (13,903)
                                                                 --------     --------     --------
Net cash provided by (used in) financing activities...........    (82,668)     150,305     (166,626)
                                                                 --------     --------     --------
Increase (decrease) in cash and cash equivalents..............     58,671       58,565      (89,391)
Cash and cash equivalents at beginning of period..............     76,886      135,557      194,122
                                                                 --------     --------     --------
Cash and cash equivalents at end of period....................  $ 135,557    $ 194,122    $ 104,731
                                                                 ========     ========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.................................................  $  16,057    $  10,773    $  57,697
                                                                 ========     ========     ========
Income taxes paid.............................................  $  43,111    $   6,053    $  24,960
                                                                 ========     ========     ========
Financing of purchase of equipment............................  $  54,505    $      --    $  70,945
                                                                 ========     ========     ========

                            See accompanying notes.

                          FREES SERVICE EXPERTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
           SEPTEMBER 30, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Frees Service Experts, Inc. ("the Company") is a Louisiana corporation engaged in the design and installation of ventilation systems at locations across the United States. It is also engaged in the installation and maintenance of commercial and residential heating, ventilating, and air conditioning (HVAC) systems primarily in northwest Louisiana and east Texas.

UNAUDITED YEAR END FINANCIAL STATEMENTS

     The balance sheet as of September 30, 1994 and 1995 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the Company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 3 to 12 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represents billings in excess of revenue recognized on in-progress contracts.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

                          FREES SERVICE EXPERTS, INC.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost represents current purchase price applied using a weighted average method.

INVESTMENTS

     The Company's investment in a real estate limited partnership is accounted for under the equity method.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                           YEARS
                                                                           -----
            Buildings..................................................    15-25
            Furniture and fixtures.....................................     5-10
            Machinery and equipment....................................     5-10
            Vehicles...................................................        5
            Leasehold improvements.....................................     7-15

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for the first year on parts and labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                          FREES SERVICE EXPERTS, INC.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended September 30, 1994 (unaudited), 1995 (unaudited) and 1996 amounts charged to bad debt expense totaled $1,595, $22,349 and $10,532, respectively, and accounts written off, net of recoveries, were $1,595, $9,829 and $12,139, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited) and 1996, the Company expensed $77,063, $73,934 and $61,431, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                        SEPTEMBER 30,
                                                                   ------------------------
                                                                      1995           1996
                                                                   -----------     --------
                                                                   (UNAUDITED)
    Contracts on the percentage-of-completion method:
         Expenditures on uncompleted contracts...................  $   818,630     $363,216
         Estimated earnings......................................      438,341      194,700
                                                                    ----------     ----------
                                                                     1,256,971      557,916
    Less applicable billings.....................................    1,393,884      568,818
                                                                    ----------     ----------
                                                                   $  (136,913)    $(10,902)
                                                                    ==========     ==========
    Included in the accompanying balance sheets under the
      following captions:
         Costs and estimated earnings in excess of billings on
           uncompleted contracts.................................  $    27,494     $ 71,366
         Billings in excess of costs and estimated earnings on
           uncompleted contracts.................................     (164,407)     (82,268)
                                                                    ----------     ----------
                                                                   $  (136,913)    $(10,902)
                                                                    ==========     ==========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                          FREES SERVICE EXPERTS, INC.

3. DEBT

     Debt consists of:

                                                                        SEPTEMBER 30,
                                                                   ------------------------
                                                                      1995           1996
                                                                   -----------     --------
                                                                   (UNAUDITED)
    Lines of credit..............................................   $      --      $124,194
    Note payable to former stockholder...........................     500,000       465,974
    Notes payable to majority stockholder........................     320,000       120,000
    Installment and equipment notes..............................      45,261        73,315
                                                                   ----------      ----------
                                                                      865,261       783,483
    Less current portion.........................................     400,316       354,360
                                                                   ----------      ----------
                                                                    $ 464,945      $429,123
                                                                   ==========      ==========

     The Company has a line of credit with a bank with a total borrowing limit of $200,000. This line of credit matures on May 17, 1997 and bears interest at a fixed rate of 8.25%.

     The Company has a note payable to a former stockholder payable in 120 monthly installments of $6,053 including interest at 8% with the final payment due September 30, 2005. The note is secured by a life insurance policy on the President of the Company.

     The Company has two unsecured notes payable to the majority stockholder, payable on demand with interest at 8%.

     The Company has various equipment loans which are secured by vehicles. These loans bear interest at various fixed rates ranging from 8.25% to 10.91% per annum at September 30, 1995. These loans require monthly payments ranging from $1,230 to $1,923 and are due through September 30, 1997.

     As of September 30, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1997....................................................    $354,360
            1998....................................................      39,821
            1999....................................................      43,126
            2000....................................................      45,670
            2001....................................................      54,709
            Thereafter..............................................     245,797
                                                                        --------
                                                                        $783,483
                                                                        ========

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts not to exceed the maximum established by the Internal Revenue Service. For 1995, the Company made a discretionary contribution allocated based on each employee's percentage of total compensation. For 1996, the Company made a discretionary matching of 100% of total contributions by a plan member, to a maximum of 4% of the employee's total year compensation. The Company made no contribution for the year ended September 30, 1994. The Company's contributions totaled $25,000, and $31,445 for the years ended September 30, 1995 (unaudited) and 1996, respectively.

                          FREES SERVICE EXPERTS, INC.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company is self-insured for health insurance with an individual stop-loss of $7,500 and an aggregate stop-loss of approximately $84,000.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $125,049, $490,783 and $100,000 in 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                               YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------
                                                          1994            1995           1996
                                                       -----------     -----------     --------
                                                       (UNAUDITED)     (UNAUDITED)
    Current:
         Federal.....................................    $ 2,530        $  24,955      $216,456
         State.......................................         51            1,084        31,438
    Deferred.........................................     (1,877)         122,357       (81,993)
                                                         -------         --------      --------
                                                         $   704        $ 148,396      $165,901
                                                         =======         ========      ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                        SEPTEMBER 30,
                                                                   ------------------------
                                                                      1995           1996
                                                                   -----------     --------
                                                                   (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization..............................   $  32,602      $ 44,300
      Contract billings..........................................     148,988        66,163
                                                                   ----------      ----------
    Deferred tax liabilities.....................................     181,590       110,463
    Deferred tax assets:
      Deferred revenue and warranty reserve......................      23,934        27,266
      Bad debts..................................................          --        22,024
      Contributions carry forward................................      14,490            --
                                                                   ----------      ----------
    Total gross deferred tax assets..............................      38,424        49,290
    Valuation allowance..........................................          --            --
                                                                   ----------      ----------
    Net deferred tax assets......................................      38,424        49,290
                                                                   ----------      ----------
    Net deferred tax liabilities.................................   $ 143,166      $ 61,173
                                                                   ==========      ==========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and liabilities and believes that the deferred tax assets will more likely than not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

                          FREES SERVICE EXPERTS, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                               YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------
                                                          1994            1995           1996
                                                       -----------     -----------     --------
                                                       (UNAUDITED)     (UNAUDITED)
    Tax provision at statutory rate..................    $ 5,754        $ 130,814      $125,984
    State income tax less applicable federal tax
      benefit........................................       (167)          13,779        11,995
    Effect of graduated tax rates and other -- net...     (4,883)           3,803        27,922
                                                         -------         --------      --------
                                                         $   704        $ 148,396      $165,901
                                                         =======         ========      ========

8. RELATED PARTY TRANSACTIONS

  Notes Payable to Related Parties

     Effective September 30, 1995, 41 1/2 shares of common stock were acquired by the Company for $500,000 by issuing a note to the former stockholder. (See
Note 4.)

     There are two notes payable to the majority stockholder with balances totaling $320,000 and $120,000 at September 30, 1995 and 1996 at 8% interest due on demand. (See Note 4.)

  Other Related Party Transaction

     There are accounts receivable from the majority stockholder totaling $58,644 and $64,064 at September 30, 1995 and 1996, respectively.

     The Company leases facility space from the majority stockholder of the Company. Rental expense on this related party operating lease amount to $21,600, $111,600 and $90,353 for the years 1994 (unaudited), 1995 (unaudited) and 1996, respectively. Minimum rental commitments are $21,600 per year through 2004. The agreement also provides for rent in addition to the base amount equal to 2.8% of sales for the contracting division of the Company.

     The Company has a non-compete agreement with a former stockholder through September 30, 1997 who will also serve as an advisor to the Company's board of directors through September 30, 1998 for consideration of $1,000 per month. The Company also has accounts receivable from the former stockholder totaling $16,860 and $18,320 at September 30, 1996.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Custom Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Custom Air Conditioning, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 8, 1996

                         CUSTOM AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------   SEPTEMBER 30,
                                                               1994        1995          1996
                                                             ---------   ---------   -------------
                                                                                      (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents................................  $ 186,144   $ 102,661    $   343,637
  Receivables:
     Trade.................................................     50,675      67,111         87,347
     Related party.........................................     17,696          --         14,652
     Employee..............................................      2,087         425          2,847
                                                             ---------   ---------     ----------
                                                                70,458      67,536        104,846
  Inventories..............................................    122,027      89,673        126,616
  Investments..............................................    100,000     210,095        295,883
  Prepaid expenses and other current assets................      4,622      10,466         26,540
                                                             ---------   ---------     ----------
          Total current assets.............................    483,251     480,431        897,522
Property, buildings and equipment:
  Furniture and fixtures...................................     38,464      60,505         72,370
  Machinery and equipment..................................     96,375      74,977         74,977
  Vehicles.................................................    331,022     402,749        496,533
                                                             ---------   ---------     ----------
                                                               465,861     538,231        643,880
  Less accumulated depreciation............................   (301,938)   (370,182)      (431,214)
                                                             ---------   ---------     ----------
                                                               163,923     168,049        212,666
Other assets...............................................     22,540      13,260          7,091
                                                             ---------   ---------     ----------
          Total assets.....................................  $ 669,714   $ 661,740    $ 1,117,279
                                                             =========   =========     ==========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  94,634   $  93,577    $   232,524
  Accrued compensation.....................................         --          --         81,237
  Accrued warranties.......................................     46,033      51,685         37,477
  Deferred revenue.........................................    286,423     247,702        238,225
  Liability to Company's benefit plan......................     55,000      66,639             --
  Current portion of long-term debt........................     51,530      52,811         89,507
                                                             ---------   ---------     ----------
          Total current liabilities........................    533,620     512,414        678,970
Long-term debt, net of current
  portion..................................................     38,816      65,967         76,569
Stockholders' equity:
  Common stock, $1 par value; 1,000 shares authorized,
     issued and outstanding................................      1,000       1,000          1,000
  Retained earnings........................................     96,278      68,235        306,432
  Unrealized gain on equity securities.....................         --      14,124         54,308
                                                             ---------   ---------     ----------
          Total stockholders' equity.......................     97,278      83,359        361,740
                                                             ---------   ---------     ----------
          Total liabilities and stockholders' equity.......  $ 669,714   $ 661,740    $ 1,117,279
                                                             =========   =========     ==========

                            See accompanying notes.

                         CUSTOM AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                     ------------------------------------   ---------------------------
                                        1993         1994         1995         1995            1996
                                     ----------   ----------   ----------   -----------     -----------
                                                                            (UNAUDITED)     (UNAUDITED)
Net revenues.......................  $3,472,491   $4,638,254   $5,168,461   $ 4,181,302     $ 4,295,566
Cost of goods sold.................   2,486,568    3,309,300    3,571,102     2,863,532       2,939,851
                                     ----------   ----------   ----------   -----------     -----------
Gross margin.......................     985,923    1,328,954    1,597,359     1,317,770       1,355,715
Selling, general and administrative
  expenses.........................     967,783    1,070,717    1,428,206       837,375       1,106,059
                                     ----------   ----------   ----------   -----------     -----------
Income from operations.............      18,140      258,237      169,153       480,395         249,656
Other income (expense):
  Interest expense.................     (13,783)     (11,668)     (11,605)       (7,948)        (14,592)
  Interest income..................       2,088        7,142       11,178         8,601           1,333
  Other income (expense)...........       4,224       (8,949)       4,124         3,524           1,800
                                     ----------   ----------   ----------   -----------     -----------
                                         (7,471)     (13,475)       3,697         4,177         (11,459)
                                     ----------   ----------   ----------   -----------     -----------
Income before taxes................      10,669      244,762      172,850       484,572         238,197
Provision (benefit) for income
  taxes:
  Current..........................       2,362           --           --            --              --
  Deferred.........................      (5,905)          --           --            --              --
                                     ----------   ----------   ----------   -----------     -----------
                                         (3,543)          --           --            --              --
                                     ----------   ----------   ----------   -----------     -----------
Net income.........................  $   14,212   $  244,762   $  172,850   $   484,572     $   238,197
                                     ==========   ==========   ==========   ===========     ===========

                            See accompanying notes.

                         CUSTOM AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            COMMON STOCK
                                                            $1 PAR VALUE
                                                           ---------------   RETAINED
                                                           SHARES   AMOUNT   EARNINGS      TOTAL
                                                           ------   ------   ---------   ---------
Balance at December 31, 1992 (unaudited).................  1,000    $1,000   $ 121,654   $ 122,654
  Net income.............................................     --        --      14,212      14,212
                                                           -----    ------   ---------   ---------
Balance at December 31, 1993.............................  1,000     1,000     135,866     136,866
  Dividends paid.........................................     --        --    (284,350)   (284,350)
  Net income.............................................     --        --     244,762     244,762
                                                           -----    ------   ---------   ---------
Balance at December 31, 1994.............................  1,000     1,000      96,278      97,278
  Dividends paid.........................................     --        --    (200,893)   (200,893)
  Adjustment to unrealized gain on investments available
     for sale............................................     --        --      14,124      14,124
  Net income.............................................     --        --     172,850     172,850
                                                           -----    ------   ---------   ---------
Balance at December 31, 1995.............................  1,000     1,000      82,359      83,359
  Adjustment to unrealized gain on investments available
     for sale............................................     --        --      40,184      40,184
  Net income (unaudited).................................     --        --     238,197     238,197
                                                           -----    ------   ---------   ---------
Balance at September 30, 1996 (unaudited)................  1,000    $1,000   $ 360,740   $ 361,740
                                                           =====    ======   =========   =========

                            See accompanying notes.

                         CUSTOM AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                              NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                    ----------------------------------    --------------------------
                                                      1993        1994         1995          1995           1996
                                                    --------    ---------    ---------    -----------    -----------
                                                                                          (UNAUDITED)    (UNAUDITED)

OPERATING ACTIVITIES
Net income.......................................   $ 14,212    $ 244,762    $ 172,850     $ 484,572      $ 238,197
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization..................    100,820      106,372       97,451        77,370         67,201
  Provision (benefit) for deferred income
    taxes........................................     (5,905)          --           --            --             --
  Provisions for loss on accounts receivable.....      6,000        8,878       10,031         4,500          4,500
  (Gain) loss on asset disposals.................     (1,824)      11,349        1,471         1,471             --
  Changes in assets and liabilities:
    Receivables..................................     14,487      (11,485)      (7,109)      (55,164)       (37,384)
    Inventories..................................    (47,178)       7,138       32,354        47,080        (36,943)
    Prepaid expenses and other current assets....     12,283       (4,842)      (5,844)       (1,852)       (16,074)
    Trade accounts payable and accrued
      liabilities................................     26,775        8,747       (1,057)      117,050        134,521
    Accrued compensation.........................         --           --           --        84,816         81,237
    Accrued warranties...........................      8,612        2,853        5,652        (5,389)       (14,208)
    Income taxes payable.........................      5,905           --           --            --             --
    Deferred revenue.............................     44,325       30,958      (38,721)       (6,638)        (9,477)
    Liability to Company's benefit plan..........         --       55,000       11,639       (55,000)       (66,639)
                                                    ---------   ---------    ---------     ---------      ---------
        Net cash flow provided by operating
           activities............................    178,512      459,730      278,717       692,816        344,931
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment...    (87,345)     (93,307)     (93,768)      (71,726)      (105,649)
Proceeds from sale of property, buildings, and
  equipment......................................      6,379        4,800           --            --             --
Purchase of investments..........................         --     (100,000)    (100,000)           --        (50,000)
Principal payments received on debt securities...         --           --        4,029         4,029          4,396
Increase in other assets.........................         --      (20,000)          --            --             --
                                                    ---------   ---------    ---------     ---------      ---------
        Net cash used in investing activities....    (80,966)    (208,507)    (189,739)      (67,697)      (151,253)
FINANCING ACTIVITIES
Proceeds of debt.................................     82,916       64,656      101,727        71,727        103,783
Payments of debt.................................    (98,742)     (78,934)     (73,295)      (48,508)       (56,485)
Dividends paid...................................         --     (284,350)    (200,893)           --             --
                                                    ---------   ---------    ---------     ---------      ---------
        Net cash provided by (used in) financing
           activities............................    (15,826)    (298,628)    (172,461)       23,219         47,298
                                                    ---------   ---------    ---------     ---------      ---------
Increase (decrease) in cash and cash
  equivalents....................................     81,720      (47,405)     (83,483)      648,338        240,976
Cash and cash equivalents at beginning of
  period.........................................    151,829      233,549      186,144       186,144        102,661
                                                    ---------   ---------    ---------     ---------      ---------
Cash and cash equivalents at end of period.......   $233,549    $ 186,144    $ 102,661     $ 834,482      $ 343,637
                                                    =========   =========    =========     =========      =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid....................................   $ 13,783    $  11,668    $  11,605     $   7,948      $  10,196
                                                    =========   =========    =========     =========      =========

                            See accompanying notes.

                         CUSTOM AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1995,
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Custom Air Conditioning, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                         CUSTOM AIR CONDITIONING, INC.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................    3
    Machinery and equipment.......................................................    3
    Vehicles......................................................................    5

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", for the year ended December 31, 1993. Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     Effective January 1, 1994, the stockholders of the Company elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal or state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $6,000, $8,878 and $10,031, respectively, and accounts written off, net of recoveries, were $450, $8,878 and $10,400, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Company expensed $107,157, $147,288 and $201,383, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and

                         CUSTOM AIR CONDITIONING, INC.

any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities.". The Company's investment in securities are classified as available-for-sale under SFAS No.
115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 did not have a significant impact on the Company's financial statements. The securities available-for-sale were as follows:

                                                          1994                     1995
                                                 ----------------------   ----------------------
                                                             ESTIMATED                ESTIMATED
                                                   COST     FAIR VALUE      COST     FAIR VALUE
                                                 --------   -----------   --------   -----------
    Other debt securities......................  $100,000    $ 100,000    $ 95,971    $  95,971
    Equity securities..........................        --           --     100,000      114,124
                                                 --------     --------    --------     --------
                                                 $100,000    $ 100,000    $195,971    $ 210,095
                                                 ========     ========    ========     ========

     There were no gross realized gains or losses from the sale of available-for-sale securities.

3. DEBT

     Debt consists of:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1994         1995
                                                                      -------     --------
    Lines of credit.................................................  $     1     $      1
    Installment and equipment notes.................................   90,345      118,777
                                                                      -------     --------
                                                                       90,346      118,778
    Less current portion............................................   51,530       52,811
                                                                      -------     --------
                                                                      $38,816     $ 65,967
                                                                      =======     ========

     The Company has a line of credit with a bank with a total borrowing limit of $75,000. This line of credit bears interest at the prime rate plus 1% (9.5% at December 31, 1995).

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 7.5% to 13% per annum. These loans require monthly payments ranging from $575 to $967 and are due through February, 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1996...........................................................  $ 52,811
          1997...........................................................    46,945
          1998...........................................................    17,443
          1999...........................................................     1,579
                                                                           --------
                                                                           $118,778
                                                                           ========

4. LEASES

     Total rental expense for all operating leases was $71,367, $89,544 and $102,490 for 1993, 1994 and 1995, respectively. The Company leases certain vehicles and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through 1999. Minimum rental

                         CUSTOM AIR CONDITIONING, INC.

commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                                                OPERATING
                                                                                 LEASES
                                                                                ---------
    1996......................................................................  $  97,490
    1997......................................................................     64,862
    1998......................................................................     18,653
    1999......................................................................      7,800
                                                                                 --------
                                                                                $ 188,805
                                                                                 ========

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. Matching contributions are made by the Company equal to 25% of total contributions by a plan member, to a maximum of 8% of the employee's total calendar year compensation. The Company's matching contributions totaled $ -0- , $32,841 and $87,518 for the years ended December 31, 1993, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation, which consisted of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $281,834, $301,897 and $513,462 in 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
    Current:
      Federal.............................................  $ 3,134     $    --     $    --
      State...............................................     (772)         --          --
    Deferred..............................................   (5,905)         --          --
                                                            -------     -------     -------
                                                            $(3,543)    $    --     $    --
                                                            =======     =======     =======

                         CUSTOM AIR CONDITIONING, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                     DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
    Tax provision at statutory rate.......................  $ 3,627     $    --     $    --
    State income tax less applicable federal tax
      benefit.............................................     (510)         --          --
    Other -- net..........................................    1,279          --          --
    Effect of graduated tax rates.........................   (7,939)         --          --
                                                            -------     -------     -------
                                                            $(3,543)    $    --     $    --
                                                            =======     =======     =======

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Effective January 1, 1994, the Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated merger (see Note 10), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $282,199, $202,093 and $226,021 for 1994, 1995, and the nine months ended September 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1994, 1995 and the nine months ended September 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $100,941, $64,020 and $87,840, respectively.

     At the date of termination of S corporation status, the company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax liability would have been approximately $9,073.

9. RELATED PARTY TRANSACTIONS

     The Company leases facility space from a partnership which is 50% owned by a stockholder of the Company. Rental expense on these related party operating leases amount to $55,302, $67,129 and $77,193 for the years 1993, 1994 and 1995, respectively.

10. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. whereby the Company would merge with Service Experts, Inc. for an exchange of voting equity securities between the combining companies. The transaction will be accounted for under the provisions of APB No. 16, Accounting for Business Combinations as a pooling of interests and the assets, liabilities, and retained earnings of each of the combining companies will be carried forward at the historical carrying amounts. In accordance with the agreement and plan of merger, Service Experts, Inc. will issue stock in exchange for the outstanding stock of the Company which will reflect the Company's merged interest in the combined corporation.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Gordon's Specialty Company, Inc.

     We have audited the accompanying balance sheets of Gordon's Specialty Company as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gordon's Specialty Company at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 24, 1996

                        GORDON'S SPECIALTY COMPANY, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                            -----------------------   SEPTEMBER 30,
                                                               1994         1995          1996
                                                            ----------   ----------   -------------
                                                                                       (UNAUDITED)
                                                                                      -------------
                                              ASSETS
Current assets:
  Cash and cash equivalents...............................  $  596,327   $  195,842    $   652,474
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $45,549 in 1994 and $48,938 in 1995................     135,931      272,708        139,582
     Officer and employee.................................      12,700           --             --
     Other................................................      33,696           --             --
                                                            ----------   ----------   -------------
                                                               182,327      272,708        139,582
Inventories...............................................     128,703      133,875        116,801
Costs and estimated earnings in excess of billings........      57,997       62,578             --
Short-term investments....................................          --      315,814        100,000
Prepaid expenses and other current assets.................      17,447       13,146          5,600
Deferred income taxes.....................................      31,141       33,685         36,257
                                                            ----------   ----------   -------------
          Total current assets............................   1,013,942    1,027,648      1,050,714
Property and equipment:
  Furniture and fixtures..................................      51,441       83,581         98,129
  Machinery and equipment.................................     129,700       63,656         63,656
  Vehicles................................................     331,802      430,381        420,197
  Leasehold improvements..................................      18,000       76,773         76,773
                                                            ----------   ----------   -------------
                                                               530,943      654,391        658,755
  Less accumulated depreciation and amortization..........    (336,453)    (337,631)      (356,008)
                                                            ----------   ----------   -------------
     Net property and equipment...........................     194,490      316,760        302,747
Notes receivable -- related parties.......................     133,434      264,301        438,569
Notes receivable -- other.................................     195,471      191,780        249,071
Other assets..............................................     174,058      153,523        242,966
                                                            ----------   ----------   -------------
          Total assets....................................  $1,711,395   $1,954,012    $ 2,284,067
                                                             =========    =========     ==========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable..................................  $  212,321   $  184,386    $   164,042
  Accrued compensation....................................     113,907       99,541         85,707
  Accrued taxes, other than income........................      46,274       54,273         15,901
  Accrued warranty reserve................................      21,107       25,044         24,000
  Income taxes payable....................................      13,527       98,448        250,105
  Deferred revenue........................................      94,127      113,029        112,428
  Billings in excess of costs and estimated earnings......       1,558       23,733             --
                                                            ----------   ----------   -------------
          Total current liabilities.......................     502,821      598,454        652,183
Deferred income taxes.....................................      30,232       29,081         19,596
Stockholders' equity:
  Common stock ($100 par value, 500 shares authorized, 200
     shares issued and outstanding).......................      20,000       20,000         20,000
  Retained earnings.......................................   1,158,342    1,306,477      1,592,288
                                                            ----------   ----------   -------------
          Total stockholders' equity......................   1,178,342    1,326,477      1,612,288
                                                            ----------   ----------   -------------
          Total liabilities and stockholders' equity......  $1,711,395   $1,954,012    $ 2,284,067
                                                             =========    =========     ==========

                            See accompanying notes.

                        GORDON'S SPECIALTY COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $5,093,279   $4,604,132   $4,952,159   $3,777,426   $3,546,598
Cost of goods sold...................   3,891,576    3,289,148    3,386,183    2,648,620    2,449,422
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,201,703    1,314,984    1,565,976    1,128,806    1,097,176
Selling, general and administrative
  expenses...........................   1,182,778    1,261,801    1,355,086      985,942      687,217
Bad debt expense.....................      54,563       33,998        8,619        7,503       11,884
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........     (35,638)      19,185      202,271      135,361      398,075
Other income (expense):
  Interest income....................      35,430       31,394       42,401       19,201       24,756
  Other..............................      (3,193)      18,683      (14,170)       5,404       23,749
                                       ----------   ----------   ----------   ----------   ----------
                                           32,237       50,077       28,231       24,605       48,505
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before provision
  (benefit) for income taxes.........      (3,401)      69,262      230,502      159,966      446,580
Provision (benefit) for income taxes:
  Current............................       3,750       20,408       86,062       70,910      172,826
  Deferred...........................      (4,200)      (6,193)      (3,695)     (13,749)     (12,057)
                                       ----------   ----------   ----------   ----------   ----------
                                             (450)      14,215       82,367       57,161      160,769
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $   (2,951)  $   55,047   $  148,135   $  102,805   $  285,811
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                        GORDONS SPECIALTY COMPANY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          COMMON STOCK,
                                                          $100 PAR VALUE
                                                         ----------------    RETAINED
                                                         SHARES   AMOUNT     EARNINGS      TOTAL
                                                         ------   -------   ----------   ----------
Balance at January 1, 1993.............................    200    $20,000   $1,106,246   $1,126,246
  Net loss.............................................     --         --       (2,951)      (2,951)
                                                         ------   -------   ----------   ----------
Balance at December 31, 1993...........................    200     20,000    1,103,295    1,123,295
  Net income...........................................     --         --       55,047       55,047
                                                         ------   -------   ----------   ----------
Balance at December 31, 1994...........................    200     20,000    1,158,342    1,178,342
  Net income...........................................     --         --      148,135      148,135
                                                         ------   -------   ----------   ----------
Balance at December 31, 1995...........................    200     20,000    1,306,477    1,326,477
  Net income (unaudited)...............................     --         --      285,811      285,811
                                                         ------   -------   ----------   ----------
Balance at September 30, 1996 (unaudited)..............    200    $20,000   $1,592,288   $1,612,288
                                                         =====    =======    =========    =========

                            See accompanying notes.

                        GORDON'S SPECIALTY COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                         ---------------------------------   ---------------------
                                           1993        1994        1995        1995        1996
                                         ---------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)......................  $  (2,951)  $  55,047   $ 148,135   $ 102,805   $ 285,811
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........     60,212      62,295      66,627      32,400      51,408
  Provision (benefit) for deferred
     income taxes......................     (4,200)     (6,193)     (3,695)    (13,749)    (12,057)
  Provision for bad debt expense.......     54,563      33,998       8,619       7,503      11,884
  (Gain) loss on asset disposals.......      4,819      (4,560)        594          --          --
  Changes in operating assets and
     liabilities:
     Receivables.......................   (237,991)    249,043    (132,696)   (141,192)    121,242
     Inventories.......................     23,264      (2,047)     (5,172)      9,136      17,074
     Prepaid expenses and other current
       assets..........................     (8,375)        950       4,582       2,284       7,546
     Trade accounts payable............    122,728     (98,906)    (27,935)    139,443     (20,344)
     Accrued compensation..............     20,423       3,627     (14,366)    311,199     (13,834)
     Accrued taxes, other than
       income..........................      1,777         290       7,999      24,680     (38,372)
     Accrued warranty reserve..........         --      21,107       3,937       2,853      (1,044)
     Deferred revenue..................     (2,692)      9,793      18,902      26,376        (601)
     Income taxes payable..............     (3,437)     16,964      84,921      70,910     151,657
     Costs and estimated earnings in
       excess of billings and billings
       in excess of costs and estimated
       earnings........................   (118,041)     94,331      17,594      59,599      38,845
                                         ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  operating activities.................    (89,901)    435,739     178,046     634,347     599,215
INVESTING ACTIVITIES
Purchases of property and equipment....   (103,077)    (74,796)   (189,491)   (130,719)    (37,395)
Proceeds from asset disposals..........         --       5,750          --          --          --
Purchases of investments...............         --          --    (315,814)   (315,814)         --
Proceeds from sale of investments......         --          --          --          --     215,814
Advances on notes receivable...........   (313,793)    (19,349)   (130,867)   (130,867)   (231,559)
Collections on notes receivable........     71,706      63,016      34,671          --          --
(Increase) decrease in other assets....    (42,524)     12,995      22,970       2,494     (89,443)
                                         ---------   ---------   ---------   ---------   ---------
Net cash used in investing
  activities...........................   (387,688)    (12,384)   (578,531)   (574,906)   (142,583)
                                         ---------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents..........................   (477,589)    423,355    (400,485)     59,441     456,632
Cash and cash equivalents at beginning
  of period............................    650,561     172,972     596,327     596,327     195,842
                                         ---------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of
  period...............................  $ 172,972   $ 596,327   $ 195,842   $ 655,768   $ 652,474
                                         =========   =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid......................  $   7,187   $   3,444   $   1,141   $      --   $  21,169
                                         =========   =========   =========   =========   =========

                            See accompanying notes.

                        GORDON'S SPECIALTY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Gordon's Specialty Company, Inc. (the "Company") (an Oklahoma corporation) operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers located in central Oklahoma.

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet at September 30, 1996 and the related statements of income (operations) and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for residential and commercial customers are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues related to servicing are recognized upon completion of those services. The Company has service agreements with various customers which generally require the customer to prepay a portion of the total service agreement amount. Such prepayments are deferred and recognized over the term of agreement which also specifies the nature and timing of future services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six months. Nonidentifiable selling, general, and administrative expenses are charged to operations as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $13,549 at December 31, 1995 (none at December 31, 1994). The Company classifies these amounts as current assets because all balances are expected to be collected in the current year and terms of the receivables generally requires payment by the customer upon receipt of the billing. Concentrations of credit risk with respect to trade receivables are limited due to the large number of commercial and residential customers comprising the Company's customer base as well as the short-term nature of the receivables.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                        GORDON'S SPECIALTY COMPANY, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments include investments in both fixed and variable rate securities consisting primarily of mutual funds and certificates of deposits. These investments have been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent to hold these investments to maturity. However, due to the short-term maturity of applicable investments and since the Company views its investment portfolio as available for use in current operations, such assets are classified as current. The fair value of the short-term investments approximates the carrying amount of such investments.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  5-11
    Machinery and equipment.......................................................  5-11
    Vehicles......................................................................  5- 7
    Leasehold improvements........................................................    40

WARRANTIES

     The Company provides retail customers with a five-year warranty on parts and labor from the date of installation of "premium" heating and air conditioning units and a one-year warranty on parts and labor for all other units installed. These warranties are not priced separately from the total sales price of the unit. These warranties run concurrent with manufacturer warranties for the first year on parts and the first 90 days on labor. The Company provides an accrual for future warranty costs based upon the historical relationship of sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                        GORDON'S SPECIALTY COMPANY, INC.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                           DECEMBER 31
                                                                         1994       1995
                                                                        -------   --------
    Contracts in process:
    Expenditures on uncompleted contacts..............................  $45,752   $152,125
    Estimated earnings................................................   34,503     61,318
                                                                        -------   --------
                                                                         80,255    213,443
    Less applicable billings..........................................   23,816    174,598
                                                                        -------   --------
                                                                        $56,439   $ 38,845
                                                                        =======   ========
    Included in the accompanying balance sheets under the following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts........................................  $57,997   $ 62,578
      Billings in excess of costs and estimated earnings on
         uncompleted contracts........................................    1,558     23,733
                                                                        -------   --------
                                                                        $56,439   $ 38,845
                                                                        =======   ========

     Estimated earnings on contracts in process bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. NOTES RECEIVABLE AND OTHER ASSETS

     Notes receivable -- other is comprised primarily of four notes, from two separate parties, aggregating approximately $190,000 at December 31, 1995 ($192,000 at December 31, 1994). These notes are principally secured by first mortgages on developed residential real estate located in central and west central Oklahoma. These notes, which bear interest at rates ranging from 10% to 11%, matured in 1993. The Company is presently pursuing various courses of action to collect these receivables, which may include legal action. Based upon management's estimate of the value of the underlying collateral, it does not believe that a reduction to

                        GORDON'S SPECIALTY COMPANY, INC.

the carrying amount of the notes receivable is warranted. However, the Company is not presently recognizing interest on these receivables. Inasmuch as the timing of collection of these receivables cannot presently be determined, the receivables are classified as noncurrent assets.

     Other assets include an investment in an Oklahoma general partnership ("Colonial") engaged in the development of residential real estate. The carrying amount of the investment (which is accounted for under the equity method) is approximately $96,000 at December 31, 1995 ($122,000 at December 31, 1994). As described in Note 8, the Company has guaranteed a portion of Colonial's long-term debt. Management of the Company expects the carrying amount of its investment in Colonial to be recoverable through future distributions from Colonial.

4. EMPLOYEE BENEFIT PLANS

     In September 1994, the Company adopted a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 20% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. For each plan year, the Company will contribute to the plan an amount of matching contributions determined by the Company at its discretion. The Company's matching contributions totaled $10,058 and $23,569 for the years ended December 31, 1994 and 1995, respectively.

5. INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Current:
      Federal.................................................  $ 2,895   $15,217   $72,465
      State...................................................      855     5,191    13,597
    Deferred..................................................   (4,200)   (6,193)   (3,695)
                                                                -------   -------   -------
                                                                $  (450)  $14,215   $82,367
                                                                =======   =======   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $30,232     $29,081
                                                                       -------     -------
    Total deferred tax liabilities...................................   30,232      29,081
    Deferred tax assets:
      Reserve for bad debts..........................................   17,764      19,085
      Compensation and warranty reserves.............................   13,377      14,600
                                                                       -------     -------
    Total gross deferred tax assets..................................   31,141      33,685
    Valuation allowance..............................................       --          --
                                                                       -------     -------
    Net deferred tax assets..........................................  $   909     $ 4,604
                                                                       =======     =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

                        GORDON'S SPECIALTY COMPANY, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1993       1994      1995
                                                               -------   --------   -------
    Tax provision (benefit) at statutory rate................  $(1,156)  $ 23,549   $78,371
    State income tax less applicable federal tax benefit.....       26      2,631     7,210
    Effects of graduated tax rates...........................      680    (11,965)   (3,214)
                                                               -------   --------   -------
                                                               $  (450)  $ 14,215   $82,367
                                                               =======   ========   =======

6. SHAREHOLDERS' COMPENSATION

     Shareholders' compensation which consisted of salaries and cash bonuses is included in selling, general and administrative expenses and totaled approximately $490,000, $550,000 and $575,000 in 1993, 1994 and 1995,
respectively.

7. RELATED PARTY TRANSACTIONS

     The Company rents office and warehouse facilities from a stockholder under a verbal month-to-month operating lease agreement. The Company paid rental fees of $69,508, $75,360 and $75,600 during 1993, 1994 and 1995, respectively, under such verbal agreement.

     Notes receivable -- related parties include cash advances and expenses paid on behalf of certain stockholders of the Company. Except for a receivable for approximately $123,000, these advances are unsecured and bear interest at 8%. Approximately $123,000 of the notes receivable is secured by life insurance policies on certain stockholders and is noninterest bearing. Inasmuch as the Company will not demand repayment of the notes receivable within the next year such receivables are classified as noncurrent assets.

8. CONTINGENCIES

     The Company has guaranteed a portion of Colonial's note payable to a bank. The balance of this note payable is approximately $148,000 at December 31, 1995 (approximately $20,000 guaranteed by the Company). The Company does not believe it will be required to fund this guarantee.

     The Company maintains general liability, automobile and workers' compensation insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of its business. The Company believes that its insurance coverage is adequate to cover losses that may arise.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders

Dial One Service Champions, ET AL.

     We have audited the accompanying combined balance sheet of Dial One Service Champions, ET AL., (see Note 1) as of December 31, 1995, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dial One Service Champions, ET AL. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 1, 1996

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                            COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------   SEPTEMBER
                                                                1994         1995       30, 1996
                                                             ----------   ----------   ----------
                                                             (UNAUDITED)               (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $  199,847   $  354,276   $  455,531
  Receivables:
     Trade.................................................     255,076      182,629      329,040
     Related party.........................................     291,112       18,582       18,582
     Employee..............................................       2,322        5,652       14,819
  Note receivable, current portion.........................      18,672       11,400       76,249
                                                             ----------   ----------   ----------
                                                                567,182      218,263      438,690
  Inventories..............................................     185,198      181,043      220,119
  Investments..............................................     124,866      111,243      132,412
  Prepaid expenses and other current assets................      23,260       17,755       20,085
                                                             ----------   ----------   ----------
          Total current assets.............................   1,100,353      882,580    1,266,837
Property and equipment:
  Office equipment.........................................     265,531      371,112      364,807
  Machinery and equipment..................................     220,627      210,433      229,096
  Vehicles.................................................     232,874      231,324      304,506
  Leasehold improvements...................................      93,991       94,492       94,492
                                                             ----------   ----------   ----------
                                                                813,023      907,361      992,901
  Less accumulated depreciation and amortization...........    (453,080)    (507,057)    (597,991)
                                                             ----------   ----------   ----------
                                                                359,943      400,304      394,910
Note receivable, net of current portion....................          --       45,301       18,765
Intangible, net of amortization............................      10,801        7,051        6,800
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,471,097   $1,335,236   $1,687,312
                                                             ==========   ==========   ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  265,499   $  178,861   $  261,400
  Accrued compensation.....................................      30,788       21,357       29,766
  Accrued taxes, other than income.........................      15,591       13,309       14,352
  Accrued warranties.......................................          --       18,468       34,273
  Deferred revenue.........................................     263,781      373,971      365,320
  Notes payable to related parties -- current portion......     249,181      232,204       17,107
  Current portion of long-term debt........................      29,592       39,102       16,870
                                                             ----------   ----------   ----------
          Total current liabilities........................     854,432      877,272      739,088
Long-term debt, net of current portion.....................      32,294       49,980           --
Notes payable to related parties, net of current portion...      29,630       63,266       60,113
Stockholders' equity.......................................     554,741      344,718      888,111
                                                             ----------   ----------   ----------
          Total liabilities and stockholders' equity.......  $1,471,097   $1,335,236   $1,687,312
                                                             ==========   ==========   ==========

                            See accompanying notes.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                         COMBINED STATEMENTS OF INCOME

                                                                                    NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                       --------------------------------------   -------------------------
                                           1993         1994          1995         1995          1996
                                        -----------  -----------   ----------   -----------   -----------
                                        (UNAUDITED)  (UNAUDITED)                (UNAUDITED)   (UNAUDITED)
Net revenues.........................  $ 5,810,849   $ 5,338,173   $4,887,446   $ 3,720,947   $ 4,097,290
Cost of goods sold...................    4,019,582     3,596,556    3,317,584     2,488,342     2,608,479
                                        ----------    ----------   ----------    ----------    ----------
Gross margin.........................    1,791,267     1,741,617    1,569,862     1,232,605     1,488,811
Selling, general and administrative
  expenses...........................    1,515,191     1,546,566    1,424,697     1,032,358     1,176,728
                                        ----------    ----------   ----------    ----------    ----------
Income from operations...............      276,076       195,051      145,165       200,247       312,083
Other income (expense):
  Interest expense...................      (88,746)      (52,327)     (35,333)      (28,412)      (28,746)
  Interest and dividend income.......       15,482        19,649       54,695        45,268         5,185
  Other income (expense).............      (38,687)      (19,377)     (27,720)      (12,998)       17,661
                                        ----------    ----------   ----------    ----------    ----------
                                          (111,951)      (52,055)      (8,358)        3,858        (5,900)
                                        ----------    ----------   ----------    ----------    ----------
Income before taxes..................      164,125       142,996      136,807       204,105       306,183
Provision for income taxes...........        4,568           800        1,804         2,440         4,003
                                        ----------    ----------   ----------    ----------    ----------
Net income...........................  $   159,557   $   142,196   $  135,003   $   201,665   $   302,180
                                        ==========    ==========   ==========    ==========    ==========

                            See accompanying notes.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 31, 1992 (unaudited)..........................................  $286,779
  Capital contributions (unaudited)...............................................     2,398
  Net income (unaudited)..........................................................   159,557
                                                                                    ---------
Balance at December 31, 1993 (unaudited)..........................................   448,734
  Capital distributions (unaudited)...............................................    (4,700)
  Adjustment to unrealized losses on available-for-sale securities (unaudited)....   (31,489)
  Net income (unaudited)..........................................................   142,196
                                                                                    ---------
Balance at December 31, 1994 (unaudited)..........................................   554,741
  Capital distributions...........................................................  (384,350)
  Adjustment to unrealized gains on available-for-sale securities.................    39,324
  Net income......................................................................   135,003
                                                                                    ---------
Balance at December 1995..........................................................   344,718
  Capital distributions -- net (unaudited)........................................   (31,753)
  Assumption of notes payable by stockholder......................................   256,019
  Adjustment to unrealized gains on available-for-sale securities (unaudited).....    16,947
  Net income (unaudited)..........................................................   302,180
                                                                                    ---------
Balance at September 30, 1996 (unaudited).........................................  $888,111
                                                                                    =========

                            See accompanying notes.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                   NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                        ------------------------------------   -------------------------
                                                           1993          1994         1995        1995          1996
                                                        -----------   -----------   --------   -----------   -----------
                                                        (UNAUDITED)   (UNAUDITED)              (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income............................................   $ 159,557     $ 142,196    $135,003    $ 201,665     $ 302,180
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization.......................     106,233       125,007     120,036       80,125        91,186
  Loss on asset disposals.............................          --            --      27,643           --            --
  Loss on sale of investments.........................          --        19,378      13,431       12,998            --
  Changes in assets and liabilities:
    Receivables.......................................     (56,613)      (62,331)     69,117       36,174      (155,578)
    Inventories.......................................      67,064        31,727       4,155        6,418       (39,076)
    Prepaid expenses and other current assets.........      (1,732)        5,749       5,505          318        (4,789)
    Trade accounts payable and accrued liabilities....     (14,565)       58,080     (86,638)     (91,946)       82,539
    Accrued compensation..............................          --        (9,642)     (9,431)        (598)        8,409
    Accrued taxes, other than income..................          --         2,060      (2,282)      (4,077)        1,043
    Accrued warranties................................          --            --      18,468       11,911        15,805
    Deferred revenue..................................      80,448        88,335     110,190       73,491        (8,651)
    Income taxes payable..............................      (1,537)           --          --
                                                          --------      --------    --------     --------      --------
Net cash flow provided by operating activities........     338,855       400,559     405,197      326,479       293,068
INVESTING ACTIVITIES
Purchase of property and equipment....................    (171,771)     (181,189)   (195,061)    (186,858)      (99,190)
Purchase of investments...............................          --      (294,925)    (16,651)      (2,185)       (5,060)
Proceeds from sale of investments.....................          --       115,000      57,900       50,000            --
Advances on notes receivable..........................     (26,978)     (112,517)    (54,072)     (31,446)      (69,597)
Collections on notes receivable.......................         156            --     343,656       10,852            --
(Increase) in other assets............................     (11,050)           --          --           --            --
                                                          --------      --------    --------     --------      --------
Net cash used in (provided by) investing
  activities..........................................    (209,643)     (473,631)    135,772     (159,637)     (173,847)
FINANCING ACTIVITIES
Proceeds of long-term debt............................      15,771        78,579          --           --            --
Payments of long-term debt............................      (7,010)      (43,445)    (27,562)     (22,917)      (26,646)
Proceeds on notes payable to related parties..........      50,000         6,740      98,600       88,720        60,731
Payments on notes payable to related parties..........     (21,158)     (127,451)    (73,228)     (61,891)      (27,677)
Distribution to stockholders..........................       2,398        (4,700)   (384,350)     (31,000)      (24,374)
                                                          --------      --------    --------     --------      --------
Net cash provided by (used in) financing
  activities..........................................      40,001       (90,277)   (386,540)     (27,088)      (17,966)
                                                          --------      --------    --------     --------      --------
Increase (decrease) in cash and cash equivalents......     169,213      (163,349)    154,429      139,754       101,255
Cash and cash equivalents at beginning of period......     193,983       363,196     199,847      199,847       354,276
                                                          --------      --------    --------     --------      --------
Cash and cash equivalents at end of period............   $ 363,196     $ 199,847    $354,276    $ 339,601     $ 455,531
                                                          ========      ========    ========     ========      ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.........................................   $  88,746     $  49,539    $ 54,078    $  24,363     $  27,046
                                                          ========      ========    ========     ========      ========
Income taxes paid.....................................   $   4,568     $     800    $  1,804    $      --     $      --
                                                          ========      ========    ========     ========      ========
NON CASH TRANSACTIONS
Employee financed vehicles (increase in installment
  note receivable and payable)........................   $      --     $      --    $ 54,759    $      --     $      --
                                                          ========      ========    ========     ========      ========
Assumption of notes payable by shareholder............   $      --     $      --    $     --    $      --     $ 250,685
                                                          ========      ========    ========     ========      ========
Reduction of debt via write down of phone system from
  AT&T................................................   $      --     $      --    $     --    $      --     $  15,000
                                                          ========      ========    ========     ========      ========

                            See accompanying notes.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Dial One Service Champions, ET AL. consists of Dial One Service Champions and certain operating divisions of its affiliates TCB Enterprises and International Marketing Group, hereafter referred to as ("the Combined Company"). All of these entities are under common ownership. The financial statements of these companies have been combined for all periods presented. Dial One Service Champions, ET AL. operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers. TCB Enterprises is a leasing company that leases equipment and vehicles primarily to Dial One Service Champions. International Marketing Group buys and sells Contractor Success Group territories.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity and cash flows for the two years then ended have been prepared by the Combined Company's Management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The combined balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the Combined Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statement should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Combined Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Trade accounts receivable includes billings on heating and air conditioning installation and service and maintenance. The Combined Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Company's customer base and their dispersions across many different industries and geographies.

CASH EQUIVALENTS

     The Combined Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Combined Company, the carrying amount reported in the balance sheets for long-term debt approximates fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                  YEARS
                                                                                 -------
    Office equipment...........................................................     5
    Machinery and equipment....................................................     5
    Vehicles...................................................................     5
    Leasehold improvements.....................................................  31.5-39

WARRANTIES

     The Combined Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Combined Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     TCB Enterprises and International Marketing Group are part of a Limited Liability Company which passes income through to the members. Accordingly, TCB Enterprises and International Marketing Group are not subject to federal or state income taxes.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

     The stockholders of Dial One Service Champions have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, Dial One Service Champions is not subject to federal income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Bad debts and uncollectible accounts are recognized by the specific charge-off method. As such, uncollectible accounts are charged to expense in the period that they were identified as uncollectible.

ADVERTISING COSTS

     The Combined Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Combined Company expensed $350,114, $373,331 and $408,582, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Combined Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Combined Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Combined Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's investment in securities are classified as available-for-sale under SFAS No. 115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 did not have a significant impact on the Combined Company's financial statements. The securities available-for-sale were as follows:





                                                           1994                       1995
                                                 -------------------------   ----------------------
                                                                ESTIMATED                ESTIMATED
                                                    COST       FAIR VALUE      COST     FAIR VALUE
                                                 -----------   -----------   --------   -----------
                                                 (UNAUDITED)   (UNAUDITED)
    Equity securities..........................   $ 156,355       124,866    $103,408      111,243
                                                   ========      ========    ========     ========

     During 1994 (unaudited) and 1995, gross realized losses from the sale of available-for-sale securities amounted to $19,378 and $77, respectively. Net unrealized gains or losses from available-for-sale securities are included in the shareholders' equity section of the balance sheet.

3. LONG-TERM DEBT

     Long-term debt (including Notes Payable to Related Parties) consists of:

                                                                          DECEMBER 31,
                                                                     ----------------------
                                                                        1994         1995
                                                                     -----------   --------
                                                                     (UNAUDITED)
    Installment and equipment notes................................   $  61,886    $ 89,082
    Related Party Notes............................................     278,811     295,470
                                                                     -----------   --------
                                                                        340,697     384,552
    Less current portion (including related party portion of
      $232,204 and $249,181 for 1995 and 1994).....................     278,773     271,306
                                                                     -----------   --------
                                                                      $  61,924    $113,246
                                                                     ===========   ========

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

     The Combined Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 10.0% to 15.0% per annum. These loans require monthly payments ranging from $327 to $2,698 and are due through February, 1997.

     The Combined Company also has various notes payable to related parties ranging from installment to demand type arrangements. These notes are generally unsecured with interest rates at 10-12.75% and maturities ranging from July 1996 to February 1997.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

                                                                 TOTAL     RELATED PARTIES
                                                                --------   ---------------
        1996..................................................  $271,306      $ 232,531
        1997..................................................    32,805         17,674
        1998..................................................    29,022         17,420
        1999..................................................    32,123         19,244
        2000..................................................    19,296          8,601
                                                                --------       --------
                                                                $384,552      $ 295,470
                                                                ========       ========

4. LEASES

     Total rental expense for all operating leases was $66,050, $59,424 and $94,719 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through November, 1999. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                                                 OPERATING
                                                                                  LEASES
                                                                                 ---------
    1996.......................................................................   $22,281
    1997.......................................................................    22,281
    1998.......................................................................    13,834
    1999.......................................................................    10,659
                                                                                  -------
                                                                                  $69,055
                                                                                  =======

5. EMPLOYEE BENEFIT PLANS

     The Combined Company had a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code (the "Code"). Substantially all employees of the Combined Company were eligible to participate in the plan. Under the plan's provisions, a plan member could annually contribute, on a tax deferred basis, amounts typically from 1% to 25% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Combined Company provided for discretionary profit sharing contributions. No employer contributions were made or accrued to the plan for the year ended December 31, 1993, 1994. The 401(k) plan was terminated on December 31, 1994.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Combined Company believes that their insurance coverage is adequate.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

7. SHAREHOLDERS' COMPENSATION

     Shareholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $200,279, $365,665 and $308,101 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                                1993          1994        1995
                                                             -----------   -----------   ------
                                                             (UNAUDITED)   (UNAUDITED)
    Current:
      State................................................    $ 4,568        $ 800      $1,804
                                                                ------         ----      ------
                                                               $ 4,568        $ 800      $1,804
                                                                ======         ====      ======

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The Combined Company operates under Subchapter S of the Internal Revenue Code or as a Limited Liability Company and is not subject to corporate federal or state income tax. In connection with the agreement and plan of merger with Service Experts, Inc., the Subchapter S election will be terminated. As a result, the Combined Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Combined Company had net operating income for income tax purposes of $215,217, $174,314, $329,377 and $292,336 for 1993, 1994, 1995 and the nine months ended September 30, 1996, respectively. Had the Combined Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995, and the nine months ended September 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $76,978, $54,834, $78,300 and $115,955, respectively.

     At the date of termination of S corporation status, the Combined Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax asset would have been approximately $49,673.

9. NOTES RECEIVABLE FROM RELATED PARTIES

     The Combined Company has notes receivable from related parties, including current stockholders. These notes have various payment terms and bear annual interest ranging at 6.5%

     The Combined Company has signed note receivables in the amount of $54,759 from two key employees for the personal purchase of vehicles. The Combined Company is liable for the two notes to GMAC and a note payable is recorded at December 31, 1995. The Combined Company is withholding the payment amounts from the employees' commissions.

OTHER RELATED PARTY TRANSACTION

     The Combined Company leases facility space from a relative of the majority shareholder of the Combined Company. Rental expense on these related party operating leases amount to $41,200, $35,665 and $36,347 for the years 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

                       DIAL ONE SERVICE CHAMPIONS, ET AL.

10. SUBSEQUENT EVENT

     Effective June 1, 1996, Bill Raymond, majority shareholder, personally assumed the Combined Company's outstanding notes payable with Merv Hall and Merv Hall Investments in the amount of $256,019.

     Effective July 22, 1996, the Combined Company entered into a purchase option agreement with Daniel Messerer of Horizon Heating and Air Conditioning, Inc. ("Horizon") in the amount of $50,000. In consideration of this sum, the Combined Company was granted an irrevocable option to purchase seventy percent of any and all shares from Horizon for one dollar. The Combined Company terminated this agreement on October 8, 1996 and the fifty thousand was expensed. At September 30, 1996, the Combined Company has a note receivable from Horizon in the amount of $43,830. No payments have been made on this note and the Combined Company intends to seek legal action.

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Comfortech, Inc.

     We have audited the accompanying combined balance sheet of Comfortech, Inc. as of March 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comfortech, Inc. at March 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 6, 1996

                                COMFORTECH, INC.

                                 BALANCE SHEETS

                                                                   MARCH 31,
                                                            -----------------------   SEPTEMBER 30,
                                                               1995         1996          1996
                                                            -----------   ---------   -------------
                                                            (UNAUDITED)                 (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents...............................  $    60,852   $  25,267    $   147,448
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $8,000 in 1995 and $8,000 in 1996..................      469,088     409,896        748,453
  Employee................................................        1,042         409             --
  Other...................................................        2,749          --             --
                                                             ----------   ---------     ----------
                                                                472,879     410,305        748,453
  Inventories.............................................      200,520     188,261        168,266
  Investments.............................................        2,000       6,000          7,300
  Deferred income taxes...................................        4,971       6,869          8,407
  Prepaid expenses and other current assets...............       25,696      23,239         19,169
                                                             ----------   ---------     ----------
          Total current assets............................      766,918     659,941      1,099,043
Property, buildings and equipment:
  Furniture and fixtures..................................      143,700     147,598        152,008
  Machinery and equipment.................................      144,239     156,771        165,006
  Vehicles................................................      475,860     571,730        622,315
  Leasehold improvements..................................        7,217       7,217          8,543
                                                             ----------   ---------     ----------
                                                                771,016     883,316        947,872
  Less accumulated depreciation and amortization..........     (488,218)   (585,935)      (560,876)
                                                             ----------   ---------     ----------
                                                                282,798     297,381        386,996
Other assets..............................................          275         275            275
                                                             ----------   ---------     ----------
          Total assets....................................  $ 1,049,991   $ 957,597    $ 1,486,314
                                                             ==========   =========     ==========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities..........  $   225,636   $ 156,303    $   245,085
  Accrued taxes, other than income........................       56,900      64,546         40,324
  Accrued warranties......................................       18,162      19,477         25,629
  Income taxes payable....................................           --      12,768        145,934
  Deferred revenue........................................       52,250      33,472         25,516
  Billings in excess of costs and estimated earnings......           --          --          4,600
  Liability to Companies' benefit plans...................        3,467       5,754          5,112
  Current portion of long-term debt.......................      196,246     139,231        134,132
                                                             ----------   ---------     ----------
          Total current liabilities.......................      552,661     431,551        626,332
Long-term debt, net of current portion....................      162,452     114,973        190,405
Deferred income taxes.....................................       14,837      21,240         21,041
                                                             ----------   ---------     ----------
                                                                729,950     567,764        837,778
Stockholders' equity
  Common stock, $1 par value, 30,000 shares authorized,
     7,000 shares issued and outstanding..................        7,000       7,000          7,000
  Retained earnings.......................................      313,041     382,833        641,536
                                                             ----------   ---------     ----------
          Total stockholders' equity......................      320,041     389,833        648,536
                                                             ----------   ---------     ----------
          Total liabilities and stockholders' equity......  $ 1,049,991   $ 957,597    $ 1,486,314
                                                             ==========   =========     ==========

                            See accompanying notes.

                                COMFORTECH, INC.

                              STATEMENTS OF INCOME

                                                                                   SIX MONTH ENDED
                                              YEAR ENDED MARCH 31,                   SEPTEMBER 30,
                                     --------------------------------------   ---------------------------
                                        1994          1995          1996         1995            1996
                                     -----------   -----------   ----------   -----------     -----------
                                     (UNAUDITED)   (UNAUDITED)                (UNAUDITED)     (UNAUDITED)
Net revenues.......................  $ 4,325,415   $ 4,362,501   $4,538,263   $ 2,682,047     $ 3,072,811
Cost of goods sold.................    3,092,738     3,108,993    3,200,252     1,821,374       2,067,852
                                      ----------    ----------   ----------   -----------     -----------
Gross margin.......................    1,232,677     1,253,508    1,338,011       860,673       1,004,959
Selling, general and administrative
  expenses.........................    1,088,166     1,143,448    1,201,850       577,435         584,038
Bad debt expense...................        9,421        12,624       10,229         6,152            (621)
                                      ----------    ----------   ----------   -----------     -----------
Income from operations.............      135,090        97,436      125,932       277,086         421,542
Other income (expense):
  Interest expense.................      (33,676)      (32,285)     (27,097)      (15,886)        (12,221)
  Interest income..................           --            --           --            --             122
  Other income.....................       12,362        10,965        2,372            --           6,741
                                      ----------    ----------   ----------   -----------     -----------
                                         (21,314)      (21,320)     (24,725)      (15,886)         (5,358)
                                      ----------    ----------   ----------   -----------     -----------
Income before taxes................      113,776        76,116      101,207       261,200         416,184
Provision (benefit) for income
  taxes:
  Current..........................       15,419        12,691       26,910        92,411         159,218
  Deferred.........................        6,252         3,614        4,505         2,405          (1,737)
                                      ----------    ----------   ----------   -----------     -----------
                                          21,671        16,305       31,415        94,816         157,481
                                      ----------    ----------   ----------   -----------     -----------
Net income.........................  $    92,105   $    59,811   $   69,792   $   166,384     $   258,703
                                      ==========    ==========   ==========   ===========     ===========

                            See accompanying notes.

                                COMFORTECH, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       COMMON STOCK
                                                       $1 PAR VALUE            RETAINED
                                                          SHARES      AMOUNT   EARNINGS    TOTAL
                                                       ------------   ------   --------   --------
Balance at March 31, 1993 (unaudited)................      7,000      $7,000   $161,125   $168,125
  Net income (unaudited).............................         --          --     92,105     92,105
                                                           -----      ------   --------   --------
Balance at March 31, 1994 (unaudited)................      7,000       7,000    253,230    260,230
  Net income (unaudited).............................         --          --     59,811     59,811
                                                           -----      ------   --------   --------
Balance at March 31, 1995 (unaudited)................      7,000       7,000    313,041    320,041
  Net income.........................................         --          --     69,792     69,792
                                                           -----      ------   --------   --------
Balance at March 31, 1996............................      7,000       7,000    382,833    389,833
  Net income (unaudited).............................         --          --    258,703    258,703
                                                           -----      ------   --------   --------
Balance at September 30, 1996 (unaudited)............      7,000      $7,000   $641,536   $648,536
                                                           =====      ======   ========   ========

                            See accompanying notes.

                                COMFORTECH, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                           SIX MONTHS ENDED
                                                        YEAR ENDED MARCH 31,                 SEPTEMBER 30,
                                                ------------------------------------   -------------------------
                                                   1994          1995         1996        1995          1996
                                                -----------   -----------   --------   -----------   -----------
                                                (UNAUDITED)   (UNAUDITED)              (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income....................................   $  92,105     $  59,811    $ 69,792    $ 166,384     $ 258,703
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization...............      84,995       100,163     106,662       51,681        61,151
  Provision for deferred income taxes
    (benefit).................................       6,252         3,614       4,505        2,405        (1,737)
  Gain on asset disposals.....................      (1,500)      (10,624)       (900)          --        (6,741)
  Changes in assets and liabilities:
    Receivables...............................    (109,207)      (41,990)     59,825       66,781      (338,148)
    Inventories...............................      (6,096)       68,455      12,259       13,190        19,995
    Prepaid expenses and other current
      assets..................................      (5,208)       (4,270)      2,457       13,042         4,070
    Trade accounts payable and accrued
      liabilities.............................      22,950      (110,961)    (69,333)     (49,466)       88,782
    Accrued compensation......................          --            --          --       26,106            --
    Accrued taxes, other than income..........      61,821       (51,516)      9,933      (28,843)      (24,864)
    Accrued warranties........................     (22,583)         (667)      1,315       (3,839)        6,152
    Deferred revenue..........................       2,627        10,017     (18,778)      (7,507)       (7,956)
    Income taxes payable......................     (21,875)        3,212      15,517       85,080       133,166
    Costs and estimated earnings in excess of
      billings and billings in excess of costs
      and estimated earnings..................          --            --          --           --         4,600
                                                 ---------     ---------    --------     --------     ---------
Net cash flow provided by operating
  activities..................................     104,281        25,244     193,254      335,014       197,173
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment...................................     (76,317)     (141,536)   (121,245)     (85,373)     (156,400)
Proceeds from sale of property, buildings, and
  equipment...................................       1,500        17,738         900           --        12,375
Purchase of investments.......................      (2,000)           --      (4,000)      (4,000)       (1,300)
                                                 ---------     ---------    --------     --------     ---------
Net cash used in investing activities.........     (76,817)     (123,798)   (124,345)     (89,373)     (145,325)
FINANCING ACTIVITIES
Payments on short-term debt...................          --            --     (50,000)     (50,000)           --
Proceeds of long-term debt and capital
  leases......................................      63,209       206,429     103,449       69,372       150,721
Payments of long-term debt and capital
  leases......................................    (154,317)     (209,038)   (157,943)     (79,434)      (80,388)
                                                 ---------     ---------    --------     --------     ---------
Net cash provided by (used in) financing
  activities..................................     (91,108)       (2,609)   (104,494)     (60,062)       70,333
                                                 ---------     ---------    --------     --------     ---------
Increase (decrease) in cash and cash
  equivalents.................................     (63,644)     (101,163)    (35,585)     185,579       122,181
Cash and cash equivalents at beginning of
  period......................................     225,659       162,015      60,852       60,852        25,267
                                                 ---------     ---------    --------     --------     ---------
Cash and cash equivalents at end of period....   $ 162,015     $  60,852    $ 25,267    $ 246,431     $ 147,448
                                                 =========     =========    ========     ========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.................................   $  33,676     $  32,285    $ 27,097    $  15,886     $  12,221
                                                 =========     =========    ========     ========     =========
Income taxes paid.............................   $  37,294     $  10,132    $ 11,765    $   5,045     $  26,948
                                                 =========     =========    ========     ========     =========

                            See accompanying notes.

                                COMFORTECH, INC.

                         NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1994 (UNAUDITED), 1995 (UNAUDITED), AND 1996 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Comfortech, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of March 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the six months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statement should be read in conjunction with the March 31, 1996 audited financial statements appearing herein. The results of the six months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 1 to 4 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                                COMFORTECH, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the average cost method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  5-7
    Machinery and equipment.......................................................   5
    Vehicles......................................................................   5
    Leasehold improvements........................................................   10

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and labor for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                                COMFORTECH, INC.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended March 31, 1994 (unaudited), 1995 (unaudited) and 1996 amounts charged to bad debt expense totaled $9,421, $12,624 and $10,229, respectively, and accounts written off, net of recoveries, were $9,421, $12,624 and $10,229, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited) and 1996, the Company expensed $47,475, $67,277 and $56,763, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     There were no contracts in progress at March 31, 1995 (unaudited) and 1996.

3. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Company's investment in securities are classified as available-for-sale under SFAS No. 115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 did not have a significant impact on the Company's financial statements. The securities available-for-sale were as follows:


                                                             1995                      1996
                                                   -------------------------   --------------------
                                                                  ESTIMATED              ESTIMATED
                                                       COST       FAIR VALUE     COST    FAIR VALUE
                                                    -----------   -----------   ------   -----------
                                                    (UNAUDITED)   (UNAUDITED)
    Equity securities............................    $ 2,000       $ 2,000     $6,000     $ 6,000
                                                      ======        ======     ======      ======

     There were no gross realized gains or losses from the sale of available-for-sale securities.

4. DEBT

     Debt consists of:

                                                                              MARCH 31,
                                                                      -------------------------
                                                                         1995           1996
                                                                      -----------    ---------
                                                                      (UNAUDITED)
Lines of credit.....................................................   $  50,000      $      --
Installment and equipment notes.....................................     308,698        254,204
                                                                       ---------      ---------
                                                                         358,698        254,204
Less current portion................................................    (196,246)      (139,231)
                                                                       ---------      ---------
                                                                       $ 162,452      $ 114,973
                                                                       =========      =========

     The Company has a line of credit with a bank with a total borrowing limit of $100,000. This line of credit bears interest at the prime rate plus 1% (9.25% at March 31, 1996). The line is secured by the accounts

                                COMFORTECH, INC.

receivable, inventory, furniture and fixtures, certain term life insurance policies, and deeds of trust on the stockholders' residences.

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 4.8% to 9.75% per annum at March 31, 1996. These loans require monthly payments ranging from $232 to $616 and are due through March 5, 2000.

     As of March 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1997..............................................................   $139,231
        1998..............................................................     62,564
        1999..............................................................     38,260
        2000..............................................................     14,149
                                                                             --------
                                                                             $254,204
                                                                             ========

5. LEASES

     Total rental expense for all operating leases was $22,840, $50,865 and $58,000 for 1994 (unaudited), 1995 (unaudited) and 1996, respectively. The Company leases the office and warehouse facilities on a month to month lease arrangement with a partnership formed by the two stockholders. There are no capital leases at March 31, 1995 (unaudited) and 1996.

6. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company contributes an amount equal to 1% of compensation for all eligible employees contributing at least 2% on a tax deferred basis. In addition, the Company can make discretionary profit sharing contributions based on profits. The Company's contributions totaled $32,168, $7,381 and $7,448 for the years ended March 31, 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

7. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate

8. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $325,330, $236,666 and $293,896 in 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

                                COMFORTECH, INC.

9. INCOME TAXES

     Income tax expense consists of the following:

                                                                   YEAR ENDED MARCH 31,
                                                            -----------------------------------
                                                               1994         1995        1996
                                                            -----------  -----------   -------
                                                            (UNAUDITED)  (UNAUDITED)
    Current:
      Federal.............................................    $11,998       $ 9,745     $22,479
      State...............................................      3,421         2,946       4,431
    Deferred..............................................      6,252         3,614       4,505
                                                            -----------   -------- ---  -------
                                                              $21,671       $16,305     $31,415
                                                            ===========   ===========   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                                MARCH 31,
                                                                          ---------------------
                                                                             1995        1996
                                                                          -----------   -------
                                                                          (UNAUDITED)
Deferred tax liabilities:
  Depreciation and amortization.........................................    $14,837     $21,240
                                                                            -------     -------
Deferred tax liabilities................................................     14,837      21,240
Deferred tax assets:
  Compensation and warranty reserves....................................      3,451       4,869
  Bad debt reserve......................................................      1,520       2,000
                                                                            -------     -------
Total gross deferred tax assets.........................................      4,971       6,869
Valuation allowance.....................................................         --          --
                                                                            -------     -------
Net deferred tax liabilities............................................    $ 9,866     $14,371
                                                                            =======     =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely that not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                   YEAR ENDED MARCH 31,
                                                           ------------------------------------
                                                              1994          1995         1996
                                                           -----------   -----------   --------
                                                           (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate......................   $  38,684     $  25,879    $ 34,410
    State income tax less applicable federal tax
      benefit............................................       2,258         1,944       2,924
    Effects of graduated tax rates.......................     (19,271)      (11,518)     (5,919)
                                                              -------       -------     -------
                                                            $  21,671     $  16,305    $ 31,415
                                                              =======       =======     =======

10. RELATED PARTY TRANSACTIONS

OTHER RELATED PARTY TRANSACTION

     The Company leases facility space from a partnership formed by the stockholders of the Company. Rental expense on these related party operating leases amount to $22,840, $50,865 and $58,000 for the years 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

11. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Air-Conditioning and Heating Unlimited, Inc.

     We have audited the accompanying balance sheet of Air-Conditioning and Heating Unlimited, Inc. as of September 30, 1996, and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air-Conditioning and Heating Unlimited, Inc. at September 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 6, 1996

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                                 BALANCE SHEETS

                                                                                                  SEPTEMBER 30,
                                                                                             ------------------------
                                                                                                1995          1996
                                                                                             -----------   ----------
                                                                                             (UNAUDITED)
                                                       ASSETS
Current assets:
  Cash and cash equivalents................................................................  $  390,812    $  193,562
  Receivables:
    Trade..................................................................................     275,099       359,819
    Related party..........................................................................      24,089        27,055
    Employee...............................................................................       1,278           535
                                                                                              ---------     ---------
                                                                                                300,466       387,409
  Inventories..............................................................................      75,548        94,548
  Prepaid federal income taxes.............................................................      35,632        11,132
  Prepaid state income taxes...............................................................         979         1,296
  Investments..............................................................................     107,670       218,684
  Prepaid expenses and other current assets................................................       4,311         4,969
  Deferred income taxes....................................................................      14,892        12,789
                                                                                              ---------     ---------
        Total current assets...............................................................     930,310       924,389
Property, buildings and equipment:
  Furniture and fixtures...................................................................     187,071       190,391
  Machinery and equipment..................................................................      54,354        54,354
  Vehicles.................................................................................     372,899       374,952
  Leasehold improvements...................................................................     112,888       115,582
                                                                                              ---------     ---------
                                                                                                727,212       735,279
  Less accumulated depreciation and amortization...........................................    (539,904 )    (584,303)
                                                                                              ---------     ---------
                                                                                                187,308       150,976
Other assets...............................................................................      56,356        62,192
                                                                                              ---------     ---------
        Total assets.......................................................................  $1,173,974    $1,137,557
                                                                                              =========     =========
                                        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........................................  $  276,137    $  191,443
  Accrued compensation.....................................................................      79,582        35,127
  Accrued taxes, other than income.........................................................       7,402        17,003
  Accrued warranties.......................................................................      28,347        32,495
  Deferred revenue.........................................................................     190,257       237,811
  Liability to Companies' benefit plans....................................................       4,212        11,760
  Current portion of long-term debt........................................................      35,890        27,626
                                                                                              ---------     ---------
        Total current liabilities..........................................................     621,827       553,265
Long-term debt, net of current portion.....................................................      36,748        21,759
Deferred income taxes......................................................................       7,114         4,983
                                                                                              ---------     ---------
Stockholder's equity:
  Common stock -- Authorized 2,000 Shares
    $1 Par Value, Issued 500 Shares........................................................         500           500
  Retained earnings........................................................................     507,785       557,050
                                                                                              ---------     ---------
        Total stockholder's equity.........................................................     508,285       557,550
                                                                                              ---------     ---------
        Total liabilities and stockholder's equity.........................................  $1,173,974    $1,137,557
                                                                                              =========     =========

                            See accompanying notes.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                              STATEMENTS OF INCOME

                                                                   YEAR ENDED SEPTEMBER 30,
                                                             ------------------------------------
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                             (UNAUDITED)  (UNAUDITED)
Net revenues...............................................  $3,500,213   $3,780,200   $4,333,010
Cost of goods sold.........................................   2,681,908    2,759,778    3,056,918
                                                             ----------   ----------   ----------
Gross margin...............................................     818,305    1,020,422    1,276,092
Selling, general and administrative expenses...............     655,187      979,119    1,223,132
                                                             ----------   ----------   ----------
Income from operations.....................................     163,118       41,303       52,960
Other income (expense):
  Interest expense.........................................      (7,550)      (6,895)      (5,049)
  Interest income..........................................       8,932       12,782        8,489
  Other income.............................................          18       12,184        6,109
                                                             ----------   ----------   ----------
                                                                  1,400       18,071        9,549
                                                             ----------   ----------   ----------
Income before taxes........................................     164,518       59,374       62,509
Provision (benefit) for income taxes
  Current..................................................      69,005       15,128       13,271
  Deferred.................................................      (5,839)       6,508          (27)
                                                             ----------   ----------   ----------
                                                                 63,166       21,636       13,244
                                                             ----------   ----------   ----------
Net income.................................................  $  101,352   $   37,738   $   49,265
                                                             ==========   ==========   ==========

                            See accompanying notes.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                            COMMON STOCK
                                                            $1 PAR VALUE
                                                           ---------------   RETAINED
                                                           SHARES   AMOUNT   EARNINGS      TOTAL
                                                           ------   ------   ---------   ---------
Balance at December 31, 1993 (unaudited).................    500    $  500   $ 368,695   $ 369,195
  Net income.............................................     --        --     101,352     101,352
                                                           -----    ------   ---------   ---------
Balance at September 30, 1994 (unaudited)................    500       500     470,047     470,547
  Net income.............................................     --        --      37,738      37,738
                                                           -----    ------   ---------   ---------
Balance at September 30, 1995............................    500       500     507,785     508,285
  Net income.............................................     --        --      49,265      49,265
                                                           -----    ------   ---------   ---------
Balance at September 30, 1996............................    500    $  500   $ 557,050   $ 557,550
                                                           =====    ======   =========   =========

                            See accompanying notes.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED SEPTEMBER 30
                                                           ----------------------------------------
                                                              1994            1995           1996
                                                           -----------     -----------     --------
                                                           (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................   $ 101,352       $  37,738      $ 49,265
Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
  Depreciation and amortization..........................     101,868          77,473        55,683
  Provision (benefit) for deferred income taxes..........      (5,839)          6,508           (27)
  (Gain) loss on marketable securities...................       7,775          (5,818)       (3,215)
  Gain on asset disposals................................          --              --         8,115
  Changes in assets and liabilities:
     Receivables.........................................     (87,485)        (65,831)      (86,943)
     Inventories.........................................       7,457           2,433       (19,000)
     Prepaid expenses and other current assets...........     (12,285)         14,914          (658)
     Trade accounts payable and accrued liabilities......       9,658         106,669       (77,146)
     Accrued compensation................................      24,713           8,866       (44,455)
     Accrued taxes, other than income....................                                     9,601
     Accrued warranties..................................       3,997           2,097         4,148
     Deferred revenue....................................      17,727          18,175        47,554
     Income taxes payable................................      19,792         (98,150)       24,182
                                                             --------        --------      --------
Net cash flow provided by (used in) operating
  activities.............................................     188,730         105,074       (32,896)
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment...........     (51,074)        (20,581)      (27,466)
Purchase of investments..................................      (4,487)         (8,743)     (325,803)
Proceeds from sale of investments........................          --              --       218,004
Decrease in other assets.................................      (5,836)         (6,836)       (5,836)
                                                           -----------     -----------     --------
Net cash used in investing activities....................     (61,397)        (36,160)     (141,101)
FINANCING ACTIVITIES
Proceeds of long-term debt and capital leases............      18,777              --        16,671
Payments of long-term debt and capital leases............     (36,850)        (38,791)      (39,924)
                                                           -----------     -----------     --------
Net used in financing activities.........................     (18,073)        (38,791)      (23,253)
                                                           -----------     -----------     --------
Increase (decrease) in cash and cash equivalents.........     109,260          30,123      (197,250)
Cash and cash equivalents at beginning of period.........     251,429         360,689       390,812
                                                           -----------     -----------     --------
Cash and cash equivalents at end of period...............   $ 360,689       $ 390,812      $193,562
                                                            =========       =========      ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................................   $   7,550       $   6,895      $  5,049
                                                            =========       =========      ========
Income taxes paid........................................   $  50,915       $  58,720      $ 16,410
                                                            =========       =========      ========

                            See accompanying notes.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

                         NOTES TO FINANCIAL STATEMENTS
     YEARS ENDED SEPTEMBER 30, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Air-Conditioning and Heating Unlimited, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED YEAR ENDED FINANCIAL STATEMENTS

     The balance sheet as of September 30, 1995 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. There are no unbilled retainage amounts included in trade accounts receivable at September 30, 1995 (unaudited) and 1996, respectively. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight line and declining balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................     7
    Machinery and equipment.......................................................   5-7
    Vehicles......................................................................     5
    Leasehold improvements........................................................  31.5

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited) and 1996, the Company expensed $69,971, $88,239 and $70,928, respectively.

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investments in securities are classified as available-for-sale under SFAS No.
115. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 did not have a significant impact on the Company's financial statements. The securities available-for-sale were all equity securities in which the cost approximated estimated fair value at September 30, 1995 (unaudited) and 1996. There were no gross realized gains or losses from the sale of available-for-sale securities.

3. DEBT

     Debt consists of:

                                                                          SEPTEMBER 30,
                                                                      ---------------------
                                                                         1995        1996
                                                                      -----------   -------
                                                                      (UNAUDITED)
    Lines of credit.................................................    $    --     $    --
    Installment and equipment notes.................................     72,638      49,385
                                                                        -------     -------
                                                                         72,638      49,385
    Less current portion............................................     35,890      27,626
                                                                        -------     -------
    Long-term debt, net of current portion..........................    $36,748     $21,759
                                                                        =======     =======

     The Company has two lines of credit with a bank totaling $300,000. Both lines of credit bear interest at the current available prime rate plus 1%. The $250,000 line of credit is secured by accounts receivable and the personal guaranty of the shareholder. The $50,000 line of credit is unsecured. Both lines of credit expire February 24, 1997. There were no amounts outstanding as of September 30, 1995 (unaudited), and 1996.

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 6.40% to 13.16% per annum. These loans require monthly payments ranging from $358 to $518 and are due through February, 1999.

     As of September 30, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

    1997.......................................................................  $27,626
    1998.......................................................................   17,581
    1999.......................................................................    4,178
    2000.......................................................................       --
    2001.......................................................................       --
                                                                                 -------
                                                                                 $49,385
                                                                                 =======

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

4. EMPLOYEE BENEFIT PLANS

     The Company has a non-contributory fully discretionary plan covering substantially all employees. The amounts contributed to the plan are set annually by management. The Company's contributions totaled $21,127, $22,334 and $ 26,865 for the years ended September 30, 1994 (unaudited), 1995 (unaudited), and 1996, respectively.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to insure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

6. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation, which consist of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $250,214 (unaudited), $316,094 (unaudited) and $728,067 in 1994, 1995 and 1996, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                            -----------------------------------
                                                               1994          1995        1996
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Current:
      Federal.............................................    $56,944       $11,034     $ 9,555
      State...............................................     12,061         4,094       3,716
    Deferred..............................................     (5,839)        6,508         (27)
                                                              -------       -------     -------
                                                              $63,166       $21,636     $13,244
                                                              =======       =======     =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                            SEPTEMBER 30,
                                                                    -----------------------------
                                                                       1995              1996
                                                                    -----------       -----------
                                                                    (UNAUDITED)
Deferred tax liabilities:
  Depreciation and amortization...................................    $ 7,114           $ 4,983
                                                                      -------           -------
  Deferred tax liabilities........................................      7,114             4,983
Deferred tax assets:
  Compensation and warranty reserves..............................    $14,892           $12,789
                                                                      -------           -------
Total deferred tax assets.........................................     14,892            12,789
Valuation allowance...............................................         --                --
                                                                      -------           -------
Net deferred tax assets...........................................    $ 7,778           $ 7,806
                                                                      =======           =======

                  AIR-CONDITIONING AND HEATING UNLIMITED, INC.

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                           ------------------------------------
                                                              1994          1995         1996
                                                           -----------   -----------   --------
                                                           (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate......................    $55,936       $20,187     $ 21,253
    State income tax less applicable federal tax
      benefit............................................      7,222         3,525        2,449
    Effects of graduated tax rates.......................     (1,257)       (3,419)     (12,147)
    Other -- net.........................................      1,265         1,343        1,689
                                                            --------      --------     --------
                                                             $63,166       $21,636     $ 13,244
                                                            ========      ========     ========

8. RELATED PARTY TRANSACTIONS

ACCOUNTS RECEIVABLE FROM RELATED PARTIES

     The Company has accounts receivable from related parties, including current shareholders. The balances of related party accounts receivable were $24,089, and $27,055 at September 30, 1995 (unaudited), and 1996 respectively.

OTHER RELATED PARTY TRANSACTION

     The Company leases facility space from the stockholder of the Company. Rental expense on this related party operating lease amounts to $51,300, $52,800 and $52,800 for the years ended September 30, 1994 (unaudited), 1995 (unaudited) and 1996, respectively. The future obligation of the Company under this lease is $52,800 for each of the years ended September 30, 1997 and 1998.

     The Company also had dealings with entities that are related to Service Experts, Inc. (see Note 9). The Company paid Future Now University $4,463, $562, and $6,048 during the year ended September 30, 1994 (unaudited), 1995 (unaudited) and 1996, respectively for tuition for some Company employees.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
The 1589 Niagara Street Corporation

     We have audited the accompanying balance sheet of The 1589 Niagara Street Corporation as of August 31, 1996, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The 1589 Niagara Street Corporation at August 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
October 25, 1996

                      THE 1589 NIAGARA STREET CORPORATION

                                 BALANCE SHEETS

                                                                               AUGUST 31,
                                                                         ----------------------
                                                                            1995         1996
                                                                         -----------   --------
                                                                         (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents............................................   $  57,445    $120,664
  Receivables:
     Trade, net of allowance for doubtful accounts of $4,600 in 1995
      and $4,600 in 1996...............................................      71,284     124,683
     Due from Shareholder..............................................     152,324     128,645
     Employee..........................................................         847          --
                                                                           --------    --------
                                                                            224,455     253,328
  Inventories..........................................................      78,960     107,706
  Investments..........................................................          --      26,618
  Deferred income taxes................................................      21,973      21,807
  Prepaid expenses and other current assets............................       1,953       6,547
                                                                           --------    --------
          Total current assets.........................................     384,786     536,670
Property, buildings and equipment:
  Furniture, fixtures, machinery and equipment.........................     157,390     213,398
  Vehicles.............................................................     237,002     315,996
  Leasehold improvements...............................................      63,000     106,288
                                                                           --------    --------
                                                                            457,392     635,682
  Less accumulated depreciation and amortization.......................    (318,353)   (364,550)
                                                                           --------    --------
                                                                            139,039     271,132
  Deferred income taxes................................................      10,046       2,917
                                                                           --------    --------
          Total assets.................................................   $ 533,871    $810,719
                                                                           ========    ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.......................   $ 181,610    $211,614
  Accrued compensation.................................................      50,897     119,658
  Accrued taxes, other than income.....................................      26,937      22,601
  Income taxes payable.................................................      23,761      61,777
  Deferred revenue.....................................................      50,000      50,000
  Current portion of long-term debt....................................      24,653      28,965
                                                                           --------    --------
          Total current liabilities....................................     357,858     494,615
Long-term debt, net of current portion.................................      70,558      75,926
Stockholders' equity...................................................     105,455     240,178
                                                                           --------    --------
          Total liabilities and stockholders' equity...................   $ 533,871    $810,719
                                                                           ========    ========

                            See accompanying notes.

                      THE 1589 NIAGARA STREET CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED AUGUST 31,
                                                             --------------------------------------
                                                                1994          1995          1996
                                                             -----------   -----------   ----------
                                                             (UNAUDITED)   (UNAUDITED)
Net revenues...............................................  $ 2,462,955   $ 2,913,881   $3,785,399
Cost of goods sold.........................................    1,758,003     2,058,467    2,301,244
                                                              ----------    ----------   ----------
Gross margin...............................................      704,952       855,414    1,484,155
Selling, general and administrative expenses...............      703,017       773,653    1,272,756
                                                              ----------    ----------   ----------
Income from operations.....................................        1,935        81,761      211,399
Other income (expense):
  Interest expense.........................................       (3,351)       (6,418)      (4,314)
  Interest income..........................................           60         5,381       10,353
  Other income (expense)...................................        6,952       (12,868)      19,795
                                                              ----------    ----------   ----------
                                                                   3,661       (13,905)      25,834
                                                              ----------    ----------   ----------
Income before taxes........................................        5,596        67,856      237,233
Provision (benefit) for income taxes:
  Current..................................................        4,385        21,480       90,415
  Deferred.................................................        1,262        (1,860)       7,295
                                                              ----------    ----------   ----------
                                                                   5,647        19,620       97,710
                                                              ----------    ----------   ----------
Net (loss) income..........................................  $       (51)  $    48,236   $  139,523
                                                              ==========    ==========   ==========

                            See accompanying notes.

                      THE 1589 NIAGARA STREET CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at September 1, 1993 (unaudited).........................................  $  60,470
  Net loss for the year ended August 31, 1994 (unaudited)........................        (51)
                                                                                    --------
Balance at August 31, 1994 (unaudited)...........................................     60,419
  Net income for the year ended August 31, 1995 (unaudited)......................     48,236
  Purchase of treasury stock (unaudited).........................................     (3,200)
                                                                                    --------
Balance at August 31, 1995 (unaudited)...........................................    105,455
  Purchase of treasury stock.....................................................     (4,800)
  Net income for the year ended August 31, 1996..................................    139,523
                                                                                    --------
Balance at August 31, 1996.......................................................  $ 240,178
                                                                                    ========

                            See accompanying notes.

                      THE 1589 NIAGARA STREET CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED AUGUST 31,
                                                                      -------------------------------------
                                                                         1994          1995         1996
                                                                      -----------   -----------   ---------
                                                                      (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income...................................................   $     (51)    $  47,100    $ 139,523
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization.....................................      30,544        63,837       46,177
  Provision (benefit) for deferred income taxes.....................       1,262        (1,860)       7,295
  Provisions for loss on prior period adjustment....................     (12,035)           --           --
  (Gain) loss on asset disposals....................................      (6,338)       15,047           --
  Changes in assets and liabilities:
    Employee receivable.............................................          --            --          847
    Receivables.....................................................         392        15,761      (53,399)
    Inventories.....................................................       2,000       (34,460)     (28,746)
    Prepaid expenses and other current assets.......................      (3,956)        6,625       (4,594)
    Trade accounts payable and accrued
      liabilities...................................................      53,970        51,937       30,004
    Accrued compensation............................................      48,864        (9,103)      68,761
    Accrued taxes, other than income................................      43,625       (44,787)      (4,316)
    Deferred revenue................................................      50,000            --           --
    Income taxes payable............................................       3,684         1,432       38,016
                                                                        --------      --------     --------
Net cash flow provided by operating activities......................     211,961       111,529      239,568
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment......................     (56,597)     (160,190)    (178,290)
Proceeds from sale of property, buildings, and equipment............      19,871        28,030           --
Purchase of investments.............................................          --            --      (26,618)
Increase in other assets............................................     (35,210)      (64,279)          --
                                                                        --------      --------     --------
Net cash used in investing activities...............................     (71,936)     (196,439)    (204,908)
FINANCING ACTIVITIES
Retirement of stock.................................................          --            --       (4,800)
Proceeds of long-term debt..........................................          --       109,924      104,167
Payments of long-term debt..........................................     (55,676)      (14,713)     (94,487)
Due from Stockholder................................................     (35,546)      (24,473)      23,679
                                                                        --------      --------     --------
Net cash provided by (used in) financing
  activities........................................................     (91,222)       70,738       28,559
                                                                        --------      --------     --------
Increase (decrease) in cash and cash equivalents....................      48,803       (14,172)      63,219
Cash and cash equivalents at beginning of period....................      22,814        71,617       57,445
                                                                        --------      --------     --------
Cash and cash equivalents at end of period..........................   $  71,617     $  57,445    $ 120,664
                                                                        ========      ========     ========
SUPPLEMENTAL CASH FLOW
  INFORMATION
Interest paid.......................................................   $   3,351     $   6,418    $   4,314
                                                                        ========      ========     ========
Income taxes paid...................................................   $  15,835     $  28,479    $ 104,410
                                                                        ========      ========     ========

                            See accompanying notes.

                      THE 1589 NIAGARA STREET CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
       YEARS ENDED AUGUST 31, 1994 (UNAUDITED), 1995 (UNAUDITED) AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     The 1589 Niagara Street Corporation ("the Company") operate in one industry segment and are primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in the Buffalo, New York area.

UNAUDITED YEAR END FINANCIAL STATEMENTS

     The balance sheet as of August 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one day.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                      THE 1589 NIAGARA STREET CORPORATION

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................   5-7
    Machinery and equipment.......................................................     7
    Vehicles......................................................................     5
    Leasehold improvements........................................................    39

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended August 31, 1994 (unaudited), 1995 (unaudited), and 1996 amounts charged to bad debt expense totaled $4,743, $4,963 and $2,902, respectively, and accounts written off, net of recoveries, were $143, $4,963 and $2,902, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited), and 1996, the Company expensed $78,427, $55,709 and $132,858, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. INVESTMENTS

     Investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

                      THE 1589 NIAGARA STREET CORPORATION

     The Company's investment in securities are classified as available-for-sale. On securities classified as available-for-sale, the carrying amount is a reasonable estimate of fair value. The securities available-for-sale as of August 31, 1996 were as follows:

                                                                                  ESTIMATED
                                                                         COST     FAIR VALUE
                                                                        -------   ----------
    Equity securities.................................................  $24,894    $ 26,618
                                                                        =======     =======

     There were no gross realized gains or losses from the sale of available-for-sale securities.

3. DEBT

     Debt at August 31, 1995 and 1996 consists of:

                                                                           AUGUST 31,
                                                                     ----------------------
                                                                        1995         1996
                                                                     -----------   --------
                                                                     (UNAUDITED)
    Vehicle notes..................................................    $39,938     $104,891
    Other debt.....................................................     55,273           --
                                                                       -------      -------
                                                                        95,211      104,891
    Less current portion...........................................     24,653       28,965
                                                                       -------      -------
    Long-term debt.................................................    $70,558     $ 75,926
                                                                       =======      =======

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 8.59% to 9.75% per annum at December 31, 1995. These loans require monthly payments ranging from $240 to $1,500 and are due through August 2001.

     As of August 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1997...........................................................  $ 28,965
          1998...........................................................    24,273
          1999...........................................................    18,287
          2000...........................................................    16,269
          2001...........................................................    17,097
                                                                           --------
                                                                           $104,891
                                                                           ========

4. LEASES

     Total rental expense for all operating leases was $60,768, $58,012 and $73,844 for 1994 (unaudited), 1995 (unaudited) and 1996, respectively. The Companies lease certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating agreements which expire at various dates through

                      THE 1589 NIAGARA STREET CORPORATION

December, 2000. Minimum rental commitments at August 31, 1996 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                                                OPERATING
                                                                                 LEASES
                                                                                ---------
    1997......................................................................  $  55,747
    1998......................................................................     55,746
    1999......................................................................     46,930
    2000......................................................................     42,000
    2001......................................................................     14,000
                                                                                 --------
                                                                                $ 214,423
                                                                                 ========

5. EMPLOYEE BENEFIT PLANS

     As of September 1, 1995, the Company instituted a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions determined by the Company to a maximum ranging from 2% to 6% of the employee's total calendar year compensation. The Company's matching contribution totaled $6,507 for the year ended August 31, 1996.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $265,063, $271,942 and $621,659 in 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                   YEAR ENDED AUGUST 31,
                                                            -----------------------------------
                                                               1994          1995        1996
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Current:
      Federal.............................................    $ 2,642       $13,883     $68,548
      State...............................................      1,743         7,597      21,867
    Deferred..............................................      1,262        (1,860)      7,295
                                                            -----------   -------- ---  --------
                                                              $ 5,647       $19,620     $97,710
                                                            ===========   ===========   ========

                      THE 1589 NIAGARA STREET CORPORATION

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                     YEAR ENDED AUGUST 31,
                                                                     ---------------------
                                                                      1995          1996
                                                                     -------       -------
    Deferred tax liabilities:
      Depreciation and amortization................................  $ 6,922       $14,051
                                                                     -------       -------
    Deferred tax assets:
      Deferred revenue.............................................   19,970        19,970
      Intangible assets............................................   17,134        16,968
      Bad debt reserve.............................................    1,837         1,837
                                                                     -------       -------
    Total deferred tax assets......................................   38,941        38,775
    Valuation allowance............................................       --            --
                                                                     -------       -------
    Net deferred tax assets........................................  $32,019       $24,724
                                                                     =======       =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                YEAR ENDED AUGUST 31,
                                                           --------------------------------
                                                            1994         1995        1996
                                                           -------     --------     -------
    Tax provision at statutory rate......................  $ 1,903     $ 23,071     $80,659
    State income tax less applicable federal tax
      benefit............................................    1,337        4,737      15,517
    Other nondeductible expenses.........................    5,753        5,119       8,158
    Effects of graduated tax rates.......................   (3,346)     (13,307)     (6,624)
                                                           --------    ----------   --------
                                                           $ 5,647     $ 19,620     $97,710
                                                           =========== ===========  ========

9. RELATED PARTY TRANSACTIONS

  Due From Shareholders

     The Company has notes receivable from current shareholders. These notes have various payment terms and bear annual interest ranging at 11.75%.

  Other Related Party Transaction

     The Company leases facility space from stockholders of the Company and from various corporations and partnerships which are owned by stockholders of the Company. Rental expense on these related party operating leases amount to $25,500, $26,500 and $48,234 for the years 1994 (unaudited), 1995 (unaudited), and 1996, respectively.

10. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                                 BALANCE SHEETS
                                   UNAUDITED

                                                                   MARCH 31,
                                                             ---------------------   SEPTEMBER 30,
                                                               1995        1996          1996
                                                             ---------   ---------   -------------
                                      ASSETS
Inventories................................................  $ 161,529   $ 219,083     $ 151,057
Refundable income taxes....................................      7,638       7,589         9,329
Deferred tax asset.........................................      6,095      12,425        16,040
                                                             ---------   ---------     ---------
          Total Current Assets.............................    175,262     239,097       176,426
Property and equipment:
  Vehicles.................................................    325,623     402,122       402,122
  Furniture................................................     86,070      87,969        87,969
  Machinery and equipment..................................     53,299      67,608        67,608
                                                             ---------   ---------     ---------
                                                               464,992     557,699       557,699
  Less accumulated depreciation............................   (330,027)   (391,352)     (420,904)
                                                             ---------   ---------     ---------
          .................................................    134,965     166,347       136,795
                                                             ---------   ---------     ---------
          Total assets.....................................  $ 310,227   $ 405,444     $ 313,221
                                                             =========   =========     =========
                         LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accrued warranties.......................................  $  30,475   $  62,125     $  80,200
  Deferred revenue.........................................     97,400     117,640       127,640
                                                             ---------   ---------     ---------
          Total current liabilities........................    127,875     179,765       207,840
Division equity............................................    182,352     225,679       105,381
                                                             ---------   ---------     ---------
Total liabilities and division equity......................  $ 310,227   $ 405,444     $ 313,221
                                                             =========   =========     =========

                            See accompanying notes.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                            STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED MARCH 31,                SEPTEMBER 30,
                                       ------------------------------------   -----------------------
                                          1994         1995         1996         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
Net sales............................  $2,536,110   $2,604,559   $3,584,158   $1,919,861   $1,693,759
Cost of goods sold...................   2,237,426    2,186,744    3,088,877    1,619,046    1,444,374
                                           ------       ------       ------       ------       ------
Gross margin.........................     298,684      417,815      495,281      300,815      249,385
Selling, general and administrative
  expenses...........................     354,888      368,125      489,320      253,843      213,966
                                           ------       ------       ------       ------       ------
Income (loss) from operations........     (56,204)      49,690        5,961       46,972       35,419
Other income:
  Interest income....................         362          291          800          330        1,476
  Other income.......................       3,361        1,190        3,703        3,160          954
                                           ------       ------       ------       ------       ------
                                            3,723        1,481        4,503        3,490        2,430
                                           ------       ------       ------       ------       ------
Income (loss) before taxes...........     (52,481)      51,171       10,464       50,462       37,849
Provision (benefit) for income taxes:
  Current............................          --        2,363        9,138       15,876       12,286
  Deferred...........................     (10,496)       8,056       (6,330)      (3,415)      (3,615)
                                           ------       ------       ------       ------       ------
                                          (10,496)      10,419        2,808       12,461        8,671
                                           ------       ------       ------       ------       ------
Net income (loss)....................  $  (41,985)  $   40,752   $    7,656   $   38,001   $   29,178
                                           ======       ======       ======       ======       ======

                            See accompanying notes.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                         STATEMENTS OF DIVISION EQUITY
                                   UNAUDITED

                                                                                     TOTAL
                                                                                   ---------
Balance at April 1, 1993.........................................................  $ 306,816
  Net loss.......................................................................    (41,985)
                                                                                   ---------
Balance at March 31, 1994........................................................    264,831
  Transfer to Corporate..........................................................   (123,231)
  Net income.....................................................................     40,752
                                                                                   ---------
Balance at March 31, 1995........................................................    182,352
  Transfer from Corporate........................................................     35,671
  Net income.....................................................................      7,656
                                                                                   ---------
Balance at March 31, 1996........................................................    225,679
  Transfer to Corporate..........................................................   (149,476)
  Net income.....................................................................     29,178
                                                                                   ---------
Balance at September 30, 1996....................................................  $ 105,381
                                                                                   =========

                            See accompanying notes.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                            STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                                          SIX MONTHS ENDED
                                                           YEAR ENDED MARCH 31,            SEPTEMBER 30,
                                                     --------------------------------   --------------------
                                                       1994        1995        1996       1995       1996
                                                     ---------   ---------   --------   --------   ---------
OPERATING ACTIVITIES
Net income (loss)..................................  $ (41,985)  $  40,752   $  7,656   $ 38,001   $  29,178
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation.....................................     48,607      61,116     61,325     25,466      29,552
  Provision (benefit) for deferred income taxes....    (10,496)      8,056     (6,330)    (3,415)     (3,615)
  Changes in assets and liabilities:
    Inventories....................................    180,138      98,038    (57,554)    (5,862)     68,026
    Refundable income taxes........................     14,386     (15,289)        49     (2,677)     (1,740)
    Accrued warranties.............................      6,250       5,950     31,650     17,075      18,075
    Deferred revenue...............................     16,720      16,160     20,240     11,120      10,000
                                                     ----------  ----------  ---------  ---------  ----------
Net cash flow provided by operating activities.....    213,620     214,783     57,036     79,708     149,476
INVESTING ACTIVITIES
Purchase of property and equipment.................    (28,065)    (91,552)   (92,707)   (36,586)         --
                                                     ----------  ----------  ---------  ---------  ----------
Net cash used in investing activities..............    (28,065)    (91,552)   (92,707)   (36,586)         --
FINANCING ACTIVITIES
Transfer from (to) Corporate.......................   (185,555)   (123,231)    35,671    (43,122)   (149,476)
                                                     ----------  ----------  ---------  ---------  ----------
Net cash provided by (used in) financing
  activities.......................................   (185,555)   (123,231)    35,671    (43,122)   (149,476)
                                                     ----------  ----------  ---------  ---------  ----------
Increase (decrease) in cash and cash equivalents...         --          --         --         --          --
Cash and cash equivalents at beginning of year.....         --          --         --         --          --
                                                     ----------  ----------  ---------  ---------  ----------
Cash and cash equivalents at end of year...........  $      --   $      --   $     --         --   $      --
                                                     ==========  ==========  =========  =========  ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Income tax paid....................................  $      --   $   5,095   $ 27,822   $ 10,971   $   3,335
                                                     ==========  ==========  =========  =========  ==========

                            See accompanying notes.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

                  NOTES TO FINANCIAL STATEMENTS -- (UNAUDITED)
                         MARCH 31, 1994, 1995 AND 1996
                             AND SEPTEMBER 30, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     The HVAC Division of Paul E. Smith Co., Inc. ("Company") operates in central Indiana and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers. These financial statements reflect the operations of the HVAC Division of Paul
E. Smith Co., Inc. and the HVAC Division has no separate legal status or existence. Transfers to Corporate reflected in Division Equity represents the changes in cash receipts and disbursements, accounts receivable, prepaids, other current assets, accounts payable and accrued liabilities. These balances at the corporate level are not separated by the different divisions.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of March 31, 1996 and the related statements of income, division equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet at September 30, 1996 and the related statements of income and cash flows for the six months ended September 30, 1995 and 1995 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the March 31, 1996 audited financial statements appearing herein. The results of the six months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

REVENUE RECOGNITION

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited) and 1996 (unaudited), the Company expensed $35,300, $60,900, and $115,300, respectively.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line and declining balance methods over the following useful lives:

                                                                                  YEARS
                                                                                ----------
    Vehicles..................................................................   3-5 years
    Furniture and fixtures....................................................   5-7 years
    Machinery and equipment...................................................   3-7 years

WARRANTIES

     The Company provides the retail customer with a warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and labor for one year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Paul E. Smith Co., Inc. uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     Paul E. Smith Co., Inc. allocates taxes for financial statement purposes between divisions based on net income generated by the specific division.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

2. INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                                YEAR ENDED MARCH 31,
                                                     -------------------------------------------
                                                        1994          1995            1996
                                                     -----------   -----------     -----------
                                                     (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
    Current:
      Federal......................................   $      --        $ 1,505         $ 5,819
      State........................................          --            858           3,319
    Deferred.......................................     (10,496)         8,056          (6,330)
                                                       --------        -------         -------
                                                      $ (10,496)       $10,419         $ 2,808
                                                       ========        =======         =======

     Significant components of the deferred tax assets are as follows:

                                                                           MARCH 31,
                                                                  ---------------------------
                                                                     1995           1996
                                                                  -----------    -----------
                                                                  (UNAUDITED)    (UNAUDITED)
    Deferred tax assets:
         Warranty reserves......................................    $ 6,095         $12,425
                                                                   --------         -------
    Total deferred tax assets...................................      6,095          12,425
    Valuation allowance.........................................         --              --
                                                                   --------         -------
    Net deferred tax assets.....................................    $ 6,095         $12,425
                                                                   ========         =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized during the carryforward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                YEAR ENDED MARCH 31,
                                                     -------------------------------------------
                                                        1994            1995            1996
                                                     -----------     -----------     -----------
                                                     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
    Tax provision at statutory rate................   $ (17,844)       $17,398         $ 3,558
    State income tax less applicable federal tax
      benefit......................................      (1,012)         1,343           1,580
    Other, net and effect of graduated tax rates...       8,360         (8,322)         (2,330)
                                                       --------        -------         -------
                                                      $ (10,496)       $10,419         $ 2,808
                                                       ========        =======         =======

3. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation, which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $184,395, $161,260 and $180,898 in 1994 (unaudited), 1995 (unaudited) and 1996
(unaudited), respectively.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes its insurance coverage is adequate.

                    HVAC DIVISION OF PAUL E. SMITH CO., INC.

5. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Freschi Air Systems, Inc.

     We have audited the accompanying balance sheet of Freschi Air Systems, Inc. as of December 31, 1995 and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freschi Air Systems, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 7, 1996

                           FRESCHI AIR SYSTEMS, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                           ------------------------    SEPTEMBER 30,
                                                              1994          1995           1996
                                                           -----------    ---------    -------------
                                                           (UNAUDITED)                  (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents..............................   $  84,488     $  66,740     $   409,123
  Receivables:
     Trade...............................................     295,190       291,024         453,968
     Related party.......................................      90,930        90,930          90,930
     Employee............................................       4,221         2,190              --
                                                           -----------    ----------    -----------
                                                              390,341       384,144         544,898
  Inventories............................................     138,693       148,073         154,224
  Investments............................................          --            --          40,717
  Prepaid expenses and other current assets..............      28,553        34,999          26,752
                                                           -----------    ----------    -----------
          Total current assets...........................     642,075       633,956       1,175,714
Property and equipment:
  Furniture and fixtures.................................      15,563        15,563          15,563
  Machinery and equipment................................     111,694       126,147         155,395
  Vehicles...............................................     453,155       445,588         474,415
  Leasehold improvements.................................      13,117        13,117          13,117
                                                           -----------    ----------    -----------
                                                              593,529       600,415         658,490
  Less accumulated depreciation and amortization.........    (408,136)     (448,605)       (487,888)
                                                           -----------    ----------    -----------
                                                              185,393       151,810         170,602
Other assets.............................................       2,427         2,427           2,427
                                                           -----------    ----------    -----------
          Total assets...................................   $ 829,895     $ 788,193     $ 1,348,743
                                                           ===========    ==========    ===========

                                LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.........   $ 148,490     $ 224,416     $   163,486
  Accrued compensation...................................      55,889        56,559         110,794
  Accrued taxes, other than income.......................      19,227         5,778          20,650
  Accrued warranties.....................................      12,844        19,091         110,319
  Deferred revenue.......................................      12,971        34,253          64,239
  Accrued employer contribution to 401(k) plan...........      71,425        75,000          66,929
  Notes payable to related party, current portion........       6,511         6,789          25,658
  Current portion of long-term debt......................      28,695        26,903          28,514
                                                           -----------    ----------    -----------
          Total current liabilities......................     356,052       448,789         590,589
Long-term debt, net of current portion...................     107,250        80,347          58,756
Notes payable to related party, net of current portion...      13,489         6,701          29,445
Stockholder's equity:
  Common stock, no par value; 10,000 shares authorized;
     3,300 shares issued and outstanding.................      10,000        10,000          10,000
  Retained earnings......................................     343,104       242,356         659,953
                                                           -----------    ----------    -----------
          Total stockholder's equity.....................     353,104       252,356         669,953
                                                           -----------    ----------    -----------
          Total liabilities and stockholder's equity.....   $ 829,895     $ 788,193     $ 1,348,743
                                                           ===========    ==========    ===========

                            See accompanying notes.

                           FRESCHI AIR SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS



                                              YEAR ENDED DECEMBER 31,                  NINE MONTHS
                                       --------------------------------------             ENDED
                                          1993          1994          1995            SEPTEMBER 30,
                                       -----------   -----------   ----------   -------------------------
                                                                                   1995          1996
                                       (UNAUDITED)   (UNAUDITED)                -----------   -----------
                                                                                (UNAUDITED)   (UNAUDITED)
Net revenues.........................  $ 2,574,930   $ 3,256,328   $3,254,462   $ 2,431,991   $ 3,336,481
Cost of goods sold...................    1,949,658     2,444,587    2,222,997     1,687,967     2,024,587
                                        ----------    ----------   ----------    ----------    ----------
Gross margin.........................      625,272       811,741    1,031,465       744,024     1,311,894
Selling, general and administrative
  expenses...........................      707,314       866,644    1,142,142       810,520       912,523
                                        ----------    ----------   ----------    ----------    ----------
Income (loss) from operations........      (82,042)      (54,903)    (110,677)      (66,496)      399,371
Other income (expense):
  Interest expense...................       (2,524)       (6,661)     (11,119)       (8,542)      (10,071)
  Interest income....................        8,606        11,797       10,146         2,351         6,418
  Other income.......................       25,002         9,026       17,836        14,991        21,879
                                        ----------    ----------   ----------    ----------    ----------
                                            31,084        14,162       16,863         8,800        18,226
                                        ----------    ----------   ----------    ----------    ----------
Net income (loss)....................  $   (50,958)  $   (40,741)  $  (93,814)  $   (57,696)  $   417,597
                                        ==========    ==========   ==========    ==========    ==========

                            See accompanying notes.

                           FRESCHI AIR SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                            COMMON STOCK
                                                            NO PAR VALUE
                                                          ----------------   RETAINED
                                                          SHARES   AMOUNT    EARNINGS      TOTAL
                                                          ------   -------   ---------   ---------
Balance at January 1, 1993 (unaudited)..................  3,300    $10,000   $ 450,431   $ 460,431
Dividends paid..........................................                       (15,628)    (15,628)
Net loss (unaudited)....................................                       (50,958)    (50,958)
                                                          -----    -------   ---------   ---------
Balance at December 31, 1993 (unaudited)................  3,300     10,000     383,845     393,845
Net loss (unaudited)....................................                       (40,741)    (40,741)
                                                          -----    -------   ---------   ---------
Balance at December 31, 1994 (unaudited)................  3,300     10,000     343,104     353,104
Dividends paid..........................................                        (6,934)     (6,934)
Net income..............................................                       (93,814)    (93,814)
                                                          -----    -------   ---------   ---------
Balance at December 31, 1995............................  3,300     10,000     242,356     252,356
Net income (unaudited)..................................                       417,597     417,597
                                                          -----    -------   ---------   ---------
Balance at September 30, 1996 (unaudited)...............  3,300    $10,000   $ 659,953   $ 669,953
                                                          =====    =======   =========   =========

                            See accompanying notes.

                           FRESCHI AIR SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                    NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                         ------------------------------------   -------------------------
                                            1993          1994         1995        1995          1996
                                         -----------   -----------   --------   -----------   -----------
                                         (UNAUDITED)   (UNAUDITED)              (UNAUDITED)   (UNAUDITED)

OPERATING ACTIVITIES
Net income (loss)......................   $ (50,958)    $ (40,741)   $(93,814)   $ (57,696)    $ 417,597
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........      35,854        55,527      63,478       43,322        39,283
  Loss on asset disposals..............          --           654          85           --            --
  Changes in assets and liabilities:
     Trade receivables.................      63,535      (101,887)      4,166       21,851      (162,944)
     Inventories.......................      18,852        (6,533)     (9,380)      26,497        (6,151)
     Prepaid expenses and other current
       assets..........................     (15,887)        5,701      (4,415)      (9,692)       10,437
     Trade accounts payable and accrued
       liabilities.....................     (33,155)        4,023      75,926      (22,054)      (60,930)
     Accrued compensation..............      10,168        25,196         670       35,013        54,235
     Accrued taxes, other than
       income..........................         144        11,447     (13,449)       4,219        14,872
     Accrued warranties................      (5,403)      (15,891)      6,247          145        91,228
     Deferred revenue..................       6,860         6,111      21,282       19,444        29,986
     Accrued employer contribution to
       401(k) plan.....................      20,000        51,425       3,575      (18,924)       (8,071)
                                           --------     ---------    --------     --------     ---------
Net cash flow provided by (used in)
  operating activities.................      50,010        (4,968)     54,371       42,125       419,542
INVESTING ACTIVITIES
Purchase of property and equipment.....     (33,868)      (28,346)    (29,980)      (2,490)      (58,075)
Purchase of investments................          --            --          --           --       (40,717)
Collections on notes receivable from
  related party........................          --        23,458          --           --            --
                                           --------     ---------    --------     --------     ---------
Net cash used in investing
  activities...........................     (33,868)       (4,888)    (29,980)      (2,490)      (98,792)
FINANCING ACTIVITIES
Proceeds on long-term debt.............      33,100            --          --           --            --
Payments of long-term debt.............      (3,017)      (10,194)    (28,695)     (22,290)      (19,980)
Proceeds on notes payable to related
  party................................          --        20,000          --           --        58,800
Payments on notes payable to related
  party................................          --            --      (6,510)      (4,942)      (17,187)
Dividends paid.........................     (15,628)           --      (6,934)          --            --
                                           --------     ---------    --------     --------     ---------
Net cash provided by (used in)
  financing activities.................      14,455         9,806     (42,139)     (27,232)       21,633
                                           --------     ---------    --------     --------     ---------
Increase (decrease) in cash and cash
  equivalents..........................      30,597           (50)    (17,748)      12,403       342,383
Cash and cash equivalents at beginning
  of period............................      53,941        84,538      84,488       84,488        66,740
                                           --------     ---------    --------     --------     ---------
Cash and cash equivalents at end of
  period...............................   $  84,538     $  84,488    $ 66,740    $  96,891     $ 409,123
                                           ========     =========    ========     ========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................   $   3,075     $   6,661    $ 11,119    $   8,542     $  10,071
                                           ========     =========    ========     ========     =========

                            See accompanying notes.

                           FRESCHI AIR SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Freschi Air Systems, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on the Company's heating and air conditioning installation, service and maintenance are generally recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Receivables and Trade Accounts Payable

     The carrying amounts reported in the balance sheets for receivables and trade accounts payable approximate fair value.

  Long-Term Debt and Notes Payable to Related Party

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and notes payable to related party approximate fair value.

                           FRESCHI AIR SYSTEMS, INC.

TRADE RECEIVABLES

     The Company does not believe there were any material amounts considered to be uncollectible at December 31, 1994 and 1995. Accordingly, an allowance for doubtful accounts has not been made.

     During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995 amounts charged to bad debt expense totaled $37,638, $1,917 and $3,217, respectively, and accounts written off, net of recoveries, were $37,638, $1,917 and $3,217, respectively.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Furniture and fixtures.......................................................    7
    Machinery and equipment......................................................   5-7
    Vehicles.....................................................................    5
    Leasehold improvements.......................................................  31.5

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

WARRANTIES

     The Company provides a one-year warranty and offers extended warranties up to ten years on parts and labor from the date of installation of the heating and air conditioning unit. The one-year warranty runs concurrent with the manufacturer's warranty on parts for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The shareholder of the Company has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

                           FRESCHI AIR SYSTEMS, INC.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $77,943, $78,553 and $114,761, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. LONG-TERM DEBT

     Long-term debt at December 31, 1994 and 1995 consists of:

                                                                         DECEMBER 31,
                                                                   ------------------------
                                                                      1994           1995
                                                                   -----------     --------
                                                                   (UNAUDITED)
    Installment and equipment notes..............................   $ 135,945      $107,250
    Less current portion.........................................     (28,695)      (26,903)
                                                                     --------      --------
                                                                    $ 107,250      $ 80,347
                                                                     ========      ========

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 6.9% to 8.5% per annum at December 31, 1995. These loans require monthly payments ranging from $280 to $385 and are due through December 12, 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1996...........................................................  $ 26,903
          1997...........................................................    29,073
          1998...........................................................    27,951
          1999...........................................................    22,567
          2000...........................................................       756
                                                                           --------
                                                                           $107,250
                                                                           ========

3. LEASES

     Total rental expense for all operating leases was $84,500, $84,669 and $88,533 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases office and warehouse facilities under terms of a noncancelable operating lease agreement on a month to month basis

                           FRESCHI AIR SYSTEMS, INC.

from the Company's stockholder. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                                                 OPERATING
                                                                                  LEASES
                                                                                 ---------
    1996.......................................................................   $ 4,521
    1997.......................................................................     3,767
                                                                                   ------
                                                                                  $ 8,288
                                                                                   ======

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 1% of total contributions by a plan member, to a maximum of $400. The Company's matching contributions totaled $4,920, $7,151, and $7,461 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively. In addition, the Company made contributions to the plan from its operating funds in the amounts of $20,000, $62,378 and $67,539 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

6. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $118,972, $158,250 and $163,000 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

7. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated merger (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income (loss) for income tax purposes of $(7,572), $(7,634), $(40,930), and $411,461 for the
years ended December 31, 1993, 1994, 1995, and the nine months ended September 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995, and the nine months ended September 30, 1996, income tax expense (benefit) under the provisions of Statement of Financial Accounting Standards No. 109 would have been $(25,895), $(16,354), $(27,622), and $187,685, respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax liability would have been approximately $27,000.

                           FRESCHI AIR SYSTEMS, INC.

8. RELATED PARTY TRANSACTIONS

     The Company had a note receivable, including accrued interest, due from the stockholder of $90,930 at December 31, 1994 (unaudited) and 1995. Interest income recognized from this note was $5,628, $8,480 and $6,934 at December 31, 1993, 1994 and 1995, respectively.

     The Company had debt obligations to its stockholder of $20,000 and $13,490 at 10.5% interest at December 31, 1994 (unaudited) and 1995, respectively. Subsequent to December 31, 1995, the Company borrowed additional amounts from its stockholder under long-term debt agreements totaling $58,800 bearing interest at 10.5%.

     The Company paid rental fees for its office and warehouse facilities of $84,500, $84,000 and $84,013 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively, to the Company's stockholder.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Parker Heating & Air Conditioning, Incorporated

     We have audited the accompanying balance sheet of Parker Heating & Air Conditioning, Incorporated as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parker Heating & Air Conditioning, Incorporated at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 7, 1996

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------   SEPTEMBER 30,
                                                                1994         1995          1996
                                                             -----------   ---------   -------------
                                                             (UNAUDITED)                (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents................................   $   58,798   $   8,310     $  35,074
  Receivables:
     Trade.................................................      140,069      65,671       127,757
     Related party.........................................       14,858      15,385        16,095
     Employee..............................................        4,106      11,125         7,909
     Other.................................................           --       5,954        11,708
                                                               ---------   ---------     ---------
                                                                 159,033      98,135       163,469
  Inventories..............................................       30,971      47,029        51,050
  Deferred income taxes....................................        8,095       5,957         4,185
  Prepaid expenses and other current assets................           52      49,800        19,766
                                                               ---------   ---------     ---------
          Total current assets.............................      256,949     209,231       273,544
Property and equipment:
  Furniture and fixtures...................................        7,770      12,880        12,880
  Machinery and equipment..................................      104,459      86,610        86,610
  Vehicles.................................................      389,162     380,557       357,501
  Leasehold improvements...................................        6,162          --            --
                                                               ---------   ---------     ---------
                                                                 507,553     480,047       456,991
  Less accumulated depreciation and amortization...........     (207,550)   (214,056)     (209,715)
                                                               ---------   ---------     ---------
                                                                 300,003     265,991       247,276
Notes receivable -- related party..........................      282,309     286,613       306,925
Other assets...............................................           --       4,451         4,451
                                                               ---------   ---------     ---------
          Total assets.....................................   $  839,261   $ 766,286     $ 832,196
                                                               =========   =========     =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........   $  114,916   $ 147,067     $ 192,613
  Accrued compensation.....................................       49,922       9,634         8,001
  Accrued taxes, other than income.........................       12,148      18,003         2,343
  Accrued warranties.......................................       14,500      15,300        10,750
  Income taxes payable.....................................       24,135          --            --
  Current portion of notes payable and capital lease
     obligation............................................       87,788      88,248        75,060
                                                               ---------   ---------     ---------
          Total current liabilities........................      303,409     278,252       288,767
Notes payable and capital lease obligation, net of current
  portion..................................................      211,244     144,947       112,112
Deferred income taxes......................................       40,453      45,842        44,715
Stockholders' equity
  Common stock; no par value; 5,000 shares authorized; 64
     shares issued and outstanding.........................        3,200       3,200         3,200
  Retained earnings........................................      280,955     294,045       383,402
                                                               ---------   ---------     ---------
          Total stockholders' equity.......................      284,155     297,245       386,602
                                                               ---------   ---------     ---------
          Total liabilities and stockholders' equity.......   $  839,261   $ 766,286     $ 832,196
                                                               =========   =========     =========

                            See accompanying notes.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                              STATEMENTS OF INCOME

                                                                                   NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30
                                       --------------------------------------   -------------------------
                                          1993          1994          1995         1995          1996
                                       -----------   -----------   ----------   -----------   -----------
                                       (UNAUDITED)   (UNAUDITED)                (UNAUDITED)   (UNAUDITED)
Net revenues.........................  $ 2,207,450   $ 2,789,553   $2,904,779   $ 2,255,388   $ 2,334,106
Cost of goods sold...................    1,248,494     1,508,385    1,635,236     1,229,658     1,299,566
                                        ----------    ----------   ----------    ----------    ----------
Gross margin.........................      958,956     1,281,168    1,269,543     1,025,730     1,034,540
Selling, general and administrative
  expenses...........................      892,079     1,100,879    1,215,126       864,436       899,400
                                        ----------    ----------   ----------    ----------    ----------
Income from operations...............       66,877       180,289       54,417       161,294       135,140
Other income (expense):
  Interest expense...................      (20,472)      (22,215)     (24,255)      (17,552)      (16,542)
  Interest income....................       15,137        11,631       23,225         8,482         7,347
  Other income (expense).............       (6,649)      (15,971)     (25,907)      (20,768)       (5,799)
                                        ----------    ----------   ----------    ----------    ----------
                                           (11,984)      (26,555)      26,937       (29,838)      (14,994)
                                        ----------    ----------   ----------    ----------    ----------
Income before taxes..................       54,893       153,734       27,480       131,456       120,146
Provision for income taxes:
  Current............................       17,476        59,935        6,863        32,392        30,144
  Deferred...........................        1,280         1,435        7,527          (330)          645
                                        ----------    ----------   ----------    ----------    ----------
                                            18,756        61,370       14,390        32,062        30,789
                                        ----------    ----------   ----------    ----------    ----------
Net income...........................  $    36,137   $    92,364   $   13,090   $    99,394   $    89,357
                                        ==========    ==========   ==========    ==========    ==========

                            See accompanying notes.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK
                                                            ISSUED
                                                        AND OUTSTANDING
                                                       -----------------     RETAINED
                                                       SHARES     AMOUNT     EARNINGS      TOTAL
                                                       ------     ------     --------     --------
Balance at January 1, 1993 (unaudited)...............     64      $3,200     $152,454     $155,654
  Net income (unaudited).............................     --          --       36,137       36,137
                                                          --
                                                                  ------     --------     --------
Balance at December 31, 1993 (unaudited).............     64       3,200      188,591      191,791
  Net income (unaudited).............................     --          --       92,364       92,364
                                                          --
                                                                  ------     --------     --------
Balance at December 31, 1994 (unaudited).............     64       3,200      280,955      284,155
  Net income.........................................     --          --       13,090       13,090
                                                          --
                                                                  ------     --------     --------
Balance at December 31, 1995.........................     64       3,200      294,045      297,245
  Net income (unaudited).............................     --          --       89,357       89,357
                                                          --
                                                                  ------     --------     --------
Balance at September 30, 1996 (unaudited)............     64      $3,200     $383,402     $386,602
                                                          ==      ======     ========     ========

                            See accompanying notes.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                                   NINE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                          -----------------------------------   -------------------------
                                             1993          1994        1995        1995          1996
                                          -----------   -----------   -------   -----------   -----------
                                          (UNAUDITED)   (UNAUDITED)             (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................   $36,137      $  92,364    $13,090    $  99,394     $  89,357
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization..........    35,270         52,839     58,791       43,908        46,236
  Provision (benefit) for deferred income
     taxes...............................     1,280          1,435      7,527         (330)          645
  Loss on asset disposals................        --          8,268      8,434        7,685        10,790
  Changes in operating assets and
     liabilities:
     Receivables.........................   (14,063)       (97,215)    56,595       (6,195)      (85,646)
     Inventories.........................     4,145         15,796    (16,058)     (46,517)       (4,021)
     Prepaid expenses and other current
       assets............................       225            422    (39,572)     (37,681)           --
     Trade accounts payable and accrued
       liabilities.......................   (13,339)       (15,082)    32,151       47,203        45,546
     Accrued compensation................    (1,048)        48,048    (40,288)     (49,922)       (1,633)
     Accrued taxes, other than income....     1,618          3,527      5,855        3,436       (15,660)
     Accrued warranties..................    11,400          3,100        800       (8,457)       (4,550)
     Income taxes payable................    (3,573)        45,521    (34,311)         314        30,034
                                          -----------   -----------   -------   -----------   -----------
Net cash flow provided by operating
  activities.............................    58,052        159,023     53,014       52,838       111,098
INVESTING ACTIVITIES
Purchase of property and equipment.......    (2,673)       (48,085)   (23,446)     (23,446)           --
Proceeds from sale of property and
  equipment..............................        --          9,279      5,760        3,584            --
Increase in other assets.................                       --     (4,451)      (4,451)           --
                                          -----------   -----------   -------   -----------   -----------
Net cash used in investing activities....    (2,673)       (38,806)   (22,137)     (24,313)           --
FINANCING ACTIVITIES
Proceeds of notes payable and capital
  lease..................................        --          5,000      5,000           --            --
Payments of notes payable and capital
  lease..................................   (61,174)       (80,181)   (86,365)     (65,290)      (84,334)
                                          -----------   -----------   -------   -----------   -----------
Net cash provided by (used in) financing
  activities.............................   (61,174)       (75,181)   (81,365)     (65,290)       84,334
                                          -----------   -----------   -------   -----------   -----------
Increase (decrease) in cash and cash
  equivalents............................    (5,795)        45,036    (50,488)     (36,765)       26,764
Cash and cash equivalents at beginning of
  period.................................    19,557         13,762     58,798       58,798         8,310
                                          -----------   -----------   -------   -----------   -----------
Cash and cash equivalents at end of
  period.................................   $13,762      $  58,798    $ 8,310    $  22,033     $  35,074
                                          =========      =========    =======    =========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................   $20,472      $  22,215    $24,255    $  17,552     $  16,542
                                          =========      =========    =======    =========     =========
Income taxes paid........................   $21,049      $  38,354    $80,798    $  60,598     $     110
                                          =========      =========    =======    =========     =========
Purchase of equipment through notes
  payable................................   $20,441      $ 164,309    $15,528    $  15,528     $  38,311
                                          =========      =========    =======    =========     =========

                            See accompanying notes.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Parker Heating & Air Conditioning, Incorporated ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the Company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet at September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

  Notes Payable and Capital Lease Obligation

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for notes payable and the capital lease obligation approximate fair value.

INVENTORIES

     Inventories consist of heating and air conditioning equipment and related parts and are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  7-10
    Machinery and equipment.......................................................  7-10
    Vehicles......................................................................   5-7
    Leasehold improvements........................................................    20

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $52,389, $60,108 and $93,520, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and

                PARKER HEATING & AIR CONDITIONING, INCORPORATED any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2.  NOTES PAYABLE AND CAPITAL LEASE OBLIGATION

     Notes Payable and capital lease obligation at December 31, 1994 and 1995 consist of:

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1994             1995
                                                                 -----------       --------
                                                                 (UNAUDITED)
    Line of credit.............................................   $      --        $  5,000
    Installment and equipment notes............................     299,032         228,195
                                                                   --------        --------
                                                                    299,032         233,195
    Less current portion.......................................     (87,788)        (88,248)
                                                                   --------        --------
                                                                  $ 211,244        $144,947
                                                                   ========        ========

     The Company has a line of credit with a bank with a total borrowing limit of the lessor of $50,000 or 75% of eligible accounts receivable. This line of credit bears interest at the prime rate plus 3/4% (8.5% at December 31, 1995) and is secured by accounts receivable and inventory.

     The Company has various installment and equipment loans, including an obligation under capital lease, to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed or variable rates ranging from 6 3/4% to 14% per annum at December 31, 1995. These loans require monthly payments ranging from $312 to $570 and are due through August 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of notes payable and capital lease obligation are as follows:

    1996......................................................................  $ 88,248
    1997......................................................................    70,388
    1998......................................................................    47,298
    1999......................................................................    23,167
    2000......................................................................     4,094
                                                                                --------
                                                                                $233,195
                                                                                ========

3.  LEASES

     The Company leased an office facility under a lease agreement which expired on February 28, 1995 and provided for monthly rental payments of $2,125, excluding real estate taxes. The Company entered into a ten year lease agreement beginning April 1, 1995 for office and warehouse space at a new location. The lease provides for monthly rental payments of approximately $4,450, excluding real estate taxes. Total rental expense was approximately $27,500, $29,800 and $47,600 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases certain equipment under terms of a noncancelable capital lease agreement

                PARKER HEATING & AIR CONDITIONING, INCORPORATED through March 1997. Minimum rental commitments at December 31, 1995 under the capital lease and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                         CAPITAL   OPERATING
                                                                          LEASE     LEASES
                                                                         -------   ---------
    1996...............................................................  $ 5,050   $  55,008
    1997...............................................................    1,263      57,209
    1998...............................................................       --      59,497
    1999...............................................................       --      61,877
    2,000..............................................................       --      64,352
    Thereafter.........................................................       --     296,826
                                                                          ------    --------
                                                                           6,313   $ 594,769
                                                                                    ========
    Amounts representing interest......................................     (553)
                                                                          ------
    Present value of net minimum rentals (including $4,608 classified as current)......................................................  $ 5,760
                                                                          ======

     The carrying value of assets under the capital lease, which are included with owned assets in the accompanying balance sheets was approximately 12,400 and 9,900 in 1994 (unaudited) and 1995, respectively. Amortization of the assets under capital leases is included in depreciation expense.

4.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

5.  STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $262,520, $269,841 and $332,402 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

6.  INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1993          1994          1995
                                                         -----------   -----------   ----------
                                                         (UNAUDITED)   (UNAUDITED)
    Current:
      Federal..........................................  $    11,996   $    46,799   $    4,464
      State............................................        5,480        13,136        2,399
    Deferred...........................................        1,280         1,435        7,527
                                                         -----------   -----------   ----------
                                                         $    18,756   $    61,370   $   14,390
                                                           =========     =========    =========

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

     Significant components of the deferred tax assets and liabilities as of December 31, 1994 and 1995, are as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994          1995
                                                                    -----------     -------
                                                                    (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization...............................    $40,453       $45,842
                                                                      -------
    Deferred tax liabilities......................................     40,453        45,842
    Deferred tax assets:
      Warranty reserves...........................................      5,645         5,956
      Accrued expenses............................................      2,450            --
                                                                      -------
    Total gross deferred tax assets...............................      8,095         5,957
    Valuation allowance...........................................         --            --
                                                                      -------
    Net deferred tax liabilities..................................    $32,358       $39,885
                                                                      =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized in the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                               1993          1994        1995
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate.......................    $18,664       $52,270     $ 9,343
    State income tax less applicable federal tax
      benefit.............................................      3,778         8,851       2,535
    Effects of graduated tax rates........................     (5,144)       (2,651)         --
    Other, net............................................      1,458         2,900       2,512
                                                              -------       -------     -------
                                                              $18,756       $61,370     $14,390
                                                              =======       =======     =======

7. RELATED PARTY TRANSACTIONS

  Notes Receivable from Related Parties

     The Company has notes receivable from stockholders' which bear annual interest ranging from 6.2% to 7% and are due through September 2009. As of December 31, 1995, the aggregate amount of principal maturities are as follows:

            1996....................................................    $ 15,385
            1997....................................................      16,360
            1998....................................................      17,475
            1999....................................................      18,665
            2000....................................................      19,936
            Thereafter..............................................     214,177
                                                                        --------
                                                                         301,998
            Less current portion....................................     (15,385)
                                                                        --------
                                                                        $286,613
                                                                        ========

                PARKER HEATING & AIR CONDITIONING, INCORPORATED

8. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger, with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
B.W. Heating & Cooling, Inc.

     We have audited the accompanying balance sheet of B.W. Heating & Cooling, Inc. as of January 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B.W. Heating & Cooling, Inc. at January 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
October 29, 1996

                          B.W. HEATING & COOLING, INC.

                                 BALANCE SHEETS

                                                                   JANUARY 31,
                                                              ----------------------   SEPTEMBER 30,
                                                                 1995         1996         1996
                                                              -----------   --------   -------------
                                                              (UNAUDITED)               (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................   $  68,644    $179,529     $ 313,783
  Receivables:
     Trade, net of allowance for doubtful accounts of $5,500
       in 1996..............................................     204,136     225,421       262,979
     Related party..........................................          --          --        24,000
                                                                --------    --------      --------
                                                                 204,136     225,421       286,979
  Inventories...............................................     116,784     165,480       200,052
  Other current assets......................................          --          --         6,533
  Refundable income taxes...................................       4,472      13,683            --
  Deferred income taxes.....................................          --       1,700            --
                                                                --------    --------      --------
          Total current assets..............................     394,036     585,813       807,347
Property and equipment:
  Vehicles..................................................     236,663     236,227       236,227
  Furniture and fixtures....................................      78,659      90,668       123,714
  Machinery and equipment...................................      47,761      53,761        31,915
  Leasehold improvements....................................      21,348      21,348        48,942
                                                                --------    --------      --------
                                                                 384,431     402,004       440,798
  Less accumulated depreciation.............................    (208,353)   (238,706)     (259,746)
                                                                --------    --------      --------
                                                                 176,078     163,298       181,052
                                                                --------    --------      --------
          Total assets......................................   $ 570,114    $749,111     $ 988,399
                                                                ========    ========      ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable to bank......................................   $      --    $ 24,246     $      --
  Trade accounts payable and accrued liabilities............      84,191     159,427       124,583
  Deferred revenue..........................................      96,805     170,341       182,461
  Accrued warranties........................................      54,125      81,947        79,511
  Accrued taxes, other than income..........................      16,535      20,449        12,463
  Accrued compensation......................................      12,000       5,000        21,925
  Liability to company benefit plan.........................      20,000          --            --
  Income taxes payable......................................          --          --       112,728
  Current portion of capital lease obligations..............      49,635      26,516        27,154
                                                                --------    --------      --------
          Total current liabilities.........................     333,291     487,926       560,825
Capital lease obligations, net of current portion...........      52,369      47,143        29,163
Deferred income taxes.......................................       4,625       8,209        10,248
                                                                --------    --------      --------
                                                                 390,285     543,278       600,236
Stockholders' equity:
Common stock, no par value, 100 shares issued, 1,000 shares
  authorized................................................      18,746      18,746        18,746
Retained earnings...........................................     161,083     187,087       369,417
                                                                --------    --------      --------
          Total stockholders' equity........................     179,829     205,833       388,163
                                                                --------    --------      --------
          Total liabilities and stockholders' equity........   $ 570,114    $749,111     $ 988,399
                                                                ========    ========      ========

                            See accompanying notes.

                          B.W. HEATING & COOLING, INC.

                              STATEMENTS OF INCOME

                                                                                    EIGHT MONTHS ENDED
                                               YEAR ENDED JANUARY 31,                  SEPTEMBER 30,
                                       ---------------------------------------   -------------------------
                                          1994          1995          1996          1995          1996
                                       -----------   -----------   -----------   -----------   -----------
                                       (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
Net sales............................  $ 1,410,587   $ 2,170,302   $ 2,795,817   $ 1,617,781   $ 2,471,140
Cost of goods sold...................      897,489     1,407,005     1,771,363       973,550     1,461,554
                                       -----------   -----------    ----------    ----------    ----------
Gross margin.........................      513,098       763,297     1,024,454       644,231     1,009,586
  Selling, general and administrative
                                       -----------   -----------    ----------    ----------    ----------
Income from operations...............       44,917        62,311        49,824        67,098       315,091
Other income (expense):
  Interest income....................        2,911           832         2,421            --            --
  Interest expense...................      (14,308)      (11,276)      (11,549)       (8,081)       (4,688)
  Other expense......................           --            --        (1,755)           --            --
                                       -----------   -----------    ----------    ----------    ----------
                                           (11,397)      (10,444)      (10,883)       (8,081)       (4,688)
                                       -----------   -----------    ----------    ----------    ----------
Income before taxes..................       33,520        51,867        38,941        59,017       310,403
Provision for income taxes:
  Current............................        8,567        13,621        11,053        17,703       124,334
  Deferred...........................          136         4,625         1,884          (929)        3,739
                                       -----------   -----------    ----------    ----------    ----------
                                             8,703        18,246        12,937        16,774       128,073
                                       -----------   -----------    ----------    ----------    ----------
Net income...........................  $    24,817   $    33,621   $    26,004   $    42,243   $   182,330
                                       ===========   ===========    ==========    ==========    ==========

                            See accompanying notes.

                          B.W. HEATING & COOLING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                              NO PAR VALUE
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS     TOTAL
                                                            ------   -------   ---------   --------
Balance at February 1, 1993 (unaudited)...................    100    $18,746   $ 102,645   $121,391
  Net income (unaudited)..................................     --         --      24,817     24,817
                                                              ---    -------      ------   --------
Balance at January 31, 1994 (unaudited)...................    100     18,746     127,462    146,208
  Net income (unaudited)..................................     --         --      33,621     33,621
                                                              ---    -------      ------   --------
Balance at January 31, 1995 (unaudited)...................    100     18,746     161,083    179,829
  Net income..............................................     --         --      26,004     26,004
                                                              ---    -------      ------   --------
Balance at January 31, 1996...............................    100     18,746     187,087    205,833
  Net income (unaudited)..................................     --         --     182,330    182,330
                                                              ---    -------      ------   --------
Balance at September 30, 1996 (unaudited).................    100    $18,746   $ 369,417   $388,163
                                                              ===    =======      ======   ========

                            See accompanying notes.

                          B.W. HEATING & COOLING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   EIGHT MONTHS ENDED
                                                YEAR ENDED JANUARY 31,                SEPTEMBER 30,
                                         ------------------------------------   -------------------------
                                            1994          1995         1996        1995          1996
                                         -----------   -----------   --------   -----------   -----------
                                         (UNAUDITED)   (UNAUDITED)              (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income.............................   $  24,817     $  33,621    $ 26,004    $  42,243     $ 182,330
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization........      21,277        31,123      42,908       15,134        21,040
  Provision (benefit) for deferred
     income taxes......................         136         4,625       1,884         (929)        3,739
  Provisions for loss on accounts
     receivable........................          --            --       5,500           --            --
  Loss on asset disposals..............          --            --       2,905           --            --
  Changes in assets and liabilities:
     Receivables.......................      53,664       (49,955)    (26,785)      28,029       (34,795)
     Inventories.......................      (1,150)      (13,873)    (48,696)     (71,933)      (34,572)
     Other current assets..............       8,213            --          --         (449)       (6,533)
     Trade accounts payable and accrued
       liabilities.....................       6,705        48,499      55,230          119       (34,844)
     Note payable to bank..............          --            --      24,246           --            --
     Deferred revenue..................      18,204        53,054      73,536       25,836        12,120
     Accrued warranties................       4,085        39,835      27,822       31,038        (2,436)
     Accrued taxes, other than
       income..........................         435         2,590      (7,605)       2,549       110,632
     Accrued compensation..............      10,386          (920)     (7,000)      (6,000)       16,925
     Income taxes payable..............         894          (324)      2,308          (54)        5,030
                                          ---------     ---------    --------     --------      --------
          Net cash flow provided by
            operating activities.......     147,666       148,275     172,257       65,583       238,636
INVESTING ACTIVITIES
Purchase of property and equipment.....     (11,574)      (26,645)    (18,009)      (2,053)      (38,794)
Advances on notes receivable...........          --            --          --           --       (24,000)
                                          ---------     ---------    --------     --------      --------
Net cash used in investing
  activities...........................     (11,574)      (26,645)    (18,009)      (2,053)      (62,794)
FINANCING ACTIVITIES
Payments on short-term debt............     (70,000)      (17,000)         --           --       (24,246)
Payments of capital lease
  obligations..........................     (50,090)      (51,988)    (43,363)      (5,544)      (17,342)
                                          ---------     ---------    --------     --------      --------
Net cash used in financing
  activities...........................    (120,090)      (68,988)    (43,363)      (5,544)      (41,588)
                                          ---------     ---------    --------     --------      --------
Increase in cash and cash
  equivalents..........................      16,002        52,642     110,885       57,986       134,254
Cash and cash equivalents at beginning
  of period............................          --        16,002      68,644       68,644       179,529
                                          ---------     ---------    --------     --------      --------
Cash and cash equivalents at end of
  period...............................   $  16,002     $  68,644    $179,529    $ 126,630     $ 313,783
                                          =========     =========    ========     ========      ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................   $  14,308     $  11,276    $ 11,549    $   8,081     $   4,688
                                          ---------     ---------    --------     --------      --------
Income taxes paid......................   $   8,260     $  14,453    $ 19,089    $  12,009     $   5,716
                                          ---------     ---------    --------     --------      --------
Purchase of equipment through capital
  leases...............................   $      --     $  81,921    $ 24,802    $      --     $      --
                                          =========     =========    ========     ========      ========

                            See accompanying notes.

                          B.W. HEATING & COOLING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                JANUARY 31, 1994 (UNAUDITED), 1995 (UNAUDITED),
                  AND 1996 AND SEPTEMBER 30, 1996 (UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     B.W. Heating & Cooling, Inc. ("Company") operates in one industry and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of January 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the eight months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the January 31, 1996 audited financial statements appearing herein. The results of the eight months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

REVENUE RECOGNITION

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographics. The Company does not require collateral for its receivables.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

                          B.W. HEATING & COOLING, INC.

  Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation is provided on the declining balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................     7
    Machinery and equipment.......................................................     7
    Vehicles......................................................................     5
    Leasehold improvements........................................................  7-31  1/2

WARRANTIES

     The Company provides the retail customer with a warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended January 31, 1994 (unaudited), 1995 (unaudited), and 1996, amounts charged to bad debt expense totaled $73,183, $20,200 and $22,554, respectively, and accounts written off, net of recoveries, were $73,183, $20,200 and $17,054, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. Such costs consist primarily of direct mail advertising. During 1994 (unaudited), 1995 (unaudited), and 1996, the Company expensed $16,906, $47,895, and $67,738, respectively.

                          B.W. HEATING & COOLING, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. DEBT

     The Company has a line of credit with a bank with a total borrowing limit of $150,000. This line of credit bears interest at 10.0% with no balance due at January 31, 1996.

     The Company has a note payable which is secured by accounts receivable, inventory, and equipment. This loan requires monthly interest payments at 10.75% reimbursed by the vendor with the full principal amount of $24,246 due on February 29, 1996. The amount was outstanding as of January 31, 1996.

3. LEASES

     Total rental expense for all operating leases was approximately $45,000, $42,000 and $88,000 for 1994 (unaudited), 1995 (unaudited), and 1996, respectively. All rental expense is paid to a related party. See footnote 8 for further discussion. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through March 1999. Minimum rental commitments at January 31, 1996 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                       CAPITAL    OPERATING
                                                                       LEASES      LEASES
                                                                       -------    ---------
    1997.............................................................  $32,969     $21,959
    1998.............................................................   37,501      12,989
    1999.............................................................   11,588       7,295
    2000.............................................................    1,931          --
                                                                       -------    ---------
                                                                        83,989     $42,243
                                                                                  =========
    Amounts representing interest....................................   10,330
                                                                       -------
    Present value of net minimum rentals (including $26,516
      classified as current).........................................  $73,659
                                                                       =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           JANUARY 31,
                                                                    -------------------------
                                                                       1995          1996
                                                                    -----------   -----------
                                                                    (UNAUDITED)
    Machinery and equipment.......................................    $81,920      $ 106,722
    Less accumulated amortization.................................     14,654         41,087
                                                                    -----------     --------
    Net equipment under capital leases............................    $67,266      $  65,635
                                                                    ===========     ========

     Amortization of the assets under capital leases is included in depreciation expense.

                          B.W. HEATING & COOLING, INC.

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company, at their discretion, provides matching contributions effective March of 1995 of 25% of the total contributions by a plan member to a maximum of 6% of the employee's total calendar year compensation. The Company's matching contributions were $9,092 for the year ended January 31, 1996. The Company provided discretionary contributions of $15,000 and $20,000 for the years ended January 31, 1994 (unaudited) and 1995 (unaudited).

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $138,600, $163,500 and $159,900 in 1994 (unaudited), 1995 (unaudited), and 1996, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED JANUARY 31,
                                                        ---------------------------------------
                                                           1994            1995          1996
                                                        -----------     -----------     -------
                                                        (UNAUDITED)     (UNAUDITED)
    Current:
      Federal.........................................    $ 5,450         $ 8,864       $ 7,032
      State...........................................      3,117           4,757         4,021
    Deferred..........................................        136           4,625         1,884
                                                           ------         -------       -------
                                                          $ 8,703         $18,246       $12,937
                                                           ======         =======       =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          JANUARY 31,
                                                                    -----------------------
                                                                       1995          1996
                                                                    -----------     -------
                                                                    (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization...............................    $ 4,829       $ 8,209
                                                                       ------       -------
    Deferred tax liabilities......................................      4,829         8,209
    Deferred tax assets:
      Compensation and warranty reserves..........................        204         1,700
                                                                       ------       -------
    Total gross deferred tax assets...............................        204         1,700
    Valuation allowance...........................................         --            --
                                                                       ------       -------
    Net deferred tax liabilities..................................    $ 4,625       $ 6,509
                                                                       ======       =======

                          B.W. HEATING & COOLING, INC.

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  YEAR ENDED JANUARY 31,
                                                            -----------------------------------
                                                               1994          1995        1996
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate.......................    $11,397       $17,635     $13,240
    State income tax less applicable federal tax
      benefit.............................................      2,078         3,858       2,946
    Effects of graduated tax rates........................     (6,925)      (10,715)     (9,197)
    Other, net............................................      2,153         7,468       5,948
                                                              -------       -------     -------
                                                              $ 8,703       $18,246     $12,937
                                                              =======       =======     =======

8. RELATED PARTY TRANSACTIONS

     The Company leases facility space from stockholders of the Company and from various corporations and partnerships which are owned by stockholders of the Company. Rental expense on these related party operating leases amounted to $42,000, $45,000 and $39,800 for the years ended January 31, 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
B & B Air Conditioning, Inc.

     We have audited the accompanying balance sheet of B & B Air Conditioning, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B & B Air Conditioning, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 8, 1996

                          B & B AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                           -------------------------   SEPTEMBER 30,
                                                              1994           1995          1996
                                                           -----------     ---------   -------------
                                                           (UNAUDITED)                  (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents..............................   $  33,129      $  79,871     $  74,185
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $5,208 in 1994 and $13,528 in 1995................     127,618        153,531       158,612
     Related party.......................................      38,040         31,040        31,040
     Employee............................................       4,083            996         4,620
                                                           -----------     ---------   -------------
                                                              169,741        185,567       194,272
     Inventories.........................................      65,908         55,396        70,609
     Refundable income taxes.............................       3,597             --            --
     Deferred income taxes...............................      12,803         13,042        11,624
     Prepaid expenses and other current assets...........      14,917          9,954         9,007
                                                           -----------     ---------   -------------
          Total current assets...........................     300,095        343,830       359,697
Property, buildings and equipment:
  Furniture and fixtures.................................      58,068         68,405        74,265
  Machinery and equipment................................      96,658         99,883        99,883
  Vehicles...............................................      94,297        128,969       202,593
  Leasehold improvements.................................      17,262         17,262        22,968
                                                           -----------     ---------   -------------
                                                              266,285        314,519       399,709
Less accumulated depreciation and amortization...........    (142,327)      (170,465)     (193,498)
                                                           -----------     ---------   -------------
                                                              123,958        144,054       206,211
Other assets.............................................         400            400           400
                                                           -----------     ---------   -------------
          Total assets...................................   $ 424,453      $ 488,284     $ 566,308
                                                            =========      =========    ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.........   $  80,690      $  89,725     $  99,054
  Accrued compensation...................................       7,810          5,050        13,348
  Accrued taxes, other than income.......................      11,041         15,248        10,539
  Accrued warranties.....................................       6,213          6,097         2,189
  Income taxes payable...................................          --          5,380         3,432
  Deferred revenue.......................................      23,522         15,969        15,762
  Liability to Companies' benefit plan...................          --          5,000            --
  Notes payable to related parties -- current portion....       6,000          6,000         6,000
  Current portion of long-term debt......................       7,703          5,539        18,489
                                                           -----------     ---------   -------------
          Total current liabilities......................     142,979        154,008       168,813
Long-term debt obligations, net of current portion.......       6,670            667        50,780
Notes payable to related parties, net of current
  portion................................................       6,000             --            --
Deferred income taxes....................................      25,205         30,730        33,400
Stockholders' equity:
  Common Stock, $1.00 par value, 1,000,000 shares
     authorized, 94,684 shares issued and 90,746 shares
     outstanding.........................................      90,746         90,746        90,746
  Additional paid-in capital.............................      44,254         44,254        44,254
  Retained earnings......................................     108,599        167,879       178,315
                                                           -----------     ---------   -------------
          Total stockholders' equity.....................     243,599        302,879       313,315
                                                           -----------     ---------   -------------
          Total liabilities and stockholders' equity.....   $ 424,453      $ 488,284     $ 566,308
                                                            =========      =========    ==========

                            See accompanying notes.

                          B & B AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                                                                NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                  (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
Net revenues....................  $ 2,056,083   $ 2,160,418   $ 2,557,058   $ 1,948,547   $ 1,928,090
Cost of goods sold..............    1,278,359     1,257,942     1,531,687     1,362,538     1,173,943
                                  -----------   -----------   -----------   -----------   -----------
Gross margin....................      777,724       902,476     1,025,371       586,009       754,147
Selling, general and
  administrative expenses.......      685,841       818,975       947,818       559,668       736,138
                                  -----------   -----------   -----------   -----------   -----------
Income from operations..........       91,883        83,501        77,553        26,341        18,009
Other income (expense):
  Interest expense..............       (6,074)       (3,248)       (2,264)       (1,876)       (3,614)
  Interest income...............           --            --             5            --            --
  Other income..................        5,225         6,312         6,291         4,746         2,797
                                  -----------   -----------   -----------   -----------   -----------
                                         (849)        3,064         4,032         2,870          (817)
                                  -----------   -----------   -----------   -----------   -----------
Income before taxes.............       91,034        86,565        81,585        29,211        17,192
Provision (benefit) for income
  taxes:
  Current.......................           --        10,890        17,019         5,505         2,669
  Deferred......................       27,470        22,974         5,286         7,212         4,087
                                  -----------   -----------   -----------   -----------   -----------
                                       27,470        33,864        22,305        12,717         6,756
                                  -----------   -----------   -----------   -----------   -----------
Net income......................       63,564        52,701        59,280        16,494        10,436
                                  ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                          B & B AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    COMMON STOCK     ADDITIONAL
                                                    $1 PAR VALUE      PAID     RETAINED
                                                  ----------------     IN      EARNINGS
                                                  SHARES   AMOUNT    CAPITAL   (DEFICIT)   TOTAL
                                                  ------   -------   -------   --------   --------
Balance at January 1, 1993 (unaudited)..........  90,746   $90,746   $44,254   $ (7,666)  $127,334
  Net income (unaudited)........................      --        --        --     63,564     63,564
                                                  ------   -------   -------   --------   --------
Balance at December 31, 1993 (unaudited)........  90,746    90,746    44,254     55,898    190,898
  Net income (unaudited)........................      --        --        --     52,701     52,701
                                                  ------   -------   -------   --------   --------
Balance at December 31, 1994 (unaudited)........  90,746    90,746    44,254    108,599    243,599
  Net income....................................      --        --        --     59,280     59,280
                                                  ------   -------   -------   --------   --------
Balance at December 31, 1995....................  90,746    90,746    44,254    167,879    302,879
  Net income (unaudited)........................      --        --        --     10,436     10,436
                                                  ------   -------   -------   --------   --------
Balance at September 30, 1996 (unaudited).......  90,746   $90,746   $44,254   $178,315   $313,315
                                                  ======   =======   =======   ========   ========

                            See accompanying notes.

                          B & B AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               NINE MONTHS ENDED SEPTEMBER
                                             YEAR ENDED DECEMBER 31,                       30,
                                       ------------------------------------    ---------------------------
                                          1993          1994         1995         1995            1996
                                       -----------   -----------   --------    -----------     -----------
                                       (UNAUDITED)   (UNAUDITED)               (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
Net income...........................   $  63,564     $  52,701    $ 59,280    $  16,494       $  10,436
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......      13,230        20,107      28,137       21,103          26,901
  Provision for deferred income
     taxes...........................      27,470        22,974       5,286        7,212           4,087
  Provisions for loss on accounts
     receivable......................       8,250         9,717      29,429       19,494          12,634
  Changes in assets and liabilities:
     Receivables.....................     (72,328)      (46,690)    (45,255)     (54,749)        (21,339)
     Inventories.....................      21,919         3,663      10,512       10,908         (15,213)
     Prepaid expenses and other
       current assets................          --       (14,917)      4,963          478             947
     Trade accounts payable and
       accrued liabilities...........     (43,305)       24,001       9,035       24,652           9,329
     Accrued compensation............       3,820         3,990      (2,760)       1,225           8,298
     Accrued taxes, other than
       income........................      11,142          (878)      4,207       (1,087)         (4,709)
     Accrued warranties..............       2,494        (2,281)       (116)      (1,139)         (3,908)
     Deferred revenue................       4,985       (15,670)     (7,553)      (3,891)           (207)
     Income taxes payable............          --         2,009       8,977        1,558          (1,947)
     Liability to Company's benefit
       plan..........................          --            --       5,000           --          (5,000)
                                       -----------   -----------   --------   -----------     -----------
Net cash flow provided by operating
  activities.........................      41,241        58,726     109,142       42,258          20,309
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment..........................     (30,230)      (64,605)    (48,233)     (48,234)        (89,058)
                                       -----------   -----------   --------   -----------     -----------
Net cash used in investing
  activities.........................     (30,230)      (64,605)    (48,233)     (48,234)        (89,058)
FINANCING ACTIVITIES
Payments of long-term debt...........     (10,047)      (13,794)     (8,167)      (6,088)         63,063
Payments on notes payable to related
  parties............................          --        (3,000)     (6,000)      (6,000)             --
                                       -----------   -----------   --------   -----------     -----------
Net cash provided by (used in)
  financing activities...............     (10,047)      (16,794)    (14,167)     (12,088)         63,063
                                       -----------   -----------   --------   -----------     -----------
Increase (decrease) in cash and cash
  equivalents........................         964       (22,673)     46,742      (18,064)         (5,686)
Cash and cash equivalents at
  beginning of period................      54,838        55,802      33,129       33,129          79,871
                                       -----------   -----------   --------   -----------     -----------
Cash and cash equivalents at end of
  period.............................   $  55,802     $  33,129    $ 79,871    $  15,065       $  74,185
                                        =========     =========    ========    =========       =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid........................   $   6,074     $   3,248    $  2,264    $   1,876       $   3,614
                                       -----------   -----------   --------   -----------     -----------
Income taxes paid....................   $      --     $  19,958    $  8,048    $   2,559       $   4,616
                                        =========     =========    ========    =========       =========

                            See accompanying notes.

                          B & B AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995
                       AND SEPTEMBER 30, 1996 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     B & B Air Conditioning ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the Company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet at September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1995 (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on the Company's heating and air conditioning installation for residential replacement and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

                          B & B AIR CONDITIONING, INC.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    ------
    Furniture and fixtures........................................................   5-10
    Machinery and equipment.......................................................    10
    Vehicles......................................................................   6-10
    Leasehold improvements........................................................    10

WARRANTIES

     The Company provides the retail equipment customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, amounts charged to bad debt expense totaled $8,250, $9,717 and $29,429, respectively, and accounts written off, net of recoveries, were $4,004, $10,754 and $21,110, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $79,716, $100,622 and $163,868, respectively.

                          B & B AIR CONDITIONING, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. DEBT

     Debt at December 31, 1994 and 1995 consists of:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994          1995
                                                                    -----------     -------
                                                                    (UNAUDITED)
    Installment and equipment notes...............................    $14,373       $ 6,206
    Other long-term debt..........................................     12,000         6,000
                                                                    -----------     -------
                                                                       26,373        12,206
    Less current portion..........................................     13,703        11,539
                                                                    -----------     -------
                                                                      $12,670       $   667
                                                                    =========       =======

     The Company has a line of credit with a bank with a total borrowing limit of $65,000. This line of credit bears interest at 11.0% at December 31, 1995.

     The Company has various installment loans to a lender which are secured by vehicles. These loans bear interest at various fixed rates ranging from 9.5% to 10% per annum. These loans require monthly payments ranging from $363 to $873 and are due through February, 1997.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

    1996.......................................................................  $11,539
    1997.......................................................................      667
                                                                                 -------
                                                                                 $12,206
                                                                                 =======

3. LEASES

     Total rental expense for all operating leases was $56,448, $57,622 and $78,827 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating lease agreements which expire in one year. However, leasehold improvements are amortized over ten years since it is management's intentions to renew the building leased indefinitely. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are $73,611 due in 1996.

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 20% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions ranging from 0% to 50% of total contributions by a plan member, to a maximum ranging from 2% to 6% of the employee's total

                          B & B AIR CONDITIONING, INC.

calendar year compensation. The Company's matching contributions totaled $0, $10,000 and $10,000 for the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to certain legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $130,120, $179,330 and $195,000 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1993            1994          1995
                                                        -----------     -----------     -------
                                                        (UNAUDITED)     (UNAUDITED)
    Current:
      Federal.........................................    $    --         $ 8,620       $13,878
      State...........................................         --           2,270         3,141
    Deferred..........................................     27,470          22,974         5,286
                                                          -------         -------       -------
                                                          $27,470         $33,864       $22,305
                                                          =======         =======       =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994          1995
                                                                    -----------     -------
                                                                    (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization...............................    $25,205       $30,730
                                                                    -----------     -------
    Deferred tax liabilities......................................     25,205        30,730
    Deferred tax assets:
      Bad debt reserve............................................      1,908         4,957
      Compensation and warranty reserves..........................      2,277         2,234
      Deferred revenue............................................      8,618         5,851
                                                                    -----------     -------
    Total gross deferred tax assets...............................     12,803        13,042
    Valuation allowance...........................................         --            --
                                                                    -----------     -------
    Net deferred tax liabilities..................................    $12,402       $17,688
                                                                    =========       =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

                          B & B AIR CONDITIONING, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                               1993          1994        1995
                                                            -----------   -----------   -------
                                                            (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate.......................    $30,952       $29,432     $27,739
    State income tax less federal tax benefit.............      1,979         3,153       2,454
    Effect of graduated tax rates.........................     (7,946)       (3,105)    (12,556)
    Other, net............................................      2,485         4,384       4,668
                                                              -------       -------     -------
                                                              $27,470       $33,864     $22,305
                                                              =======       =======     =======

8. RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE FROM RELATED PARTIES

     The Company has notes receivable from related parties, including current shareholders. There are no written agreements specifying the terms of these notes.

NOTES PAYABLE TO RELATED PARTIES

     The Company has notes payable to related parties, which bears no interest. The note balance of $6,000 was paid in October 1996.

OTHER RELATED PARTY TRANSACTIONS

     The Company leases facility space and equipment from stockholders of the Company and from a corporation which is owned by stockholders of the Company. Rental expense on these related party operating leases amount to $43,200, $55,200 and $70,800 for the years 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Sylvester's Corp.

     We have audited the accompanying balance sheet of Sylvester's Corp. as of March 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylvester's Corp. at March 31, 1996, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
October 29, 1996

                               SYLVESTER'S CORP.

                                 BALANCE SHEETS

                                                                    MARCH 31,           SEPTEMBER 30,
                                                            -------------------------   -------------
                                                               1995          1996           1996
                                                            -----------   -----------   -------------
                                                            (UNAUDITED)                  (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents...............................   $  78,229     $ 100,943      $ 191,463
  Certificates of deposit.................................       4,524         4,835          4,957
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $1,800 in 1995 and $1,400 in 1996..................      77,820        71,018         94,364
     Related party........................................          --        60,984         20,984
     Employees............................................       2,715         3,391             --
     Other................................................       2,780            47          1,994
                                                            -----------     --------    -----------
                                                                83,315       135,440        117,342
Inventories...............................................     127,371       161,909        146,966
Prepaid expenses and other current assets.................       5,108        15,978         19,260
Deferred income taxes.....................................      25,401        38,073             --
                                                            -----------     --------    -----------
          Total current assets............................     323,948       457,178        479,988
Property, buildings and equipment:
  Land....................................................       4,000         4,000          4,000
  Buildings...............................................     106,750       103,779        107,787
  Furniture and fixtures..................................      38,997        53,713         53,880
  Machinery and equipment.................................     136,523       114,289        114,289
  Vehicles................................................     266,492       284,432        284,432
  Leasehold improvements..................................          --        11,423         40,566
                                                            -----------     --------    -----------
                                                               552,762       571,636        604,954
  Less accumulated depreciation and amortization..........     283,088       258,557        285,821
                                                            -----------     --------    -----------
                                                               269,674       313,079        319,133
Other assets..............................................          --        22,236         20,498
                                                            -----------     --------    -----------
          Total assets....................................   $ 593,622     $ 792,493      $ 819,619
                                                            ===========     ========    ===========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities..........   $  67,962     $ 112,487      $ 114,579
  Accrued compensation....................................      26,569        54,126         35,313
  Accrued taxes, other than income........................      12,257        10,557         10,271
  Accrued warranties......................................      25,111        25,126         24,985
  Income taxes payable....................................       1,088        13,417             --
  Deferred revenue........................................      57,377        69,146         83,434
  Billings in excess of costs and estimated earnings......       2,793         2,200             --
  Liability to Company benefit plan.......................      16,903        21,832             --
  Current portion of long-term debt.......................      31,290        29,973         26,267
                                                            -----------     --------    -----------
          Total current liabilities.......................     241,350       338,864        294,849
Long-term debt, net of current
  portion.................................................      57,718        27,745         15,555
Deferred income taxes.....................................      38,328        51,486             --
Stockholders' equity......................................     256,226       374,398        509,215
                                                            -----------     --------    -----------
          Total liabilities and stockholders' equity......   $ 593,622     $ 792,493      $ 819,619
                                                            ===========     ========    ===========

                            See accompanying notes.

                               SYLVESTER'S CORP.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED MARCH 31,                SEPTEMBER 30,
                                       ------------------------------------   -----------------------
                                          1994         1995         1996         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                       (UNAUDITED)  (UNAUDITED)               (UNAUDITED)  (UNAUDITED)
Net revenues.........................  $1,762,946   $2,400,104   $2,487,668   $1,270,474   $1,187,033
Cost of goods sold...................   1,367,126    1,415,771    1,631,608      833,655      746,468
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................     395,820      984,333      856,060      436,819      440,565
Selling, general and administrative
  expenses...........................     291,678      769,327      684,210      300,406      294,628
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     104,142      215,006      171,850      136,413      145,937
Other income (expense):
  Interest expense...................     (25,366)     (17,953)      (6,487)      (2,727)      (3,053)
  Interest income....................         489        3,091        6,219        2,138        2,469
  Other income (expense).............      (2,296)       8,827       14,685       19,118         (549)
                                       ----------   ----------   ----------   ----------   ----------
                                          (27,173)      (6,035)      14,417       18,529       (1,133)
                                       ----------   ----------   ----------   ----------   ----------
Income before taxes..................      76,969      208,971      186,267      154,942      144,804
Provision (benefit) for income taxes:
  Current............................       6,775       50,351       67,609       51,337           --
  Deferred...........................      25,067       19,808          486       (3,337)     (13,413)
                                       ----------   ----------   ----------   ----------   ----------
          Total income taxes.........      31,842       70,159       68,095       48,000      (13,413)
                                       ----------   ----------   ----------   ----------   ----------
          Net income.................  $   45,127   $  138,812   $  118,172   $  106,942   $  158,217
                                       ==========   ==========   ==========   ==========   ==========

                            See accompanying notes.

                               SYLVESTER'S CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                    COMMON STOCK,
                                                       NO PAR        ADDITIONAL   RETAINED
                                                   ---------------    PAID-IN     EARNINGS
                                                   SHARES   AMOUNT    CAPITAL     (DEFICIT)    TOTAL
                                                   ------   ------   ----------   ---------   --------
Balance at March 31, 1993 (unaudited)............    10     $1,000    $ 74,000       (2,713)  $ 72,287
  Net income (unaudited).........................    --         --          --       45,127     45,127
                                                     --
                                                            ------     -------     --------   --------
Balance at March 31, 1994 (unaudited)............    10      1,000      74,000       42,414    117,414
  Net income (unaudited).........................    --         --          --      138,812    138,812
                                                     --
                                                            ------     -------     --------   --------
Balance at March 31, 1995 (unaudited)............    10      1,000      74,000      181,226    256,226
  Net income (unaudited).........................    --         --          --      118,172    118,172
Balance at March 31, 1996........................    10      1,000       74,00      299,398    374,398
  Capital distributions (unaudited)..............    --         --          --      (23,400)   (23,400)
  Net income (unaudited).........................    --         --          --      158,217    158,217
                                                     --
                                                            ------     -------     --------   --------
Balance at September 30, 1996 (unaudited)........    10     $1,000    $ 74,000    $ 434,215   $509,215
                                                     ==     ======     =======     ========   ========

                            See accompanying notes.

                               SYLVESTER'S CORP.

                            STATEMENTS OF CASH FLOWS

                                                                                           SIX MONTHS ENDED
                                                            YEAR ENDED MARCH 31,             SEPTEMBER 30,
                                                      ---------------------------------   -------------------
                                                         1994         1995       1996       1995       1996
                                                      -----------   --------   --------   --------   --------
                                                      (UNAUDITED)                  (UNAUDITED)
OPERATING ACTIVITIES
Net income..........................................   $  45,127    $138,812   $118,172   $106,942   $158,217
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities
  Depreciation......................................      17,421      29,142     47,515     21,669     27,144
  Provision for deferred income taxes (benefit).....      25,067      19,808        486     (3,337)   (13,413)
  Provision for loss on accounts receivable.........        (100)         --       (400)     1,200        800
  (Gain) loss on asset disposals....................       2,296      (8,357)   (15,421)   (19,398)        --
  Changes in assets and liabilities:
    Receivables.....................................      48,350     (18,888)     6,735    (48,951)   (21,118)
    Inventories.....................................      14,242     120,011    (34,538)      (953)    14,943
    Prepaid expenses and other current assets.......        (176)      3,032    (33,106)   (14,756)    (1,424)
    Trade accounts payable and accrued
      liabilities...................................     (59,298)    (60,230)    44,524     79,392      2,094
    Accrued compensation............................      (8,432)     13,609     27,557      4,718    (18,813)
    Accrued taxes, other than income................         889      (1,362)    (1,700)      (602)      (286)
    Accrued warranties..............................       1,582       6,469         15          8       (141)
    Deferred revenue................................      14,747     (44,292)    11,770     12,714     14,288
    Liability to company benefit plan...............         667       2,012      4,929    (12,086)   (21,833)
    Income taxes payable............................       6,319      (8,210)    14,853     12,129    (15,001)
    Costs and estimated earnings in excess of costs
      and estimated earnings........................       3,388      21,389       (593)    (2,793)    (2,200)
                                                        --------    --------   --------   --------   --------
         Net cash flow provided by operating
           activities...............................     112,089     212,945    190,798    135,896    123,257
INVESTING ACTIVITIES
Purchase of property, buildings and equipment.......     (67,164)   (103,236)  (101,234)   (25,524)   (33,318)
Proceeds from sale of property, buildings, and
  equipment.........................................       1,000          --     25,734     27,584         --
Purchase of certificates of deposit.................          --      (4,524)      (311)      (157)      (122)
Advances on notes receivable -- related parties.....          --          --   (140,000)        --         --
Collections on notes receivable -- related
  parities..........................................          --          --     79,016         --     40,000
                                                        --------    --------   --------   --------   --------
Net cash provided by (used in) investing
  activities........................................     (66,164)   (107,760)  (136,795)     1,903      6,560
FINANCE ACTIVITIES
Payments on short-term debt.........................     (45,000)         --         --         --         --
Proceeds of long-term debt..........................     104,823      41,435         --         --         --
Payments of long-term debt..........................     (19,618)   (143,616)   (31,289)   (15,065)   (15,897)
Payments on notes payable to related parties........     (27,792)         --         --         --         --
Distribution to stockholders........................          --          --         --         --    (23,400)
                                                        --------    --------   --------   --------   --------
         Net cash provided by (used in) financing
           activities...............................      12,413    (102,181)   (31,289)   (15,065)   (39,297)
                                                        --------    --------   --------   --------   --------
Increase (decrease) in cash and cash equivalents....      58,338       3,004     22,714    122,734     90,520
Cash and cash equivalents at beginning of period....      16,887      75,225     78,229     78,229    100,943
                                                        --------    --------   --------   --------   --------
Cash and cash equivalents at end of period..........   $  75,225    $ 78,229   $100,943   $200,963   $191,463
                                                        ========    ========   ========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.......................................   $  24,875    $  7,902   $  6,571   $  2,781   $  3,101
                                                        ========    ========   ========   ========   ========
Income taxes paid...................................   $     456    $ 58,562   $ 52,756   $ 39,208   $ 13,417
                                                        ========    ========   ========   ========   ========

                            See accompanying notes.

                               SYLVESTER'S CORP.

                         NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1994, 1995 (UNAUDITED) AND 1996, AND SEPTEMBER 30, 1996 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Sylvester's Corp. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers. The Company grants credit to its customers, most of whom are located in Madison, Delaware, Grant and Henry counties in Indiana.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of March 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The statements of income and cash flows for the six months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statement should be read in conjunction with the March 31, 1996 audited financial statements appearing herein. The results of the six months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on contracts are reviewed throughout the terms of the contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     The liability, "billings in excess of costs and estimated earnings" represent billing in excess of revenue recognized on in-progress contracts.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                               SYLVESTER'S CORP.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximates fair value.

  Concentration of Credit Risk

     The company's cash on deposit at one local bank exceeded the $100,000 federally insured limit as of March 31, 1996.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                   YEARS
                                                                                  -------
    Buildings...................................................................    40
    Furniture and fixtures......................................................  5 - 10
    Machinery and equipment.....................................................  5 - 10
    Vehicles....................................................................     5

WARRANTIES

     The Company provides the retail customer with warranties on parts and labor for period ranging from three to ten years from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for five years. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

                               SYLVESTER'S CORP.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     Effective April 1, 1996, the shareholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended March 31, 1994, 1995 (unaudited) and 1996, amounts charged to bad debt expense totaled $3,228, $1,428 and $2,056, respectively, and accounts written off, net of recoveries were $3,328, $1,428 and $2,456, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During the years ended March 31, 1994, 1995 (unaudited) and 1996, the Company expensed $52,628, $62,280, and $58,213, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                               SYLVESTER'S CORP.

2. CONTRACTS IN PROCESS

     Information relative to contract in process at March 31, 1995 (unaudited) and 1996 is as follows:

                                                                            MARCH 31,
                                                                    -------------------------
                                                                       1995          1996
                                                                    -----------   -----------
                                                                    (UNAUDITED)
    Contracts on the percentage-of-completion method:
      Expenditures................................................    $    --       $    --
      Estimated earnings..........................................         --            --
                                                                    -----------   ------- ----
                                                                           --            --
      Less applicable billings....................................      2,793         2,200
                                                                    -----------   ------- ----
                                                                      $ 2,793       $ 2,200
                                                                    ===========   ===========
    Included in the accompanying balance sheets under the
      following captions:
      Billings in excess of costs and estimated earnings on
         uncompleted contracts....................................    $ 2,793       $ 2,200
                                                                    ===========   ===========

3. DEBT

     Debt consists of:

                                                                            MARCH 31,
                                                                    -------------------------
                                                                       1995          1996
                                                                    -----------   -----------
                                                                    (UNAUDITED)
    Lines of credit...............................................    $    --       $    --
    Installment and equipment notes...............................     89,008        57,718
                                                                    -----------   -------- ---
                                                                       89,008        57,718
    Less current portion..........................................     31,290        29,973
                                                                    -----------   -------- ---
                                                                      $57,718       $27,745
                                                                    ===========   ===========

     The Company has a line of credit with a bank with a total borrowing limit of $100,000. This line of credit bears interest at the prime rate plus 2%
(10 1/4 at March 31, 1996).

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 5.9% to 8.623% per annum at March 31, 1996. These loans require monthly payments ranging from $88 to $623 are due through December 1999.

     As of March 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

    March 31, 1997.............................................................  $29,973
    March 31, 1998.............................................................   26,063
    March 31, 1999.............................................................      949
    March 31, 2000.............................................................      733
                                                                                 -------
                                                                                 $57,718
                                                                                 =======

                               SYLVESTER'S CORP.

4. EMPLOYEE BENEFIT PLAN

     The Company has a defined-contribution employee benefit plan incorporating provision of section 401(k) of the Internal Revenue Code (the "Code"). Substantially all employees of the Company are eligible to participate in the Plan. Under the Plan's provisions, a plan member may annually contribute, on a tax deferred basis, amounts typically from 1% to 10% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company provides discretionary matching contributions of up to 3% of the employee's total fiscal year compensation. The Company's matching contributions totaled $10,074, $12,085 and $21,832 for the years ended March 31, 1994 and 1995
(unaudited) and 1996, respectively.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business, the Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in cost of goods sold and selling, general and administrative expenses and totaled $130,044, $302,764 and $335,919 in the years ended March 31, 1994 (unaudited), 1995 (unaudited) and 1996, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
                                                                   (UNAUDITED)
    Current:
      Federal.................................................  $    --   $33,159   $52,001
      State...................................................    6,775    17,192    15,608
    Deferred..................................................   25,067    19,808       486
                                                                -------   -------   -------
                                                                $31,842   $70,159   $68,095
                                                                =======   =======   =======

                               SYLVESTER'S CORP.

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                             MARCH 31,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                       (UNAUDITED)
    Deferred tax liabilities:
      Depreciation and amortization....................................  $43,716   $48,996
      Prepaids.........................................................    1,877    11,030
                                                                         -------   -------
    Deferred tax liabilities...........................................   45,593    60,026
                                                                         -------   -------
    Deferred tax assets:
      Compensation and warranty reserves...............................   18,088    27,738
      Deferred revenue.................................................    3,654     5,250
      Accrued expenses.................................................    4,056     6,939
      Other............................................................    6,868     6,686
                                                                         -------   -------
    Total gross deferred tax assets....................................   32,666    46,613
    Valuation allowance................................................       --        --
                                                                         -------   -------
    Net deferred tax liabilities.......................................  $12,927   $13,413
                                                                         =======   =======

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                  YEAR ENDED MARCH 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
                                                                 (UNAUDITED)
    Tax provision at statutory rate........................  $ 26,169   $ 71,050   $ 63,331
    State income tax less applicable federal tax benefit...     4,471     11,347     10,301
    Effects of graduated tax rates.........................        --     (6,301)    (7,437)
    Other, net.............................................     1,202     (5,937)     1,900
                                                             ---------  ---------  ---------
                                                             $ 31,842   $ 70,159   $ 68,095
                                                             =========  =========  =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As of March 31, 1996, the Company operated as a C corporation and was subject to corporate federal and state income tax. As of April 1, 1996, the Company began operating under Subchapter S of the Internal Revenue Code and will not be subject to corporate federal income tax. In connection with the contemplated merger (see Note 10), the Subchapter S election will be terminated. As a result, the Company again will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $128,604 for the six months ended September 30, 1996. Had the Company filed federal and state income tax returns as a regular corporation for the six months ended September 30, 1996, income tax expense under the provisions of Statement of Financial Accounting Standard No. 109 would have been 45,523.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax liability would have been approximately of $19,083.

                               SYLVESTER'S CORP.

8. RELATED PARTY TRANSACTIONS

  Notes Receivable from Related Parties

     The Company has notes receivable from related parties, including current shareholders. These notes are due on demand and bear annual interest at 4%.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc.

     We have audited the accompanying combined balance sheet of Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc. as of December 31, 1995 and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc. at December 31, 1995 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
October 29, 1996

                              AUTOMATED AIR, INC.

                                      AND

                     BAUER HEATING & AIR CONDITIONING, INC.

                            COMBINED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------     SEPTEMBER 30,
                                                            1994           1995            1996
                                                         -----------     ---------     -------------
                                                         (UNAUDITED)                    (UNAUDITED)
                                               ASSETS
Current assets:
     Cash and cash equivalents.........................   $ 102,145      $ 112,884       $ 129,101
     Receivables:
          Trade, net of allowance for doubtful accounts
            of $-0-in 1994 and $9,267 in 1995..........      90,445         79,312          52,497
          Other........................................       8,454          1,761          13,558
                                                          ---------      ---------       ---------
                                                             98,899         81,073          66,055
     Inventories.......................................     155,228        146,771         170,252
     Prepaid expenses and other current assets.........       1,281          5,342           3,452
     Deferred income taxes.............................      37,873         46,712          64,804
                                                          ---------      ---------       ---------
          Total current assets.........................     395,426        392,782         433,664
Property and equipment:
     Furniture and fixtures............................      85,828         88,533          88,533
     Machinery and equipment...........................      62,336         63,037          63,037
     Vehicles..........................................     145,923        129,899         149,631
     Leasehold improvements............................      64,781         29,390          29,390
                                                          ---------      ---------       ---------
                                                            358,868        310,859         330,591
     Less accumulated depreciation and amortization....    (172,974)      (156,824)       (177,475)
                                                          ---------      ---------       ---------
                                                            185,894        154,035         153,116
Goodwill, net..........................................      49,832         46,487          43,882
Deferred income taxes..................................          --         19,421           3,331
                                                          ---------      ---------       ---------
  Total assets.........................................   $ 631,152      $ 612,725       $ 633,993
                                                          =========      =========       =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable and accrued liabilities....   $ 122,733      $ 135,661       $ 116,130
     Deferred revenue..................................      40,126         75,892          62,850
     Accrued warranties................................      40,494         48,304          51,423
     Accrued vacation..................................       5,251          2,025           2,025
     Notes payable to related parties -- current
       portion.........................................       3,021             --              --
     Income taxes payable..............................      20,207         46,199          54,723
     Current portion of long-term debt.................      76,911         53,644          81,917
                                                          ---------      ---------       ---------
          Total current liabilities....................     288,536        361,725         369,068
Long-term debt net of current portion..................     149,480        130,925         133,451
                                                          ---------      ---------       ---------
Stockholders' equity...................................     172,929        120,075         131,474
                                                          ---------      ---------       ---------
     Total liabilities and stockholders' equity........   $ 631,152      $ 612,725       $ 633,993
                                                          =========      =========       =========

                            See accompanying notes.

                              AUTOMATED AIR, INC.

                                      AND

                     BAUER HEATING & AIR CONDITIONING, INC.

                         COMBINED STATEMENTS OF INCOME

                                                                                NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                   --------------------------------------    ------------------------
                                      1993          1994          1995          1995          1996
                                   ----------    ----------    ----------    ----------    ----------
                                   (UNAUDITED)   (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
Net revenues.....................  $1,735,202    $1,732,246    $2,472,360    $1,865,965    $2,059,517
Cost of goods sold...............     842,188       895,576     1,298,021       975,758     1,095,868
                                   ----------    ----------    ----------    ----------    ----------
Gross margin.....................     893,014       836,670     1,174,339       890,207       963,649
Selling, general and
  administrative expenses........     863,666       820,430     1,041,707       818,254       932,172
                                   ----------    ----------    ----------    ----------    ----------
Income from operations...........      29,348        16,240       132,632        71,953        31,477
Other income (expense):
     Interest expense............     (10,097)      (11,751)      (17,158)      (13,165)      (12,396)
     Interest income.............       4,302         3,810         7,566         5,197         1,871
     Other income (expense)......       3,462         6,504       (45,988)        4,216         2,945
                                   ----------    ----------    ----------    ----------    ----------
                                       (2,333)       (1,437)      (55,580)       (3,752)       (7,580)
                                   ----------    ----------    ----------    ----------    ----------
Income before taxes..............      27,015        14,803        77,052        68,201        23,897
Provision (benefit) for income
  taxes:
     Current.....................       9,627         4,169        44,522         1,378            --
     Deferred....................      (4,163)          962       (28,260)        4,281        (2,002)
                                   ----------    ----------    ----------    ----------    ----------
                                        5,464         5,131        16,262         5,659        (2,002)
                                   ----------    ----------    ----------    ----------    ----------
Net income.......................  $   21,551    $    9,672    $   60,790    $   62,542    $   25,899
                                    =========     =========     =========     =========     =========

                            See accompanying notes.

                              AUTOMATED AIR, INC.

                                      AND

                     BAUER HEATING & AIR CONDITIONING, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 31, 1992 (unaudited)......................................      $190,706
     Dividends paid (unaudited)...............................................       (50,000)
     Net income (unaudited)...................................................        21,551
                                                                                    --------
Balance at December 31, 1993 (unaudited)......................................       162,257
     Issuance of stock (unaudited)............................................         1,000
     Net income (unaudited)...................................................         9,672
                                                                                    --------
Balance at December 31, 1994 (unaudited)......................................       172,929
     Dividends paid...........................................................      (113,644)
     Net income...............................................................        60,790
                                                                                    --------
Balance at December 31, 1995..................................................       120,075
     Dividends paid (unaudited)...............................................       (14,500)
     Net income (unaudited)...................................................        25,899
                                                                                    --------
Balance at September 30, 1996 (unaudited).....................................      $131,474
                                                                                    ========

                            See accompanying notes.

                              AUTOMATED AIR, INC.

                                      AND

                     BAUER HEATING & AIR CONDITIONING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                     NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                           ------------------------------------   ------------------------
                                              1993         1994         1995         1995         1996
                                           -----------  -----------   ---------   -----------  -----------
                                           (UNAUDITED)  (UNAUDITED)               (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES
Net income................................  $  21,551    $   9,672    $  60,790    $  62,542    $  25,899
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
     Depreciation and amortization........     25,378       22,717       32,103       26,009       23,256
     Deferred income taxes................     (4,163)         962      (28,260)       4,281       (2,002)
     Provision for loss on accounts
       receivable.........................         --           --        9,267           --           --
     (Gain) loss on asset disposals.......         --           --       45,828       (1,657)          --
     Changes in assets and liabilities:
          Receivables.....................     12,311      (29,816)       8,559      (45,443)      15,018
          Inventories.....................     16,781      (77,472)       8,457       25,021      (23,481)
          Prepaid expenses and other
            current assets................         --       (1,281)      (4,061)       1,281        1,890
          Trade accounts payable and
            accrued liabilities...........     (9,005)      87,634       12,928      (23,298)     (19,531)
          Deferred revenue................     13,702        1,553       35,766       25,776      (13,042)
          Income tax payable..............         --           --       25,992       (1,393)       8,524
          Accrued warranties..............         --        1,303        7,810       13,425        3,119
          Accrued vacation................         --        5,251       (3,226)          --           --
                                             --------     --------     --------     --------    ---------
Net cash flow provided by operating
  activities..............................     76,555       20,523      211,953       86,544       19,650
INVESTING ACTIVITIES
Purchase of property and equipment........    (16,402)     (77,256)     (52,374)     (23,554)     (44,306)
Proceeds from sale of property and
  equipment...............................         --           --        9,647        9,647           --
Increase in other assets..................         --      (50,700)          --           --           --
                                             --------     --------     --------     --------    ---------
Net cash used in investing activities.....    (16,402)    (127,956)     (42,727)     (13,907)     (44,306)
FINANCING ACTIVITIES
Issuance of stock.........................         --        1,000           --           --           --
Proceeds of long-term debt and capital
  leases..................................         --      155,333       25,553        4,086           --
Payments of long-term debt and capital
  leases..................................    (23,538)     (48,214)     (70,396)     (39,344)      55,373
Dividends paid............................         --           --     (113,644)      (4,000)     (14,500)
                                             --------     --------     --------     --------    ---------
Net cash provided by (used in) financing
  activities..............................    (23,538)     108,119     (158,487)     (39,258)      40,873
                                             --------     --------     --------     --------    ---------
Increase in cash and cash equivalents.....     36,615          686       10,739       33,379       16,217
Cash and cash equivalents at beginning of
  period..................................     64,844      101,459      102,145      102,145      112,884
                                             --------     --------     --------     --------    ---------
Cash and cash equivalents at end of
  period..................................  $ 101,459    $ 102,145    $ 112,884    $ 135,524    $ 129,101
                                             ========     ========     ========     ========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.............................  $  10,097    $  11,751    $  17,158    $  13,165    $  12,396
                                             ========     ========     ========     ========    =========
Income taxes paid.........................  $  22,250    $      --    $      --    $      --    $   3,121
                                             ========     ========     ========     ========    =========

                            See accompanying notes.

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Automated Air, Inc. and Bauer Heating & Air Conditioning, Inc., hereafter referred to as ("the Combined Company"), are under common ownership. The financial statements of these companies have been combined for all periods presented. The Combined Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in Champaign County and Macon County, Illinois, respectively.

     On September 20, 1994, Bauer Heating & Air Conditioning, Inc. a newly formed corporation, purchased the inventory of an existing business for $84,200. The acquisition was financed from the issuance of a note to the seller. The acquisition was accounted for as a purchase in accordance with generally accepted accounting principles, with goodwill of $50,000 recorded for the excess of the purchase price over the fair market value of the net assets acquired at the date of acquisition. The goodwill is being amortized over 15 years using the straight-line method. The Combined Company periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on the Combined Companies heating and air conditioning installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Companies customer base, and their dispersions across many employment sectors. The Combined Companies do not require collateral.

CASH EQUIVALENTS

     The Combined Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Combined Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line methods over the following useful lives:

                                                                           YEARS
                                                                    -------------------
                                                                    AUTOMATED     BAUER
                                                                    ---------     -----
        Furniture and fixtures..................................        5-7       5-12
        Machinery and equipment.................................        5-7       5-12
        Vehicles................................................          5          5
        Leasehold improvements..................................      15-40         40

WARRANTIES

     The Combined Company, depending on the equipment installed, provides the retail customer with either a two, five year or ten year warranty on parts and labor from the date of installation of the heating and air conditioning unit. The Combined Company also provides a one year warranty on all labor and a two year warranty on all parts as a result of service work. The Combined Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Automated Air, Inc. uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The shareholders of Bauer Heating and Air Conditioning, Inc. have elected under Subchapter S of the Internal Revenue Code to include income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995 amounts charged to bad debt expense, net of recoveries totaled $1,977, $589 and $11,222, respectively.

ADVERTISING COSTS

     The Combined Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Combined Company expensed $48,246, $40,098 and $65,440, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Combined Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and do not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Combined Company's financial statements.

DEFERRED REVENUES

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

2. DEBT

     Debt consists of:

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                1994             1995
                                                             -----------       --------
                                                             (UNAUDITED)
        Installment and equipment notes....................   $ 226,391        $184,569
        Less current portion...............................      76,911          53,644
                                                               --------        --------
                                                              $ 149,480        $130,925
                                                               ========        ========

     The Combined Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 2.90% to 10.25% per annum at December 31, 1995. These loans require monthly payments ranging from $85 to $1,461 and are due through June 8, 2000.

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1996......................................................  $ 53,644
            1997......................................................    93,205
            1998......................................................    22,233
            1999......................................................    13,772
            2000......................................................     1,715
                                                                        --------
                                                                        $184,569
                                                                        ========

3. LEASES

     Total rental expense for operating leases was $39,037, $47,783 and $75,039 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Combined Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through January 31, 2001. The Combined Company has an option to purchase its based facility for a fixed price. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

            1996......................................................  $ 56,526
            1997......................................................    53,678
            1998......................................................    54,628
            1999......................................................    34,133
            2000......................................................     1,500
                                                                        --------
                                                                        $200,465
                                                                        ========

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Company maintains cash balances with financial institutions which, at times, may be in excess of the FDIC limits.

     The Combined Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Combined Company believes that their insurance coverage is adequate.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $301,290, $171,709 and $267,324 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. INCOME TAXES

     Income tax expense consists of the following:

                                                             YEAR ENDED DECEMBER 31
                                                     --------------------------------------
                                                        1993           1994          1995
                                                     -----------    -----------    --------
                                                     (UNAUDITED)    (UNAUDITED)
        Current:
          Federal.................................     $ 6,402        $ 2,802      $ 34,336
          State...................................       3,225          1,367        10,186
        Deferred..................................      (4,163)           962       (28,260)
                                                       -------         ------      --------
                                                       $ 5,464        $ 5,131      $ 16,262
                                                       =======         ======      ========

     Significant components of the deferred tax assets are as follows:

                                                                  1994           1995
                                                               -----------     --------
                                                               (UNAUDITED)
        Deferred tax assets:
          Allowance for uncollectible accounts...............   $      --      $  2,769
          Depreciation and amortization......................          --        19,421
          Accrued compensation...............................       7,362            --
          Warranty reserve...................................      16,562        17,375
          Deferred revenue...................................      13,949        26,568
                                                                 --------      --------
        Total gross deferred tax assets......................      37,873        66,133
        Valuation allowance..................................          --            --
                                                                 --------      --------
        Net deferred tax assets..............................   $  37,873      $ 66,133
                                                                 ========      ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                             YEAR ENDED DECEMBER 31
                                                      -------------------------------------
                                                         1993           1994         1995
                                                      -----------    -----------    -------
                                                      (UNAUDITED)    (UNAUDITED)
        Tax provision at statutory rate............     $ 9,185        $ 5,033      $26,198
        State income tax less applicable federal
          tax benefit..............................       1,638          1,016        3,394
        Income tax on S corporations...............          --          1,500       (3,000)
        Effects of graduated tax rates.............      (5,359)        (2,418)     (10,330)
                                                         ------         ------      -------
                                                        $ 5,464        $ 5,131      $16,262
                                                         ======         ======      =======

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     Bauer Heating & Air Conditioning, Inc. operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed transaction, the Subchapter S election will be terminated. As a result, Bauer Heating & Air Conditioning, Inc. will be subject to corporate income taxes subsequent to the termination of S corporation status. Bauer Heating & Air Conditioning, Inc. had net operating income (loss) for income tax purposes of $(10,335), $19,947, and $66,792 for 1994 and 1995 and the nine months ended September 30, 1996, respectively. Had Bauer Heating & Air Conditioning, Inc. filed federal and state income tax returns as a regular corporation for 1994, 1995, and the nine months

                            AUTOMATED AIR, INC. AND
                     BAUER HEATING & AIR CONDITIONING, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ended September 30, 1996, income tax expense (benefit) under the provisions of Financial Accounting Standard No. 109 would have been of $(1,500), $3,000 and $10,499, respectively.

     At the date of termination of S corporation status, Bauer Heating & Air Conditioning, Inc. will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax liability would have been approximately of $4,800.

7. RELATED PARTY TRANSACTIONS

  Accrued Expenses Payable to Related Party

     The Company has consulting fees payable to a related party, in the amount of $46,030 at December 31, 1995. Consulting expense to this party was $52,730 in 1995.

  Notes Payable to Related Parties

     The Combined Company had a $3,021 note payable to shareholder at December 31, 1994 (unaudited). This note was repaid in 1995.

  Other Related Party Transaction

     The Combined Company leases facility space from a former stockholder. Rental expense on this related party operating lease amount to $1,200 and $5,100 for the years 1994 (unaudited) and 1995, respectively.

8. SUBSEQUENT EVENT

     Subsequent to year end the Combined Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Combined Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Combined Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Gaddis Co.

     We have audited the accompanying balance sheet of Gaddis Co. as of December 31, 1995 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gaddis Co. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 11, 1996

                                   GADDIS CO.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------   SEPTEMBER 30,
                                                                 1994         1995         1996
                                                              -----------   --------   -------------
                                                              (UNAUDITED)               (UNAUDITED)
                           ASSETS
Current assets:
  Cash......................................................   $  14,005    $ 32,047     $  15,131
  Receivables:
     Trade, net of allowance for doubtful accounts of $0 in
       1994 and $3,302 in 1995..............................      95,798      30,956       134,939
     Related party..........................................       3,190      77,862       113,578
     Employees..............................................         850          --            --
                                                                --------    --------      --------
                                                                  99,838     108,818       248,517
  Inventories...............................................      61,062      55,161        22,001
                                                                --------    --------      --------
          Total current assets..............................     174,905     196,026       285,649
Property and equipment:
  Furniture and fixtures....................................      23,193      34,792        53,186
  Machinery and equipment...................................      71,461      73,379        66,299
  Vehicles..................................................     152,457     136,204       129,066
                                                                --------    --------      --------
                                                                 247,111     244,375       248,551
  Less accumulated depreciation and amortization............    (154,592)   (166,385)     (173,663)
                                                                --------    --------      --------
                                                                  92,519      77,990        74,888
                                                                --------    --------      --------
          Total assets......................................   $ 267,424    $274,016     $ 360,537
                                                                ========    ========      ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities............   $ 112,109    $ 91,265     $ 125,064
  Accrued warranties........................................       6,925       7,583         8,883
  Deferred revenue..........................................      19,052      31,565        48,630
  Current portion of long-term debt and capital lease
     obligations............................................      52,039      11,706        12,560
                                                                --------    --------      --------
          Total current liabilities.........................     190,125     142,119       195,137
Long-term debt and capital lease obligations, net of current
  portion...................................................      22,968      18,468         5,341
Stockholders' equity:
  Common Stock, no par 100,000 shares authorized, 10,000
     shares issued and outstanding..........................      62,650      62,650        62,650
  Retained earnings (deficit)...............................      (8,319)     50,779        97,409
                                                                --------    --------      --------
                                                                  54,331     113,429       160,059
                                                                --------    --------      --------
          Total liabilities and stockholders' equity........   $ 267,424    $274,016     $ 360,537
                                                                ========    ========      ========

                            See accompanying notes.

                                   GADDIS CO.

                            STATEMENTS OF OPERATIONS

                                                                                    NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                       --------------------------------------   -------------------------
                                          1993          1994          1995         1995          1996
                                       -----------   -----------   ----------   -----------   -----------
                                       (UNAUDITED)   (UNAUDITED)                (UNAUDITED)   (UNAUDITED)
Net revenues.........................  $ 1,230,274   $ 1,374,176   $1,576,798   $ 1,372,196   $ 1,255,643
Cost of goods sold...................      949,543     1,016,801    1,100,679       945,248       833,316
                                        ----------    ----------   ----------    ----------    ----------
Gross margin.........................      280,731       357,375      476,119       426,948       422,327
Selling, general and administrative
  expenses...........................      272,070       286,478      397,029       281,192       305,830
                                        ----------    ----------   ----------    ----------    ----------
Income from operations...............        8,661        70,897       79,090       145,756       116,497
Other income (expense):
  Interest expense...................      (11,032)       (7,891)      (5,225)      (11,299)       (5,058)
  Interest income....................           --            --        5,489            --           648
  Other income (expense).............          541        (7,401)     (20,256)        5,769        (1,457)
                                        ----------    ----------   ----------    ----------    ----------
                                           (10,491)      (15,292)     (19,992)       (5,530)       (5,867)
                                        ----------    ----------   ----------    ----------    ----------
Net income (loss)....................  $    (1,830)  $    55,605   $   59,098   $   140,226   $   110,630
                                        ==========    ==========   ==========    ==========    ==========

                            See accompanying notes.

                                   GADDIS CO.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                              COMMON STOCK
                                                              NO PAR VALUE
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at December 31, 1992 (unaudited)..................  10,000   $62,650    (62,094)  $    556
     Net loss (unaudited).................................      --        --     (1,830)    (1,830)
                                                            ------    ------   --------   --------
Balance at December 31, 1993 (unaudited)..................  10,000    62,650    (63,924)    (1,274)
     Net income (unaudited)...............................      --        --     55,605     55,605
                                                            ------    ------   --------   --------
Balance at December 31, 1994 (unaudited)..................  10,000    62,650     (8,319)    54,331
     Net income...........................................      --        --     59,098     59,098
                                                            ------    ------   --------   --------
Balance at December 31, 1995..............................  10,000    62,650     50,779    113,429
     Dividends paid (unaudited)...........................      --        --    (64,000)   (64,000)
     Net income (unaudited)...............................      --        --    110,630    110,630
                                                            ------    ------   --------   --------
Balance at September 30, 1996 (unaudited).................  10,000   $62,650     97,409   $160,059
                                                            ======    ======   ========   ========

                            See accompanying notes.

                                   GADDIS CO.

                            STATEMENTS OF CASH FLOWS

                                                                                   NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                           ------------------------------------   --------------------
                                              1993          1994         1995       1995       1996
                                           -----------   -----------   --------   --------   ---------
                                           (UNAUDITED)   (UNAUDITED)                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)........................   $  (1,830)    $  55,605    $ 59,098   $140,226   $ 110,630
Adjustments to reconcile net income to
  net cash provided by (used in)
  operating activities:
  Depreciation...........................      19,703        19,372      30,595     25,936      21,202
  Gain on asset disposals................      (5,179)           --      (4,550)    (3,000)         --
  Changes in assets and liabilities:
     Receivables.........................      60,814        (8,477)     (8,980)   (19,040)   (139,699)
     Inventories.........................      (3,247)      (49,452)      5,901     44,570      33,160
     Prepaid expenses and other current
       assets............................         760            --          --         --          --
     Trade accounts payable and accrued
       liabilities.......................     (66,988)       28,240     (20,844)   (50,327)     33,799
     Accrued warranties..................         353         3,740         658        329       1,300
     Deferred revenue....................       7,672        11,380      12,513     10,738      17,065
                                             --------      --------    --------   --------   ---------
          Net cash flow provided by
            operating activities.........      12,058        60,408      74,391    149,432      77,457
INVESTING ACTIVITIES
Purchase of property equipment...........     (15,375)      (50,261)    (21,016)    (9,358)    (18,100)
Proceeds from sale of property and
  equipment..............................       6,900            --       9,500      3,000          --
                                             --------      --------    --------   --------   ---------
          Net cash used in investing
            activities...................      (8,475)      (50,261)    (11,516)    (6,358)    (18,100)
FINANCING ACTIVITIES
Proceeds of long-term debt...............          --            --      10,000     10,000          --
Payments of long-term debt...............     (25,201)      (13,173)    (12,694)   (13,207)     (3,749)
Proceeds on notes payable to related
  parties................................      10,444        16,986          --         --          --
Payments on notes payable to related
  parties................................      (9,595)       (4,354)    (42,139)   (42,139)     (8,524)
Distribution to stockholders.............          --            --          --         --     (64,000)
                                             --------      --------    --------   --------   ---------
          Net cash used in financing
            activities...................     (24,352)         (541)    (44,833)   (45,346)    (76,273)
                                             --------      --------    --------   --------   ---------
Increase (decrease) in cash..............     (20,769)        9,606      18,042     97,728     (16,916)
Cash at beginning of period..............      25,168         4,399      14,005     14,005      32,047
                                             --------      --------    --------   --------   ---------
Cash at end of period....................   $   4,399     $  14,005    $ 32,047   $111,733   $  15,131
                                             ========      ========    ========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................   $  11,032     $   7,891    $  5,225   $ 11,299   $   5,058
                                             ========      ========    ========   ========   =========

                            See accompanying notes.

                                   GADDIS CO.

                         NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Gaddis Co. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers. The Company does business as Desert Air Conditioning.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of income, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of income and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted form the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's air conditioning installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                                   GADDIS CO.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................   5
    Machinery and equipment.......................................................  5-10
    Vehicles......................................................................   5

WARRANTIES

     The Company provides the retail customer with a one, three or ten year warranty on parts and labor from the date of installation of the air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for two years and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when service is performed.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The shareholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $44,200, $52,600 and $106,100, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                                   GADDIS CO.

2. DEBT

     Debt consists of:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                         1994        1995
                                                                      -----------   -------
                                                                      (UNAUDITED)
    Installment and equipment notes, including capital lease
      obligations...................................................    $18,521     $18,569
    Other long-term debt............................................     40,165          --
                                                                        -------     -------
                                                                         58,686      18,569
    Less current portion............................................     47,323       6,598
                                                                        -------     -------
                                                                        $11,363     $11,971
                                                                        =======     =======

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 8% to 11.4% per annum. These loans require monthly payments ranging from $325 to $488 and are due through 1998.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

    1996.......................................................................  $11,706
    1997.......................................................................   12,853
    1998.......................................................................    5,335
    1999.......................................................................      280
                                                                                 -------
                                                                                 $30,174
                                                                                 =======

3. LEASES

     Total rental expense for operating leases was $21,600, $20,840 and $25,770 for 1993 (unaudited), 1994 (unaudited) and 1995, respectively. The Company leases office and warehouse facilities on a month-to-month basis from the stockholders. The Company leases certain communications equipment under terms of a noncancelable capital lease agreement which expires February 1, 1998. Such amounts are included in Debts included in Note 2. Minimum rental commitments at December 31, 1995 under this capital lease are as follows:

                                                                                 CAPITAL
                                                                                 LEASES
                                                                                 -------
    1996.......................................................................  $ 5,852
    1997.......................................................................    5,852
    1998.......................................................................      975
                                                                                 -------
                                                                                  12,679
    Amounts representing interest..............................................    1,074
                                                                                 -------
    Present value of net minimum rentals (including $5,108 classified as current).................................................................  $11,605
                                                                                 =======

                                   GADDIS CO.

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                          DECEMBER 31,
                                                                      ---------------------
                                                                         1994        1995
                                                                      -----------   -------
                                                                      (UNAUDITED)
    Machinery and equipment.........................................    $24,049     $24,039
    Less accumulated amortization...................................      6,414       9,711
                                                                        -------     -------
              Net equipment under capital leases....................    $17,635     $14,218
                                                                        =======     =======

     Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a legal proceeding arising in the ordinary course of business. In the opinion of management, the resolution of this proceeding will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $62,500, $8,200 and $33,500 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

6. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated acquisition by Service Experts, Inc. (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $14,670, $71,664, $74,743 and $130,042 for 1993, 1994, 1995, and the nine months ended September 30, 1996 respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995, and the nine months ended September 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $139, $15,272, $13,575, and $27,280, respectively.

     At the date of termination of S corporation status, the company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax asset would have been approximately $15,451.

7. RELATED PARTY TRANSACTIONS

NOTES AND ACCOUNTS RECEIVABLE FROM RELATED PARTIES

     The Company has notes receivable from related parties, including current shareholders. These notes (unaudited) are due on demand and bear interest at 5%. Accounts receivable of $3,190 and $5,862 at

                                   GADDIS CO.

December 31, 1994 (unaudited) and 1995, respectively, were due from a related company owned by the stockholders of the Company.

NOTES PAYABLE TO RELATED PARTIES

     As of December 31, 1993 and 1994, the Company had notes payable to related parties, including current shareholders, which carried interest at 5% and were due in 1995. The aggregate amount of principal maturities was $40,165 in 1995.

OTHER RELATED PARTY TRANSACTION

     The Company leases facility space from stockholders of the Company. Rental expense on these related party operating leases amount to $21,600, $20,840 and $25,770 for the years 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

8. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

                          EISENBACH ENTERPRISES, INC.

                                 BALANCE SHEETS
                                   UNAUDITED

                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                             1995       1996
                                                                           --------   --------
                                            ASSETS
Current assets:
  Receivables:
     Trade, net of allowance for doubtful accounts of $4,329 in 1995 and
      $4,642 in 1996.....................................................  $ 69,951   $ 57,897
     Related party.......................................................    68,160     67,268
     Employee............................................................    11,091      6,704
                                                                           --------   --------
                                                                            149,202    131,869
  Inventories............................................................    63,740     61,047
  Prepaid expenses and other current assets..............................     4,759     27,992
                                                                           --------   --------
          Total current assets...........................................   217,701    220,908
Property, buildings and equipment:
  Office furniture and fixtures..........................................    90,198     93,774
  Machinery and equipment................................................   149,652    150,326
  Vehicles...............................................................    65,677     61,332
  Leasehold improvements.................................................     2,931      2,943
                                                                           --------   --------
                                                                            308,458    308,375
  Less accumulated depreciation and amortization.........................  (168,908)  (196,590)
                                                                           --------   --------
                                                                            139,550    111,785
Goodwill, net............................................................    13,750     12,500
Investments..............................................................     4,800      4,500
                                                                           --------   --------
          Total assets...................................................  $375,801   $349,693
                                                                           ========   ========
                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Bank overdraft.........................................................  $  6,189   $    774
  Trade accounts payable and accrued liabilities.........................   132,769    182,141
  Accrued compensation...................................................        --      7,138
  Accrued taxes, other than income.......................................    29,872     11,230
  Accrued warranties.....................................................    25,762     18,837
  Current portion of long-term debt and capital lease obligations........    16,745     45,668
                                                                           --------   --------
          Total current liabilities......................................   211,337    265,788
Long-term debt and capital lease obligations, net of current portion.....    25,814      3,008
Stockholder's equity:
  Common stock, no par value, 10,000 shares authorized, 1,000 shares
     issued and outstanding..............................................    10,000     10,000
  Retained earnings (deficit)............................................   128,650     70,897
                                                                           --------   --------
                                                                            138,650     80,897
                                                                           --------   --------
          Total liabilities and stockholder's equity.....................  $375,801   $349,693
                                                                           ========   ========

                            See accompanying notes.

                          EISENBACH ENTERPRISES, INC.

                            STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                               YEAR ENDED SEPTEMBER 30,
                                                     --------------------------------------------
                                                        1994             1995             1996
                                                     ----------       ----------       ----------
Net revenues.......................................  $1,280,438       $1,291,687       $1,436,870
Cost of goods sold.................................     792,268          895,101          899,890
                                                     ----------       ----------       ----------
Gross margin.......................................     488,170          396,586          536,980
Selling, general and administrative expenses.......     443,810          480,442          588,809
                                                     ----------       ----------       ----------
Income (loss) from operations......................      44,360          (83,856)         (51,829)
Other income (expense):
  Interest expense.................................      (2,038)          (2,791)         (12,931)
  Interest income..................................                        4,532            4,588
  Other income.....................................       7,103            3,090            2,419
                                                     ----------       ----------       ----------
                                                          5,065            4,831           (5,924)
                                                     ----------       ----------       ----------
Income (loss) before taxes.........................      49,425          (79,025)         (57,753)
Provision for income taxes:
  Current..........................................       2,765               --               --
  Deferred.........................................          --               --               --
                                                     ----------       ----------       ----------
                                                          2,765               --               --
                                                     ----------       ----------       ----------
Net income (loss)..................................  $   46,660       $  (79,025)      $  (57,753)
                                                     ==========       ==========       ==========

                            See accompanying notes.

                          EISENBACH ENTERPRISES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                                   UNAUDITED

                                                  COMMON STOCK -- NO PAR
                                                  -----------------------    RETAINED
                                                    SHARES       AMOUNT      EARNINGS      TOTAL
                                                  ----------   ----------   ----------   ----------
Balance at September 31, 1993...................       1,000   $   10,000   $  161,015   $  171,015
Net income......................................          --           --       46,660       46,660
                                                       -----      -------     --------     --------
Balance at September 31, 1994...................       1,000       10,000      207,675      217,675
Net loss........................................          --           --      (79,025)     (79,025)
                                                       -----      -------     --------     --------
Balance at September 31, 1995...................       1,000       10,000      128,650      138,650
Net loss........................................          --           --      (57,753)     (57,753)
                                                       -----      -------     --------     --------
Balance at September 31, 1996...................       1,000   $   10,000   $   70,897   $   80,897
                                                       =====      =======     ========     ========

                            See accompanying notes.

                          EISENBACH ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                    YEAR ENDED SEPTEMBER 30,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
OPERATING ACTIVITIES
Net income (loss)..............................................  $ 46,660   $(79,025)  $(57,753)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
  Depreciation and amortization................................    28,854     32,490     30,832
  Provisions for loss on accounts receivable...................     5,007      3,452      3,357
  Gain on asset disposals......................................        --     (2,150)      (650)
  Changes in assets and liabilities:
     Receivables...............................................   (27,967)     6,476     13,083
     Inventories...............................................    (6,477)    (7,568)     2,692
     Prepaid expenses and other current assets.................    12,273     10,897    (23,233)
     Trade accounts payable and accrued liabilities............   (27,642)    71,270     49,373
     Accrued compensation......................................     2,450     (2,450)     7,138
     Accrued taxes, other than income..........................     1,280     26,177    (18,642)
     Accrued warranties........................................    33,709     (7,947)    (6,925)
                                                                 --------   --------   --------
Net cash flow provided by (used in) operating activities.......    68,147     51,622       (728)
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment.................   (34,377)   (10,744)    (5,616)
Proceeds from sale of property, buildings, and equipment.......        --      2,150      4,450
Purchase of investments........................................        --     (4,000)        --
Proceeds from sale of investments..............................        --         --        300
Advances on notes receivable...................................   (28,719)   (22,039)        --
Collections on notes receivable................................        --         --        892
                                                                 --------   --------   --------
Net cash provided by (used in) investing activities............   (63,096)   (34,633)        26
FINANCING ACTIVITIES
Proceeds of long-term debt and capital leases..................    29,327      8,700     37,868
Payments of long-term debt and capital leases..................   (45,196)   (18,769)   (31,751)
                                                                 --------   --------   --------
Net cash provided by (used in) financing activities............   (15,869)   (10,069)     6,117
                                                                 --------   --------   --------
Increase (decrease) in cash and cash equivalents...............   (10,818)     6,920      5,415
Bank overdraft at beginning of period..........................    (2,291)   (13,109)    (6,189)
                                                                 --------   --------   --------
Bank overdraft at end of period................................  $(13,109)  $ (6,189)  $   (774)
                                                                 ========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..................................................  $    981   $  2,130   $  1,706
                                                                 ========   ========   ========
Income taxes paid..............................................  $  7,752   $     --   $     --
                                                                 ========   ========   ========

                            See accompanying notes.

                          EISENBACH ENTERPRISES, INC.

                   NOTES TO FINANCIAL STATEMENTS -- UNAUDITED
                       SEPTEMBER 30, 1994, 1995 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Eisenbach Enterprises, Inc. (EEI) ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts for commercial buildings and for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the weighted average method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Office furniture and fixtures.................................................    10
    Machinery and equipment.......................................................    10
    Vehicles......................................................................     5
    Leasehold improvements........................................................    40

WARRANTIES

     The Company provides the retail customer with a one to five year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the

                          EISENBACH ENTERPRISES, INC.

manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based on 2% of the respective service and replacement sales. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended September 30, 1994 (unaudited), 1994 (unaudited) and 1996 (unaudited) amounts charged to bad debt expense totaled $5,007, $3,452 and $3,357, respectively, and accounts written off, net of recoveries, were $4,754, $4,969, and $3,044 respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1994 (unaudited), 1995 (unaudited) and 1996 (unaudited), the Company expensed $30,587, $35,445 and $44,055, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. DEBT

     Debt consists of:

                                                                        SEPTEMBER 30,
                                                                -----------------------------
                                                                   1995              1996
                                                                -----------       -----------
                                                                (UNAUDITED)       (UNAUDITED)
    Line of credit............................................    $    --           $ 5,000
    Premium finance note payable..............................         --            19,507
    Installment and equipment notes...........................     23,931             8,989
                                                                  -------           -------
                                                                   23,931            33,496
    Less current portion......................................     14,942            32,964
                                                                  -------           -------
                                                                  $ 8,989           $   532
                                                                  =======           =======

     The Company has a line of credit with a bank with a total borrowing limit of $5,000 (unaudited). This line of credit bears interest at the prime rate plus 4% (12.25% at September 30, 1996).

                          EISENBACH ENTERPRISES, INC.

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 7.75% to 13% per annum at September 30,1996. These loans require monthly payments ranging from $180 (unaudited) to $255 (unaudited) and are due through 12/15/97.

     As of September 30, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows (Unaudited):

    1997.......................................................................  $32,964
    1998.......................................................................      532
    1999.......................................................................       --
    2000.......................................................................       --
    2001.......................................................................       --
                                                                                 -------
                                                                                 $33,496
                                                                                 =======

3. LEASES

     Total rental expense for all operating leases was $7,800, $7,800 and $7,800 for 1994 (unaudited), 1995 (unaudited) and 1996 (unaudited), respectively. The Company leases its office and warehouse space from the former owner. The operating lease expired in 1982 and has continued on a month-to-month basis at $650 per month. The company leases office equipment under capital lease agreements which expire in July and October 1997. Minimum rental commitments at September 30, 1996 (unaudited) under capital leases having an initial non-cancelable of one year or more are as follows:

    1997.......................................................................  $12,703
    1998.......................................................................    2,476
    1999.......................................................................       --
    2000.......................................................................       --
    2001.......................................................................       --
                                                                                 -------
                                                                                  15,179
    Amounts representing interest..............................................       --
                                                                                 -------
    Present value of net minimum rentals (including $12,703 classified as current).................................................................  $15,179
                                                                                 =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:



                                                                          SEPTEMBER 30,
                                                                    -------------------------
                                                                       1995          1996
                                                                    -----------   -----------
                                                                    (UNAUDITED)   (UNAUDITED)
    Office equipment..............................................    $41,362       $41,362
    Less accumulated amortization.................................     10,507        14,148
                                                                      -------       -------
    Net equipment under capital leases............................    $30,855       $27,214
                                                                      =======       =======

     Amortization of the assets under capital leases is included in depreciation expense.

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax

                          EISENBACH ENTERPRISES, INC.

deferred basis, amounts up to 15% of total compensation, not to exceed the maximum established by the Internal Revenue Service. The Company has plans to terminate the plan within the next fiscal year.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

6. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $62,480, $80,698 and $85,346 in 1994 (unaudited), 1995 (unaudited) and 1996 (unaudited), respectively.

7. INCOME TAXES

     Income tax expense consists of the following:



                                                              YEAR ENDED SEPTEMBER 30,
                                                     -------------------------------------------
                                                        1994            1995            1996
                                                     -----------     -----------     -----------
                                                     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
    Current:
      Federal......................................    $ 1,940         $    --         $    --
      State........................................        825              --              --
    Deferred.......................................         --              --              --
                                                        ------          ------          ------
                                                       $ 2,765         $    --         $    --
                                                        ======          ======          ======

     Significant components of the deferred tax assets and liabilities are as follows:



                                                                        SEPTEMBER 30,
                                                                -----------------------------
                                                                   1995              1996
                                                                -----------       -----------
                                                                (UNAUDITED)       (UNAUDITED)
    Deferred tax liabilities..................................   $      --         $      --
    Deferred tax assets:
      Net operating loss carryforward.........................      27,880            21,417
      Accounts receivable.....................................       1,643             1,762
                                                                  --------          --------
    Total gross deferred tax assets...........................      29,523            23,179
    Valuation allowance.......................................     (29,523)          (23,179)
                                                                  --------          --------
    Net deferred tax assets...................................          --                --
                                                                  --------          --------
    Net deferred tax liabilities..............................   $      --         $      --
                                                                  ========          ========

                          EISENBACH ENTERPRISES, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:



                                                                YEAR ENDED SEPTEMBER 30,
                                                         ---------------------------------------
                                                            1994          1995          1996
                                                         -----------   -----------   -----------
                                                         (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
    Tax provision at statutory rate....................    $ 2,194      $ (26,869)    $ (21,186)
    State income tax less applicable federal tax
      benefit..........................................        545             --            --
    Effects of graduated rates.........................       (469)            --            --
    NOL for which no benefit recognized................         --         26,444        20,761
    Goodwill amortization..............................        495            425           425
                                                            ------       --------      --------
                                                           $ 2,765      $      --     $      --
                                                            ======       ========      ========

8. RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE FROM RELATED PARTIES

     The Company has notes receivable from related parties, including the current stockholder. These notes have various payment terms and bear annual interest at 7%.

OTHER RELATED PARTY TRANSACTION

     The Company subcontracts labor to a company which is owned by the stockholder of the Company. Payments to this Company approximated $30,000, $43,000 and $45,000 for the years 1994 (unaudited), 1995 (unaudited) and 1996 (unaudited), respectively.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock. In accordance with the Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder's
Quality Air Conditioning &
Heating of West Monroe, Inc.

     We have audited the accompanying balance sheet of Quality Air Conditioning & Heating of West Monroe, Inc. as of December 31, 1995 and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Air Conditioning & Heating of West Monroe, Inc. at December 31, 1995, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
November 11, 1996

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                                 BALANCE SHEETS



                                                               DECEMBER 31,
                                                         -------------------------     SEPTEMBER 30,
                                                            1994           1995            1996
                                                         -----------     ---------     -------------
                                                         (UNAUDITED)                    (UNAUDITED)
                                               ASSETS
Current assets:
  Cash and cash equivalents............................   $   4,396      $  86,586       $  61,525
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $8,518 in 1994 and $5,867 in 1995...............     122,223         85,185         130,700
     Employee..........................................       1,521             61             499
                                                         -----------     ---------     -------------
                                                            123,744         85,246         131,199
  Inventories..........................................     119,409        143,429         192,120
                                                         -----------     ---------     -------------
          Total current assets.........................     247,549        315,261         384,844
Property, buildings and equipment:
  Furniture and fixtures...............................      75,578         93,994          93,994
  Machinery and equipment..............................      24,832         31,400          32,350
  Vehicles.............................................     174,840        170,841         201,628
  Leasehold improvements...............................      20,115         20,115          20,115
                                                         -----------     ---------     -------------
                                                            295,365        316,350         348,087
  Less accumulated depreciation........................    (180,220)      (220,345)       (247,349)
                                                         -----------     ---------     -------------
                                                            115,145         96,005         100,738
Other assets...........................................       4,682          4,632           4,632
                                                         -----------     ---------     -------------
Total assets...........................................   $ 367,376      $ 415,898       $ 490,214
                                                          =========      =========      ==========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.......   $  39,642      $  31,816       $  19,122
  Accrued taxes, other than income.....................          --          6,783           6,039
  Accrued warranties...................................       7,307          8,485           8,485
  Deferred revenue.....................................      33,563         36,377          53,006
  Current portion of long-term debt....................      34,534         37,961          42,040
                                                         -----------     ---------     -------------
          Total current liabilities....................     115,046        121,422         128,692
Long-term debt, net of current portion.................     101,321         70,458          64,682
Stockholders' equity:
  Common stock, $100 par value 1,000 shares authorized;
     10 shares issued and outstanding..................       1,000          1,000           1,000
  Additional paid in capital...........................      40,070         40,070          40,070
  Retained earnings....................................     109,939        182,948         255,770
                                                         -----------     ---------     -------------
Total stockholders' equity.............................     151,009        224,018         296,840
                                                         -----------     ---------     -------------
Total liabilities and stockholders' equity.............   $ 367,376      $ 415,898       $ 490,214
                                                          =========      =========      ==========

                            See accompanying notes.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                            STATEMENTS OF OPERATIONS



                                                                                      NINE MONTHS
                                                                                         ENDED
                                           YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                   ----------------------------------------    --------------------------
                                      1993           1994           1995          1995           1996
                                   -----------    -----------    ----------    -----------    -----------
                                   (UNAUDITED)    (UNAUDITED)                  (UNAUDITED)    (UNAUDITED)
Net revenues.....................   $ 824,714     $ 1,173,338    $1,383,530    $ 1,117,262    $ 1,059,751
Cost of goods sold...............     605,105         868,359       959,365        734,533        724,761
                                   ----------      ----------    ----------     ----------     ----------
Gross margin.....................     219,609         304,979       424,165        382,729        334,990
Selling, general and
  administrative expenses........     193,864         301,865       321,122        214,441        257,180
Income from operations...........      25,745           3,114       103,043        168,288         77,810
Other income (expense):
  Interest expense...............        (171)         (9,008)      (10,108)        (7,206)        (6,004)
  Interest income................         703           1,436         2,633          2,351          1,016
  Other income...................       6,341           3,073         6,941          6,941             --
                                   ----------      ----------    ----------     ----------     ----------
                                        6,873          (4,499)         (534)         2,086         (4,988)
                                   ----------      ----------    ----------     ----------     ----------
Net income (loss)................   $  32,618     $    (1,385)   $  102,509    $   170,374    $    72,822
                                   ==========      ==========    ==========     ==========     ==========

                            See accompanying notes.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK
                                             ---------------
                                             $100 PAR VALUE      ADDITIONAL
                                             ---------------      PAID IN       RETAINED
                                             SHARES   AMOUNT      CAPITAL       EARNINGS      TOTAL
                                             ------   ------     ----------     --------     --------
Balance at December 31, 1992 (unaudited)...    10     $1,000      $ 40,070      $ 95,706     $136,776
  Net income (unaudited)...................    --         --            --        32,618       32,618
                                               --
                                                       -----       -------      ---------    ---------
Balance at December 31, 1993 (unaudited)...    10      1,000        40,070       128,324      169,394
  Dividends Paid (unaudited)...............    --         --            --       (17,000)     (17,000)
  Net income (unaudited)...................    --         --            --        (1,385)      (1,385)
                                               --
                                                       -----       -------      ---------    ---------
Balance at December 31, 1994 (unaudited)...    10      1,000        40,070       109,939      151,009
  Dividends Paid...........................    --         --            --       (29,500)     (29,500)
  Net income...............................    --         --            --       102,509      102,509
                                               --
                                                       -----       -------      ---------    ---------
Balance at December 31, 1995...............    10      1,000        40,070       182,948      224,018
  Net income (unaudited)...................    --         --            --        72,822       72,822
                                               --
                                                       -----       -------      ---------    ---------
Balance at September 30, 1996
  (unaudited)..............................    10     $1,000      $ 40,070      $255,770     $296,840
                                               ==      =====       =======      =========    =========

                            See accompanying notes.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                    NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                        ------------------------------------    -------------------------
                                           1993          1994         1995         1995          1996
                                        -----------   -----------   --------    -----------   -----------
                                        (UNAUDITED)   (UNAUDITED)               (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).....................   $  32,618     $  (1,385)   $102,509     $ 170,374     $  72,822
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation........................      24,182        43,613      48,476        35,667        27,004
  Provisions for loss on accounts
     receivable.......................       2,591        10,216       8,328         5,312         7,235
  (Gain) loss on asset disposals......          --            29      (6,421)       (6,421)           --
  Changes in assets and liabilities:
     Receivables......................     (37,393)      (57,712)     30,170       (15,057)      (53,188)
     Inventories......................     (16,397)      (15,852)    (24,020)      (70,956)      (48,691)
     Trade accounts payable and
       accrued liabilities............      18,799         8,585      (7,826)      (20,709)      (19,477)
     Accrued warranties...............       1,045         2,525       1,178           884            --
     Accrued taxes, other than
       income.........................          --            --       6,783         7,610         6,039
     Deferred revenue.................       4,003        15,241       2,814         2,110        16,629
                                          --------     ---------    --------      --------     ---------
Net cash flow provided by operating
  activities..........................      29,448         5,260     161,991       108,814         8,373
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment...........................     (40,721)     (102,601)    (29,914)      (11,498)      (31,737)
Proceeds from sale of property,
  buildings, and equipment............          --           500       7,000         7,000            --
(Increase) decrease in other assets...      (1,690)       (1,981)         50            50            --
                                          --------     ---------    --------      --------     ---------
Net cash used in investing
  activities..........................     (42,411)     (104,082)    (22,864)       (4,448)      (31,737)
FINANCING ACTIVITIES
Proceeds of long-term debt............      20,000       162,879       7,098         7,098        30,788
Payments of long-term debt............      (2,813)      (27,024)    (34,535)      (26,111)      (32,485)
Payments on notes payable to related
  party...............................     (26,000)           --          --            --            --
Dividends paid........................          --       (17,000)    (29,500)           --            --
                                          --------     ---------    --------      --------     ---------
Net cash provided by (used in)
  financing activities................      (8,813)      118,855     (56,937)      (19,013)       (1,697)
                                          --------     ---------    --------      --------     ---------
Increase (decrease) in cash and cash
  equivalents.........................     (21,776)       20,033      82,190        85,353       (25,061)
Cash and cash equivalents (overdraft)
  at beginning of period..............       6,139       (15,637)      4,396         4,396        86,586
                                          --------     ---------    --------      --------     ---------
Cash and cash equivalents (overdraft)
  at end of period....................   $ (15,637)    $   4,396    $ 86,586     $  89,749     $  61,525
                                          ========     =========    ========      ========     =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.........................   $     171     $   9,008    $ 10,108     $   7,206     $   6,004
                                          ========     =========    ========      ========     =========

                            See accompanying notes.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

                         NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1993 (UNAUDITED), 1994 (UNAUDITED) AND 1995 AND SEPTEMBER 30, 1996
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Quality Air Conditioning & Heating of West Monroe, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in the Monroe, Louisiana vicinity.

UNAUDITED YEAR END FINANCIAL STATEMENTS AND UNAUDITED INTERIM FINANCIAL
STATEMENTS

     The balance sheet as of December 31, 1994 and the related statements of operations, stockholders' equity, and cash flows for the two years then ended have been prepared by the company's management and are unaudited. These financial statements include all adjustments necessary for a fair presentation.

     The balance sheet as of September 30, 1996 and the related statements of operations and cash flows for the nine months ended September 30, 1995 and 1996 (interim financial statements) have been prepared by the company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1995 audited financial statements appearing herein. The results of the nine months ended September 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for commercial and residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days except for commercial contracts which usually one or two months. The Company has no significant long-term commercial contracts.

     Trade accounts receivable includes billings to customers upon completion of services. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation is provided on the straight-line and declining-balance methods over the following useful lives:

                                                                            YEARS
                                                                            -----
            Furniture and fixtures......................................       7
            Machinery and equipment.....................................       7
            Vehicles....................................................       5
            Leasehold improvements......................................      15

WARRANTIES

     The Company provides the retail customer with a ten year manufacturer's warranty on parts and labor from the date of installation. The Company is liable for labor costs for ninety days following installation. The Company provides the retail customer with a two year warranty on parts and labor for individual parts sold. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The stockholders of the Company has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993 (unaudited), 1994 (unaudited) and 1995, amounts charged to bad debt expense totaled $2,591, $10,216 and $8,328, respectively, and accounts written off, net of recoveries, were $196, $6,946 and $10,979, respectively.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993 (unaudited), 1994 (unaudited) and 1995, the Company expensed $15,170, $28,398 and $18,421, respectively.

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. DEBT

     Debt consists of the following:

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                1994             1995
                                                             -----------       --------
                                                             (UNAUDITED)
        Installment and equipment notes....................   $ 135,855        $108,419
        Less current portion...............................     (34,534)        (37,961)
                                                               --------        --------
                                                              $ 101,321        $ 70,458
                                                               ========        ========

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment with a carrying value of $55,603 at December 31, 1995. These loans bear interest at various fixed rates ranging from 6.9% to 11.25% per annum at December 31, 1995. These loans require monthly payments ranging from $327 to $1,284 and are due through 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

            1996....................................................    $ 37,961
            1997....................................................      34,152
            1998....................................................      28,906
            1999....................................................       7,400
            2000....................................................          --
                                                                        --------
                                                                        $108,419
                                                                        ========

3. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to ensure themselves against any liabilities occurring in the normal course of business. The Company believes that their insurance coverage is adequate.

4. STOCKHOLDERS' COMPENSATION

     Stockholder compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $29,160, $36,000 and $46,700 in 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

5. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed transaction, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of

            QUALITY AIR CONDITIONING & HEATING OF WEST MONROE, INC.

S corporation status. The Company had net operating income for income tax purposes of $27,920, $12,536, $95,944 and $90,992 for 1993, 1994, 1995 and the
nine months ended September 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the nine months ended September 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been of $6,782, $239 and $25,172 and $24,245, respectively.

     At the date of termination of S corporation status, the company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at September 30, 1996, the deferred tax asset would have been approximately of $5,057.

6. RELATED PARTY TRANSACTIONS

     The Company leases offices and warehouse facility space from the stockholder on a monthly basis for $3,000 per month. Rental expense on this related party operating lease totaled $24,500, $36,000 and $36,000 for the years 1993 (unaudited), 1994 (unaudited) and 1995, respectively.

7. SUBSEQUENT EVENT

     Subsequent to year end the Company signed an agreement and plan of merger with Service Experts, Inc. to sell all of the Company's stock in exchange for Service Experts, Inc.'s stock and cash. In accordance with the agreement and plan of merger, the Company will be merged into a wholly-owned subsidiary of Service Experts, Inc.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
Summary Financial Data................    5
Risk Factors..........................   11
Dividend Policy.......................   15
Capitalization........................   15
Selected Combined Financial Data......   16
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation........................   29
The Company...........................   71
The Pending Acquisitions..............   80
Management............................   85
Certain Transactions..................   89
Principal Stockholders................   91
Ratio of Earnings to Fixed Charges....   92
Market and Dividend Information.......   92
Description of Capital Stock..........   93
Description of Common Stock
  Warrants............................   95
Description of Debt Securities........   95
Shares Eligible for Future Sale.......  100
Selling Stockholders..................  101
Legal Matters.........................  101
Index to Financial Statements.........  F-1

------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------
                            (LOGO SERVICE EXPERTS)

                                  $50,000,000

                                  COMMON STOCK
                             COMMON STOCK WARRANTS
                              AND DEBT SECURITIES

                              --------------------

                                   PROSPECTUS

                              --------------------

                               November 18, 1996
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted
(i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

          (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify and any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

          (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the

     State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (iv) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this
     Article VII which occur subsequent to the effective date of such amendment.

     (c) The Company has obtained insurance for its directors and executive officers in amounts of $3,000,000 per claim and $3,000,000 for aggregate claims.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  2.1    --  Form of Agreement and Plan of Merger among certain of the Combining Companies, a wholly-owned subsidiary of the Registrant and the Registrant
  2.2    --  Form of Combination Agreement between certain of the Combining Companies and the
             Registrant
  3.1    --  Restated Certificate of Incorporation of the Registrant(a)
  3.2    --  Bylaws of the Registrant(a)
  4.1    --  Form of Common Stock Certificate(b)
  4.2    --  Form of Subordinated Indenture(c)
  5      --  Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability
             Company(c)
 10.1    --  Registrant's 1996 Incentive Stock Plan(a)
 10.2    --  Registrant's 1996 Non-Employee Director Stock Option Plan(a)
 10.3    --  Registrant's 1996 Employee Stock Purchase Plan(a)
 10.4    --  Form of Combination Agreement by and among each of the Subsidiaries, each of its respective stockholders and the Registrant(a)
 10.5    --  Employment Agreement, dated June 26, 1996, between the Registrant and Alan R.
             Sielbeck(a)
 10.6    --  Employment Agreement, dated June 26, 1996, between the Registrant and James D.
             Abrams(a)
 10.7    --  Employment Agreement, dated June 26, 1996, between the Registrant and Anthony M.
             Schofield(a)
 10.8    --  Form of Employment Agreement between the Registrant and certain of its employees(a)
 10.9    --  Form of Escrow Agreement between the Registrant, each of the stockholders of the
             Subsidiaries and the escrow agent(a)
 10.10   --  Form of Equitable Securities Corporation Stock Purchase Warrant(a)
 10.11   --  Loan Agreement, dated September 10, 1996, between the Registrant and SunTrust Bank,
             Nashville, N.A.(c)

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
 21      --  List of subsidiaries of the Registrant(d)
 23.1    --  Consent of Ernst & Young LLP
 23.2    --  Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
             (included in Exhibit 5)
 24      --  Power of Attorney (set forth on Page II-5)

---------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c) Filed previously.
(d) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-11791.

     (b) Financial Statement Schedules

          All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 15, 1996.

                                          SERVICE EXPERTS, INC.

                                          By:     /s/  ALAN R. SIELBECK
                                            ------------------------------------
                                                      Alan R. Sielbeck
                                                        Chairman and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                 TITLE(S)                    DATE
---------------------------------------------   ---------------------------   ------------------
                /s/  ALAN R. SIELBECK           Chairman of the Board and      November 15, 1996
---------------------------------------------     Chief Executive Officer
              Alan R. Sielbeck                    (principal executive
                                                  officer)

                          *                     President and Chief            November 15, 1996
---------------------------------------------     Operating Officer;
               James D. Abrams                    Director

            /s/  ANTHONY M. SCHOFIELD           Chief Financial Officer        November 15, 1996
---------------------------------------------     (principal financial and
            Anthony M. Schofield                  accounting officer)

                          *                     Director                       November 15, 1996
---------------------------------------------
             Raymond J. DeRiggi

                          *                     Director                       November 15, 1996
---------------------------------------------
               Norman T. Rolf

                          *                     Director                       November 15, 1996
---------------------------------------------
               William G. Roth

                                                Director
---------------------------------------------
             Timothy G. Wallace

       *    /s/  ANTHONY M. SCHOFIELD                                          November 15, 1996
---------------------------------------------
   Anthony M. Schofield, Attorney-in-Fact